     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7, 2000
                                                  REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM F-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         ------------------------------

                                  PEARSON PLC
             (Exact name of registrant as specified in its charter)

         ENGLAND AND WALES                            2731                              NOT REQUIRED
    (State or other jurisdiction          (Primary Standard Industrial                (I.R.S. Employer
 of incorporation or organization)        Classification Code Number)              Identification Number)

                  3 BURLINGTON GARDENS                                          PEARSON INC.
                LONDON, ENGLAND W1X 1LE                                 1330 AVENUE OF THE AMERICAS
                    44-20-7411-2000                                       NEW YORK, NEW YORK 10019
  (Address, including zip code, and telephone number,                          (212) 641-2400
including area code, of registrant's principal executive     (Name, address, including zip code, and telephone
                        offices)                                                  number,
                                                                 including area code, of agent for service)

                         ------------------------------
                                   COPIES TO:

                   CHARLES E. ENGROS                                       ROBERT M. THOMAS, JR.
              MORGAN, LEWIS & BOCKIUS LLP                                   SULLIVAN & CROMWELL
                    101 PARK AVENUE                                           125 BROAD STREET
                NEW YORK, NEW YORK 10178                                  NEW YORK, NEW YORK 10004
                     (212) 309-6000                                            (212) 558-4000
                  FAX: (212) 309-6273                                       FAX: (212) 558-3588

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED             PROPOSED
                                                                    MAXIMUM              MAXIMUM
TITLE OF EACH CLASS OF SECURITIES TO BE     AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING        AMOUNT OF
              REGISTERED                    REGISTERED(1)           UNIT(2)             PRICE(2)         REGISTRATION FEE
Ordinary Shares, 25p per share               22,100,000               $15             $331,500,000            $87,516
Share Rights and ADS Rights(3)                   (4)                 None                 None                 None

(1) Includes approximately 17,600,000 Ordinary Shares that may be offered and sold to holders of American Depositary Shares and to holders of Ordinary Shares in the United States. This amount also includes up to 4,500,000 additional Ordinary Shares which (i) are to be offered and sold in the United Kingdom and elsewhere outside the United States, but which may be resold from time to time in the United States during the distribution and
    (ii) may be sold or re-offered by the underwriters in the United States.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457; based upon an exchange rate of L1.00=$1.50, the Noon Buying Rate on July 28, 2000.

(3) American Depositary Shares evidenced by American Depositary Receipts issuable upon deposit of Ordinary Shares registered hereby will be registered under a separate Registration Statement on Form F-6.

(4) Share rights to subscribe for Ordinary Shares as reflected in Provisional Allotment Letters, and ADS Rights to subscribe for American Depositary Shares pursuant to Warrants, each as described in the Prospectus contained herein. No separate consideration will be received for Share Rights and ADS Rights.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION. DATED AUGUST 7, 2000.
THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                     [LOGO]

       Rights Offering of Ordinary Shares and American Depositary Shares
                               ------------------

    Pearson plc is offering holders of its ordinary shares transferable rights to subscribe for new ordinary shares at a price of L10 per share. Pearson plc is also offering holders of its American Depositary Shares, or ADSs, each of which represents one ordinary share, transferable rights to subscribe for new ADSs at the US dollar equivalent of L10 per share. A UK tax of 1.5% per share is payable by approximately each holder of an ADS who exercises an ADS right. At current exchange rates, L10 represents $15. We intend to use the net proceeds of this rights offering to finance our pending acquisition of National Computer Systems, Inc., or NCS.

    - We will grant three transferable share rights for every 11 ordinary shares you own of record on July 28, 2000.

    - We will grant three transferable ADS rights for every 11 ADSs you own of record on July 28, 2000.

    - We have made arrangements for you to elect to pay the subscription price in US dollars.

    - Share rights expire on September 1, 2000 and ADS rights expire on August 30, 2000.

    Goldman Sachs International and Cazenove & Co. have agreed, severally, to underwrite up to 150,000,000 of the 170,528,278 shares offered in the rights offering. A portion of the underwritten shares may be sold or resold by the underwriters under this prospectus in the United States by selling agents of the underwriters.

    Our ordinary shares are traded on the London Stock Exchange and the ADSs have been trading in the over-the-counter market in the US. On July 28, 2000, the last reported sale of an ordinary share on the London Stock Exchange was L20.10.

    We will apply to list the ADRs evidencing ADSs on the New York Stock Exchange under the symbol "PSO".

    We do not intend to list the ADS rights, but you may trade them in the over-the-counter market. The share rights will trade on the London Stock Exchange.

    SEE "RISK FACTORS" ON PAGE 11 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING ORDINARY SHARES OR ADSS.
                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

    Assuming the rights are exercised in full, our gross proceeds from the rights offering will be approximately L1.7 billion or $2.6 billion. We estimate that our expenses in connection with the offering, including the underwriting fee we expect to pay, will be approximately L15 million or $22.5 million. As a result, the net proceeds to us will be approximately L1.69 billion or $2.54 billion.

                           JOINT GLOBAL COORDINATORS

GOLDMAN SACHS INTERNATIONAL                                       CAZENOVE & CO.
                                ----------------

GOLDMAN, SACHS & CO.                                               CAZENOVE INC.

                     Prospectus dated              , 2000.

                     PRESENTATION OF FINANCIAL INFORMATION;
                           EXCHANGE RATE INFORMATION

    We have prepared the financial information contained in this prospectus in accordance with UK GAAP, which differs in significant respects from US GAAP. We describe these differences in "Management's Discussion and Analysis of Financial Condition and Results of Operations--Accounting Principles", and in Note 34 to our consolidated financial statements included in this prospectus. Unless we indicate otherwise, any reference in this prospectus to our consolidated financial statements is to the consolidated financial statements and the related notes, included elsewhere in this prospectus.

    We publish our consolidated financial statements in sterling. We have included, however, references to other currencies. In this prospectus:

    - references to "sterling", "pounds", "pence" or "L" are to the lawful currency of the United Kingdom,

    - references to "euro" or "[EURO]" are to the euro, the single currency established by the European Monetary Union, and

    - references to "US dollars", "cents" or "$" are to the lawful currency of the United States.

    For convenience and except where we specify otherwise, we have translated some sterling figures into US dollars at the rate of L1.00 = $1.51, the noon buying rate in The City of New York for cable transfers and foreign currencies as certified by the Federal Reserve Bank of New York for customs purposes on June 30, 2000. We do not make any representation that the amounts of sterling have been, could have been or could be converted into US dollars at the rates indicated.

    The following table sets forth, for the periods indicated, information concerning the noon buying rate for sterling, expressed in US dollars per sterling. The average rate is calculated by using the average of the noon buying rates in The City of New York on each day during a monthly period, and on the last day of each month during an annual period.

MONTH                                                           HIGH       LOW        END      AVERAGE RATE
-----                                                         --------   --------   --------   -------------
August (through August 4)........................              $1.50      $1.49      $1.50         $1.50
July 2000........................................              $1.52      $1.49      $1.50         $1.51
June 2000........................................              $1.52      $1.49      $1.51         $1.51
May 2000.........................................              $1.56      $1.47      $1.50         $1.51
April 2000.......................................              $1.60      $1.56      $1.56         $1.58
March 2000.......................................              $1.59      $1.57      $1.59         $1.58
February 2000....................................              $1.62      $1.58      $1.58         $1.60
January 2000.....................................              $1.65      $1.62      $1.62         $1.64

SIX MONTHS ENDED JUNE 30, 2000                                  HIGH       LOW        END      AVERAGE RATE
------------------------------                                --------   --------   --------   -------------
                                                               $1.65      $1.47      $1.51         $1.57

YEAR ENDED DECEMBER 31                                          HIGH       LOW        END      AVERAGE RATE
----------------------                                        --------   --------   --------   -------------
1999.............................................              $1.68      $1.55      $1.62         $1.62
1998.............................................              $1.72      $1.61      $1.66         $1.66
1997.............................................              $1.70      $1.58      $1.64         $1.64
1996.............................................              $1.71      $1.49      $1.71         $1.57
1995.............................................              $1.64      $1.53      $1.55         $1.58

                               PROSPECTUS SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD READ CAREFULLY THIS ENTIRE PROSPECTUS, INCLUDING THE RISK FACTORS AND THE CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES, BEFORE ACQUIRING ANY ORDINARY SHARES OR ADSS.

    IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, REFERENCES TO "WE", "US", "OUR" AND "PEARSON" REFER TO PEARSON PLC AND ITS SUBSIDIARIES.

INTRODUCTION

    Pearson is a global media company with its principal operations in the education, business information, consumer publishing and television markets. We have significant operations in the United States and generate more than half our revenues from that market. On July 31, 2000, we announced an agreement to acquire National Computer Systems, or NCS, for a purchase price of approximately $2.5 billion. NCS, which trades on the NASDAQ market under the symbol "NLCS", is a leading testing and educational services company in the US. The combination of NCS and our Pearson Education division will create an integrated education company with strong market positions in curricular content, online learning, assessment, enterprise applications for US schools and professional accreditation.

    We intend to finance the acquisition of NCS through the rights offering to existing shareholders. We believe the rights offering to be the most efficient means for us to raise the necessary funds.

PEARSON PLC

    We create and manage intellectual property, which we promote and sell to our customers under well-known brand names, to inform, educate and entertain. We deliver our content in a variety of forms and through a variety of channels, including books, newspapers, television programs and internet services.

    We use online capabilities in our back office, our supply chains, our base businesses and new businesses we create. The internet is already both an integral part of each of our businesses and a facilitator of new product and distribution opportunities.

    Although we seek to build businesses that are worth more together than apart because of the synergies they offer each other, our operations break down into four core areas:

    - PEARSON EDUCATION is a leading international publisher of textbooks, supplementary materials and electronic education programs for elementary and secondary school, higher education and business and professional markets. In the US, our Scott Foresman, Addison Wesley Longman, Prentice Hall and Allyn & Bacon brands have enabled us to capture significant shares in the kindergarten through 12th grade markets. Our higher education business has been pre-eminent in the US for many years. Our international education business is the global leader in the English language teaching materials market and has a major position in the textbook and educational materials market outside the US, including being the largest textbook and school program provider in a number of local markets. In addition, we are a leader in using technology to educate, including online assessment and digital courseware through the Computer Curriculum Corporation, as well as products such as the Waterford Early Reading Program and the KnowZone. Our education offerings also extend to business education, where FT Knowledge provides distance learning for the corporate and post-secondary markets and has entered into several agreements with major business schools and other educational institutions in the US and worldwide. We are currently developing the Learning Network, a vertically integrated, internet-delivered community linking parents, teachers and students with educational opportunities. On June 29, 2000, we announced the purchase of an 87% interest in FamilyEducation Network, Inc., an online network for parents, teachers and students. We are working to form strategic alliances with other internet content providers, to put in place the necessary technological infrastructure and management team for the Learning Network and to develop a marketing program. We expect to launch the Learning Network in the Fall of 2000.

      NCS, which will become a part of Pearson Education upon completion of the acquisition, is the United States' largest commercial processor of student assessment tests for kindergarten through 12th grade. NCS offers secure internet-based electronic testing delivery and reporting capability, allowing it to participate in the professional certification market. It also provides software, services, systems applications and internet-based technologies for the collection, management and interpretation of data in education. NCS seeks to use internet-based technologies to increase its market penetration and offer additional innovative products and services to its customers in the education field.

    - THE FT GROUP consists of our international newspaper, print and online financial information, business magazine and professional publishing interests. Our flagship product is the FINANCIAL TIMES, known internationally for its premium editorial content and international scope. Building upon the success of the FINANCIAL TIMES, we have developed a global information portal (FT.com), an online personal finance resource (FTYourMoney.com), and a European online financial news website (FTMarketWatch.com). We have also developed a pan-European network of leading business newspapers and related online business portals, including FINANCIAL TIMES DEUTSCHLAND, LES ECHOS and EXPANSION, for the German, French and Spanish-speaking markets. We own Recoletos, a Spanish media group which, in addition to EXPANSION, publishes MARCA, the leading Spanish sports newspaper, and we hold a 50% stake in THE ECONOMIST, an international weekly current affairs and business magazine. We also own 60% of Data Broadcasting Corporation, a supplier of electronic database services to US and UK securities professionals. Data Broadcasting Corporation has a 34% ownership interest in MarketWatch.com, whose web properties, CBS.MarketWatch.com and bigcharts.com, are among the most popular destinations for financial and market news on the web.

    - THE PENGUIN GROUP is one of the premier English language publishers in the world, with brand imprints such as Penguin, Avery, Dutton, Putnam and Viking. We publish an extensive portfolio of fiction and non-fiction, literary and commercial works from authors such as Tom Clancy, Clive Cussler, Dick Francis, Patricia Cornwell and Nick Hornby. We are one of the pre-eminent classics publishers and own or have rights to some of the most highly prized and enduring brands in children's publishing, featuring the books of Roald Dahl and such popular characters as Spot, Peter Rabbit and Madeline. We have a strong frontlist of new books by bestselling authors, and a backlist of more than 25,000 popular titles. In 1999, titles published by Penguin Putnam, as we are known in the US, spent a record 262 weeks on THE NEW YORK TIMES bestseller list. Our recent acquisition of Dorling Kindersley, or DK, a leading international publisher of illustrated reference books, will add breadth to our portfolio. DK offers many products with illustrations and graphics that are particularly well-suited for online delivery, and DK has invested in converting its properties into a digital format. As a result, this acquisition also gives us many more opportunities for online rights exploitation.

    - PEARSON TELEVISION was recently merged with CLT-Ufa, the television and broadcasting business owned by Germany's Bertelsmann AG, and Belgium's Audiofina, to create the RTL Group. The combined company is an integrated pan-European company with activities in television production, online delivery and broadcasting, including the well-known RTL television stations. The RTL Group is Europe's largest radio and television broadcast company by revenue and its shares are traded on the London Stock Exchange. The terms of the merger, which closed on July 25, 2000, provide us with a 22% interest in the RTL Group and representation on its board.

COMPETITIVE STRENGTHS

    We have achieved leading positions in our markets by capitalizing on our competitive strengths:

    - POWERFUL BRANDS--We have made a substantial investment to develop and promote our quality brands. Our brands create customer loyalty and facilitate the use of new distribution channels and our entry into new markets.

    - RICH CONTENT--Each of our businesses creates and manages informative, educational and entertaining content. The quality, depth and originality of our products reinforce the strength of our brands and attract customers, partners and talented employees.

    - INTERNATIONAL SCALE--We have operations around the world and publications in English, French, Spanish, German and many other languages. Our large business presence in many local markets enables us to move rapidly to capitalize on international opportunities.

    - ATTRACTIVE CUSTOMER BASE--Our products appeal to a range of customers--institutions, businesses and a broad group of consumers of all ages and interests. We have a highly educated customer base with a substantial discretionary spending capacity.

    - PROVEN MANAGEMENT TEAM--Since 1997, a new management team has transformed the company into a simpler, more integrated media enterprise focused on our core businesses. Since we started this process, we have publicly set clear financial goals and consistently met or exceeded them.

OUR STRATEGIES

    We focus on media businesses in growing markets and categories where we have or we can attain strong, sustainable market positions. We use our content and brands in our existing businesses and to develop new ones. We have integrated the internet into each of our businesses to enhance our customers' experiences, improve our ability to reach customers and increase the value of our content.

    - PEARSON EDUCATION constantly seeks ways to make products more attractive to teachers, students, parents and professionals. Over 1,200 of our approximately 49,000 college textbooks have interactive companion websites with online study guides to elaborate on text concepts, and chat rooms and bulletin boards to facilitate interaction between students and faculty. We continue to invest in a range of electronic learning tools to support our programs. We are also developing the Learning Network, an interactive online community of parents, students and teachers, to further expand the distribution of our content and generate new revenue streams. In addition, we are seeking to expand our international reach to benefit from our market expertise and build scale.

      Our acquisition of NCS will transform Pearson Education into an integrated education company. The combined business will be well-placed to create new market opportunities through developing customized learning in which testing and curriculum work together. The combined business will connect schools and homes, enabling parents to play a more active role in the education of their children.

    - THE FT GROUP aims to be the leading source of strategic information, intelligence, analysis and commentary for senior managers and institutional and individual investors around the world. We are building on the strength of our flagship brand, the FINANCIAL TIMES, to create a pan-European network of national business newspapers and websites, including LES ECHOS in France, EXPANSION in Spain and FINANCIAL TIMES DEUTSCHLAND in Germany. With THE WALL STREET JOURNAL, we have also launched VEDOMOSTI, a Russian language business newspaper.

      We use the well recognized brand and premium content of the FINANCIAL TIMES to develop new websites with diverse revenue models. We continue to invest in FT.com, our leading global business information portal, to further enhance its content, include more international company and market information and add more sophisticated tools intended to increase the "stickiness" of the site. We have launched FTYourMoney.com, to capitalize on the rapidly growing personal finance market in the UK, and FTMarketWatch.com, to capture the expanding market of European investors who make their investment decisions online or look to the internet for quick, market-oriented news.

    - THE PENGUIN GROUP continues to strengthen its frontlist, working globally to extend its stable of bestselling authors and identify new talent. We are digitizing our business--all of our new titles and over half of our backlist titles have been converted to an electronic digital format to enable "printing on demand" and "e-book" delivery. We are also building online communities around authors and genres to strengthen our relationship with our readers and to create new revenue streams.

      We recently acquired DK, a publisher of illustrated products such as travel and children's reference books. We believe that DK's high quality illustrated publications, many of which have been converted to a digital format permitting online delivery, will provide us access to new customers and markets, expand our product offerings and enhance our online marketing efforts.

    - PEARSON TELEVISION'S recently completed merger to form the RTL Group offers Pearson Television the opportunity to take its quality content into new distribution channels that are offered by our new media partners. The RTL Group will continue Pearson Television's development of online versions of television shows, such as THE PRICE IS RIGHT, and the building of online communities around popular serial dramas.

    We are working to capture the full synergistic potential that exists among our media businesses through the sharing of content and distribution channels. For example, FT Knowledge, our online distance learning business, results from the merger of Pearson Education's higher education textbooks and professional publishing resources with the FT Group's distance learning and management education resources. Longman Penguin Readers are simplified classics for new English speakers, combining Pearson Education's English language training resources and Penguin's classics library. Content from Penguin and the FT Group will be featured on our Learning Network.

STRATEGIC DEVELOPMENTS

    In 1997, new management undertook a comprehensive review of our business and established core financial targets for sales growth, cash flow, earnings per share and operating margins. Management has since implemented a number of strategic and operating initiatives in order to streamline and interrelate our portfolio of businesses and increase employee share ownership.

    As part of the initiatives undertaken by management since 1997, we have completed approximately 120 divestitures and acquisitions. We have divested businesses with a total value of over L2.0 billion. To increase the strength of our core businesses, in addition to the NCS acquisition discussed below, we have acquired businesses with a total value of over approximately L3.7 billion, including Simon & Schuster's educational, business & professional and reference publishing businesses in 1998.

NCS ACQUISITION

    NCS is a leading testing and educational services company in the US. For its fiscal year ended January 29, 2000, NCS had revenues of $630 million, compared to $505 million for the prior fiscal year, and income from operations of $70 million, compared to $55 million for the prior fiscal year. At January 29, 2000, NCS had total assets of $450 million, total long-term debt of $2 million, total cash and cash equivalent of $27 million and total stockholders' equity of $276 million.

    We have agreed to acquire all of the outstanding shares of NCS common stock for approximately $2.5 billion, or $73 per share. Our merger agreement requires us to launch a cash tender offer for all of the issued and outstanding shares of NCS's common stock on or before August 7, 2000. The tender offer will remain open for 23 business days, unless extended in accordance with the merger agreement, and will be conditioned on the tender of a sufficient number of shares to give us ownership of at least a majority of the fully diluted outstanding shares of NCS. After the completion of the tender offer, NCS will merge with us, and the remaining shareholders of NCS other than us will receive the same cash consideration per share as offered in the tender offer. We intend to finance the NCS acquisition with the proceeds of the rights offering.

    We believe the acquisition of NCS is an important step in the development of our Pearson Education business, providing the following opportunities:

    - INTEGRATING EDUCATIONAL PROGRAMS. The combination of curricular content, testing and educational applications will create opportunities to provide schools, universities, colleges and professional and training organizations a comprehensive range of education solutions, encompassing curricular and training programs, assessment and testing and educational services, including student curriculum, instructional and financial management software.

    - CUSTOMIZING LEARNING. Combining NCS's assessment tools with our curricular content will enable us to create customized learning programs individually tailored for each student.

    - EXTENDING CUSTOMER REACH. Our salesforce will market NCS's instructional management software, assessment tools and school administrative software to kindergarten through 12th grade school districts to supplement NCS's own direct salesforce.

    - ACCELERATING THE DEVELOPMENT OF NEW ONLINE PRODUCTS. NCS's online business will complement our business by enabling us to offer electronic end-to-end learning solutions.

    - DEVELOPING A NEW MARKET, WITH PARENTS AS CUSTOMERS. NCS's products will enable us to reach parents with new educational content, creating new revenue opportunities for our educational publishing business. It will also extend the scale and reach of our Learning Network, enabling it to reach directly a much bigger audience of parents and students.

    - MOVING INTO NEW PROFESSIONAL MARKETS. Our professional publishing and corporate training business will enable NCS to market its testing and assessment skills to meet the growing demand for accreditation in a wide range of professions and disciplines.

    - WIDENING INTERNATIONAL SPREAD. With major educational publishing operations around the world, Pearson Education will enhance NCS's international presence.

    As a publicly traded company, NCS is subject to the informational requirements of the Securities Exchange Act, and files reports and other information with the SEC. The contents of these filed documents do not form a part of this prospectus.

                            ------------------------

    Our principal place of business is located at 3 Burlington Gardens, London W1X 1LE, England. Our telephone number is +44-20-7411-2000 and our registration number in England is 53723.

                            RIGHTS OFFERING SUMMARY

ORDINARY SHARES, INCLUDING ORDINARY SHARES
  REPRESENTED BY ADSS, OUTSTANDING ON THE
  RIGHTS OFFERING RECORD DATE................  625,270,356

ORDINARY SHARES, INCLUDING ORDINARY SHARES
  REPRESENTED BY ADSS, OFFERED...............  170,528,278

ORDINARY SHARES, INCLUDING ORDINARY SHARES
  REPRESENTED BY ADSS, OUTSTANDING AFTER THE
  RIGHTS OFFERING, ASSUMING FULL
  SUBSCRIPTION...............................  795,798,634 ordinary shares, excluding approximately 15,400,000 ordinary shares to
                                               be issued pursuant to outstanding options
                                               under employee stock incentive plans.

UNDERWRITING.................................  Goldman Sachs International and Cazenove &
                                               Co. have agreed, severally, to act as standby
                                               underwriters for up to an aggregate of
                                               150,000,000 ordinary shares. To the extent
                                               the underwriters are obligated to take up
                                               ordinary shares, their selling agents may
                                               sell or resell them in the United States
                                               under this prospectus.

USE OF PROCEEDS..............................  We intend to use the anticipated
                                               L1.7 billion ($2.6 billion) proceeds from
                                               the rights offering to finance the NCS
                                               acquisition and pay the associated expenses.

HOLDERS OF ORDINARY SHARES:

  Share rights...............................  We will grant three transferable share rights for every 11 ordinary shares owned at the
                                               close of business in London on the share
                                               right record date.

  Share subscription price...................  L10

  Share right record date....................  July 28, 2000

  Share right expiration date................  September 1, 2000

  Share right subscription period............  August 10, 2000 through September 1, 2000

  Share certificates.........................  We will mail certificates representing new ordinary shares to the holders by October 2,
                                               2000.

  Unexercised share rights...................  The new ordinary shares relating to unexercised share rights may be sold on
                                               behalf of the unexercising holders through
                                               arrangements with the underwriters. If they
                                               are sold at a price in excess of the share
                                               subscription price and the expenses of sale,
                                               the aggregate premium will be paid pro rata
                                               to the unexercising holders of share rights.

  Listing....................................  Our ordinary shares are traded on the London
                                               Stock Exchange under the symbol "PSON". The
                                               share rights will also trade on the London
                                               Stock Exchange.

HOLDERS OF ADSS:

  ADS rights.................................  We will grant three transferable ADS rights for every 11 ADSs owned on the ADS right
                                               record date.

  ADS subscription price.....................  L10, which does not include a 1.5% UK tax for which you will be responsible if you exercise
                                               your rights. The ADS subscription price must
                                               be paid in US dollars as outlined below.

  Estimated US dollar ADS subscription         Estimated at $16.50. As described in "The US
    price....................................  Rights Offering", we have made arrangements with The Bank of New York, as ADS
                                               subscription agent, for you to pay the ADS
                                               subscription price at this estimated US
                                               dollar amount. To the extent the estimated US
                                               dollar price is less than the actual US
                                               dollar equivalent of the ADS subscription
                                               price as of August 31, 2000, plus the 1.5% UK
                                               tax, you will be required to pay the
                                               difference. To the extent the estimated US
                                               dollar price is higher, you will receive a
                                               refund of the excess.

  ADS right record date......................  July 28, 2000

  ADS right expiration date..................  12:00 noon (New York City time) on
                                               August 30, 2000

  ADS subscription period....................  August 10, 2000 through August 30, 2000

  ADS subscription agent.....................  The Bank of New York

  ADR delivery...............................  The Bank of New York will provide you with
                                               American Depositary Receipts, or ADRs,
                                               evidencing your new ADSs as soon as
                                               practicable after October 2, 2000.

  Unexercised ADS rights.....................  The new ordinary shares underlying unexercised ADS rights may be sold on behalf
                                               of the unexercising holders, through
                                               arrangements with the underwriters. If they
                                               are sold at a price in excess of the share
                                               subscription price and the expenses of sale,
                                               any premium attributable to the unexercising
                                               ADS holders will be paid to the ADS
                                               depositary. The ADS depositary will pay any
                                               amounts received by it, net of expenses and
                                               commission, pro rata to the unexercising
                                               holders of ADS rights.

  ADS depositary.............................  The Bank of New York

  Listing....................................  We will apply to list the ADRs representing the ADSs that you will receive in this rights
                                               offering on the New York Stock Exchange under
                                               the symbol "PSO". The ADS rights will not be
                                               listed but you may trade them in the
                                               over-the-counter market.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

    The following summary consolidated financial data of Pearson should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes appearing elsewhere in this prospectus.

    For convenience, we have translated the six months ended June 30, 2000 and year ended December 31, 1999 amounts into US dollars at the rate of L1.00=$1.51, the noon buying rate in The City of New York on June 30, 2000.

                                           SIX MONTHS
                                         ENDED JUNE 30                                YEAR ENDED DECEMBER 31
                                 ------------------------------   ---------------------------------------------------------------
                                   2000       2000       1999       1999       1999       1998       1997       1996       1995
                                 --------   --------   --------   --------   --------   --------   --------   --------   --------
                                    $M         LM         LM         $M         LM         LM         LM         LM         LM
                                          (UNAUDITED)
UK GAAP INFORMATION:

CONSOLIDATED PROFIT AND LOSS
  ACCOUNT DATA
Total sales....................    2,333      1,545      1,306      5,031     3 ,332      2,395      2,293      2,186      1,830
Total sales from continuing
  operations...................    2,333      1,545      1,306      5,031      3,332      2,251      2,011      1,830      1,484

Operating profit from
  continuing operations(1).....      (29)       (19)        25        408        270        187        252        132        192
Total operating profit.........      (17)       (11)        46        480        318        250        328        189        267
Profit after taxation..........      137         91        (38)       453        300        441         40        248        272

Operating profit before
  internet enterprises,
  goodwill amortization and
  other items(2)...............      236        156        133        888        588        389        328        289        267

Earnings per equity share(3)...     21.4 CENTS    14.2p    (6.6)p    72.8 CENTS    48.2p    74.1p      6.6p      42.8p      47.1p
Adjusted earnings per equity
  share after internet
  enterprises(4)...............     (0.9)      (0.6)       6.3       73.2       48.5       42.0       34.9       30.6       28.8
Adjusted earnings per equity
  share before internet
  enterprises(5)...............     15.1       10.0        7.1       80.5       53.3       42.0       34.9       30.6       28.8
Diluted earnings per equity
  share(6).....................     20.8       13.8       (6.5)      71.7       47.5       73.3        6.4       42.5       46.4

CONSOLIDATED BALANCE SHEET DATA    $M         LM         LM         $M         LM         LM         LM         LM         LM

Total assets (Fixed Assets plus
  Current Assets)..............    9,817      6,501      5,447      8,079      5,350      5,317      2,253      2,246      2,568
Net assets.....................    2,935      1,944      1,107      2,004      1,327      1,084        156        393        856
Long-term obligations(7).......    3,059      2,026      2,312      3,452      2,286      2,562        609        556        475
Capital Stock..................      236        156        153        231        153        152        144        143        139
Number of equity shares
  outstanding (millions of
  ordinary shares).............      625        625        611        613        613        610        577        571        556

                                                                        YEAR ENDED
                                                                       DECEMBER 31
                                                              ------------------------------
                                                                1999       1999       1998
                                                              --------   --------   --------
                                                                 $M         LM         LM
US GAAP Information:(8)

Profit for the financial year...............................      299        198        444
Profit from continuing operations for the financial year....      254        168        122

Basic earnings per equity share.............................     48.9 CENTS    32.4p    75.3p
Diluted earnings per equity share...........................     48.5       32.1       74.6
Basic earnings from continuing operations per equity
  share.....................................................     41.5       27.5       20.7
Diluted earnings from continuing operations per equity
  share.....................................................     41.1       27.2       20.5

                                                                $M         LM         LM
Shareholders' funds.........................................    3,949      2,615      2,468

------------------------------

(1) Continuing operations represent those operations carried on by us as at June 30, 2000. Operating profit from continuing operations consists of operating profit--Group, plus the Group's share of operating profit from continuing operations for Group associates, as disclosed on page F-3 of the consolidated profit and loss account.

(2) Other items include a L100 million charge for Penguin improper accounting in 1996, Year 2000 compliance costs of L5 million in 1999 and L7 million in 1998, integration costs in connection with our acquisition of Simon & Schuster's educational, business & professional and reference publishing business of L95 million in 1999 and L120 million in 1998 and integration costs in connection with our acquisition of DK of L3 million in the first six months of 2000.

(3) Earnings per equity share is based on profit for the financial period and the weighted average number of ordinary shares in issue during the period.

(4) Adjusted earnings per equity share is based on adjusted earnings for the financial period and the weighted average number of ordinary shares in issue during the period. Adjusted earnings excludes profits or losses on the sale of fixed assets and investments, businesses and associates, Year 2000 compliance costs and integration costs in respect of the Simon & Schuster acquisition and the DK acquisition and, following the prospective implementation of FRS10 "Goodwill and Intangible Assets" in 1998, goodwill amortization. In 1996, the L100 million exceptional charge for improper accounting in Penguin and the loan stock redemption premium have also been excluded. In the first six months of 2000, the accelerated amortization of a financing arrangement fee has also been excluded.

(5) Due to expenditures of L84 million in the first six months of 2000 and L39 million in 1999 on new internet enterprises, a second adjusted earnings per equity share in accordance with UK GAAP is presented in which the results of these internet enterprises are also excluded from earnings. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--General Overview--Internet Enterprises".

(6) Diluted earnings per equity share is based on diluted earnings for the financial period and the diluted weighted average number of ordinary shares in issue during the period. Diluted earnings comprise earnings adjusted for the tax benefit on the conversion of share options by employees and the weighted average number of ordinary shares adjusted for the dilutive effect of share options.

(7) Long-term obligations are comprised of medium and long-term borrowings plus amounts falling due after more than one year related to obligations under finance leases.

(8) See Note 34 to the consolidated financial statements included in this prospectus entitled "Summary of principal differences between United Kingdom and United States generally accepted accounting principles".

                                  RISK FACTORS

    YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED BELOW, AS WELL AS THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS, BEFORE ACQUIRING ORDINARY SHARES OR ADSS. OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE MATERIALLY ADVERSELY AFFECTED BY ANY OR ALL OF THESE RISKS.

RISKS RELATED TO OUR BUSINESS

OUR RELIANCE ON INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS THAT MAY NOT BE ADEQUATELY PROTECTED UNDER CURRENT LAWS IN SOME JURISDICTIONS MAY ADVERSELY AFFECT OUR RESULTS AND OUR ABILITY TO GROW

    Our products are largely comprised of intellectual property content delivered through a variety of media, including newspapers, books, the internet and television. We rely on trademark, copyright and other intellectual property laws to establish and protect our proprietary rights in these products. However, we cannot assure you that our proprietary rights will not be challenged, invalidated or circumvented. Our intellectual property rights in jurisdictions such as the US and UK, which are the jurisdictions with the largest proportions of our operations, are well-established. However, we also conduct business in other countries where the extent of effective legal protection for intellectual property rights is uncertain, and this uncertainty could affect our future growth. Moreover, despite trademark and copyright protection, third parties may be able to copy, infringe or otherwise profit from our proprietary rights without our authorization. These unauthorized activities may be more easily facilitated by the internet.

    In addition, the lack of internet-specific legislation relating to trademark and copyright protection creates an additional challenge for us in protecting our proprietary rights relating to our online business processes and other digital technology rights.

WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT THAT IS SUBJECT TO RAPID CHANGE AND WE MUST CONTINUE TO INVEST AND ADAPT TO REMAIN COMPETITIVE

    Our education, business information, book publishing and television businesses operate in highly competitive markets. These markets continue to change in response to technological innovations and other factors. We cannot predict with certainty the changes that may occur and affect the competitiveness of our businesses. In particular, the means of delivering various of our products may be subject to rapid technological change. Although we have undertaken several initiatives to adapt to and benefit from these changes, we cannot predict whether technological innovations will, in the future, make some of our products, particularly those printed in traditional formats, wholly or partially obsolete. If this were to occur, we may be required to invest significant resources to further adapt to the changing competitive environment.

WE CANNOT ASSURE YOU WHETHER, OR WHEN, OUR SUBSTANTIAL INVESTMENT IN OUR INTERNET INITIATIVES WILL PRODUCE RETURNS

    We are investing, at increasing levels, significant amounts of capital to develop and promote our internet initiatives. We believe that the success of our internet initiatives will be an important component of our continued growth. We can offer no assurance that our internet initiatives will result in revenue streams developing to the same or a greater extent, or within the same time frames, as alternative internet initiatives undertaken by our competitors. This is due to a variety of factors, many of which are beyond our control. These factors may include:

    - the ability of our internet initiatives to achieve leadership positions in their respective markets,

    - competition from comparable and new technologies, and

    - the public's acceptance and continued use of the internet.

    In addition, as a consequence of our internet and other technological initiatives, we are increasingly dependent on the performance of the internet and our systems.

CONSOLIDATION IN THE MARKETS IN WHICH WE OPERATE COULD POTENTIALLY PLACE US AT A COMPETITIVE DISADVANTAGE

    Recently, some of the markets in which we operate have experienced significant consolidation. In particular, the combinations of traditional media content companies and new media distribution companies have resulted in new valuation methods, business models and strategies. We cannot predict with certainty the extent to which these types of business combinations may occur or the success that they may achieve. Although we currently have strong positions in each of our market segments, these combinations could potentially place us at a competitive disadvantage with respect to scale, resources and our ability to develop and exploit new media technologies.

PEARSON EDUCATION, OUR LARGEST DIVISION, MAY NOT ACHIEVE CONTINUED GROWTH IN EMERGING MARKETS DUE TO POLITICAL AND ECONOMIC FORCES BEYOND OUR CONTROL

    A variety of factors beyond our control may inhibit the growth of Pearson Education's operations in the emerging markets of Latin America, Africa, the Far East and Eastern Europe. These factors include foreign currency exchange rate risk, regulatory, political or economic conditions in a specific country or region, trade protection measures and other regulatory requirements and government spending patterns. Any or all of these factors could have a material adverse impact on Pearson Education's and our growth and future international business.

WE MAY NOT BE ABLE TO RETAIN OR ATTRACT THE KEY MANAGEMENT PERSONNEL AND CREATIVE AND EDITORIAL TALENT THAT WE NEED TO REMAIN COMPETITIVE AND GROW

    We operate in a number of highly visible industry segments where there is intense competition for experienced and highly qualified individuals. Our successful operations in these segments may increase the market visibility of members of our management, creative and editorial teams and result in their being recruited by other businesses.

    In searching for new employees and retaining the current employees in our internet enterprises, such as FT.com, FTYourMoney.com, FTMarketWatch.com and Pearson Education's internet enterprises, we compete with other technology companies, including start-up internet companies that may be perceived as offering significant opportunities to realize wealth. We cannot be certain that we will successfully attract or retain qualified personnel in the future.

RISKS RELATED TO THE NCS ACQUISITION

THE COMPLETION OF THE NCS ACQUISITION IS NOT A CONDITION TO THE COMPLETION OF THE RIGHTS OFFERING

    The acquisition of NCS is conditioned upon the consummation of the tender offer, which requires the holders of at least a majority of the outstanding shares of common stock of NCS to tender their shares. The tender offer is also conditioned on certain regulatory clearances and other customary matters.

    The rights offering is not conditioned upon the acquisition of NCS. In the unlikely event that the NCS acquisition is not completed, we will consider the return of a significant portion of the funds raised from the rights offering in an appropriate manner. However, any such return of funds would be likely to give rise to tax liabilities for some categories of shareholders. The extent of these tax liabilities and the categories of shareholders who would be subject to them would depend on the means by which we return the funds. As a result, we cannot determine them with any greater specificity at this time.

WE MAY HAVE TO BORROW FUNDS TO COMPLETE THE NCS ACQUISITION IF THE RIGHTS OFFERING IS NOT FULLY SUBSCRIBED

    Our agreement to acquire NCS is not conditioned upon the completion of the rights offering. The rights offering is only partially underwritten. If the share rights and ADS rights are not fully subscribed, we may have to borrow under our existing credit facility a portion of the funds needed to complete the NCS acquisition.

WE CANNOT ASSURE YOU THAT WE WILL REALIZE ALL OF THE POTENTIAL BENEFITS OF THE NCS ACQUISITION

    The NCS acquisition will transform Pearson Education into an integrated education company. We can, however, offer no assurance that we will realize the potential benefits of this acquisition to the extent and within the time frame contemplated.

RISKS RELATED TO THE OFFERING

WE CANNOT PREDICT THE EXTENT TO WHICH A MARKET FOR OUR ADSS WILL CONTINUE TO DEVELOP IN THE US

    Our ADSs have been traded over-the-counter in the US and our ordinary shares are traded on the London Stock Exchange. We intend to list our ADSs on the New York Stock Exchange. This listing will not, however, guarantee that an active and liquid trading market for ADSs will develop on the New York Stock Exchange. The price of our ordinary shares and our ADSs may fluctuate widely, for reasons including the following:

    - the investment community's perception of our prospects in general or the prospects of one or more of our businesses in particular,

    - differences between our actual operating results and those expected by investors and analysts,

    - changes in analysts' recommendations or projections,

    - changes in general economic or market conditions and broad market fluctuations, particularly those affecting the prices of securities of companies engaged in businesses similar to ours, and

    - changes in the exchange rate between sterling and the US dollar.

WE MAY OFFER ADDITIONAL ADSS OR ORDINARY SHARES IN THE FUTURE AND THESE AND OTHER SALES MAY ADVERSELY AFFECT THE MARKET PRICE OF OUTSTANDING ORDINARY SHARES AND ADSS

    Although we have no current plans for a subsequent offering of ordinary shares or ADSs, we continually evaluate the capital markets and may offer additional shares in the future to raise capital or effect acquisitions. In addition, the granting of ordinary shares and employee stock options is an integral element of our compensation policies. An additional offering of shares by us, significant sales of shares by employees, or the public perception that an offering or sales may occur, could have an adverse effect on the market price of outstanding ordinary shares and ADSs.

                           FORWARD-LOOKING STATEMENTS

    You should not rely unduly on forward-looking statements in this prospectus. This prospectus, including the sections entitled "Prospectus Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business", contains forward-looking statements that relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terms such as "may", "will", "should", "expect", "intend", "plan", "anticipate", "believe", "estimate", "predict", "potential", "continue" or the negative of these terms or other comparable terminology. Examples of these forward-looking statements include, but are not limited to, statements regarding the following:

    - operations and prospects,

    - growth strategy,

    - potential benefits of the NCS acquisition,

    - internet strategy,

    - funding needs and financing resources,

    - expected financial position,

    - market risk,

    - debt levels, and

    - general market and economic conditions.

    These forward-looking statements are only predictions. They involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. In evaluating them, you should consider various factors, including the risks outlined under "Risk Factors", which may cause actual events or our or our industry's results to differ materially from those expressed or implied by any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

                             THE US RIGHTS OFFERING

    The US rights offering is a part of our international rights offering. We will issue ADS rights to subscribe for new ADSs to holders of ADSs and share rights to subscribe for new ordinary shares to holders of ordinary shares in the US.

    We are sending to holders of ADSs transferable warrants evidencing ADS rights, instructions relating to the exercise of these ADS rights and this prospectus. We are sending to each holder of ordinary shares whose registered address is in the US a transferable provisional allotment letter evidencing share rights and containing instructions regarding acceptance and payment procedures and this prospectus. We summarize the procedures for subscription by holders of ADSs and by holders of ordinary shares below.

    As of July 28, 2000, we had 625,270,356 ordinary shares issued and outstanding and, assuming full subscription, we will have 795,798,634 ordinary shares issued and outstanding after completion of the rights offering.

    Even if all the new ordinary shares offered in the rights offering are not subscribed for, whether by shareholders, the underwriters or otherwise, we will allot those ordinary shares which have been subscribed for if the offering becomes unconditional.

SUBSCRIPTION BY HOLDERS OF ADSS

    This section applies to you if you hold ADSs. If you are a holder of ordinary shares in the US, see "--Subscription by Holders of Ordinary Shares" below.

    The timetable below lists certain important dates relating to the offering to holders of ADSs. All times referred to are New York City time.

Record date for ADS rights--(close of
  business in New York City)...............                    July 28, 2000
ADS warrants sent to eligible ADS
  holders..................................                   August 9, 2000
Latest time to give instructions to ADS
  subscription agent to sell ADS rights....     5:00 p.m. on August 24, 2000
ADS rights cease trading...................     5:00 p.m. on August 25, 2000
Latest time for exchanging an ADS right for
  a share..................................     5:00 p.m. on August 25, 2000
Latest time to transfer an ADS right.......     5:00 p.m. on August 25, 2000
Latest time for acceptance and payment.....    12:00 noon on August 30, 2000
Expected listing date of ADRs on the New
  York Stock Exchange......................                September 1, 2000
New ADRs evidencing new ADSs provided to
  holders as soon as practicable after.....                  October 2, 2000

    The holders of ADSs may subscribe for new ADSs representing new ordinary shares as follows:

    ADS RIGHT RECORD DATE. The record date for determining those holders who are eligible to participate in the rights offering is the close of business in New York City on July 28, 2000.

    WARRANTS. ADS rights are evidenced by transferable warrants which we will issue to eligible ADS holders. Every 11 ADSs held of record on the ADS right record date will entitle the holder to three ADS rights. The holder of one ADS right is entitled to subscribe for one new ADS at the ADS subscription price.

    The warrants are to be issued under the terms of an agreement between us and The Bank of New York, which is acting as ADS subscription agent. The Bank of New York is also the depositary for our ADSs. We have filed copies of the deposit agreement and the rights agency agreement relating to the rights offering between us and The Bank of New York as exhibits to the registration statement, and copies are available for inspection at the offices of The Bank of New York in New York and London.

    FRACTIONAL ENTITLEMENTS. We have not allotted ADS rights for fractions of new ADSs in making the initial allocations of ADS rights to subscribe for new ADSs. These fractional ADS rights will be aggregated and the related new ADSs will be sold in the market for your benefit.

    ADS SUBSCRIPTION PRICE. The ADS subscription price is the US dollar equivalent of L10. In addition to this ADS subscription price, you will be responsible for a 1.5% UK stamp duty reserve tax per ADS right. If you exercise your ADS rights, you must pay this tax with your subscription price. For information on how to pay, see "--Method of Subscription and Payment" below.

    ADS RIGHT EXPIRATION DATE. ADS rights will expire at 12:00 noon (New York City time) on August 30, 2000. If unexercised, your ADS rights will be void but you may receive proceeds from the sale of the new ordinary shares attributable to your unexercised ADS rights as described under "--Unexercised ADS Rights" below. We refer to August 30, 2000 as the ADS right expiration date.

    ADS SUBSCRIPTION AGENT. The Bank of New York, 101 Barclay Street, New York, New York 10286, the depositary for ADSs, is acting as ADS subscription agent to accept subscriptions for new ADSs.

    METHOD OF SUBSCRIPTION AND PAYMENT. You can exercise your ADS rights by the delivery of a properly executed warrant, together with payment in full of the ADS subscription price, and the applicable UK stamp duty reserve tax, as follows:

- BY MAIL, TO:                                 - BY HAND, EXPRESS MAIL OR OVERNIGHT COURIER, TO:
  The Bank of New York                           The Bank of New York
  Tender and Exchange Department                 Tender and Exchange Department
  P.O. Box 11248                                 101 Barclay Street
  Church Street Station                          Receive and Deliver Window--Street Level
  New York, New York 10286-1248                  New York, New York 10286

which must be received no later than 12:00 noon (New York City time) on August 30, 2000.

    The ADS subscription agent has discretion to refuse any improperly completed or delivered or unexecuted warrant. DEPOSIT IN THE MAIL WILL NOT CONSTITUTE EFFECTIVE DELIVERY.

    You must pay the ADS subscription price in US dollars. The ADS subscription agent will arrange to convert payments made in US dollars into sterling and pay the appropriate subscription amount in sterling to us. The payment per new ADS, which must be paid by a subscriber to the ADS subscription agent in US dollars, is $16.50. You may pay in US dollars by check, bank draft or postal or express money order, made payable to "The Bank of New York". In addition, you may pay by wire transfer to ABA 021000018, Account Number 8900060603, Ref: Pearson plc. The ADS subscription price will be deemed to have been received by the ADS subscription agent only upon:

    - clearance of any uncertified check,

    - receipt by the ADS subscription agent of any certified check, cashier's check or postal or express money order, or

    - receipt by the ADS subscription agent of a wire transfer.

If you pay by uncertified personal check, please note that the funds may take at least five (5) business days to clear.

    The ADS subscription agent will make the conversion from US dollars into sterling as soon as practicable on or about August 31, 2000 at a commercially reasonable rate. If there is any excess or deficiency in US dollars as a result of such conversion, the ADS subscription agent will refund to you the excess amount without interest in US dollars or bill you for the deficiency, with interest.

    The estimated US dollar ADS subscription price represents a convenience translation of the sterling subscription price, which has been based on the noon buying rate on July 28, 2000, rounded upwards to 110% of that rate with the expectation that after payment of the US dollar equivalent of L10 and the 1.5% UK stamp duty reserve tax there will be a refund to all subscribers paying in US dollars. We cannot assure that this will be the case. If your payment in US dollars, when converted into sterling, is less than the ADS subscription price in sterling for the number of new ADSs you subscribed for, the ADS subscription agent will pay the amount of the deficiency to us on your behalf. You will then be required to pay promptly the amount of such deficiency, including interest and expenses, and you will not receive new ADSs subscribed for prior to the ADS subscription agent's receipt of payment. If your payment of a deficiency is not received by the ADS subscription agent by September 20, 2000, the ADS subscription agent may sell your new ADSs in an amount sufficient to cover the amount you owe. In that event, the ADS subscription agent will send you an ADR representing any remaining new ADSs, together with a check in the amount of the excess proceeds, if any, from such sale.

    If you desire to subscribe and time will not permit your warrant to reach the ADS subscription agent before the ADS right expiration date, your subscription will be accepted if, on or before the ADS right expiration date, the ADS subscription agent has received payment in full of the ADS subscription price in US dollars and a completed "Notice of Guaranteed Delivery" in the form provided by the ADS subscription agent. The Notice of Guaranteed Delivery will require that you state your name and the number of new ADSs subscribed for and will contain an irrevocable guarantee of an eligible financial institution of the type specified in the instructions that your properly completed and executed warrant will be delivered by the eligible financial institution to the ADS subscription agent prior to 12:00 noon (New York City time) on August 31, 2000. If the eligible financial institution fails to deliver your properly executed warrant by 12:00 noon (New York City time) on August 31, 2000, the ADS subscription agent will return any funds paid by you without interest and your ADS rights will be treated as unexercised.

    All questions concerning the timeliness, validity, form and eligibility of any exercise of ADS rights will be determined by the ADS subscription agent in its sole discretion. The ADS subscription agent may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any ADS right. Warrants will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the ADS subscription agent determines. Neither we nor the ADS subscription agent has a duty to give notification of any defect or irregularity in connection with the submission of warrants or incur any liability for failure to give such notification.

    PARTIAL EXERCISE OF ADS RIGHTS. If you wish to subscribe for a portion of your new ADSs or to transfer a portion of your ADS rights to more than one person, you must follow the instructions included with your warrants.

    YOUR EXERCISE OF ADS RIGHTS IS IRREVOCABLE AND MAY NOT BE CANCELED OR MODIFIED.

    TRANSFER OF ADS RIGHTS. ADS rights may be exercised, sold or assigned to others. ADS rights may be bought or sold through banks or brokers.

    You may place an order with the ADS subscription agent to sell ADS rights, whether or not in connection with a subscription. The ADS subscription agent must receive your order prior to 12:00 noon (New York City time) on August 24, 2000. No ADS right may be sold, assigned or otherwise transferred after 5:00 p.m. (New York City time) on August 25, 2000. If only a portion of the ADS rights are to be sold by the ADS subscription agent, your warrant must include instructions as to the action to be taken with respect to your ADS rights that are not to be sold. The ADS subscription agent's obligation to execute orders is subject to its ability to find buyers. If buyers cannot be found, ADS rights that are not sold will be treated as unexercised. The ADS subscription agent will not be liable to you for its failure to obtain the best market price for any ADS rights it sells at your request. A check for the proceeds from any ADS rights sold, net of fees and commissions, will be sent to you by the ADS subscription agent.

    NON-US HOLDERS OF ADSS. We will not mail warrants to holders of ADSs with record addresses outside the US, including those whose addresses indicate that they are on military or other government service outside the US. The ADS subscription agent will hold these warrants for the accounts of the holders who may, prior to 12:00 noon (New York City time) on August 25, 2000, instruct the ADS subscription agent in writing as to the disposition of their ADS rights as described above. In the alternative, non-US holders may, prior to 12:00 noon (New York City time) on August 30, 2000, instruct the ADS subscription agent in writing to exercise their ADS rights as described above. If instructions and payment are not received prior to that time, ADS rights held for these holders will be treated as unexercised.

    ELIGIBILITY. ADS holders with registered addresses in Canada will not be eligible to exercise their ADS rights. These ADS rights will be treated as unexercised ADS rights.

    UNEXERCISED ADS RIGHTS. The ADS subscription agent will not submit a provisional allotment letter with respect to share rights relating to unexercised ADS rights. New ordinary shares provisionally issued and allotted with respect to unexercised share rights and ADS rights may be sold on behalf of the unexercising holders through arrangements with the underwriters. If the ordinary shares are sold at a price in excess of the subscription price and expenses of sale, any premium will be remitted in sterling pro rata to the holders of ordinary shares to whom the unsubscribed new ordinary shares have been provisionally allotted, including The Bank of New York, as ADS depositary. The Bank of New York will convert these proceeds to US dollars at a commercially reasonable rate and remit them pro rata to the holders of ADSs to whom the unsubscribed new ADSs had been provisionally alloted. Neither we nor the underwriters have any liability to you if ordinary shares respecting unexercised share rights are not sold, or with respect to the price at which they may be sold.

    DELIVERY OF ADRS. The depositary will provide you an ADR evidencing new ADSs subscribed for as soon as practicable after October 2, 2000, provided that you have paid the ADS subscription agent any shortfall arising from the conversion of a US dollar payment.

    RANKING. New ADSs will rank equally in all respects with outstanding ADSs except that they will not qualify for the interim dividend in respect of the year ending December 31, 2000, as the new ADSs will be issued after August 11, 2000, the dividend record date.

SUBSCRIPTION BY HOLDERS OF ORDINARY SHARES

    This section applies to you if you hold ordinary shares and not ADSs.

    The timetable below lists certain important dates relating to the offering to holders of ordinary shares. All times referred to are London time.

Record date for ordinary share rights--(close of
  business in London).............................                     July 28, 2000
Mailing of provisional allotment letters..........                    August 9, 2000
Dealings in new ordinary shares on the London
  Stock Exchange expected to commence, unpaid.....      8:00 a.m. on August 10, 2000
Latest time and date for exchanging a share right
  for an ADS right................................      3:00 p.m. on August 25, 2000
Latest time and date for splitting, unpaid........      3:00 p.m. on August 30, 2000
Latest time and date for acceptance and payment in
  full............................................    3:00 p.m. on September 1, 2000
Dealings in new ordinary shares on the London
  Stock Exchange expected to commence, fully
  paid............................................    8:00 a.m. on September 4, 2000
Latest time and date for splitting, fully paid....   3:00 p.m. on September 14, 2000
Latest time and date for registration of
  transfer........................................   3:00 p.m. on September 18, 2000
Expected date for mailing of definitive share
  certificates for new ordinary shares............                   October 2, 2000

    The holders of ordinary shares may subscribe for new ordinary shares as follows:

    SHARE RIGHT RECORD DATE. The record date for determination of those holders of ordinary shares who are eligible to participate in the rights offering is the close of business in London on July 28, 2000.

    PROVISIONAL ALLOTMENT LETTERS. Share rights are evidenced by transferable provisional allotment letters which we will issue to eligible shareholders. Every 11 ordinary shares held of record on the share right record date will entitle the holder to three share rights. The holder of one share right is entitled to subscribe for one new ordinary share at the share subscription price.

    FRACTIONAL ENTITLEMENTS. We have not allotted share rights for fractions of new ordinary shares in making the initial allocations of share rights to subscribe for new ordinary shares. These fractional share rights will be aggregated and the related new ordinary shares will be sold in the market for your benefit.

    SHARE SUBSCRIPTION PRICE. The share subscription price of L10 is payable to us in sterling. For information on how to pay, see "--Method of Subscription and Payment" below.

    SHARE RIGHT EXPIRATION DATE. Share rights will expire at 3:00 p.m. (London time) on September 1, 2000. If unexercised, your share rights will be void but you may receive proceeds from the sale of the new ordinary shares attributable to your unexercised share rights as described under "--Unexercised Share Rights" below. We refer to September 1, 2000 as the share right expiration date.

    METHOD OF SUBSCRIPTION AND PAYMENT. Provisional allotment letters will contain full details regarding acceptance of and payment for some or all of the new ordinary shares. To subscribe in whole or in part, you should submit the provisional allotment letter in accordance with its instructions together with the full amount payable:

- BY MAIL OR BY HAND                           - BY HAND TO:
  DURING NORMAL BUSINESS HOURS                   Lloyds TSB Registrars
  WITH OUR RECEIVING AGENT:                      Antholin House
  Lloyds TSB Registrars                          71 Queen Street
  The Causeway                                   London EC4N 1SL
  Worthing, West Sussex BN99 6DA

which must be received no later than 3:00 p.m. (London time) on September 1, 2000.

    We may, in our sole discretion, treat a provisional allotment letter as valid and binding if it is submitted even if not completed or submitted in accordance with the relevant instructions or not accompanied by a valid power of attorney, where required. In addition, we reserve the right, but shall not be obligated, to treat as valid acceptances in respect of which payments are received prior to 3:00 p.m. (London time) on September 1, 2000 from an authorized person, as defined in the UK Financial Services Act 1986, specifying the new ordinary shares concerned and undertaking to submit the relevant provisional allotment letter duly completed in due course.

    You should make your check and bank drafts payable to "Lloyds TSB Group Plc A/C Pearson plc" and crossed "A/C Payee only". Payments in sterling must be made for the full amount by check or bank draft drawn on an account at a bank or building society in the UK:

    - which is a settlement member of the Cheque and Credit Clearing Company Limited,

    - the CHAPS Clearing Company Limited,

    - a member of either of the committees of the Scottish or Belfast Clearing Houses, or

    - that has arranged for its checks and bank drafts to be cleared through the facilities provided by any of those companies or committees.

In all cases, the check or bank draft must bear the appropriate sorting code. We will not pay interest if your payment is made early. Your submission of the provisional allotment letter with the appropriate payment in the form of a check will constitute a warranty that the check will be honored on first presentation. We may treat dishonored checks as invalid acceptances.

    PARTIAL EXERCISE OF SHARE RIGHTS. If you wish to subscribe for a portion of the new ordinary shares represented by your share rights or to transfer a portion of your share rights to more than one person, you must follow the instructions for splitting contained in the provisional allotment letter and submit the properly completed provisional allotment letter to Lloyds TSB Registrars at the above address no later than 3:00 p.m. (London time) on August 30, 2000.

    YOUR EXERCISE OF SHARE RIGHTS IS IRREVOCABLE AND MAY NOT BE CANCELLED OR MODIFIED.

    PURCHASE AND SALE OF SHARE RIGHTS AND NEW ORDINARY SHARES. Share rights may be exercised, sold or transferred to others in accordance with the terms of the provisional allotment letter. New ordinary shares may be bought or sold through banks or brokers and will be traded on the London Stock Exchange.

    UNEXERCISED SHARE RIGHTS. If payment in full for any new ordinary shares provisionally allotted has not been received by 3:00 p.m. (London time) on September 1, 2000, whether from the original allottee or any transferee, the provisional allotment will be deemed to have been declined, in which event it will lapse. The new ordinary shares relating to any unexercised share rights may be sold on your behalf through arrangements with the underwriters, and if they are sold at a price in excess of the share subscription price and expenses of sale, any premium will be paid in sterling pro rata to the holders of ordinary shares to whom the new ordinary shares were provisionally allotted. Neither we nor the underwriters have any liability to you if ordinary shares respecting unexercised share rights are not sold, or with respect to the price at which they may be sold.

    DELIVERY OF NEW ORDINARY SHARES. We expect to mail definitive certificates for new ordinary shares subscribed for pursuant to the exercise of share rights as soon as practicable after October 2, 2000.

    RANKING. New ordinary shares will rank equally in all respects with outstanding ordinary shares except that they will not qualify for the interim dividend in respect of the year ending December 31, 2000, as the new ordinary shares will be issued after the relevant dividend record date.

    MONEY LAUNDERING REGULATIONS. Applicable money laundering regulations may require Lloyds TSB Registrars to establish your identity. These requirements are referred to below as the "verification of identity requirements". If the provisional allotment letter is submitted by, and/or payment is made by, a UK regulated broker or intermediary which is acting as agent and which is itself subject to the money laundering regulations, any verification of identity requirements are the responsibility of such broker or intermediary and not Lloyds TSB Registrars. In this case, the submitting agent's stamp should be inserted on the provisional allotment letter.

    By sending a provisional allotment letter with payment and accepting the allotment of the new ordinary shares comprised in such provisional allotment letter, you agree to provide Lloyds TSB Registrars with the information and other evidence that Lloyds TSB Registrars may require to satisfy the verification of identity requirements.

    If within a reasonable period of time following a request for verification of your identity, but in any event no later than 3:00 p.m. (London time) on September 1, 2000, Lloyds TSB Registrars has not received evidence satisfactory to it, we may treat as invalid your provisional allotment letter, in which event your provisional allotment will be deemed to have been declined and will lapse. The money payable on acceptance of the share rights will be returned without interest to the bank from which it was originally debited. We may proceed against you to recover any loss or damage suffered or incurred by us as a result of the failure to produce satisfactory evidence.

    IF THE VERIFICATION OF IDENTITY REQUIREMENTS APPLY, YOUR FAILURE TO PROVIDE THE NECESSARY EVIDENCE OF IDENTITY WITHIN A REASONABLE TIME MAY RESULT IN YOUR ACCEPTANCE BEING TREATED AS INVALID OR IN DELAYS IN THE MAILING OF A RECEIPTED PROVISIONAL ALLOTMENT LETTER AND A CERTIFICATE FOR NEW ORDINARY SHARES.

    The verification of identity requirements will not usually apply if:

    - you are a regulated UK broker or intermediary acting as agent and are subject to the money laundering regulations,

    - you are an organization required to comply with the Money Laundering Directive (the Council Directive on prevention of the use of the financial system for the purpose of money laundering (91/308/EEC)),

    - you make payment by way of a check drawn on an account in your name, or

    - the aggregate share subscription price for the relevant new ordinary shares is less than the equivalent of euro 15,000.

    In other cases, the identity requirements may apply and you may facilitate the satisfaction of these requirements in the following ways:

    - if you make payment by building society check not drawn on your account or a bank draft, by the building society or bank endorsing on the check or draft your name and the number of your account at such building society or bank, such endorsement being validated by a stamp and authorized signature,

    - if you do not make payment by check drawn on your account and the first bullet point of the preceding paragraph does not apply, by you including with your provisional allotment letter evidence of your name and address from an appropriate third party; for example, a recent bill from a gas, electricity or telephone company or a bank statement, in each case bearing your name and address; originals of such documents, not copies, are required; and such documents will be returned in due course, or

    - if the provisional allotment letter is submitted with payment by an agent which is an organization of the kind referred to in the first bullet point above or which is subject to anti-money laundering regulation in a country that is a member of the Financial Action Task Force, the non-European Union members of which are Australia, Canada, Hong Kong, Iceland, Japan, New Zealand, Norway, Singapore, Switzerland, Turkey and the US, the agent should provide written confirmation that it has that status with the provisional allotment letter and written assurances that it has obtained and recorded evidence of the identity of the persons for whom it acts and that it will, on demand, make such evidence available to Lloyds TSB Registrars or the relevant authority.

    If your provisional allotment letter involves an aggregate share subscription price of the equivalent of euro 15,000 or more and is submitted by hand by you in person, you should ensure that you can provide evidence of your identity bearing your photograph such as your passport and evidence of your address.

    Neither we nor Lloyds TSB Registrars shall be responsible for or have any liability for any loss or damage, whether actual or alleged, arising from the treatment of a provisional allotment letter as invalid or the termination of your share rights in the rights offering as a result of Lloyds TSB Registrars not having received from you evidence as to your identity within a reasonable period, but no later than 3:00 p.m. (London time) on September 1, 2000.

EXCHANGE PRIVILEGE

    EXCHANGE OF ADS RIGHTS FOR SHARE RIGHTS. At any time prior to 5:00 p.m. (New York City time) on August 25, 2000, you may surrender a warrant representing ADS rights to the ADS subscription agent at its New York office and the ADS subscription agent will deliver to you or your assignee at its office at One Canada Square, London EI4 5AL, England, a provisional allotment letter representing share rights to subscribe for the appropriate number of new ordinary shares at the issue price.

    EXCHANGE OF SHARE RIGHTS FOR ADS RIGHTS. At any time prior to 3:00 p.m. (London time) on August 25, 2000, you may surrender a provisional allotment letter representing any amount of share rights to the ADS subscription agent at its New York or London offices and the ADS subscription agent will deliver to you or your assignee at its New York office a warrant representing ADS rights in an amount sufficient to subscribe for the appropriate number of new ADSs covered by such provisional allotment letter.

    If you deposit a warrant or a provisional allotment letter pursuant to the exchange privilege, you must pay any associated taxes or levies and depositary fees. If you deposit a provisional allotment letter pursuant to the exchange privilege, you will be charged 1.5% of the issue price per new ordinary share so deposited to meet the stamp duty reserve tax payable on the exercise of the ADS rights obtained in the rights offering.

SHARE PLANS

    In the case of our share option plans, we will adjust the number of ordinary shares underlying outstanding options and/or the option exercise price to take account of the rights offering, in such manner as we may decide. This adjustment will be subject to prior confirmation of our auditors that the adjustments are fair and reasonable and, where relevant, to the prior approval of the UK Inland Revenue and to compliance with tax legislation. We will make similar adjustments under those plans which involve stock appreciation rights, and notify participants of such adjustments in due course.

    Participants in the FT Group's employee share scheme and the Pearson profit sharing plan, on whose behalf ordinary shares are held by a trustee, will be entitled to participate in the rights offering in respect of the ordinary shares held on their behalf.

    Participants in the Pearson share bonus plan, on whose behalf ordinary shares allocated to them under the plan are held by a trustee, will have additional ordinary shares credited to their holding and/or will receive cash in respect of any fractional entitlement.

                                NCS ACQUISITION

    On July 30, 2000, we and a wholly owned subsidiary entered into an Agreement and Plan of Merger, which was amended as of August 4, 2000, with NCS. In accordance with the merger agreement, our subsidiary will make a cash tender offer for all of the issued and outstanding shares of NCS's common stock no later than August 7, 2000 at a price per share of $73. NCS's board of directors has recommended that the shareholders accept the tender offer. We will keep the tender offer open for 23 business days and may, under certain circumstances, extend it for additional periods.

    The tender offer is conditioned upon the tender of at least a majority of the outstanding NCS common stock on a fully diluted basis and other customary conditions.

    Following completion of the tender offer, NCS will merge with our subsidiary, and each share of NCS common stock not tendered in the tender offer shall be converted into the right to receive $73, subject to dissenters' rights provided under Minnesota law. If at least ninety (90%) percent of the outstanding shares of NCS common stock are tendered, the merger can take place promptly without a shareholders' meeting. If, however, less than ninety (90%) percent of the outstanding shares of NCS common stock are tendered in the tender offer, Minnesota law requires that there be a shareholders' meeting to approve the merger. As we will then own a majority of the outstanding shares of NCS common stock, this meeting would be a mere formality. Those shareholders who do not tender their shares of NCS common stock and do not approve the merger will be entitled to exercise dissenters' rights in accordance with Minnesota law, which entitle them to receive payment for the shares at an appraised fair value.

    The merger agreement contains standard representations and warranties by NCS and limitations on how NCS may conduct its business prior to the closing of the merger. The merger agreement allows the NCS board of directors to consider takeover proposals from third parties where it would be a breach of the fiduciary duty of the NCS board of directors to fail to consider them. The NCS board of directors may also withdraw its recommendation of our acquisition in favor of a superior takeover proposal. In that event, we may terminate the merger agreement and receive a termination fee in the amount of $98 million. We will also be entitled to the termination fee if, among other things, the merger agreement is terminated as a result of NCS's breach in any material respect of any of its representations or failure to perform in any material respect its covenants.

                                USE OF PROCEEDS

    Assuming the rights are exercised in full, we estimate that the net proceeds to us from this offering will be approximately $2.5 billion, after deducting estimated expenses related to the offering. We intend to use the net proceeds to finance the NCS acquisition.

                               MARKET INFORMATION

    The principal trading market for our ordinary shares is the London Stock Exchange. Our ordinary shares also trade in the US in the form of ADSs evidenced by ADRs under a sponsored ADR facility with The Bank of New York, as depositary. We established this facility in March 1995. Each ADS represents one ordinary share. We do not believe, however, that our ADSs are actively traded in the over-the-counter market.

    We have applied to list the ADSs on the New York Stock Exchange under the symbol "PSO".

    The following table sets forth the highest and lowest middle market quotations, which represent the average of closing bid and asked prices, for the ordinary shares, as derived from the Daily Official List of the London Stock
Exchange:

    - on an annual basis for our five most recent fiscal years,

    - on a quarterly basis for our two most recent quarters and our two most recent fiscal years, and

    - on a monthly basis for the most recent six months.

                                                                   ORDINARY          AVERAGE
                                                                    SHARES           TRADING
                                                                  (IN PENCE)          VOLUME
                                                              -------------------   (ORDINARY
REFERENCE PERIOD                                                HIGH       LOW       SHARES)
----------------                                              --------   --------   ----------
FIVE MOST RECENT FISCAL YEARS
1999........................................................    2004       1173     1,910,696
1998........................................................    1200        762     1,779,335
1997........................................................     848        665     1,711,711
1996........................................................     760        601     1,373,446
1995........................................................     684        543     1,390,806

MOST RECENT QUARTERS AND TWO MOST RECENT FISCAL YEARS

        2000:           Second quarter.............................................    2360       1649     2,005,332
                        First quarter..............................................    2578       1701     2,343,852

        1999:           Fourth quarter.............................................    2004       1291     1,831,844
                        Third quarter..............................................    1368       1216     1,636,981
                        Second quarter.............................................    1405       1190     2,078,271
                        First quarter..............................................    1431       1173     2,109,696

        1998:           Fourth quarter.............................................    1193        875     2,088,696
                        Third quarter..............................................    1200        945     1,668,757
                        Second quarter.............................................    1186        929     1,658,958
                        First quarter..............................................    1001        762     1,703,522


MOST RECENT SIX MONTHS
July........................................................    2079       1948     2,431,075
June........................................................    2245       1990     1,695,026
May.........................................................    2334       1646     1,951,603
April.......................................................    2359       1863     2,447,280
March.......................................................    2578       2061     2,116,859
February....................................................    2464       1934     2,369,018

                                   DIVIDENDS

    We pay dividends to holders of ordinary shares on dates that are fixed in accordance with the guidelines of the London Stock Exchange. Our board of directors normally declares an interim dividend in August of each year to be paid in November. Our board of directors normally recommends a final dividend following the end of the fiscal year to which it relates, to be paid in the following June, subject to shareholders' approval at our annual general meeting.

    Our board of directors declared an interim dividend in respect of the year ending December 31, 2000 of 9.2 pence per ordinary share. This dividend will be payable on October 27, 2000 to shareholders and ADS holders of record on August 11, 2000. New ordinary shares and new ADSs issued in the rights offering will not be entitled to this dividend as these ordinary shares and ADSs will be issued after the record date.

    The table below sets forth the amounts of interim, final and total dividends paid in respect of each fiscal year indicated, and is translated into cents per ordinary share at the noon buying rate in The City of New York on each of the respective payment dates for interim and final dividends.

                                                    PENCE PER ORDINARY               CENTS PER ORDINARY
                                                          SHARE                            SHARE
                                              ------------------------------   ------------------------------
FISCAL YEAR                                   INTERIM     FINAL      TOTAL     INTERIM     FINAL      TOTAL
-----------                                   --------   --------   --------   --------   --------   --------
1999........................................   8.6        13.9        22.5       14.1       21.0       35.1
1998........................................   8.0        13.0        21.0       13.4       20.9       34.3
1997........................................   7.5        12.0        19.5       12.6       19.7       32.3
1996........................................   6.9        11.1        18.0       11.7       18.1       29.8
1995........................................   6.325      10.175      16.5       10.0       15.7       25.7

    Future dividends will be dependent on our future earnings, financial condition and cash flow, as well as other factors affecting us. We currently intend to reduce future dividend payments per share, pro rata, to take account of the rights offering.

                                 CAPITALIZATION

    The following table shows our capitalization and indebtedness as of June 30, 2000, and as adjusted to reflect the full subscription of the rights offering and the use of the proceeds to finance the NCS acquisition. This table should be read in conjunction with our interim results for the six months to June 30, 2000 (unaudited) and the related notes appearing elsewhere in this prospectus. We have prepared the financial information in accordance with UK GAAP, which differs in significant respects from US GAAP. We describe these differences in "Management's Discussion and Analysis of Financial Condition and Results of Operations--Accounting Principles" and Note 34 to our consolidated financial statements. Borrowings, cash and liquid resources denominated in currencies other than sterling have been translated into sterling at the exchange rates in effect on June 30, 2000, the most significant of which is US dollars, which has been translated at a rate of L1.00=$1.51. The convenience translation of sterling amounts into US dollars has been made at the same exchange rate.

                                                                             JUNE 30, 2000
                                                               -----------------------------------------
                                                                     ACTUAL              AS ADJUSTED
                                                               -------------------   -------------------
                                                                  LM         $M         LM         $M
                                                               --------   --------   --------   --------
Cash and liquid resources....................................     369         557        369        557
                                                                =====      ======     ======     ======
                                                                  LM         $M         LM         $M
INDEBTEDNESS:
Short-term borrowings........................................     902       1,362        902      1,362
Medium and long-term borrowings..............................   2,011       3,036      2,011      3,036
                                                                -----      ------     ------     ------
  Total borrowings...........................................   2,913       4,398      2,913      4,398
                                                                -----      ------     ------     ------

SHAREHOLDERS' FUNDS:
Ordinary shares
  authorized: 916,000,000
  issued: 625,222,933 (actual); 795,751,211 (as adjusted)....     156         236        199        300
Share premium account........................................     774       1,169      2,437      3,680
Consolidated reserves........................................     901       1,360        901      1,360
                                                                -----      ------     ------     ------
  Total shareholders' funds..................................   1,831       2,765      3,537      5,340

MINORITY INTERESTS...........................................     113         171        113        171
                                                                -----      ------     ------     ------
Total capitalization.........................................   4,857       7,334      6,563      9,909
                                                                =====      ======     ======     ======

At June 30, 2000, we had no secured debt outstanding. Obligations under finance leases, which are not included in the table of indebtedness above, amounted to L22 million as at June 30, 2000.

    On April 7, 2000, we and Bertelsmann AG and GBL/Electrafina announced the intention to combine Pearson Television and CLT-Ufa, the television and broadcasting business owned by Germany's Bertelsmann, into Beligum's Audiofina to form an integrated commercial television and radio broadcast and content group, renamed the RTL Group. In this transaction, which closed on July 25, 2000, we contributed the net assets of Pearson Television, adjusted for cash retained by us in the amount of euros 84 million (L53 million), to the RTL Group in exchange for a 22% equity stake in the RTL Group. The capitalization table takes no account of the effect of this transaction.

                      SELECTED CONSOLIDATED FINANCIAL DATA

    The table on the following page shows selected consolidated financial data for each of the years in the five-year period ended December 31, 1999. The selected consolidated profit and loss account data for the years ended
December 31, 1999, 1998 and 1997, and the selected consolidated balance sheet data as at December 31, 1999 and 1998, have been derived from our consolidated financial statements included elsewhere in this prospectus, which have been audited by PricewaterhouseCoopers, independent chartered accountants. The selected consolidated profit and loss account data for the years ended
December 31, 1996 and 1995, and the selected consolidated balance sheet data as at December 31, 1997, 1996 and 1995, have been derived from our audited consolidated financial statements for those periods and as of those dates, which are not included in this prospectus. The selected consolidated profit and loss account data for the six month periods ending June 30, 2000 and June 30, 1999 and the selected consolidated balance sheet data as of June 30, 2000, have been derived from our unaudited interim results for the six months to June 30, 2000, included elsewhere in this prospectus. These unaudited financial statements have been prepared on the same basis as our audited financial statements and, in the opinion of management, include all material adjustments, consisting only of normal recurring adjustments, necessary to present the financial position and results of operations for the periods and dates presented. Interim results are not necessarily indicative of the results that may be expected for any other interim period or for the full year. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes appearing elsewhere in this prospectus.

    Our consolidated financial statements have been prepared in accordance with UK GAAP, which differs from US GAAP in significant respects. The consolidated financial statements contain a reconciliation to US GAAP of profit for the financial year, shareholders' funds and certain other financial data. The information provided below is not necessarily indicative of the results that may be expected from future operations. For convenience, we have translated the June 30, 2000 and December 31, 1999 amounts into US dollars at the rate of L1.00=$1.51, the noon buying rate in The City of New York on June 30, 2000.

                                                    JUNE 30,                                   DECEMBER 31
                                   ------------------------------------------   -----------------------------------------
                                     2000          2000             1999          1999       1999       1998       1997
                                   --------   --------------   --------------   --------   --------   --------   --------
                                      $M            LM               LM            $M         LM         LM         LM
UK GAAP INFORMATION:

CONSOLIDATED PROFIT AND LOSS
  ACCOUNT DATA
Total sales......................    2,333             1,545            1,306     5,031      3,332      2,395      2,293
Total sales from continuing
  operations.....................    2,333             1,545            1,306     5,031      3,332      2,251      2,011

Operating profit from continuing
  operations(1)..................      (29)              (19)              25       408        270        187        252
Total operating profit...........      (17)              (11)              46       480        318        250        328
Profit after taxation............      137                91              (38)      453        300        441         40

Operating profit before internet
  enterprises, goodwill
  amortization and other
  items(2).......................      236               156              133       888        588        389        328

Earnings per equity share(3).....     21.4 CENTS           14.2p           (6.6)p    72.8 CENTS    48.2p    74.1p     6.6p
Adjusted earnings per equity
  share after internet
  enterprises(4).................     (0.9)             (0.6)             6.3      73.2       48.5       42.0       34.9
Adjusted earnings per equity
  share before internet
  enterprises(5).................     15.1              10.0              7.1      80.5       53.3       42.0       34.9
Diluted earnings per equity
  share(6).......................     20.8              13.8             (6.5)     71.7       47.5       73.3        6.4

CONSOLIDATED BALANCE SHEET DATA         $M                LM               LM        $M         LM         LM         LM

Total assets (Fixed Assets plus
  Current Assets)................    9,817             6,501            5,447     8,079      5,350      5,317      2,253
Net assets.......................    2,935             1,944            1,107     2,004      1,327      1,084        156
Long-term obligations(7).........    3,059             2,026            2,312     3,452      2,286      2,562        609
Capital Stock....................      236               156              153       231        153        152        144
Number of equity shares
  outstanding....................      625               625              611       613        613        610        577

                                       DECEMBER 31
                                   -------------------
                                     1996       1995
                                   --------   --------
                                      LM         LM
UK GAAP INFORMATION:
CONSOLIDATED PROFIT AND LOSS
  ACCOUNT DATA
Total sales......................    2,186      1,830
Total sales from continuing
  operations.....................    1,830      1,484
Operating profit from continuing
  operations(1)..................      132        192
Total operating profit...........      189        267
Profit after taxation............      248        272
Operating profit before internet
  enterprises, goodwill
  amortization and other
  items(2).......................      289        267
Earnings per equity share(3).....     42.8p      47.1p
Adjusted earnings per equity
  share after internet
  enterprises(4).................     30.6       28.8
Adjusted earnings per equity
  share before internet
  enterprises(5).................     30.6       28.8
Diluted earnings per equity
  share(6).......................     42.5       46.4
CONSOLIDATED BALANCE SHEET DATA         LM         LM
Total assets (Fixed Assets plus
  Current Assets)................    2,246      2,568
Net assets.......................      393        856
Long-term obligations(7).........      556        475
Capital Stock....................      143        139
Number of equity shares
  outstanding....................      571        556

                                                                       DECEMBER 31
                                                              ------------------------------
                                                                1999       1999       1998
                                                              --------   --------   --------
                                                                 $M         LM         LM
US GAAP INFORMATION:(8)

Profit for the financial year...............................      299        198        444
Profit from continuing operations for the financial year....      254        168        122

Basic earnings per equity share.............................     48.9 CENTS    32.4p    75.3p
Diluted earnings per equity share...........................     48.5       32.1       74.6
Basic earnings from continuing operations per equity
  share.....................................................     41.5       27.5       20.7
Diluted earnings from continuing operations per equity
  share.....................................................     41.1       27.2       20.5

                                                                   $M         LM         LM
Shareholders' funds.........................................    3,949      2,615      2,468

                                                   (FOOTNOTES ON FOLLOWING PAGE)

------------------------------

(1) Continuing operations represent those operations carried on by us as at June 30, 2000. Operating profit from continuing operations consists of operating profit--Group, plus the Group's share of operating profit from continuing operations for Group associates, as disclosed on page F-3 of the consolidated profit and loss account.

(2) Other items include a L100 million charge for Penguin improper accounting in 1996 and Year 2000 compliance costs of L5 million in 1999 and L7 million in 1998, and integration costs in connection with our acquisition of Simon & Schuster's educational, business & professional and reference publishing business of L95 million in 1999 and L120 million in 1998 and in connection with our acquisition of DK of L3 million in the first six months of 2000.

(3) Earnings per equity share is based on profit for the financial period and the weighted average number of ordinary shares in issue during the period.

(4) Adjusted earnings per equity share is based on adjusted earnings for the financial period and the weighted average number of ordinary shares in issue during the period. Adjusted earnings excludes profits or losses on the sale of fixed assets and investments, businesses and associates, Year 2000 compliance costs and integration costs in respect of the Simon & Schuster acquisition and the DK acquisition and, following the prospective implementation of FRS10 "Goodwill and Intangible Assets" in 1998, goodwill amortization. In 1996, the L100 million exceptional charge for improper accounting in Penguin and the loan stock redemption premium have also been excluded. In the first six months of 2000, the accelerated amortization of a financing arrangement fee has also been excluded.

(5) Due to expenditures of L84 million in the first six months of 2000 and L39 million in 1999 on new internet enterprises, a second adjusted earnings per equity share in accordance with UK GAAP is presented in which the results of these internet enterprises are also excluded from earnings. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--General Overview--Internet Enterprises".

(6) Diluted earnings per equity share is based on diluted earnings for the financial period and the diluted weighted average number of ordinary shares in issue during the period. Diluted earnings comprise earnings adjusted for the tax benefit on the conversion of share options by employees and the weighted average number of ordinary shares adjusted for the dilutive effect of share options.

(7) Long-term obligations are comprised of medium and long-term borrowings plus amounts falling due after more than one year related to obligations under finance leases.

(8) See Note 34 to the consolidated financial statements included in this prospectus entitled "Summary of principal differences between United Kingdom and United States generally accepted accounting principles".

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSION AND ANALYSIS IS BASED ON AND SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE RELATED NOTES, APPEARING ELSEWHERE IN THIS PROSPECTUS. THE FINANCIAL STATEMENTS HAVE BEEN PREPARED IN ACCORDANCE WITH UK GAAP, WHICH DIFFERS IN SIGNIFICANT RESPECTS FROM US GAAP. NOTE 34 TO OUR CONSOLIDATED FINANCIAL STATEMENTS PROVIDES A DESCRIPTION OF THE SIGNIFICANT DIFFERENCES BETWEEN UK GAAP AND US GAAP AS THEY RELATE TO OUR BUSINESS AND PROVIDES A RECONCILIATION TO US GAAP.

GENERAL OVERVIEW

SALES INFORMATION BY OPERATING DIVISION

    The following table shows sales information for each of the periods specified broken out by operating division:

                                                           SIX MONTHS                                YEAR ENDED
                                                         ENDED JUNE 30,                             DECEMBER 31,
                                                ---------------------------------   ---------------------------------------------
                                                    2000                1999            1999            1998            1997
                                                -------------       -------------   -------------   -------------   -------------
                                                     LM                  LM              LM              LM              LM
Pearson Education.............................            647                 554           1,725             702             563
FT Group......................................            408                 330             687             683             676
The Penguin Group.............................            326                 263             565             523             525
Pearson Television............................            164                 159             355             343             247
                                                -------------       -------------   -------------   -------------   -------------
Continuing operations.........................          1,545               1,306           3,332           2,251           2,011
Discontinued operations.......................             --                  --              --             144             282
                                                -------------       -------------   -------------   -------------   -------------
                                                        1,545               1,306           3,332           2,395           2,293

SALES INFORMATION BY GEOGRAPHIC MARKET SUPPLIED

    The following table shows sales information for each of the periods specified broken out by geographic region:

                                                                               YEAR ENDED
                                                                              DECEMBER 31,
                                                              ---------------------------------------------
                                                                  1999            1998            1997
                                                              -------------   -------------   -------------
                                                                   LM              LM              LM
United Kingdom..............................................            544             497             487
Continental Europe..........................................            518             461             382
North America...............................................          1,990           1,078             916
Asia Pacific................................................            200             161             179
Rest of World...............................................             80              54              47
                                                              -------------   -------------   -------------
Continuing operations.......................................          3,332           2,251           2,011
Discontinued operations.....................................             --             144             282
                                                              -------------   -------------   -------------
                                                                      3,332           2,395           2,293

    Sales information by geographic market supplied is not available for the six months ended June 30, 2000.

INTERNET ENTERPRISES

    We refer to our discrete internet operations as our internet enterprises. These are significant internet ventures whose activities and results are able to be separately identified from their print-and television-based counterparts. Due to a significant level of expenditure in 1999 on new internet enterprises, we commenced in 1999 reporting our operating profit and earnings per equity share before and after internet enterprises, as well as before goodwill amortization and other items. This presentation is in accordance with UK GAAP.

EXCHANGE RATE FLUCTUATIONS

    We earn a significant proportion of our sales and profits in overseas currencies, principally the US dollar, and, to a lesser extent, the euro. Sales and profits are translated into sterling in our consolidated financial statements using average rates. The average rate used for the US dollar was $1.56 for the six months ended June 30, 2000, $1.61 for the six months ended June 30, 1999, $1.61 in 1999, $1.66 in 1998 and $1.63 in 1997.

UK GAAP AND US GAAP

    We prepare our financial statements in accordance with UK GAAP, which differs in significant respects from US GAAP. Our profit for the financial year ended December 31, 1999 under UK GAAP was L294 million compared with profit of L198 million under US GAAP. The profit for the financial year ended
December 31, 1998 under UK GAAP was L437 million, compared with profit of L444 million under US GAAP. Equity shareholders' funds at December 31, 1999 under UK GAAP were L1,321 million compared with L2,615 million under US GAAP. Equity shareholders' funds at December 31, 1998 under UK GAAP were
L1,048 million compared with L2,468 million under US GAAP. The main differences between UK GAAP and US GAAP relate to goodwill and intangible assets, deferred taxation, acquisition adjustments, derivatives, pensions and stock based compensation, and are discussed in further detail under "--Accounting Principles". In accordance with UK GAAP, we report operating profit and earnings per equity share before and after internet enterprises, goodwill amortization and other items. Under UK GAAP, intangible assets are not separately identified from goodwill.

RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2000 COMPARED TO SIX MONTHS ENDED JUNE 30,1999

    CONSOLIDATED

    SALES. Our total sales, all from continuing operations, increased by L239 million, or 18%, to L1,545 million in the six months ended June 30, 2000, from L1,306 million in the six months ended June 30, 1999. This increase was primarily due to increased sales realized at Pearson Education, the FT Group and the Penguin Group.

    Pearson Education continued to be our largest business sector in sales terms in the first six months of 2000. Sales at Pearson Education accounted for 42% of our total sales in the first six months of 2000, and 42% in the six months ended June 30, 1999.

    OPERATING PROFIT. Our total operating profit decreased by L57 million to a loss of L11 million in the six months ended June 30, 2000, from a profit of L46 million in the six months ended June 30, 1999. However, our operating profit before internet enterprises, goodwill amortization and other items increased by L23 million, or 17%, to L156 million in the six months ended June 30, 2000, from L133 million in the six months ended June 30, 1999. This increase in operating profit was primarily due to a decrease in losses realized at Pearson Education and increased profit realized at the FT Group.

    - Operating loss before internet enterprises, goodwill amortization and other items attributable to Pearson Education decreased by L12 million, or 32%, to L26 million in the six months ended June 30, 2000, from L38 million in the six months ended June 30, 1999, primarily due to a decrease in the loss in the US Schools business.

    - Operating profit before internet enterprises, goodwill amortization and other items attributable to the FT Group increased by L23 million, or 27%, to L109 million in the six months ended June 30, 2000, from L86 million in the six months ended June 30, 1999, primarily due to increases in advertising at the FINANCIAL TIMES and LES ECHOS newspapers and increases at FT Interactive Data due to the acquisition of the Thompson Financial Securities business in July 1999 and the acquisition of a controlling interest in Data Broadcasting Corporation in February 2000.

    Our trading margin, which measures the ratio of trading profit, excluding income from investments and associates and losses from internet enterprises, to sales, increased to 9% in the six months ended June 30, 2000, from 7% in the six months ended June 30, 1999, primarily due to our continued effort to decrease overall costs as a percentage of sales.

    GOODWILL AMORTIZATION AND OTHER ITEMS. Goodwill amortization increased by L9 million to L72 million in the six months ended June 30, 2000, from L63 million in the six months ended June 30, 1999, primarily due to the acquisition of the Thompson Financial Securities business in July 1999. This acquisition resulted in six months of goodwill amortization being included in the figures for the six months ended June 30, 2000 and no amortization being included in the figures for the six months ended June 30, 1999. Other items decreased by L6 million, or 35%, to L11 million in the six months ended
June 30, 2000, from L17 million in the six months ended June 30, 1999. Other items comprise a charge in respect of the integration of the businesses acquired from Simon & Schuster which decreased by L7 million, or 47%, to L8 million in the six months ended June 30, 2000, from L15 million in the six months ended June 30, 1999 and a L3 million charge in respect of the integration of DK which was acquired in May 2000. In addition, other items included a L2 million charge in respect of Year 2000 compliance costs in the six months ended June 30, 1999.

    NON-OPERATING ITEMS. Profit before taxation on the sale of fixed assets, investments, businesses and associates was L218 million in the six months ended June 30, 2000, compared to L5 million in the six months ended June 30, 1999. Taxation on these items was L31 million in the six months ended June 30, 2000, and L6 million in the six months ended June 30, 1999. In the six months ended June 30, 2000, the most significant item was a profit of L231 million on the sale of our interest in the Lazard Houses. In the six months ended June 30, 1999, the most significant items were a profit of L16 million on the sale of part of our interest in BSB Holdings Ltd and a loss of L16 million on the sale of our Extel research products business.

    NET FINANCE COSTS. Our total net finance costs increased by L13 million, or 18%, to L84 million in the six months ended June 30, 2000, from L71 million in the six months ended June 30, 1999, primarily due to the acceleration of the amortization of an arrangement fee in respect of a borrowing facility which was redeemed early. In the six months ended June 30, 2000, our average net debt decreased by L430 million compared to the six months ended June 30, 1999. The decrease in net debt reflected the impact of the equity and asset disposal proceeds received in the six months ended June 30, 2000. However, this decrease in debt was partially offset by an increase in the average interest rate paid. Our net interest rate payable averaged approximately 6.7% in the six months ended June 30, 2000. This interest rate was higher than in the six months ended June 30, 1999, when it was 5.9%, mainly due to a change in market interest rates. For a more detailed discussion of our interest expenses, see "--Quantitative and Qualitative Disclosures about Market Risk". The effect of interest rate increases on us was also mitigated by our existing portfolio of interest rate swaps, which converted over half of our variable rate commercial paper and bank debt to a fixed rate basis.

    TAXATION.  The taxation charge was L32 million in the six months ended
June 30, 2000, compared to L18 million in the six months ended June 30, 1999. The taxation charge was 26% of profit before taxation in the six months ended June 30, 2000. In the six months ended June 30, 1999, the taxation charge of L18 million was in respect of a loss before taxation of L20 million. In the six months ended June 30, 2000, a significant proportion of the goodwill amortization was not eligible for taxation relief but was largely offset by the taxation on the profit on the sale of the Lazard Houses being lower than the statutory rate. In the six months ended June 30, 1999, a significant proportion of the goodwill amortization was also not eligible for taxation relief and, in addition, only limited taxation relief was recognized on the Simon & Schuster integration costs.

    The taxation rate on adjusted earnings, as defined below, remained at 25% in the six months ended June 30, 2000, compared to 25% in the six months ended
June 30, 1999. The difference of 5% between the UK statutory taxation rate in the six months ended June 30, 2000, which was 30%, and the effective taxation rate on adjusted earnings in the six months ended June 30, 2000, which was 25%, is primarily due to the availability of tax losses in the US.

    PROFIT. Profit for the financial period increased by L129 million to L88 million in the six months ended June 30, 2000, from a loss of L41 million in the six months ended June 30, 1999, primarily due to the increase in profits on the sale of businesses and associates.

    EARNINGS PER ORDINARY SHARE. Earnings per ordinary share, which reflect earnings divided by the weighted average number of shares in issue increased to
14.2 pence in the six months ended June 30, 2000, from a loss of 6.6 pence in the six months ended June 30, 1999 based on a weighted average number of shares of 620.4 million in the six months ended June 30, 2000, and 609.7 million in the six months ended June 30, 1999. This increase was primarily due to the increase in profits on the sale of businesses and associates. Adjusted earnings per ordinary share decreased to a loss of 0.6 pence in the six months ended
June 30, 2000, from earnings of 6.3 pence in the six months ended June 30, 1999. Adjusted earnings exclude the profits or losses on the sale of fixed assets and investments, businesses and associates, Year 2000 compliance costs, integration costs in respect of the Simon & Schuster acquisition and the DK acquisition, goodwill amortization and the accelerated amortization of a financing arrangement fee. Adjusted earnings before internet enterprises per ordinary share increased to 10.0 pence in the six months ended June 30, 2000, from 7.1 pence in the six months ended June 30, 1999. Adjusted earnings before internet enterprises excludes the above-mentioned items and also excludes the losses arising on internet enterprises. Diluted earnings per ordinary share increased to 13.8 pence in the six months ended June 30, 2000, from a loss of 6.5 pence in the six months ended June 30, 1999, primarily due to the increase in profits on the sale of businesses and associates. Earnings dilution included the tax benefit on the conversion of certain share options by employees and, after taking into account the effect of dilutive share options, the weighted average number of ordinary shares applicable was 628.6 million in the six months ended June 30, 2000 and 616.5 million in the six months ended June 30, 1999.

OPERATING PROFIT BY DIVISION

    The following table summarizes our operating profit by division.

                                                                             OPERATING PROFIT AFTER INTERNET
                                     OPERATING PROFIT BEFORE INTERNET             ENTERPRISES, GOODWILL
                                  ENTERPRISES, GOODWILL AMORTIZATION AND            AMORTIZATION AND
                                                OTHER ITEMS                            OTHER ITEMS
                                 -----------------------------------------   -------------------------------
                                         SIX MONTHS ENDED JUNE 30               SIX MONTHS ENDED JUNE 30
                                 -----------------------------------------   -------------------------------
                                   2000       2000       1999       1999          2000             1999
                                    LM         %          LM         %             LM               LM
                                 --------   --------   --------   --------   --------------   --------------
Pearson Education..............     (26)       (18)       (38)       (34)         (108)            (116)
FT Group.......................     109         74         86         77            35               77
The Penguin Group..............      33         22         31         28            25               31
Pearson Television.............      32         22         33         29            29               33
                                   ----       ----       ----       ----          ----             ----
Continuing Operations..........     148        100        112        100           (19)              25

PEARSON EDUCATION

    Pearson Education's sales increased by L93 million, or 17%, to L647 million in the six months ended June 30, 2000, from L554 million in the six months ended June 30, 1999, principally due to increases in the US Schools business. Pearson Education's sales in the six months ended June 30, 2000 comprised 42% of our total sales.

    Pearson Education realizes approximately two-thirds of its sales and all of its profits in the second half of the year when it makes the majority of its sales.

    Operating loss before internet enterprises, goodwill amortization and other items decreased by L12 million, or 32%, to L26 million in the six months ended June 30, 2000, from L38 million in the six months ended June 30, 1999. This decrease in operating loss was primarily due to decreases in the operating loss realized in the US Schools business.

    The US Schools business increased sales by L35 million, or 19%, to L222 million in the six months ended June 30, 2000, from L187 million in the six months ended June 30, 1999. This increase in sales was primarily due to gains in market share for our reading, literature and electronic programs as well as the continued success of our math program.

    The US Higher Education and Professional Publishing business increased sales by L37 million, or 21%, to L215 million in the six months ended June 30, 2000, from L178 million in the six months ended June 30, 1999. This increase in sales was primarily due to an increase in sales in the US College publishing business.

    Sales in the International business increased by L28 million, or 17%, to L197 million in the six months ended June 30, 2000, from L169 million in the six months ended June 30, 1999. This increase in sales was primarily due to an increase in sales in our Latin American and Asian markets.

    FT Knowledge increased sales by L3 million, or 38%, to L11 million in the six months ended June 30, 2000, from L8 million in the six months ended
June 30, 1999. This increase in sales was primarily due to increases in both the individual and corporate businesses.

FT GROUP

    Sales in the FT Group increased by L78 million, or 24%, to L408 million in the six months ended June 30, 2000, from L330 million in the six months ended June 30, 1999. This increase in sales was primarily due to increases in advertising at the FINANCIAL TIMES and LES ECHOS newspapers, increases at FT Interactive Data due to the acquisition of the Thompson Financial Securities business in July 1999 and the acquisition of a controlling interest in Data Broadcasting

Corporation in February 2000 and increases in internet enterprises. Operating profit before internet enterprises, goodwill amortization and other items, increased by L23 million, or 27%, to L109 million in the six months ended June 30, 2000, from L86 million in the six months ended June 30, 1999.

    Operating profit before internet enterprises, goodwill amortization and other items at the FINANCIAL TIMES newspaper increased by L16 million, or 47%, to L50 million in the six months ended June 30, 2000, from L34 million in the six months ended June 30, 1999. This increase in operating profit was primarily due to increases in advertising.

    Operating profit before internet enterprises, goodwill amortization and other items at FT Interactive Data increased by L11 million, or 73%, to L26 million in the six months ended June 30, 2000, from L15 million in the six months ended June 30, 1999. This increase in operating profit was primarily due to the acquisition of the Thompson Financial Securities business in July 1999 and the acquisition of a controlling interest in Data Broadcasting Corporation in February 2000.

    Operating profit before internet enterprises, goodwill amortization and other items at the Les Echos Group increased by L3 million, or 23%, to L16 million in the six months ended June 30, 2000, from L13 million in the six months ended June 30, 1999. This increase in operating profit was primarily due to increases in circulation and advertising.

    Operating profit before internet enterprises, goodwill amortization and other items at Recoletos increased by L1 million, or 6%, to L19 million in the six months ended June 30, 2000, from L18 million in the six months ended
June 30, 1999.

    Operating profit from joint ventures and associates within the FT Group decreased by L13 million to a loss of L5 million in the six months ended
June 30, 2000, from a profit of L8 million in the six months ended June 30, 1999. This decrease in operating profit was primarily due to the start-up costs of FINANCIAL TIMES DEUTSCHLAND.

THE PENGUIN GROUP

    Sales at the Penguin Group increased by L63 million, or 24%, to L326 million in the six months ended June 30, 2000, from L263 million in the six months ended June 30, 1999. This increase in sales was partly attributable to the acquisition of DK in May 2000 which contributed sales of L32 million in the six months ended June 30, 2000 and partly attributable to a number of new and established authors reaching the best-seller lists in both the UK and the US. Operating profit before internet enterprises, goodwill amortization and other items increased by L2 million, or 6%, to L33 million in the six months ended June 30, 2000, from L31 million in the six months ended June 30, 1999. This increase in operating profit was primarily attributable to a number of new and established authors reaching the best-seller lists in both the UK and the US and was partly offset by the acquisition of DK in May 2000, which contributed a loss of L4 million in the six months ended June 30, 2000.

PEARSON TELEVISION

    Sales at Pearson Television increased by L5 million, or 3%, to L164 million in the six months ended June 30, 2000, from L159 million in the six months ended June 30, 1999. Operating profit before internet enterprises, goodwill amortization and other items decreased by L1 million, or 3%, to L32 million in the six months ended June 30, 2000, from L33 million in the six months ended June 30, 1999.

    On July 25, 2000, we merged Pearson Television into the RTL Group. We will account for our interest in the RTL Group as an associate, rather than a subsidiary. As a result, only our share of its profit before interest, interest and taxation will be reflected in our financial results. For more information on this merger, please refer to "Business--Operating Divisions--Pearson Television".

INTERNET ENTERPRISES

    Sales in our internet enterprises increased by L14 million to L16 million in the six months ended June 30, 2000, from L2 million in the six months ended
June 30, 1999. These sales all related to the FT Group. Operating losses increased by L77 million to L84 million in the six months ended June 30, 2000, from L7 million in the six months ended June 30, 1999. Of this loss, L64 million was incurred by the internet enterprises of the FT Group, L19 million was incurred by the internet enterprises of Pearson Education and L1 million was incurred by the internet enterprises of Pearson Television. We expect Pearson Education's internet enterprises to account for a higher percentage of these operating losses in the future as we increase our investment in the internet enterprises of Pearson Education. We expect our internet enterprises to incur significant operating losses in the forseeable future as we continue to invest in them. While we cannot predict the magnitude of these operating losses with any specificity, our continued investment in our internet enterprises will result in a decrease in our consolidated operating profit.

YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998

    CONSOLIDATED

    SALES. Our total sales increased by L937 million, or 39%, to L3,332 million in 1999, from L2,395 million in 1998. Sales from continuing operations increased by L1,081 million, or 48%, to L3,332 million in 1999, from L2,251 million in 1998. We realized this increase almost entirely in Pearson Education, where sales increased by L1,023 million primarily due to the Simon & Schuster acquisition in November 1998. This acquisition resulted in a full year of the businesses acquired from Simon & Schuster being included in our 1999 figures as opposed to just over one month in 1998.

    Pearson Education continued to be our largest business sector in 1999. Sales at Pearson Education accounted for 52% of our total sales from continuing operations in 1999, compared to 31% in 1998. North America continued to be the most significant source of our sales, accounting for 60% of sales from continuing operations in 1999, compared to 48% in 1998.

    OPERATING PROFIT. Our total operating profit increased by L68 million, or 27%, to L318 million in 1999, from L250 million in 1998. However, our operating profit before internet enterprises, goodwill amortization and other items increased by L199 million, or 51%, to L588 million in 1999, from L389 million in 1998. The increase in operating profit was primarily due to increased profit realized at Pearson Education, the FT Group and the Penguin Group.

    - Operating profit before internet enterprises, goodwill amortization and other items attributable to Pearson Education increased by L158 million, or 160%, to L257 million in 1999, from L99 million in 1998, primarily due to the Simon & Schuster acquisition in November 1998.

    - Operating profit before internet enterprises, goodwill amortization and other items attributable to the FT Group increased by L32 million, or 27%, to L150 million in 1999, from L118 million in 1998, primarily due to increases in circulation and advertising at the FINANCIAL TIMES and LES ECHOS newspapers and increases in subscriptions and volume-related business at FT Interactive Data.

    - Operating profit before internet enterprises, goodwill amortization and other items attributable to the Penguin Group increased by L17 million, or 35%, to L65 million in 1999, from L48 million in 1998, primarily due to a number of new and established authors reaching the best-seller lists.

    Our trading margin, which measures the ratio of trading profit, excluding income from investments and associates and losses from internet enterprises, to sales, increased to 15% in 1999, from 13% in 1998, primarily due to our effort to decrease overall costs as a percentage of sales.

    EXCHANGE RATE FLUCTUATIONS. The weakening of sterling against the US dollar on an average basis had a positive impact on reported sales and profits in 1999 compared to 1998. We estimate that if the 1998 average rates had prevailed in 1999, sales would have been lower by L33 million and operating profit would have been lower by L5 million.

    COST OF SALES AND NET OPERATING EXPENSES

    The following table summarizes our cost of sales and net operating expense.

                                                                   1999                     1998
                                                              --------------   -------------------------------
                                                                  TOTAL          CONTINUING         TOTAL
                                                              --------------   --------------   --------------
                                                                    LM               LM               LM
COST OF SALES...............................................          (1,424)         (1,138)           (1,176)

Distribution costs..........................................            (289)           (168)             (169)
Administration and other expenses...........................          (1,470)           (848)             (933)
Other operating income......................................              98              79                82
                                                              --------------   --------------   --------------
NET OPERATING EXPENSES......................................          (1,661)           (937)           (1,020)
                                                              ==============   ==============   ==============
Analyzed as:
Net operating expenses--before exceptional items and
  goodwill amortization.....................................          (1,446)           (854)             (937)
Net operating expenses--exceptional items...................             (85)            (71)              (71)
Net operating expenses--goodwill amortization...............            (130)            (12)              (12)
                                                              --------------   --------------   --------------
NET OPERATING EXPENSES......................................          (1,661)           (937)           (1,020)
                                                              ==============   ==============   ==============

    COST OF SALES. Our cost of sales from continuing operations increased by L286 million, or 25%, to L1,424 million in 1999, from L1,138 million in 1998, primarily due to the acquisition of Simon & Schuster. Cost of sales from continuing operations decreased to 43% of sales in 1999 from 51% in 1998, primarily due to the cost allocation mix at the businesses acquired from Simon & Schuster, where cost of sales as a percentage of sales was lower than in our other businesses. The allocation of expenses by function between cost of sales, distribution and administration and other may vary between companies depending on the type of business they operate in. Cost of sales as a percentage of sales was lower at the education businesses acquired from Simon & Schuster, and correspondingly distribution costs and administration and other costs as a percentage of sales were higher, than our business information, consumer publishing and television businesses. Additionally, exceptional costs associated with the Simon & Schuster acquisition of L10 million in 1999 and L49 million in 1998 were recorded in cost of sales. Taking these exceptional costs into consideration, cost of sales from continuing operations as a percentage of sales was 42% in 1999 and 48% in 1998.

    DISTRIBUTION COSTS. Our distribution costs from continuing operations increased by L121 million, or 72%, to L289 million in 1999, from L168 million in 1998. Distribution costs increased to 9% of sales in 1999, from 8% of sales in 1998, primarily due to the cost allocation mix at the businesses acquired from Simon & Schuster, where distribution costs as a percentage of sales were higher than in our other businesses. Distribution costs primarily include shipping costs, postage and packing.

    ADMINISTRATION AND OTHER EXPENSES. Our administration and other expenses from continuing operations increased by L622 million, or 73%, to L1,470 million in 1999, from L848 million in 1998. Administration and other expenses increased to 44% of sales in 1999, from 38% of sales in 1998, primarily due to the cost allocation mix at the businesses acquired from Simon & Schuster, where administration and other expenses as a percentage of sales were higher than in our other businesses. In 1999, administration and other expenses included an exceptional charge of L85 million due to the costs of the integration of the businesses acquired from Simon & Schuster and goodwill amortization of L130 million, L116 million of which related to the Simon & Schuster acquisition. In 1998, administration and other expenses included an exceptional charge of L71 million in respect of the integration of the businesses acquired from Simon & Schuster and goodwill amortization of L12 million, L10 million of which related to the Simon & Schuster acquisition. Excluding the exceptional charges and goodwill amortization in 1999 and 1998, administration and other expenses would have been 38% of sales in 1999 compared to 34% in 1998, primarily due to the Simon & Schuster acquisition, where administration and other expenses as a percentage of sales were higher in 1999, primarily due to the cost allocation mix at the businesses acquired from Simon & Schuster, where administration and other expenses as a percentage of sales were higher than in our other businesses.

    OTHER OPERATING INCOME. Other operating income from continuing operations increased to L98 million in 1999 from L79 million in 1998 due to increased rights and royalty income at Pearson Education as a result of the Simon & Schuster acquisition, which was partly offset by reduced investment income.

    GOODWILL AMORTIZATION AND OTHER ITEMS. Goodwill amortization increased by L119 million to L131 million in 1999, from L12 million in 1998, primarily due to the Simon & Schuster acquisition in November 1998. This acquisition resulted in a full year of goodwill amortization being included in our 1999 figures as opposed to just over one month in 1998. Goodwill is amortized over its estimated useful life, not exceeding 20 years, and as such this charge is expected to continue for the foreseeable futue. Other items decreased by L27 million, or 21%, to L100 million in 1999, from L127 million in 1998. Other items comprises a charge in respect of the integration of the businesses acquired from Simon & Schuster which decreased by L25 million, or 21%, to L95 million in 1999, from L120 million in 1998 and a charge in respect of Year 2000 compliance costs which decreased by L2 million, or 29%, to L5 million in 1999, from L7 million in 1998.

    NON-OPERATING ITEMS. Profit before taxation on the sale of fixed assets, investments, businesses and associates was L308 million in 1999 compared to L407 million in 1998. Taxation on these items was L88 million in 1999 and L103 million in 1998. In 1999, the most significant items were a profit of L348 million on the sale of our interest in BSB Holdings Ltd. and a loss of L19 million on the sale of our Extel research products business. In 1998, the most significant items were a profit of L133 million on the sale of our 6.3% shareholding in Societe Europeene des Satellites, a profit of L61 million on the sale of our Law & Tax publishing business, and a profit of L157 million on the sale of The Tussauds Group, our visitor attractions business.

    INTEREST. Our total net interest payable increased by L108 million, or 277%, to L147 million in 1999, from L39 million in 1998, primarily due to a L1,726 million increase in average net debt. The increase in net debt in 1999 reflected the impact for a full year, as opposed to just over one month in 1998, of the borrowings incurred to finance the Simon & Schuster acquisition. The subsequent enlargement of Pearson Education following the Simon & Schuster acquisition also increased the debt needed to fund our working capital requirements in the middle part of the year. However, this increase in debt was partially offset by the proceeds received from asset disposals, also in the middle part of the year. Our net interest rate payable averaged approximately 6.4% in 1999. This interest rate was lower than in 1998, when it was 6.8%, mainly due to a change in the ratio of cash to gross debt, even though market interest rates increased during the year. For a more detailed discussion of our interest expenses see "--Quantitative and Qualitative Disclosures about Market Risk". The effect of interest rate increases on us was also mitigated by our existing portfolio of interest rate swaps, which converted over half of our variable rate commercial paper and bank debt to a fixed rate basis.

    TAXATION. The taxation charge was L180 million in 1999, compared to L188 million in 1998. The taxation charge was 37.5% of profit before taxation in 1999, compared to 29.9% in 1998. The main reason for the increase in the effective rate is the significant increase in the charge for goodwill amortization, which increased to L131 million in 1999, from L12 million in 1998, reflecting the fact that the businesses acquired from Simon & Schuster were included in our financial results for a full year in 1999. No taxation relief is available on this amortization and, as in 1998, only limited taxation relief has been recognized on the Simon & Schuster integration costs. In addition, the overall taxation rate on the sale of fixed assets, investments, businesses and associates increased to 28.6% in 1999, from 25.3% in 1998. The most significant item was a profit of L348 million on the sale of our interest in BSB
Holdings Ltd., which yielded a benefit from the indexed taxation base cost being higher than the book value. However, this benefit was offset by some smaller disposals where the opposite was the case.

    The taxation rate on adjusted earnings, as defined below, fell to 25% in 1999 from 28% in 1998. The difference of 5.25% between the UK statutory taxation rate in 1999, which was 30.25%, and the effective taxation rate on adjusted earnings in 1999, which was 25%, is primarily due to the availability of tax losses in the US. The difference of 3% between the 31% UK statutory taxation rate in 1998 and the effective taxation rate on adjusted earnings in 1998, which was 28%, is lower than in 1999 due to increased profits in the US, in 1999, which were relieved by tax losses. The benefit of the US losses in 1999 was slightly offset by higher taxation rates in countries other than the UK and the US and by the effect of disallowed expenses.

    PROFIT. Profit for the financial year decreased by L143 million, or 33%, to L294 million in 1999, from L437 million in 1998, primarily due to the decrease in profits on the sale of fixed assets, investments, businesses and associates.

    EARNINGS PER ORDINARY SHARE. Earnings per ordinary share, which reflect earnings divided by the weighted average number of shares in issue, decreased to
48.2 pence in 1999 from 74.1 pence in 1998 based on a weighted average number of shares of 610.2 million in 1999 and 589.8 million in 1998. This decrease was primarily due to the decrease in profits on the sale of fixed assets, investments, businesses and associates. Adjusted earnings per ordinary share increased to 48.5 pence in 1999 from 42.0 pence in 1998. Adjusted earnings exclude the profits or losses on the sale of fixed assets and investments, businesses and associates, Year 2000 compliance costs, integration costs in respect of the Simon & Schuster acquisition and goodwill amortization. Adjusted earnings before internet enterprises per ordinary share increased to 53.3 pence in 1999 from 42.0 pence in 1998. Adjusted earnings before internet enterprises excludes the above-mentioned items and also excludes the losses arising on internet enterprises. Diluted earnings per ordinary share decreased to 47.5 pence in 1999 from 73.3 pence in 1998 primarily due to the decrease in profits on the sale of fixed assets, investments, businesses and associates. Earnings dilution included the tax benefit on the conversion of certain share options by employees and, after taking into account the effect of dilutive share options, the weighted average number of ordinary shares applicable was 617.2 million in 1999 and 594.9 million in 1998.

    OPERATING PROFIT BY DIVISION

    The following table summarizes our operating profit by division:

                                 OPERATING PROFIT BEFORE INTERNET                 OPERATING PROFIT AFTER INTERNET
                                ENTERPRISES, GOODWILL AMORTIZATION              ENTERPRISES, GOODWILL AMORTIZATION
                                          AND OTHER ITEMS                                 AND OTHER ITEMS
                           ---------------------------------------------   ---------------------------------------------
                                      YEAR ENDED DECEMBER 31,                         YEAR ENDED DECEMBER 31,
                           ---------------------------------------------   ---------------------------------------------
                                   1999                    1998                    1999                    1998
                           ---------------------   ---------------------   ---------------------   ---------------------
                              LM           %          LM           %          LM           %          LM           %
Pearson Education........     257          48          99          30          36          13         (34)        (18)
FT Group.................     150          28         118          36         103          38         114          61
The Penguin Group........      65          12          48          15          64          24          46          24
Pearson Television.......      68          12          61          19          67          25          61          33
                             ----        ----        ----        ----        ----        ----        ----        ----
Continuing Operations....     540         100         326         100         270         100         187         100
                             ====        ====        ====        ====        ====        ====        ====        ====

    PEARSON EDUCATION

    Pearson Education's sales increased by L1,023 million, or 146%, to L1,725 million in 1999 from L702 million in 1998, principally due to the Simon & Schuster acquisition in November 1998, resulting in a full year of its operations being included in 1999 as opposed to just one month in 1998. Pearson Education's 1999 sales comprised 52% of our total sales.

    Pearson Education realizes approximately two-thirds of its sales and all of its profits in the second half of the year when it makes the majority of its sales.

    Operating profit before internet enterprises, goodwill amortization and other items increased by L158 million, or 160%, to L257 million in 1999, from L99 million in 1998. This increase in operating profit was primarily due to the Simon & Schuster acquisition in November 1998.

    Pearson Education was formed in November 1998 through the combination of the businesses acquired from Simon & Schuster and Addison Wesley Longman, our existing education business. As the two businesses have been integrated, it is not possible to separate out the impact of the businesses acquired from Simon & Schuster during 1999. As such, unaudited pro forma sales numbers for the combined business have been compiled for 1998 by Pearson management to assist in a meaningful comparison of the results of operations at Pearson Education.

    The US Schools business increased sales by L49 million, or 9%, to L586 million in 1999, from pro forma sales of L537 million in 1998. This increase in sales was primarily due to a gain in market share by the math and social studies programs during 1999.

    The US Higher Education and Professional Publishing business increased sales by L73 million, or 12%, to L666 million in 1999, from pro forma sales of L593 million in 1998. This increase in sales was primarily due to increases in the college publishing operations and the professional and technology publishing group as demand increased in the technology and e-commerce areas.

    Sales in the International business increased by L23 million, or 5%, to L446 million in 1999, from pro forma sales of L423 million in 1998. This increase in sales was primarily due to the strengthening of the international distribution and marketing networks and the expansion of the English language teaching business.

    FT Knowledge, a newly formed management education business, had 1999 sales of L19 million.

    FT GROUP

    Sales in the FT Group increased by L4 million, or 1%, to L687 million in 1999, from L683 million in 1998. Operating profit before internet enterprises, goodwill amortization and other items increased by L32 million, or 27%, to L150 million in 1999, from L118 million in 1998, primarily due to increased operating profit at the FINANCIAL TIMES, FT Interactive Data and Les Echos Group.

    Operating profit before internet enterprises, goodwill amortization and other items at the FINANCIAL TIMES newspaper increased by L14 million, or 33%, to L56 million in 1999, from L42 million in 1998. This increase in operating profit was partly attributable to an increase in circulation levels. The average daily circulation in December 1999 was 14% higher than the equivalent period in 1998. This increase was also partly attributable to advertising revenues, which increased by 19% in 1999.

    Operating profit before internet enterprises, goodwill amortization and other items at FT Interactive Data, excluding the operating profits of the businesses sold during 1999, increased by L9 million, or 41%, to L31 million in 1999, from L22 million in 1998. This increase in operating profit was primarily due to growth in the level of subscriptions and volume-related business.

    Operating profit before internet enterprises, goodwill amortization and other items at Les Echos Group, excluding the operating profits of its medical division which was sold during 1999, increased by L8 million, or 80%, to L18 million in 1999, from L10 million in 1998. This increase in operating profit was partly attributable to a 7% increase in circulation at the newspaper, and partly attributable to a 41% increase in advertising revenues at the newspaper in 1999.

    Operating profit at Recoletos increased by L4 million, or 13%, to L34 million in 1999, from L30 million in 1998. This increase in operating profit was primarily due to a 20% increase in advertising revenues at MARCA in 1999.

    Operating profit from associates within the FT Group decreased by L3 million, or 20%, to L12 million in 1999, from L15 million in 1998. This decrease in operating profit was primarily due to the start-up costs of FINANCIAL TIMES DEUTSCHLAND.

    THE PENGUIN GROUP

    Sales at the Penguin Group increased by L42 million, or 8%, to L565 million in 1999, from L523 million in 1998. Operating profit before internet enterprises, goodwill amortization and other items increased by L17 million, or 35%, to L65 million in 1999, from L48 million in 1998. This increase in operating profit was primarily due to a number of new and established authors reaching the best-seller lists in both the UK and the US.

    As a percentage of sales, operating profit before internet enterprises, goodwill amortization and other items increased to 11.5% in 1999, from 9.2% in 1998, due to cost savings from the steps taken in 1998 to rationalize the US warehousing and distribution systems and the integration of the UK children's division.

    PEARSON TELEVISION

    Sales at Pearson Television increased by L12 million, or 3%, to L355 million in 1999, from L343 million in 1998. Operating profit before internet enterprises, goodwill amortization and other items increased by L7 million, or 11%, to L68 million in 1999, from L61 million in 1998.

    On July 25, 2000, we merged Pearson Television into the RTL Group. We will account for our interest in the combined entity as an associate, rather than a subsidiary as is presently the case, and hence only our share of profit before interest, interest and taxation of the combined entity will be consolidated. For more information on this merger, please refer to "Business--Operating Divisions--Pearson Television".

    INTERNET ENTERPRISES

    Sales in our internet enterprises, principally those of the FT Group, were L7 million in 1999. Operating losses were L39 million, of which L36 million was incurred by the internet enterprises of the FT Group and L3 million was incurred by the internet enterprises of Pearson Education. We expect Pearson Education's internet enterprises to account for a higher percentage of these operating losses in the future as we increase our investment in the internet enterprises of Pearson Education. Internet enterprises were not significant prior to 1999 and, as a result, comparisons to the results of prior periods are not meaningful. We expect our internet enterprises to incur significant operating losses in the foreseeable future as we continue to invest in them. While we cannot predict the magnitude of these operating losses with any specificity, our continued investment in our internet enterprises will result in a reduction in our consolidated operating profit.

    DISCONTINUED OPERATIONS

    In March 2000, we completed the sale of our interests in the Lazard Houses group of investment banks to Financiere et Industrielle Gaz et Eaux S.A. for L410 million. In addition to this stated purchase price, we received a L26 million dividend. If there is an initial public offering or sale of the Lazard Houses at any time prior to September 30, 2000, we will receive 50% of any net gains realized by Gaz et Eaux within two years of that event. The Lazard Houses provide corporate finance advice and, to a lesser extent, participate in fee-earning business activities, such as fund management and securities trading. In 1999, our interests in the Lazard Houses produced an operating profit of L48 million.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

    CONSOLIDATED

    SALES. Total sales increased by L102 million, or 4%, to L2,395 million in 1998, from L2,293 million in 1997. Sales from continuing operations increased by L240 million, or 12%, to L2,251 million in 1998, from L2,011 million in 1997. This increase in sales from continuing operations was primarily due to increased sales at Pearson Education and Pearson Television. Sales at Pearson Education increased by L139 million, or 25%, to L702 million in 1998, from L563 million in 1997, primarily due to the Simon & Schuster acquisition in November 1998, which contributed L120 million to total sales in 1998. Sales at Pearson Television increased by L96 million, or 39%, to L343 million in 1998, from L247 million in 1997, due primarily to the acquisition of All American Communications in November 1997, which contributed approximately L120 million to total sales in 1998. Sales from discontinued operations amounted to L144 million in 1998 and L282 million in 1997.

    Pearson Education was the largest business sector by sales in 1998. Sales at Pearson Education accounted for 31% of sales from continuing operations in 1998, compared to 28% in

1997. North America was the most significant geographic source of sales, accounting for 48% of sales from continuing operations in 1998, compared to 46% in 1997.

    OPERATING PROFIT. Total operating profit decreased by L78 million, or 24%, to L250 million in 1998, from L328 million in 1997. However, operating profit before goodwill amortization and other items increased by L61 million, or 19%, to L389 million in 1998, from L328 million in 1997. This increase was largely due to increased profit at Pearson Education and Pearson Television.

    - Operating profit before goodwill amortization and other items attributable to Pearson Education increased by L39 million, or 65%, due mainly to the November 1998 Simon & Schuster acquisition, which contributed operating profit before goodwill amortization and other items of L22 million in 1998.

    - Operating profit before goodwill amortization and other items attributable to Pearson Television increased by L35 million, or 135%, to L61 million in 1998, from L26 million in 1997, primarily due to the acquisition of All American Communications in November 1997, which contributed operating profit of L21 million in 1998.

    EXCHANGE RATE FLUCTUATIONS. The strengthening of sterling against the US dollar on an average basis had a detrimental impact on reported sales and profits in 1998 compared to 1997. We estimate that if the 1997 average rates had prevailed in 1998, then sales would have been higher by L45 million and operating profit higher by L6 million.

    COST OF SALES AND NET OPERATING EXPENSES

    The following table summarizes our cost of sales and net operating expenses.

                                                               1998                              1997
                                                  -------------------------------   -------------------------------
                                                    CONTINUING         TOTAL          CONTINUING         TOTAL
                                                  --------------   --------------   --------------   --------------
                                                        LM               LM               LM               LM
COST OF SALES...................................         (1,138)           (1,176)         (1,003)           (1,114)

Distribution costs..............................           (168)             (169)           (123)             (126)
Administration and other expenses...............           (848)             (933)           (701)             (844)
Other operating income..........................             79                82              68                72
                                                  --------------   --------------   --------------   --------------
NET OPERATING EXPENSES..........................           (937)           (1,020)           (756)             (898)
                                                  ==============   ==============   ==============   ==============
Analyzed as:
Net operating expenses--before exceptional items
  and goodwill amortization.....................           (854)             (937)           (726)             (864)
Net operating expenses--exceptional items.......            (71)              (71)            (30)              (34)
Net operating expenses--goodwill amortization...            (12)              (12)             --                --
                                                  --------------   --------------   --------------   --------------
NET OPERATING EXPENSES..........................           (937)           (1,020)           (756)             (898)
                                                  ==============   ==============   ==============   ==============

    COST OF SALES. Cost of sales from continuing operations increased by L135 million, or 13%, to L1,138 million in 1998 from L1,003 million in 1997, primarily due to the acquisition of Simon & Schuster.

    DISTRIBUTION COSTS. Distribution costs from continuing operations, primarily shipping costs, postage and packing, increased by L45 million, or 37%, to L168 million in 1998, from L123 million in 1997. Distribution costs as a percentage of sales increased to 7.5%, from 6.1%, primarily due to the Simon & Schuster acquisition.

    ADMINISTRATION AND OTHER EXPENSES. Administration and other expenses from continuing operations increased by L147 million, or 21%, to L848 million in 1998, from L701 million in 1997. As a percentage of sales, administration and other expenses increased to 37.7% in 1998, from 34.9% in 1997. In 1998, administration and other expenses included an exceptional charge of L71 million in respect of the integration of the businesses acquired from Simon & Schuster and goodwill amortization of L12 million, L10 million of which related to the Simon & Schuster acquisition. In 1997, administration and other expenses included an exceptional charge of L30 million attributed to restructuring charges of L14 million at FT Group, L12 million at Pearson Education and L4 million at Pearson Television. Excluding exceptional charges and goodwill amortization, administration and other expenses for 1998 were 34.0% of sales from continuing operations compared to 33.4% in 1997.

    OTHER OPERATING INCOME. Other operating income from continuing operations increased by L11 million, or 16%, to L79 million in 1998, from L68 million in 1997, due to increases in each of the four operating divisions.

    CHANGE IN ACCOUNTING STANDARD. In 1998, we implemented UK Accounting Standard FRS10 "Goodwill and Intangible Assets" with effect from January 1, 1998. This Standard required that purchased goodwill be shown as an asset on the balance sheet and amortized over its useful economic life, presumed to be not greater than 20 years, unless shown otherwise. The amortization charge is taken through the profit and loss account and is shown as a deduction from operating profit. Our goodwill amortization has been excluded from adjusted earnings to show results on a comparable basis. Goodwill amortization in 1998 was L12 million, primarily due to the Simon & Schuster acquisition in November 1998.

    OTHER ITEMS. Other items were L127 million in 1998. There were no other items in 1997. Other items comprises a charge of L120 million in respect of the integration of the businesses acquired from Simon & Schuster and a charge of L7 million in respect of Year 2000 compliance costs.

    NON-OPERATING ITEMS. Profit before taxation on the sale of fixed assets, investments, businesses and associates amounted to L407 million in 1998, compared with a loss before taxation of L156 million in 1997. Taxation on these items was L103 million in 1998 and L5 million in 1997. In 1998, the most significant items were a profit of L133 million on the sale of our 6.3% shareholding in Societe Europeene des Satellites, a profit of L61 million on the sale of our Law & Tax publishing business, and a profit of L157 million on the sale of The Tussauds Group, our visitor attractions business. The primary source of the loss recorded in 1997 was the write-down of L212 million against the goodwill acquired in the acquisition of Mindscape Inc. in 1995. The write-down was taken to reflect its realizable value.

    INTEREST. Total net interest payable fell to L39 million in 1998, from L42 million in 1997. This decrease was primarily due to the decrease in net debt over the first ten months of 1998 from L707 million to net cash of L418 million at the end of October 1998 and the decrease in floating interest rates in sterling from 7.6% to 6.4% and in US dollars from 5.7% to 5.2% during the last four months of 1998. However, for the year as a whole, floating interest rates were slightly higher in 1998 than in 1997 in sterling and virtually unchanged in US dollars. The acquisition of Simon & Schuster at the end of November increased net debt by L2,868 million to L2,279 million at December 31, 1998 and added approximately L12 million to the 1998 interest charge.

    TAXATION. The taxation charge was L188 million in 1998, compared to L89 million in 1997, primarily due to tax on the sale of fixed assets, investments, businesses and associates which amounted to L103 million in 1998 and L5 million in 1997. Taxation was 29.9% of profit before taxation in 1998, compared to 68.9% in 1997. Although only limited taxation relief has been recognized on the integration costs of the Simon & Schuster acquisition in 1998, the effect of this limitation was largely offset by the fact that, as in 1997, the tax rate on profits on the disposal of businesses and investments was partially offset by losses brought forward. The 1997 rate was abnormally high as there was no current taxation relief for the charge of L212 million in respect of the write-down of Mindscape Inc. goodwill described above. Excluding this amount, the effective rate in 1997 would have been 26% of profit before taxation.

    The taxation rate on adjusted earnings fell to 28% in 1998, from 29.4% in 1997. As in 1997, the availability of taxation losses in the US meant that no significant taxation was assessed on our profits arising there. This factor alone accounted for 2.7% of the difference between the UK statutory rate of 31% and the effective rate of 28% in 1998 on adjusted earnings. The 1998 taxation rate on adjusted earnings also benefited from the release of some provisions for earlier year's taxation following settlement of the liability for those years, and this factor effectively offset the effect of disallowed expenses and our exposure to higher taxation rates in countries other than the UK and US.

    PROFIT. Profit for the financial year increased to L437 million in 1998, from L38 million in 1997, primarily due to the increase in profits on the sale of fixed assets, investments, businesses and associates.

    EARNINGS PER ORDINARY SHARE. Earnings per ordinary share, which reflect earnings divided by the weighted average number of shares in issue, increased to
74.1 pence in 1998, from 6.6 pence in 1997, based on a weighted average number of shares of 589.8 million in 1998 and 572.8 million in 1997. This increase was primarily due to the increase in profits on the sale of fixed assets, investments, businesses and associates. Adjusted earnings per ordinary share increased to 42.0 pence in 1998 from 34.9 pence in 1997. Adjusted earnings exclude profits or losses on the sale of fixed assets and investments, businesses and associates, Year 2000 compliance costs, integration costs related to the Simon & Schuster acquisition and goodwill amortization. Diluted earnings per ordinary share increased to 73.3 pence in 1998, from 6.4 pence in 1997, primarily due to the increase in profits on the sale of fixed assets, investments, businesses and associates. Earnings dilution included the tax benefit on the conversion of some share options by employees and, after taking into account the effect of dilutive share options, the diluted weighted average number of ordinary shares was 594.9 million in 1998 and 577.5 million in 1997.

    OPERATING PROFIT BY DIVISION

    The following table summarizes our operating profit by division.

                                                OPERATING PROFIT BEFORE                     OPERATING PROFIT AFTER
                                                 GOODWILL AMORTIZATION                       GOODWILL AMORTIZATION
                                                    AND OTHER ITEMS                             AND OTHER ITEMS
                                       -----------------------------------------   -----------------------------------------
                                                YEAR ENDED DECEMBER 31                      YEAR ENDED DECEMBER 31
                                       -----------------------------------------   -----------------------------------------
                                              1998                  1997                  1998                  1997
                                       -------------------   -------------------   -------------------   -------------------
                                          LM         %          LM         %          LM         %          LM         %
Pearson Education....................      99         30         60         24        (34)       (18)        60         24
FT Group.............................     118         36        108         43        114         61        108         43
The Penguin Group....................      48         15         58         23         46         24         58         23
Pearson Television...................      61         19         26         10         61         33         26         10
                                         ----       ----       ----       ----       ----       ----       ----       ----
Continuing Operations................     326        100        252        100        187        100        252        100
                                         ====       ====       ====       ====       ====       ====       ====       ====

    PEARSON EDUCATION

    Pearson Education's sales increased by L139 million, or 25%, to L702 million in 1998, from L563 million in 1997. This increase was primarily due to the Simon & Schuster acquisition in November 1998, which contributed sales of L120 million in 1998. Excluding the impact of the Simon & Schuster acquisition, 1998 sales increased by L19 million, or 3%, compared to 1997.

    Operating profit before goodwill amortization and other items increased by L39 million, or 65%, to L99 million in 1998 from L60 million in 1997, with the businesses acquired from Simon & Schuster contributing L22 million of the increase. Excluding the impact of the Simon & Schuster acquisition, 1998 operating profit increased by L17 million, or 28%, compared to 1997, attributable to a worldwide restructuring program and cost control measures. Operating profit in 1997 was reduced by restructuring costs of L12 million due to our new management team's initiative to restructure the worldwide financial, managerial and sales organization.

    Sales at the US Schools division increased by L32 million, or 17%, to L218 million in 1998, from L186 million in 1997, primarily as a result of the adoption by many southern states of Addison Wesley Longman's new math program. 1998 was the first year of major new math adoptions from kindergarten up to eighth grade in a number of the southern states of the US. In addition, the US Schools business gained market shares in new biology and foreign language programs.

    Sales in the US Higher Education and Professional Publishing division remained the same at L153 million in both 1998 and 1997.

    Sales in the International division declined by L4 million, or 2%, to L209 million in 1998, from L213 million in 1997. The most significant cause of the decline in sales was the impact of general economic uncertainties in Asia and Latin America, which particularly affected the English language training business in Asia.

    FT GROUP

    Sales in the FT Group increased by L7 million, or 1%, to L683 million in 1998, from L676 million in 1997. Operating profit before internet enterprises and other items increased by L10 million, or 9%, to L118 million in 1998, from L108 million in 1997, primarily due to increased operating profit at the FINANCIAL TIMES newspaper.

    Operating profit before goodwill amortization and other items at the FINANCIAL TIMES newspaper increased by L7 million, or 20%, to L42 million in 1998, from L35 million in 1997, partly due to an increase in circulation levels. The average daily circulation in December 1998 was 12.6% higher than in December 1997. The increase in operating profit was also partly attributable to a 17% increase in advertising revenues in 1998. In 1998, the strategy of investing in new print sites continued with sites opening in Milan and Chicago. This investment strategy, which started in 1996, is designed to increase circulation and advertising revenues in markets outside the United Kingdom through timely delivery of editions tailored to the particular geographic region or country.

    Operating profit before goodwill amortization and other items at FT Interactive Data and FT Business remained at L19 million for both 1997 and 1998. However, during 1998 we sold a number of businesses, including the Law & Tax publishing business and the Register group. Excluding the operating losses of the businesses which were sold, operating profit increased by L5 million, or 26%, to L24 million in 1998, from L19 million in 1997.

    Operating profit before goodwill amortization and other items at Les Echos Group increased by L3 million, or 33%, to L12 million in 1998, from L9 million in 1997, primarily due an increase in sales at the newspaper. In 1998, average annual circulation increased by 4% and advertising revenues increased by 20%.

    Operating profit at Recoletos, however, was L30 million for both years due to significant investments made in 1998 in new products and services and in improving the sports newspaper, MARCA. MARCA'S annual average circulation fell by 9% in 1998, due to increasing competition from other daily sports newspapers. EXPANSION, the financial and business publication, increased its average daily circulation by 22%. EXPANSION'S advertising revenues increased by 25% in 1998.

    Operating profit before goodwill amortization and other items from associates within the FT Group remained at L15 million in both 1997 and 1998 with The Economist Group contributing almost all of the reported operating profit.

    THE PENGUIN GROUP

    Sales at the Penguin Group declined by L2 million, or 0.4%, to L523 million in 1998, from L525 million in 1997. Operating profit before goodwill amortization and other items decreased by L10 million, or 17.2%, to L48 million in 1998, from L58 million in 1997. Operating profit was reduced in 1998 by restructuring costs incurred as a result of the integration of Ladybird Books into the children's book group and the loss of income from Troll, the children's book publisher, which was sold in mid-1997.

    Excluding the above factors and portfolio and exchange rate changes, operating profit before goodwill amortization and other items increased by L3 million, or 6%, to L52 million in 1998, from L49 million in 1997, primarily due to increased frontlist trading in Penguin UK's general division. The growth was also attributable to increased trading in the children's book group, due in part to increased UK government funding for children's publishing.

    PEARSON TELEVISION

    Sales at Pearson Television increased by L96 million, or 39%, to L343 million in 1998, from L247 million in 1997, principally due to the acquisition of All American Communications at the end of 1997. Operating profit before goodwill amortization and other items, excluding Pearson's share of Channel 5 losses and excluding income from its investment in BSB Holdings Ltd., increased by L25 million, or 54%, to L71 million in 1998, from L46 million in 1997, principally due to the acquisition of All American Communications at the end of 1997.

DISCONTINUED OPERATIONS

    In 1998, we sold our consumer software business, Mindscape Inc., for L91 million, giving rise to a loss of L11 million. In 1997, Mindscape Inc. contributed sales of L84 million and profits of L2 million. Also in 1998, we sold our visitor attractions business, The Tussauds Group, for L352 million, giving rise to a profit of L157 million, and our consumer magazines business, Pearson New Entertainment, for L125 million, giving rise to a profit of L41 million. In 1997, The Tussauds Group contributed sales of L107 million and profits of L22 million, and Pearson New Entertainment contributed sales of L91 million and profits of L6 million. We treated the sales and operating profits of these businesses as "discontinued" in our consolidated financial statements in 1998. The profit or loss on the sale of these businesses was treated as an exceptional item and has been included in consolidated profit before interest, but excluded from consolidated operating profit.

LIQUIDITY AND CAPITAL RESOURCES

CASH FLOWS AND FINANCING DURING THE SIX MONTHS ENDED JUNE 30, 2000

    Net cash outflow from operating activities was L200 million in the six months ended June 30, 2000, compared to L52 million in the six months ended
June 30, 1999. The main reason for this increase in cash outflow was an increase in the cash required for operations due to a L137 million increase in inventory levels, including L132 million at Pearson Education where we have taken advantage of early order programs offered at major US printers. We generally made capital expenditures to replace or upgrade existing equipment, but our 2000 capital expenditures also included the costs associated with a warehousing integration program at Pearson Education. Capital expenditures increased by L24 million, or 59%, to L65 million in the six months ended
June 30, 2000, compared to L41 million in the six months ended June 30, 1999. Depreciation increased by L3 million, or 7%, to L44 million in the six months ended June 30, 2000, compared to L41 million in the six months ended June 30, 1999. Net cash used in our internet enterprises was L88 million in the six months ended June 30, 2000, compared to L4 million in the six months ended
June 30, 1999, and was used for marketing, editorial, technical and other operating expenses.

    The sale of investments provided cash inflow of L3 million in the six months ended June 30, 2000, compared to L108 million in the six months ended June 30, 1999 which included L80 million from the sale of several of the businesses acquired from Simon & Schuster.

    The acquisition of businesses accounted for a cash outflow of L482 million in the six months ended June 30, 2000, compared to L17 million in the six months ended June 30, 1999. The principal acquisition was the purchase of DK for L310 million. The sale of associates contributed a cash inflow of L394 million in the six months ended June 30, 2000, compared to L12 million in the six months ended June 30, 1999. The primary source of cash inflow from the sale of associates in the six months ended June 30, 2000, was the L392 million net proceeds from the disposal of the Lazard Houses.

    Interest paid increased to L105 million in the six months ended June 30, 2000, compared to L98 million in the six months ended June 30, 1999.

CASH FLOWS AND FINANCING DURING 1999

    Net cash inflow from operating activities increased 8% to L433 million in 1999, from L402 million in 1998. The main reason for this increase was an increase in operating profit of L187 million, before goodwill amortization, which was partly offset by an increase in cash required for operations due to increased inventory levels. Inventory levels increased in 1999 in anticipation of increased sales levels, primarily at Pearson Education. We generally made capital expenditures to replace or upgrade existing equipment, but our 1999 capital expenditures also included the acquisition of a new printing press at Recoletos and the costs associated with warehousing integration programs at Pearson Education and the Penguin Group. Capital expenditures decreased by L23 million, or 18%, to L102 million in 1999, from L125 million in 1998. Depreciation increased by L16 million, or 24%, to L82 million in 1999, from L66 million in 1998. Net cash used in our internet enterprises was L32 million in 1999 and was used for marketing, editorial, technical and other operating expenses. We expect this to increase in future periods as we continue to invest in our internet enterprises.

    The sale of investments provided cash inflow of L624 million in 1999, compared to L199 million in 1998. Of this cash inflow, we received L438 million from the sale of our interest in BSB Holdings Ltd. and L184 million from the sale of several of the businesses acquired from Simon & Schuster.

    The acquisition of businesses accounted for a cash outflow of L249 million in 1999, compared to L2,936 million in 1998. The principal acquisitions in 1999 were the purchase of Thomson Financial Securities Management for L93 million and the purchase of 23.2% of Recoletos for L136 million, and the principal acquisition in 1998 was the Simon & Schuster acquisition. The sale of businesses contributed a cash inflow of L44 million in 1999, compared to L718 million in 1998. The primary sources of cash inflow from the sale of businesses in 1999 were disposal of our Extel research products business for L18 million and the disposal of the medical division of Les Echos

Group for L19 million. The primary sources of cash from the sale of businesses in 1998 were the L91 million disposal of Mindscape Inc., the L125 million disposal of Pearson New Entertainment and the L352 million disposal of The Tussauds Group.

    Interest paid increased to L182 million in 1999, from L88 million in 1998, primarily due to the higher level of debt during 1999.

CASH FLOWS AND FINANCING DURING 1998

    Net cash inflow from operating activities increased 97% to L402 million in 1998, from L204 million in 1997. This increase resulted primarily due to decreased inventory of L39 million, decreased operating receivables of L77 million and increased operating payables of L117 million. Capital expenditures increased by L15 million, or 14%, to L125 million in 1998, from L110 million in 1997. Depreciation increased by L1 million, or 1.5%, to L66 million in 1998, from L65 million in 1997. Capital expenditures were, in general, related to replacements and upgrades to existing equipment, the acquisition of a new printing press at Recoletos and costs associated with a warehousing integration program at the Penguin Group.

    The sale of investments in 1998 provided an increase of L51 million, or 34%, to cash inflow to L199 million in 1998, from L148 million in 1997. Of this cash inflow, we received L160 million from the sale of our 6.3% shareholding in Societe Europeenne des Satellites and L28 million from the sale of our 2.7% shareholding in Flextech plc in 1998. In 1997, we received L111 million from the sale of our 10% shareholding in Television Broadcasts Limited.

    The acquisition of businesses accounted for a cash outflow of L2,936 million in 1998 and L269 million in 1997. Our principal acquisition in 1998 was Simon & Schuster's education, business and professional and reference publishing divisions for L2,868 million. In 1997, our principal acquisition was All American Communications for L247 million. The sale of businesses contributed a cash inflow of L718 million in 1998 and L54 million in 1997. The primary sources of cash from the sale of businesses in 1998 were the disposal of Mindscape Inc. for L91 million, Pearson New Entertainment for L125 million and The Tussauds Group for L352 million. In 1997, cash inflow from the sale of businesses resulted from the disposal of Churchill Communications for L57 million.

NCS ACQUISITION

    We have agreed to purchase all of the outstanding capital stock of NCS for approximately $2.5 billion. We intend to finance this acquisition with the proceeds of the rights offering. However, our acquisition of NCS is not conditioned upon the full subscription of the rights offering. To the extent the rights offering is not fully subscribed, we may be required to borrow under our credit facility a portion of the funds required to complete the acquisition.

CAPITAL RESOURCES

    We believe our working capital is sufficient to meet our current requirements. At June 30, 2000, our net debt was L2,544 million compared to net debt of L2,540 million at June 30, 1999. Net debt is defined as all short-term, medium-term and long-term borrowing, less all cash and liquid resources. Liquid resources comprise short-term deposits of less than one year and investments that are readily realizable and held on a short-term basis. Short-term, medium-term and long-term borrowing amounted to L2,913 million at June 30, 2000, compared to L2,891 million at June 30, 1999. At June 30, 2000, cash and liquid resources were L369 million, compared to L351 million at June 30, 1999.

BORROWINGS

    Our borrowings fluctuate by season due to the effect of the school year on the working capital requirements of the educational book business. Assuming no acquisitions or disposals, our maximum level of net debt normally occurs in July, and our minimum level of net debt normally occurs in December.

    In July 2000, we negotiated a $2.5 billion credit facility with a group of international banks. The credit facility refinanced all existing committed bank debt. The credit facility is a term revolving credit facility which matures in July 2005. As of the date of this prospectus approximately $670 million is available under this facility. The credit facility contains two key covenants measured for each 12 month period ending June 30 and December 31:

    - We must maintain the ratio of our profit before interest and tax to our interest payable at no less than 3:1; and

    - We must maintain the ratio of our net debt to our EBITDA at no more than 4:1.

The covenants provide for the exclusion from the ratio calculations of specified amounts of internet-related expenditures. We are currently in compliance with these covenants.

TREASURY POLICY

    We hold financial instruments for two principal purposes: to finance our operations and to manage the interest rate and currency risks arising from our operations and from our sources of financing.

    We finance our operations by a mixture of cash flows from operations, short term borrowings from banks and commercial paper markets, and longer term loans from banks and capital markets. We borrow principally in US dollars, sterling and euro at both floating and fixed rates of interest, using derivatives where appropriate to generate the desired effective currency profile and interest rate basis. The derivatives used for this purpose are principally interest rate swaps, interest rate caps and collars, currency swaps and forward foreign exchange contracts. For a more detailed discussion of our borrowing and use of derivatives, see "--Quantitative and Qualitative Disclosures about Market Risk".

EUROPEAN MONETARY UNION

    Our businesses in continental Europe have found that the euro has simplified trading, while presenting little or no operational or competitive difficulty. All UK operations have contingency plans in the event that the UK decides to join the euro-zone. The financial costs of preparations for the euro have not been material to us.

ACCOUNTING PRINCIPLES

    The following summarizes the principal differences between UK GAAP and US GAAP in respect of our financial statements. See Note 34 to our consolidated financial statements appearing elsewhere in this prospectus.

    Prior to January 1, 1998, under UK GAAP, goodwill was written off to the profit and loss reserve in the year of acquisition. Under US GAAP, as well as UK GAAP from January 1, 1998, goodwill is recognized as an asset, and amortization expense is recorded over useful lives ranging between 5 and 20 years. Intangible assets under UK GAAP are recognized only when they may be disposed of without also disposing of the business to which they relate, and for that reason it is rare that intangible assets are separately identified and recorded apart from goodwill. Under US GAAP, there is no similar requirement with respect to intangible assets, and they should be recognized separately from goodwill when they are separately identifiable and measurable. Under US GAAP, intangible assets such as publishing rights, television production and distribution rights, non-compete agreements, software, databases and advertising relationships have been recognized and are being amortized over a range of useful lives between two and 16 years. The difference in goodwill and intangible assets also creates a difference in the gain or loss recognized on the disposal of a business due to amortization expense taken with respect to the goodwill and intangible assets, as UK GAAP requires that goodwill be removed from the profit and loss reserve upon disposal and factored into the gain or loss on disposal calculation.

    Under UK GAAP, the liability method is used in recording deferred taxation, and consideration is given to whether or not the liability will be realized within the foreseeable future. This can result in the full potential liability not being recognized. Deferred tax assets are rarely recognized under UK GAAP. Under US GAAP, the full provision method is used, meaning that all deferred tax assets and liabilities are recorded. An assessment is then made with respect to whether the deferred tax assets are realizable, and a determination is made as to whether a valuation allowance is necessary with respect to the deferred tax assets. The principal differences we recognize relate to deferred tax assets in the United States.

    Acquisition adjustments have arisen with respect to the Pearson Education acquisition of Simon & Schuster during 1998. Under US GAAP, the criteria necessary for recognizing some restructuring costs in acquisition accounting for the Simon & Schuster acquisition have been met, and a provision for these costs has been included in the purchase price allocation. Under UK GAAP, these types of restructuring costs are recorded as period costs when incurred and may not be included in the allocation of the purchase price.

    Under UK GAAP, there are no specific criteria which must be fulfilled in order to record derivative contracts such as interest rate swaps, currency swaps and forward currency contracts as a hedging instrument. Accordingly, based upon our intention and stated policy with respect to entering into derivative transactions, they have been recorded as hedging instruments for UK GAAP. This means that unrealized gains and losses on these instruments are typically deferred and recognized when realized. Under US GAAP, our derivative contracts do not meet the prescriptive criteria for hedge accounting, and are recorded at market value at each period end, with changes in their fair value being recorded currently in the profit and loss account.

    Under UK GAAP, the cost of providing pension benefits is expensed over the average expected useful service lives of eligible employees, using long-term actuarial assumptions. Under US GAAP, the annual pension costs comprise the estimated cost of benefits accruing in the period, and actuarial assumptions are adjusted annually to reflect current market and economic conditions. Additionally, under US GAAP, part of the surplus, which is the excess of plan assets over plan liabilities, is recognized on the balance sheet. The remainder of the unrecognized surplus is spread over the employees' remaining service lifetimes.

    Under UK GAAP, no compensation costs associated with non-qualified stock option plans are recognized if the value of the option at the date of grant is equal to or greater than the market value on that date. Under US GAAP, we have adopted the fair value method of accounting for options. Compensation expense is determined based upon the fair value at the grant date, and has been estimated using the Black Scholes model. Compensation cost is recognized over the service life of the awards, which is normally equal to the vesting period. Compensation expense is also recognized under US GAAP with respect to UK qualified non-compensatory plans, such as the Save as You Earn option plan and the Worldwide Save for Shares plan, as these plans offer employees a discount of greater than 15% from market value.

    For a further explanation of the differences between UK GAAP and US GAAP, see Note 34 to the consolidated financial statements.

YEAR 2000

    We did not experience any significant Year 2000 related disruptions. We successfully implemented a comprehensive Year 2000 compliance program that included assessment, testing, remediation, and contingency planning in the areas of critical business computer systems and critical plant floor equipment.

    We estimate that our total Year 2000 compliance costs were approximately L19 million, which represents the cost of remedial work required to make all of our systems Year 2000 compliant. It does not include the cost of upgrades or hardware replacement, which has been capitalized.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

INTRODUCTION

    Our principal market risks are changes in interest rates and currency exchange rates. Following evaluation of these positions, we selectively enter into derivative financial instruments to manage our risk exposure. For this purpose, we primarily use interest rate swaps, interest rate caps and collars, forward rate agreements, currency swaps and forward foreign exchange contracts. Managing market risks are the responsibility of the group financial director who acts pursuant to policies approved by our board of directors. A treasury committee of the board receives regular reports on our treasury activities, which our outside advisers also review periodically.

    We have a policy of not undertaking any speculative transactions, and we hold the derivative and other financial instruments for purposes other than trading.

    We have formulated our policies for hedging exposures to interest rate and foreign exchange risk, and have used derivatives without regard to existing or future US GAAP requirements on hedge accounting. We are satisfied that the present policies achieve our objectives, and that the near equivalence between the carrying book value and fair value of our financial liabilities and derivative contracts confirms this. However, our existing derivative contracts do not qualify for hedge accounting under US GAAP.

    The following discussion and tables address market risk only and do not present other risks that we face in the normal course of business, including country risk, credit risk and legal risk.

INTEREST RATES

    Our financial exposures to interest rates arise primarily from our borrowings, particularly those in US dollars. We manage our exposure by borrowing at fixed and variable rates of interest, and by entering into derivative instruments. Objectives approved by our board concerning the proportion of outstanding fixed rate debt govern our use of these financial instruments.

    Our objectives are applied to core net debt, which is year-end borrowings net of year-end cash and liquid funds. Those objectives are that for between 50% and 65% of current core debt, the rate of interest should be fixed or capped for the next two years, and that for between 40% and 60%, the rate of interest should be fixed or capped from two years to a date five years from the present. Within these target ranges the proportion that is hedged is triggered by a formula based on historical interest rate frequencies.

    In 1998, however, our objective was to hedge at least one-third of our core sterling and US dollar net borrowings for five years. We changed our policy in recognition of increased interest rate risk due to the greater level of core net debt following the acquisition of the Simon & Schuster educational business in November 1998.

    The principal method to hedge interest rate risk is to enter into an agreement to pay a fixed-rate and receive a variable rate, known as a swap. Under interest rate swaps, we agree with other parties to exchange, at specified intervals, the difference between fixed-rate and variable-rate amounts calculated by reference to an agreed notional principal amount. The majority of these contracts are US dollar denominated, and some of them have deferred start dates, in order to maintain the desired risk profile as other contracts mature. The variable rates received are normally based on three-month LIBOR, and the dates on which these rates are set do not exactly match those of the hedged borrowings. We believe that our portfolio of these types of swaps is an efficient hedge of our portfolio of variable rate borrowings.

    In addition, from time to time we issue bonds or other capital market instruments to refinance existing bank debt. To avoid the rate unduly influencing the interest expense on a single transaction, it is our normal practice to enter into a related derivative contract effectively converting the interest rate profile of the bond transaction to that of the debt which it is refinancing. Most often this is a variable interest rate denominated in US dollars. In several cases, the bond issue was denominated in a different currency than the debt being refinanced and we have entered into a related interest rate and currency swap in order to maintain an unchanged borrowing risk profile.

    The table below lists for each of the years 2000 to 2004 the notional amounts and weighted average interest rates, as of December 31, 1999, for both our borrowings and our currency and interest rate swaps.

                                                                        MATURITIES
                        -----------------------------------------------------------------------------------------------------------
                                                                                                       FAIR                  FAIR
                                                                                THERE      TOTAL      VALUE      TOTAL      VALUE
                          2000       2001       2002       2003       2004      AFTER       1999       1999       1998       1998
                        --------   --------   --------   --------   --------   --------   --------   --------   --------   --------
                           LM         LM         LM         LM         LM         LM         LM         LM         LM         LM
BORROWINGS AND OTHER
 FINANCIAL LIABILITIES
Fixed rate
  US $................       -          -          -          -           -        153        153        155        148        160
  Average rate........                                                            7.38%      7.38%                 7.38%
  Sterling............       -          -        100          -         125        346        571        616        325        388
  Average rate........                         10.75%                  9.50%      8.01%      8.82%                10.19%
  Euro................       -          -          -          -         341          -        341        324          -          -
  Average rate........                                                 4.63%                 4.63%
                          ----       ----      -----      -----      ------     ------     ------     ------     ------     ------
Variable rate
  US $................      61        155        155        817           -          -      1,188      1,188      1,718      1,718
  Average rate........    6.55%      7.18%      7.38%      7.45%                             7.36%                 5.76%
  Sterling............       -          -          -         80           -          -         80         80        292        292
  Average rate........                                     7.41%                             7.41%                 5.90%
  Euro................       -          -          -          -           -          -          -          -        159        159
  Average rate........                                                                                             4.09%
  Other...............       1          -          -          -           -          -          1          1         11         11
                          ====       ====      =====      =====      ======     ======     ======     ======     ======     ======
INTEREST RATE AND
 CURRENCY SWAPS(3)(4)
Pay US $ variable/....       -          -        102          -         120        153        375        (13)       117        (33)
Receive Sterling
 fixed................                          (100)                  (125)      (150)      (375)                 (125)

  US $ variable
    rate(2)...........                          6.86%                  7.96%      7.33%      7.41%                 6.31%
    GBP fixed rate....                          7.00%                 10.41%      7.00%      8.13%                10.41%
Pay US $ variable/....       -          -          -          -          97          -         97          8          -          -
Receive Euros fixed...                                                  (93)                  (93)

  US $ variable
    rate(2)...........                                                 7.62%                 7.62%
    EUR fixed rate....                                                 4.63%                 4.63%
                          ====       ====      =====      =====      ======     ======     ======     ======     ======     ======
INTEREST RATE SWAPS(3)
US $
Variable to
 fixed(1).............      50         90          -        422         252        310      1,124        (32)     1,090         38
Average pay rate......    5.64%      6.15%         -       6.02%       5.98%      6.36%      6.11%                 6.11%         -
Average receive
 rate(2)..............    6.40%      6.75%         -       6.92%       6.96%      7.10%      6.94%                 5.32%         -

Fixed to variable.....       -          -          -          -           -        155        155         (2)       151        (18)
Average pay rate(2)...       -          -          -          -           -       7.04%      7.04%                 5.37%
Average receive
 rate.................       -          -          -          -           -       7.23%      7.23%                 7.23%

Sterling
Variable to fixed.....      40         30          -          -           -          -         70          -         40          1
Average pay rate......    7.16%      4.98%         -          -           -          -       6.22%                 7.16%
Average receive
 rate(2)..............    6.68%      6.68%         -          -           -          -       6.68%                 5.45%

Fixed to
 variable(1)..........       -          -        100        100           -         20        220          -        120         (6)
Average pay rate(2)...       -          -       6.88%      6.45%          -       6.61%      6.66%                 5.40%
Average receive
 rate.................       -          -       6.60%      7.00%          -       7.46%      6.86%                 6.74%

Euros
Fixed to variable.....       -          -          -          -         248          -        248         11          -          -
Average pay rate(2)...       -          -          -          -        5.75%         -       5.75%                    -
Average receive
 rate.................       -          -          -          -        4.63%         -       4.63%                    -
                          ====       ====      =====      =====      ======     ======     ======     ======     ======     ======

                                                   (FOOTNOTES ON FOLLOWING PAGE)

------------------------------
(1) The nominal value of US $ "variable to fixed" interest rate swaps includes L118 million (L491 million in 1998) of deferred start contracts that do not provide fixed rate cover on the balance sheet date. In addition, L100 million of sterling "fixed to variable" interest rate swaps maturing in 2003 are forward starting once the equivalent nominal value in 2002 matures.
(2) All variable rate legs of the interest rate swaps pay or receive every three months on a margin above or below three-month LIBOR. Three-month LIBOR rates at December 31, 1999 for the US dollar, euro and sterling were 6.00%, 3.34% and 6.08%, respectively. The average interest rate payable on net debt at December 31, 1999 was 6.3% and averaged 6.4% during the whole year.
(3) The "variable to fixed" interest rate swaps are used wholly for the hedging of our portfolio of variable rate borrowings. The "fixed to variable" interest rate swaps are used wholly for the conversion of capital market transactions to a floating rate basis.
(4) The currency swap converts sterling and euro to US dollars at an average of $1.61 and $1.04, respectively.

    Our interest-bearing financial assets of L328 million, consisting of floating rate cash and deposits, earn interest based on relevant national equivalents to the London Interbank Depository Rate. In 1998, we held
L345 million of interest-bearing financial assets. The fair value approximates to the carrying value due to their short maturity periods of less than three months.

CURRENCY EXCHANGE RATES

    Although we are based in the UK, we have significant investments in overseas operations. The most significant currency for us is the US dollar, followed by the euro and sterling.

    Our policy is to manage the currency composition of our core borrowings in US dollars, euros and sterling in order to approximate the percentages of those currencies as reflected in our forecast operating profit. We use external borrowings and currency swaps to manage this exposure. This policy aims to dampen the impact of changes in foreign exchange rates on consolidated interest cover and earnings. While long-term core borrowing is now limited to US dollars, euros and sterling, we still borrow small amounts in other currencies, typically for seasonal working capital needs.

    At December 31, 1999, the percentages of aggregate net borrowings in our three core currencies were: US dollar 80%, or L1,641 million, euro 9%, or L188 million, and sterling 11%, or L224 million. Taking into account the Lazard Houses disposal and a [EURO]650 million bond issue in February 2000, on a pro forma basis the respective percentages were: US dollar 76%, euro 15% and sterling 9%. This corresponds to the 1999 forecast of operating profit by currency of US dollar 76%, euro 16% and sterling 8%.

    We are also exposed to currency exchange rates in our cash transactions and our investments in overseas transactions. Cash transactions--typically for purchases, sales, interest or dividends--require cash conversions between currencies. Fluctuations in currency exchange rates affect the cash amounts that we pay or receive.

    Investments in overseas operations are consolidated for accounting purposes by translating values in one currency to another currency, in particular from US dollars to sterling. Fluctuations in currency exchange rates affect the currency values recorded in our accounts, particularly those in sterling, although they do not give rise to any realized gain or loss, nor to any currency cash flows.

FORWARD FOREIGN EXCHANGE CONTRACTS

    We use forward foreign exchange contracts where a specific major project or forecasted cash flow, including acquisitions and disposals, arises from a business decision that has used a specific foreign exchange rate. Our policy is to effect transactional conversions between currencies, for example, to collect receivables or settle payables at the relevant spot exchange rate.

    Our forward exchange contracts that relate to cash flow conversion are summarized by currency below for 1999. We had no forward foreign exchange contracts in 1998. The receive euros/pay sterling contracts have a weighted average maturity of nine months. These contracts match exactly the forecast cash flows for start-up costs on FINANCIAL TIMES DEUTSCHLAND. All other contracts have a maturity of less than one month.

    FOREIGN EXCHANGE CONTRACTS FOR CASH FLOW CONVERSION

                                                                CONTRACT
                                                                 AMOUNT      GAIN/(LOSS)
                                                              ------------   ------------
                                                                   LM             LM
Receive euros / Pay sterling(1)(4)..........................          L10
Average contractual exchange rate...........................        L0.65           L(0.3)
Receive US dollars / Pay sterling(2)(3)(4)..................         L279              L1
Average contractual exchange rate...........................  $      1.62

------------------------------
(1) The receive euros/pay sterling contracts have a weighted average maturity of nine months. These contracts match exactly the forecast cash flows for start-up costs on FINANCIAL TIMES DEUTSCHLAND.
(2) All other contracts have a maturity of less than one month.
(3) The L279 million of receive US dollars/pay sterling contracts relates to the announced disposal of Lazard banking houses that closed on March 3, 2000 for L410 million. In addition to the purchase price, we received a L26 million dividend.
(4) There were no material outstanding contracts of this nature in 1998.

    We seek to offset purchases and sales in the same currency, even if they do not occur simultaneously. In addition, our debt and cash portfolios management gives rise to temporary currency shortfalls and surpluses. Both of these activities require us to use short-dated swaps between currencies. The table below summarizes our 1999 position by currency pair. We had no outstanding contracts of that type in 1998.

    FOREIGN EXCHANGE CONTRACTS DUE TO TIMING DIFFERENCES

                                                              CONTRACT
                                                               AMOUNT     GAIN/(LOSS)
                                                              ---------   ------------
                                                                 LM            LM
Receive US dollars / Pay euros(1)(2)........................  L47         -
Average contractual exchange rate...........................  1.$01

------------------------------
(1) These contracts, with a maturity of less than one month, transferred US dollar cash balances into euros in order to partially fund the purchase of a further 20% stake in Recoletos.
(2) There were no outstanding contracts of this nature in 1998.

    Although we prepare our consolidated accounts in sterling, we have invested significant sums in overseas assets, particularly in the US. Therefore, fluctuations in currency exchange rates, particularly between the US dollar and sterling, and also between the euro and sterling, are likely to affect shareholders' funds and other accounting values.

    The introduction of the euro on January 1, 1999 allowed greater revenue and cost offsetting than previously available operating in separate currencies, therefore reducing our market rate.

                                    BUSINESS

INTRODUCTION

    Pearson is a global media company with its principal operations in the education, business information, consumer publishing and television markets. We have significant operations in the US and generate more than half our revenues from that market. On July 31, 2000, we announced an agreement to acquire NCS for a purchase price of approximately $2.5 billion. NCS is a leading testing and educational services company in the US. The combination of NCS and Pearson Education will create an integrated education company with strong market positions in curricular content, online learning, assessment, enterprise applications for US schools and professional accreditation.

    We intend to finance the acquisition of NCS through the rights offering. We believe the rights offering to be the most efficient means for us to raise the necessary funds.

PEARSON PLC

    We create and manage intellectual property, which we promote and sell to our customers under well-known brand names, to inform, educate and entertain. We deliver our content in a variety of forms and through a variety of channels, including books, newspapers, television programs and internet services.

    We use online capabilities in our back office, our supply chains, our base businesses and new businesses we create. The internet is already both an integral part of each of our businesses and a facilitator of new product and distribution opportunities.

    Although we seek to build businesses that are worth more together than apart because of the synergies they offer each other, our operations break down into four core areas:

    - PEARSON EDUCATION is a leading international publisher of textbooks, supplementary materials and electronic education programs for elementary and secondary school, higher education and business and professional markets. In the US, our Scott Foresman, Addison Wesley Longman, Prentice Hall and Allyn & Bacon brands have enabled us to capture significant shares in the kindergarten through 12th grade markets. Our higher education business has been pre-eminent in the US for many years. Our international education business is the global leader in the English language teaching materials market and has a major position in the textbook and educational materials market outside the US, including being the largest textbook and school program provider in a number of local markets. In addition, we are a leader in using technology to educate, including online assessment and digital courseware through the Computer Curriculum Corporation, as well as products such as the Waterford Early Reading Program and the KnowZone. Our education offerings also extend to business education, where FT Knowledge provides distance learning for the corporate and post-secondary markets and has entered into several agreements with major business schools and other educational institutions in the US and worldwide. We are currently developing the Learning Network, a vertically integrated, internet-delivered community linking parents, teachers and students with educational opportunities. On June 29, 2000, we announced the purchase of an 87% interest in FamilyEducation Network, Inc., an online network for parents, teachers and students. We are working to form strategic alliances with other internet content providers, to put in place the necessary technological infrastructure and management team for the Learning Network to develop a marketing program. We expect to launch the Learning Network in the Fall of 2000.

      NCS, which will become a part of Pearson Education upon completion of the acquisition, is the United States' largest commercial processor of student assessment tests for kindergarten through 12th grade. NCS offers a secure internet-based electronic testing delivery and reporting capacity, allowing it to participate in the professional certification market. It also provides software, services, systems applications and internet-based technologies for the collection, management and interpretation of data in education. NCS seeks to use internet-based technologies to increase its market penetration and offer additional innovative products and services to its customers in the education field.

    - THE FT GROUP consists of our international newspaper, print and online financial information, business magazine and professional publishing interests. Our flagship product is the FINANCIAL TIMES, known internationally for its premium editorial content and international scope. Building upon the success of the FINANCIAL TIMES, we have developed a global information portal (FT.com), an online personal finance resource (FTYourMoney.com), and a European online financial news website (FTMarketWatch.com). We have also developed a pan-European network of leading business newspapers and related online business portals, including FINANCIAL TIMES DEUTSCHLAND, LES ECHOS and EXPANSION, for the German, French and Spanish-speaking markets. We own Recoletos, a Spanish media group which, in addition to EXPANSION, publishes MARCA, the leading Spanish sports newspaper, and we hold a 50% stake in THE ECONOMIST, an international weekly current affairs and business magazine. We also own 60% of Data Broadcasting Corporation, a supplier of electronic database services to US and UK securities professionals. Data Broadcasting Corporation has a 34% ownership interest in MarketWatch.com, whose web properties, CBS.MarketWatch.com and bigcharts.com, are among the most popular destinations for financial and market news on the web.

    - THE PENGUIN GROUP is one of the premier English language publishers in the world, with brand imprints such as Penguin, Avery, Dutton, Putnam and Viking. We publish an extensive portfolio of fiction and non-fiction, literary and commercial works from authors such as Tom Clancy, Clive Cussler, Dick Francis, Patricia Cornwell and Nick Hornby. We are one of the pre-eminent classics publishers and own or have rights to some of the most highly prized and enduring brands in children's publishing, featuring the books of Roald Dahl and such popular characters as Spot, Peter Rabbit and Madeline. We have a strong frontlist of new books by bestselling authors, and a backlist of more than 25,000 popular titles. In 1999, titles published by Penguin Putnam, as we are known in the US, spent a record 262 weeks on THE NEW YORK TIMES bestseller list. Our recent acquisition of Dorling Kindersley, or DK, a leading international publisher of illustrated reference books, will add breadth to our portfolio. DK offers many products with illustrations and graphics that are particularly well-suited for online delivery, and DK has invested in converting its properties into a digital format. As a result, this acquisition also gives us many more opportunities for online rights exploitation.

    - PEARSON TELEVISION was recently merged with CLT-Ufa, the television and broadcasting business owned by Germany's Bertelsmann AG, and Belgium's Audiofina, to create the RTL Group. The combined company is an integrated pan-European company with activities in television production, online delivery and broadcasting, including the well-known RTL television stations. The RTL Group is Europe's largest radio and television broadcast company by revenue and its shares are traded on the London Stock Exchange. The terms of the merger, which closed on July 25, 2000, provide us with a 22% interest in the RTL Group, and representation on its board.

COMPETITIVE STRENGTHS

    We have achieved leading positions in our markets by capitalizing on our competitive strengths:

    - POWERFUL BRANDS--We have made a substantial investment to develop and promote our quality brands. Our brands create customer loyalty and facilitate the use of new distribution channels and our entry into new markets.

    - RICH CONTENT--Each of our businesses creates and manages informative, educational and entertaining content. The quality, depth and originality of our products reinforce the strength of our brands and attract customers, partners and talented employees.

    - INTERNATIONAL SCALE--We have operations around the world and publications in English, French, Spanish, German and many other languages. Our large business presence in many local markets enables us to move rapidly to capitalize on international opportunities.

    - ATTRACTIVE CUSTOMER BASE--Our products appeal to a range of customers -- institutions, businesses and a broad group of consumers of all ages and interests. We have a highly educated customer base with a substantial discretionary spending capacity.

    - PROVEN MANAGEMENT TEAM--Since 1997, a new management team has transformed the company into a simpler, more integrated media enterprise focused on our core businesses. Since we started this process, we have publicly set clear financial goals and consistently met or exceeded them.

OUR STRATEGIES

    We focus on media businesses in growing markets and categories where we have or we can attain strong, sustainable market positions. We use our content and brands in our existing businesses and to develop new ones. We have integrated the internet into each of our businesses to enhance our customers' experiences, improve our ability to reach customers and increase the value of our content.

    - PEARSON EDUCATION constantly seeks ways to make products more attractive to teachers, students, parents and professionals. Over 1,200 of our approximately 49,000 college textbooks have interactive companion websites with online study guides to elaborate on text concepts, and chat rooms and bulletin boards to facilitate interaction between students and faculty. We continue to invest in a range of electronic learning tools to support our programs. We are also developing the Learning Network, an interactive online community of parents, students and teachers, to further expand the distribution of our content and generate new revenue streams. In addition, we are seeking to expand our international reach to benefit from our market expertise and build scale.

      Our acquisition of NCS will transform Pearson Education into an integrated education company.The combined business will be well-placed to create new market opportunities through developing customized learning in which testing and curriculum work together. The combined business will connect schools and homes, enabling parents to play a more active role in the education of their children.

    - THE FT GROUP aims to be the leading source of strategic information, intelligence, analysis and commentary for senior managers and institutional and individual investors around the world. We are building on the strength of our flagship brand, the FINANCIAL TIMES, to create a pan-European network of national business newspapers and websites, including LES ECHOS in France, EXPANSION in Spain and FINANCIAL TIMES DEUTSCHLAND in Germany. With THE WALL STREET JOURNAL, we have also launched VEDOMOSTI, a Russian language business newspaper.

      We use the well recognized brand and premium content of the FINANCIAL TIMES to develop new websites with diverse revenue models. We continue to invest in FT.com, our leading global business information portal, to further enhance its content, include more international company and market information and add more sophisticated tools intended to increase the "stickiness" of the site. We have launched FTYourMoney.com to capitalize on the rapidly growing personal finance market in the UK and FTMarketWatch.com to capture the expanding market of European investors who make their investment decisions online or look to the internet for quick, market-oriented news.

    - THE PENGUIN GROUP continues to strengthen its frontlist, working globally to extend its stable of bestselling authors and identify new talent. We are digitizing our business--all of our new titles and over half of our backlist titles have been converted to an electronic digital format to enable "printing on demand" and "e-book" delivery. We are also building online communities around authors and genres to strengthen our relationship with our readers and to create new revenue streams.
     We recently acquired DK, a publisher of illustrated products such as travel and children's reference books. We believe that DK's high quality illustrated publications, many of which have been converted to a digital format permitting online delivery, will provide us access to new customers and markets, expand our product offerings and enhance our online marketing efforts.

    - PEARSON TELEVISION'S recently completed merger to form the RTL Group offers Pearson Television the opportunity to take its quality content into new distribution channels that are offered by our media partners. The RTL Group will continue Pearson Television's development of online versions of television shows, such as THE PRICE IS RIGHT, and the building of online communities around popular serial dramas.

    We are working to capture the full synergistic potential that exists among our media businesses through the sharing of content and distribution channels. For example, FT Knowledge, our online distance learning business, results from the merger of Pearson Education's higher education textbooks and professional publishing resources with the FT Group's distance learning and management education resources. Longman Penguin Readers are simplified classics for new English speakers, combining Pearson Education's English language training resources and Penguin's classics library. Content from Penguin and the FT Group will be featured on our Learning Network.

NCS ACQUISITION

    NCS is a leading testing and educational services company in the US. For its fiscal year ended January 29, 2000, NCS had revenues of $630 million, compared to $505 million for the prior fiscal year, and income from operations of $70 million, compared to $55 million for the prior fiscal year. At January 29, 2000, NCS had total assets of $465 million, total long-term debt of $16 million, total cash and cash equivalent of $22 million and total stockholders' equity of $294 million.

    We have agreed to acquire all of the outstanding shares of NCS for approximately $2.5 billion, or $73 per share. Our merger agreement requires us to launch a cash tender offer for all of the issued and outstanding shares of NCS's common stock on or before August 7, 2000. The tender offer will remain open for 23 business days, unless extended in accordance with the merger agreement, and will be conditioned on the tender of a sufficient number of shares to give us ownership of at least a majority of the fully diluted outstanding shares of NCS. After the completion of the tender offer, NCS will merge with us, and the remaining shareholders of NCS other than us will receive the same cash consideration per share as offered in the tender offer. We intend to finance the NCS acquisition with the proceeds of the rights offering.

    We believe the acquisition of NCS is an important step in the development of Pearson Education, providing the following opportunities:

    - INTEGRATING EDUCATIONAL PROGRAMS. The combination of curricular content, testing, and educational applications creates opportunities to provide schools, universities, colleges and professional and training organizations a comprehensive range of education solutions, encompassing curricular and training programs, assessment and testing and educational services, including student curriculum, instructional and financial management software.

    - CUSTOMIZING LEARNING. Combining NCS's assessment tools with our curricular content will enable us to create customized learning programs individually tailored for each student.

    - EXTENDING CUSTOMER REACH. Our salesforce will market NCS's instruction management software, assessment tools and school administrative software to kindergarten through 12th grade school districts to supplement NCS's own direct salesforce.

    - ACCELERATING THE DEVELOPMENT OF NEW ONLINE PRODUCTS. NCS's online business will complement our business enabling us to offer electronic end-to-end learning solutions.

    - DEVELOPING A NEW MARKET, WITH PARENTS AS CUSTOMERS. NCS's products will enable us to reach parents with new educational content, creating new revenue opportunities for our educational publishing business. It will also extend the scale and reach of our Learning Network, enabling it to reach directly a much bigger audience of parents and students.

    - MOVING INTO NEW PROFESSIONAL MARKETS. Our professional publishing and corporate training business will enable NCS to market its testing and assessment skills to meet the growing demand for accreditation in a wide range of professions and disciplines.

    - WIDENING INTERNATIONAL SPREAD. With major educational publishing operations around the world, Pearson Education will enhance NCS's international presence.

OPERATING DIVISIONS

PEARSON EDUCATION

    Pearson Education is one of the world's largest publishers of textbooks and paper and online teaching materials based on published sales figures and independent estimates of sales. Pearson Education serves the growing demands of teachers, students, parents and professionals throughout the world for stimulating effective education programs. In 1999, Pearson Education had sales of L1,725 million, or 52% of Pearson's total sales.

    An integral part of Pearson Education's strategy is the creation of interactive education communities through the development of an online education network. On June 29, 2000, we announced the purchase, for $129 million, of an 87% interest in FamilyEducation Network, Inc., or FEN, an online network for parents, teachers and students. America Online, Inc. will continue to be a minority shareholder in FEN, along with FEN's founders. In addition, we also announced a three-year agreement with AOL under which our Learning Network will be an anchor tenant on the main screen of AOL's Research and Learn Channel, providing educational content for all stages of a person's life, from pre-school to adult learning, including ongoing education and professional training. We expect to launch the Learning Network in the Fall of 2000. We are currently working to identify internet content providers with whom we may form alliances in connection with the Learning Network. We are also working on the Learning Network's technological infrastructure and on assembling its management team within Pearson. The final step in connection with the Learning Network's launch will be the development of a marketing program. We expect the Learning Network will require significant further investment in the future before becoming profitable.

    Upon completion of the NCS acquisition, its operations will become part of Pearson Education. NCS is the US's largest commercial processor of student assessment tests for kindergarten through 12th grade. It is the largest single provider of student curriculum, instructional and financial management software to schools. NCS provides schools with suites of integrated software modules, along with professional services designed to meet the reporting needs of administrators and the curriculum needs of teachers. NCS also provides large scale performance measurement projects, including program design, item development, program management, software development, printing packaging, distribution, collection, processing, scoring and reporting. Among its other services, NCS provides large scale project management for student financial aid applications and other post-secondary applications.

    In a world shaped by an increasingly knowledge-based economy, there is a large appetite for education in both the developed and developing worlds. Governments, corporations and individuals see education as a necessary component for success and are willing to invest in it. Favorable demographics, the spread of public education in the developing world and increasing demand to learn English are all factors driving this growth. The international market for educational programs includes not only local language textbooks, but also English language teaching materials and professional publications.

                             PEARSON EDUCATION'S WELL KNOWN BRANDS
PRENTICE HALL.............................  a secondary school publisher of engineering, math, science and humanities titles and a higher
                                            education publisher in every discipline

SCOTT FORESMAN............................  a publisher of reading, math and science titles for elementary school

ADDISON WESLEY LONGMAN....................  a higher education publisher of science, math and business titles

ALLYN & BACON.............................  a publisher of education, social science and humanities titles for the higher education market

MACMILLAN USA AND PEARSON PROFESSIONAL
  TECHNICAL REFERENCE.....................  publishers of computer books

SILVER BURDETT GINN.......................  a publisher of math and music titles for the elementary school market

    The internet provides an ideal medium for our quality education programs, which we create and sell for use with our textbooks and as stand-alone products. Our internet initiatives also include the creation of the Learning Network, an internet-delivered network of education services. Both our base products and the development of the Learning Network have been facilitated by minority investments in internet companies, including:

    - Copernicus, which provides customized, local education portals, marketed as EdGate, for teachers, parents and students,

    - Blackboard, an internet infrastructure company whose learning software backs up online teaching environments in over 1,800 American colleges and universities, and

    - Score! Learning, a local education service provider that provides online coaching, testing and support and is developing, with Pearson, an internet version.

    Pearson Education has three principal divisions--US schools, higher education and professional publishing and international. Each division contributes approximately one-third of Pearson Education's revenues.

    US SCHOOLS

    Pearson Education is a leading US school publisher for kindergarten through 12th grade, with a comprehensive range of textbooks, supplementary materials and electronic education programs. We believe that our market share in this segment is approximately 25%. Pearson Education's premier elementary school imprint, Scott Foresman, and premier secondary school imprint, Prentice Hall School, publish high quality programs covering subjects such as reading, literature, math, science and social studies. In addition, these groups publish online assessment and digital courseware through the Computer Curriculum Corporation, as well as programs such as the Waterford Early Reading Program and the KnowZone. We also publish supplementary teaching aids for both elementary and secondary schools and teacher-written activity books.

    With over 90% of education spending in this segment in the US financed at the state or local level, the US Schools division's major customers are state education boards and local school districts. In the US, 20 states, which account for over 50% of the total kindergarten through 12th grade US school population of some 52 million students, buy educational programs by means of periodic statewide "adoptions". These adoptions cover programs in the core subject areas. Typically, a state committee selects a short-list of education programs from which the school districts then make individual choices. We actively seek to keep as many of our offerings as possible on the approved list in each state and we market directly to the school districts. In the 30 states without adoptions, or "open territories", local school districts choose education programs from the extensive range available. We actively market to school districts in open territories as well. Our revenues are split evenly between adoption states and open territory states.

    HIGHER EDUCATION AND PROFESSIONAL PUBLISHING

    Pearson Education is America's largest publisher of educational textbooks and related materials for colleges and universities. We publish across all of the main fields of study with imprints such as Prentice Hall, Addison Wesley Longman and Allyn & Bacon. We market primarily to college professors who choose the texts to be purchased by their students. Over 1,200 of Pearson Education's approximately 49,000 college textbooks have an interactive companion website with online study guides to reinforce text concepts, and chat rooms and bulletin boards to facilitate interaction between students and faculty. An increasing number of our programs are delivered through online course management systems that provide a powerful set of easy-to-use tools that allow professors to create sophisticated web-based courses.

    We also publish textbooks and reference books for industry professionals, with a particular strength in computers and information technology where we are the world's largest publisher. Our imprints in this area include Macmillan USA, Pearson Professional Technical Reference, Prentice Hall, Addison Wesley Longman and Adobe Press. Many of these publications are also available both on the internet and via CD-ROM. Online sales have grown rapidly. We work closely with many independent online retailers and operate our own portal for IT professionals, InformIT.

    INTERNATIONAL

    Pearson Education has sales, distribution and publishing operations in 35 countries throughout the world. We produce textbooks, English language teaching materials (in which we are a global leader) and professional publications. Our international division also represents translations and imprints of our US higher education and professional publications.

    Our publications are primarily in English and are marketed to the English speaking markets. In addition to English, we also publish in the local language in a number of countries, including Germany, France, Spain, Italy, Mexico, Colombia, Brazil, Hong Kong, Japan and South Korea. In a number of English speaking countries, we are the largest publisher of school materials.

    FT KNOWLEDGE

    At the end of 1998, we combined our distance learning management education operations into one business, FT Knowledge. These operations include online MBA and online business skills courses. FT Knowledge is a leading provider of business education and management development programs. We specialize in providing education that is highly relevant to the needs of businesses and their employees. Linking up with some of the most respected academic institutions, we operate around the world to create virtual universities and online business schools for a variety of courses. On July 28, 2000 we acquired The Forum Corporation, one of America's top corporate training companies, for $90 million.

THE FT GROUP

    The FT Group is an integrated print and online operation comprising newspapers, print and online financial information, business magazines and professional publishing interests. The FT Group aims to be the leading source of strategic information, intelligence, commentary and analysis for senior managers and institutional and individual investors around the world. The FINANCIAL TIMES, the group's flagship publication, is generally recognized as the world's leading international business newspaper. In 1999, the FT Group had sales of L687 million, or 21% of Pearson's total sales.

    Business is now global, and the demand for strategic business information--the combination of news, data, comment, analysis and context in which the FT Group excels--is growing fast. In addition to professional and business consumers, individuals around the world are demanding such strategic business information. The FT Group is very well positioned to supply information and benefit from these trends.

    Since 1997, we have:

    - Expanded the circulation and geographic reach of the FINANCIAL TIMES in all forms through active promotion of its brand and rich content,

    - Extended the FT brand to the internet through FT.com, a global business information portal,

    - Invested in more editorial talent, and created an integrated newsroom serving both the newspaper and FT.com, and

    - Continued to develop a pan-European network of national business newspapers and related online services.

                                   PRIMARILY PRINT SERVICES
FINANCIAL TIMES........................  Regarded as the leading international business newspaper (FT.com)
LES ECHOS GROUP........................  Publishes France's leading business and financial newspaper and leading business website (lesechos.fr)
RECOLETOS..............................  Publishes EXPANSION, Spain's leading business and financial newspaper and MARCA, the leading Spanish
                                         sports newspaper; has a 30% interest in EL MUNDO, a
                                         leading daily newspaper, and operates one of Spain's
                                         leading business and financial websites
                                         (expansiondirecto.com)
FINANCIAL TIMES DEUTSCHLAND............  A new German language business newspaper with an integrated online business news and data service
                                         (ftd.de) (50% interest)
BDFM...................................  Publishes South Africa's leading daily and weekly financial newspapers and website (bdfm.co.za) (50%
                                         interest)
THE ECONOMIST GROUP....................  Publishes one of the world's leading weekly business and current affairs magazines (economist.com) (50%
                                         interest)
FINANCIAL TIMES BUSINESS...............  Publishes INVESTORS CHRONICLE, THE BANKER, MONEY
                                         MANAGEMENT and FINANCIAL ADVISOR

                                  PRIMARILY ONLINE SERVICES
FT.COM.................................  One of the leading portals on the web for global business information (FT.com)
FTYOURMONEY.COM........................  A leading source for independent personal finance information in the UK (FTYourMoney.com)
FT INTERACTIVE DATA....................  One of the world's leading sources of securities pricing and specialist financial information
                                         (intdata.com and dbc.com) (60% interest)
ESIGNAL................................  An online real-time streaming quotation service for brokers and active traders (esignal.com) (60%
                                         interest)
MARKETWATCH.COM........................  Popular destination on the web for financial and market news (CBS.MarketWatch.com and bigcharts.com)
                                         (34% interest)
FTMARKETWATCH.COM......................  Real-time financial and market news for the European market (FTMarketWatch.com) (under development)
FT ENERGY..............................  An online and print service providing expert analysis, database information systems and consulting
                                         services for the energy industry
                                            OTHER
FINANCIAL TIMES CONFERENCES............  Organizes high-level strategic events for the international business community
FTSE INTERNATIONAL.....................  A joint venture with the London Stock Exchange providing the investment community with the top UK
                                         indices and, together with the Amsterdam Stock
                                         Exchange, publishes the Eurotop family of indices
                                         (FTSE.com)

    THE FINANCIAL TIMES NEWSPAPER

    The FINANCIAL TIMES is a leading international daily business newspaper. Its average audited daily circulation of 440,000 copies in December 1999, which was 14% greater than the prior year, gives the FINANCIAL TIMES the second largest circulation of any English language business daily in the world. The FINANCIAL TIMES derived approximately three-quarters of its revenue in 1999 from advertising and approximately one-quarter from circulation. The geographic distribution of the FINANCIAL TIMES' average daily circulation was:

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        UK AND REPUBLIC OF IRELAND          44%
Continental Europe, Middle Ease and Africa  29%
Americas                                    23%
Asia                                         4%

    The FINANCIAL TIMES draws upon an extensive network of international correspondents and its editorial skills to produce unique, informative and timely business information. We believe that we have the largest number of correspondents of any English language daily newspaper in the world. For production and distribution, the FINANCIAL TIMES uses computer-driven communications and printing technology for timely delivery of the various editions of the newspaper to the appropriate geographic markets. In 1998, we established printing sites in Milan, Chicago, Boston and San Francisco, improved our distribution network in the US and began a sustained marketing effort centered in the US and Europe.

    Increased corporate finance, merger and acquisition activity and European economic integration have fuelled the appetite for increased business coverage in Europe. To add to our pan-European pre-eminence with the FINANCIAL TIMES, the FT Group, in partnership with Gruner + Jahr, a subsidiary of Bertelsmann AG, the German media group, recently inaugurated FINANCIAL TIMES DEUTSCHLAND and its related online business news and data service. FINANCIAL TIMES DEUTSCHLAND provides German-language coverage of business issues that is complementary to the FINANCIAL TIMES' international coverage.

    In 1999, the FINANCIAL TIMES, THE WALL STREET JOURNAL and Independent Media (publisher of THE MOSCOW TIMES) jointly launched VEDOMOSTI, a daily Russian language business newspaper. Drawing content from a staff of 20 Russian reporters, as well as translated pieces from both the FINANCIAL TIMES and THE WALL STREET JOURNAL, VEDOMOSTI plans to expand from its present circulation in Moscow and St. Petersburg into a national daily newspaper.

    FINANCIAL TIMES INTERNET BUSINESSES

    Under the FT brand, we distribute business and personal finance information to a global audience via the internet. We maintain and continue to extend a network of leading European and US business and financial news, private investor and personal finance web services. To date, our internet investment has been primarily focused on the development of FT.com. Our websites include:

    - FT.COM, a leading global business information portal that combines agenda-setting editorial content with comment and analysis, relevant financial data, discussion groups, unique dossiers on key business people and innovative tools to search the web, manage a working day and seek out leisure opportunities,

    - FTYOURMONEY.COM, an online source of independent personal finance information and guidance aimed at consumers who seek to manage their own finances better. FTYourMoney.com seeks to capitalize on the rapidly growing personal finance market in the UK and then to roll-out similar websites in other countries, and

    - FTMARKETWATCH.COM, a joint venture between the FT Group and MarketWatch.com that launched in June 2000, provides free, real-time financial and market news to Europe's community of private investors. The new website is modelled on CBS.MarketWatch.com. Through our ownership of Data Broadcasting Corporation, we also own 34% of MarketWatch.com.

    The following operating statistics show that, similar to the FINANCIAL TIMES, FT.com has quickly shown an ability to attract a large number of users:

                                                 JANUARY    FEBRUARY     MARCH
                                                 --------   ---------   --------
                                                          (IN MILLIONS)
Users..........................................     1.0        1.1         1.2
Page views.....................................    18.0       22.0        24.0

    FT INTERACTIVE DATA

    FT Interactive Data supplies market data to US and UK securities professionals, including trading houses, custodians and fund managers. Its most significant activity in sales is the supply of database services, which are primarily delivered electronically, covering a wide range of pricing, dividend, corporate action and descriptive information. FT Interactive Data has a database of 3.5 million securities, including hard-to-value, fixed income instruments. This information allows institutional investors efficiently to value their portfolios. FT Interactive Data operates under the trade name Interactive Data Corporation in the US and EXSHARE in the UK. FT Interactive Data also operates FTSE International, a joint venture with the London Stock Exchange, that provides the professional investment community with the FTSE 100 and European economic and market indices.

    In 1999, we acquired the Thomson Financial Securities business, a unit of the Thomson Corporation. These assets include Muller Data Corporation and Muniview, municipal bond valuation businesses based in the US, and Valorinform, an international valuation business based in the UK. In February 2000, FT Interactive Data merged with Data Broadcasting Corporation, a Nasdaq-listed company that is one in the leading providers of real-time financial market data to traders and individual investors. We own a 60% stake in the combined business.

    FINANCIAL TIMES BUSINESS

    Financial Times Business provides magazines and web services for professionals in the finance and energy sectors. It publishes the UK personal finance magazine INVESTORS CHRONICLE, as well as THE BANKER, MONEY MANAGEMENT and FINANCIAL ADVISER. Its energy business, based in the US, operates under the brands Research Data International and E-Source and produces management studies, consultancy work and newsletters.

    LES ECHOS GROUP

    The Les Echos Group publishes newspapers and magazines for the French speaking market. The French language financial newspaper, LES ECHOS, has the highest daily circulation of any business newspaper in France. LesEchos.com, the newspaper's website, is the leading business website in France. The Les Echos Group also publishes a business magazine called ENJEUX-LES ECHOS.

    RECOLETOS

    We have a 99.6% stake in Recoletos, a Spanish media group that we built with its Spanish promoters over several years. Recoletos' publishing businesses in Spain and Portugal include MARCA, a leading sports newspaper for the region with an average annual circulation of 397,000 in 1999, EXPANSION, a daily business newspaper, ACTUALIDAD ECONOMICA, a weekly business magazine, and TELVA, a monthly women's magazine. It is also developing its internet activities as it seeks to extend the reach of its print-based products. The group is has announced plans for a public offering of a minority stake.

    INVESTMENTS AND ASSOCIATES

    In addition to interests outlined elsewhere, we hold non-controlling interests in several other media companies, including a 50% stake in The Economist Group, which owns THE ECONOMIST, an international weekly current affairs and business magazine. We also own a 50% stake in BUSINESS DAY and FINANCIAL MAIL, the leading daily and leading weekly financial publications in South Africa, respectively.

THE PENGUIN GROUP

    Penguin is one of the premier English language publishers in the world. We publish an extensive range of titles, including the very best new fiction and non-fiction, literary prize winners and commercial blockbusters. Our titles range from history and science to essential reference. We are also one of the pre-eminent classics publishers and own some of the most highly prized and enduring brands in children's publishing, featuring popular characters such as Spot, Peter Rabbit and Madeline, as well as the books of Roald Dahl. We rank in the top three in all major English speaking markets--the US, UK, Australia, New Zealand, Canada, India and South Africa. The Penguin Group combines a frontlist of new books by best-selling authors with a backlist of more than 25,000 popular titles. In 1999, Penguin Group titles spent a record 262 weeks on THE NEW YORK TIMES bestseller lists and, in the UK, the Penguin Group nearly doubled its share of THE GUARDIAN'S Top 100 Bestsellers. In 1999, the Penguin Group had sales of L565 million, representing 17% of Pearson's total sales.

    Revenues are split approximately evenly between frontlist and backlist titles, minimizing Penguin's exposure to volatility in either market. The Penguin Group earns over 90% of its revenues from the sale of hard cover and paperback books. The balance comes from audio books and from the sale and licensing of intellectual property rights, such as the Beatrix Potter series of fictional characters. We also sell a range of titles on CD-ROM and cassette and act as a book distributor for a number of smaller publishing houses.

    We sell directly to bookshops and through wholesalers. Retail bookshops normally maintain relationships with both publishers and wholesalers and use the channel which best serves the specific requirements of an order. In the last few years, we have also seen a significant growth in online purchasing directly by consumers, which currently accounts for approximately 5% of US sales and a growing percentage of UK sales.

    We publish under the following imprints and have many well known authors.


                   PENGUIN GROUP IMPRINTS                       PENGUIN'S REPRESENTATIVE
------------------------------------------------------------  -----------------------------
            ADULT                        CHILDREN                        AUTHORS
-----------------------------  -----------------------------  -----------------------------
         Penguin               Dial                           Tom Clancy
         Putnam                Dutton                         Patricia Cornwell
         Avery                 Viking                         Clive Cussler
         Berkley Books         Ladybird                       Dick Francis
         Dutton                Penguin                        Alex Garland
         Hamish Hamilton       Puffin                         Sue Grafton
         Michael Joseph        Frederick Warne                Nick Hornby
         Plume                                                Beatrix Potter
         Signet                                               Sue Townsend
         Viking

    The Penguin Group's gateway internet site, Penguin.com, provides access to its focused websites in the US, Canada, UK and Australia. Websites have also been developed to target certain niche audiences. For example, Penguinclassics.com has an entire online world for the classics--with anthologies, original essays, interviews and discussions and links to other classics sites. It is the favored classics site on Amazon UK. In addition, we have developed the award-winning PeterRabbit.com and we are extending rapidly our range of author websites, live webcasts and subject-specific sites, such as one for readers of romance novels. The Penguin Group aims to use the internet to increase the commercial efficiency of its existing publishing operations and to exploit its popular brands and unique content, and to continue to convert its library into digital formats suitable for e-book delivery, printing on demand and other forms of distribution.

    On May 12, 2000, we completed our acquisition of Dorling Kindersley Holdings plc, or DK, an international publisher of illustrated reference books, for L310 million.

    We believe that the combination of DK, the Penguin Group and Pearson's educational and other businesses will provide us with strategic benefits, including:

    - COMPLEMENTARY PRODUCT LINES. DK's illustrated reference books are distinct from Penguin's existing product lines, providing access to new and sophisticated customers in both English-speaking and foreign markets.

    - MARKET COVERAGE. Many of DK's illustrated products will reinforce our ages 4-18 market coverage and take the Penguin Group into large segments of the consumer market where we are not currently present. DK also takes the Penguin Group into non-English language markets and provides the basis for establishing local publishing operations outside the English speaking world founded on illustrated books with international appeal.

    - DIGITAL ILLUSTRATION LIBRARY AND NEW MEDIA OPPORTUNITIES. This acquisition provides the Penguin Group and other Pearson operating companies with a digitized, primarily wholly-owned library of high quality text and picture-based intellectual property. We can develop and use this library as a digital platform for e-books, online education products and other new formats in the future.

    - ENHANCED RETURN DUE TO SYNERGIES. The combination with the Penguin Group will allow DK to realize substantial economies of scale and integration savings.

    - BUSINESS EXTENSIONS. DK provides a large and immediate opportunity for two of our operating companies, the Penguin Group and Pearson Education, to integrate DK's brand and database content into their markets in appropriate formats. Its reference books, for instance, will enhance the research service of the education network as well as provide supplemental products to be sold by Pearson Education's large sales force.

PEARSON TELEVISION

    On July 25, 2000, Pearson Television was merged with CLT-Ufa, the television and broadcasting business owned by Germany's Bertelsmann AG, and Belgium's Audiofina, to create the RTL Group. The combined company is an integrated pan-European company with activities in television production, online delivery and broadcasting, including the well-known RTL television stations. The RTL Group is Europe's largest radio and television broadcast company by revenue and is listed on the London Stock Exchange. The terms of the merger, which closed on July 25, 2000, provide that we will own a 22% interest in the RTL Group. We currently own 20.5% of the group, which will increase to 22% upon the transfer of certain remaining assets of Pearson Television. This transfer remains subject to government approvals.

    Marjorie Scardino, our chief executive officer, and John Makinson, our finance director, are directors. Pearson Television's former chief executive, Richard Eyre, will be the RTL Group's executive director responsible for content and strategy.

    In 1999, Pearson Television had sales of L355 million, or 10% of Pearson's total sales.

COMPETITION

    All of Pearson's businesses operate in highly competitive environments.

    Pearson Education competes with other publishers and creators of educational materials. These companies include large international companies, such as McGraw-Hill, Houghton Mifflin and Thomson. Competition is based on the ability to deliver quality products that appeal to the school boards, educators and government officials making purchasing decisions, at competitive prices. NCS competes with numerous commercial processors of student assessment tests including in-house systems, national and regional providers, data processing service bureaus and test publishers.

    FT Group competes with other companies engaged in the publishing of business news, such as THE WALL STREET JOURNAL. The FT Group competes with other newspapers and information sources for readership by offering timely and expert journalism, and competes for advertisers with other forms of media based on the ability to offer an effective means for advertisers to reach their target audience.

    The Penguin Group competes with other publishers of fiction and non-fiction books. As such, principal competitors include Random House and Harper Collins. Publishers compete by developing a portfolio of books that are in demand by continually seeking out and promoting talented writers and by offering their works at competitive prices.

INTELLECTUAL PROPERTY

    Our principal intellectual property assets consist of our trademarks and other rights in our brand names, particularly Financial Times and Penguin and the various imprints of Pearson Education, and copyrights in our content. We believe we have taken all appropriate available legal steps to protect our intellectual property in all relevant jurisdictions.

RAW MATERIALS

    Paper is one of the principal raw materials used by each of Pearson Education, the FT Group and the Penguin Group. We purchase most of our paper through our central purchasing department located in the US. We have not experienced and do not anticipate difficulty in obtaining adequate supplies of paper for their operations, with sourcing available from numerous suppliers. While local prices fluctuate depending upon local market conditions, we have not experienced extensive volatility in fulfilling paper requirements.

GOVERNMENT REGULATION

    The manufacture of certain of our products in various markets is subject to governmental regulation relating to the discharge of materials into the environment. Our operations are also subject to the risks and uncertainties attendant to doing business in numerous countries. Some of the countries in which we conduct these operations maintain controls on the repatriation of earnings and capital and restrict the means available to us for hedging potential currency fluctuation risks. The operations that are affected by these controls, however, are not material to Pearson as a whole. Accordingly, these controls have not significantly affected our international operations. Regulatory authorities may have enforcement powers that could have an impact on us. We believe, however, that we have taken and continue to take measures to comply with all applicable laws and governmental regulations in the jurisdictions where we operate so that the risk of these sanctions does not represent a material threat to us.

    We have minority investments in a number of broadcasting entities that hold licenses granted by various governmental authorities. These licenses generally are subject to renewal at prescribed periods and are subject to forfeiture for failure to comply with the rules and regulations of these authorities. We hold investments in entities that are dependent upon these licenses, but we are not dependent upon any particular licenses.

ORGANIZATIONAL STRUCTURE

    We have interests in subsidiaries and other entities throughout the world. Below is a list of our significant subsidiaries, including name, country of incorporation or residence, proportion of ownership interest and, if different, proportion of voting power held.

                                 COUNTRY OF INCORPORATION/   PERCENTAGE INTEREST/
NAME                                     RESIDENCE               VOTING POWER
----                             -------------------------   --------------------
Pearson Inc....................          United States               100
Pearson AG.....................            Switzerland               100
Whitehall Electric Investments
  Limited......................      England and Wales               100
Whitehall Trust................      England and Wales               100
Rycade Capital Corporation
  Inc..........................          United States               100
Financial Times Limited........      England and Wales               100
FT Group Limited...............      England and Wales               100
Prentice Hall Inc..............          United States               100
Pearson Business Services
  Inc..........................          United States               100
Data Broadcasting
  Corporation..................          United States                60

HISTORY AND DEVELOPMENT

    During the past three years, we have concentrated on developing our four media business divisions: education, business information, consumer publishing and television. In 1997, we acquired All American Communications, a US television producer, for L247 million. We also obtained a 24% stakeholding in Channel 5, the fifth UK terrestrial television channel, and made a financial commitment of L47 million. This later increased to 29%. Our largest acquisition was in 1998, when we acquired the educational, business & professional and reference publishing businesses of Simon & Schuster from Viacom
International Inc. for L2,868 million. We combined these publishing units with Addison Wesley Longman to form the world's largest educational publisher--Pearson Education. In 1999, we acquired the Thomson Financial Securities Management business, a unit of The Thomson Corporation, for L93 million. In February 2000, we merged our FT Interactive Data business, which was then called FT Asset Management, with Data Broadcasting Corporation, one of America's leading providers of real-time financial market data to traders and individual investors. The FT Group has retained a 60% stake in the combined business.

    On June 29, 2000, we announced the purchase, for $129 million, of an 87% Interest in FamilyEducation Network, Inc., or FEN, an online network for parents, teachers and students.

    On May 12, 2000, we completed the acquisition of DK, an international illustrated reference publisher, for L310 million. We will combine DK with the Penguin Group.

    On July 25, 2000, Pearson Television merged with CLT-Ufa to form the RTL Group, a pan-European integrated broadcast and content company in which we will retain a 22% interest.

    On July 31, 2000, we announced our agreement to acquire NCS for approximately $2.5 billion.

    To focus on our four principal businesses, we have disposed of several ancillary businesses over the last three years. In 1997, we sold Churchill Livingstone, a medical publishing business, for L57 million. In 1998, we sold our Law & Tax publishing business for L66 million and Pearson New Entertainment, which included Future Publishing, a consumer magazine business, for L125 million. Also in 1998, we sold Mindscape Inc., a developer and publisher of consumer software, for L91 million and The Tussauds Group, our visitor attractions business, for L352 million. In September 1999, we sold our investment in BSB Holdings Ltd. to Vivendi for L408 million.

    During 1999, we also sold six of Simon & Schuster's business & professional and reference publishing businesses, which did not fit with the rest of Pearson Education's operations, for an aggregate of L209 million. The businesses sold included the following:

    - Macmillan Library Reference USA Inc., a publisher of materials for high school, college and public libraries, for L52 million,

    - Macmillan General Reference USA Inc., a full range reference book publisher, for L50 million,

    - Jossey-Bass Inc. Publishers, a diversified publisher of business management books and journals, for L49 million, and

    - Appleton & Lange Inc., a medical textbook company for L28 million.

    On March 3, 2000, we completed the sale of our interests in the Lazard Houses for L410 million paid at closing, together with dividend payments totalling L26 million.

PROPERTY, PLANT AND EQUIPMENT

    Our headquarters is located at leasehold premises in London, England. We own or lease approximately 280 properties in 24 countries worldwide, the majority of which are located in the UK and the US.

    All of the properties owned and leased by us are suitable for their respective purposes and are in good operating condition.

    We own the following principal properties:

GENERAL USE OF PROPERTY                          LOCATION               AREA IN SQUARE FEET
-----------------------             ----------------------------------  --------------------
Warehouse.........................  Pittstown, Pennsylvania, US               510,000
Warehouse.........................  West Nyack, New York, US                  501,912
Warehouse.........................  Kirkwood, New York, US                    409,000
Offices/Warehouse.................  Ringwood, Victoria, Australia             274,159
Offices...........................  Old Tappan, New Jersey, US                212,041
Warehouse.........................  Harlow, UK                                164,853
Offices...........................  Reading, Massachusetts, US                158,527
Offices...........................  Stoneham, Massachusetts, US                48,769

    We lease the following principal properties:

GENERAL USE OF PROPERTY                          LOCATION               AREA IN SQUARE FEET
-----------------------             ----------------------------------  --------------------
Offices...........................  Upper Saddle River, New Jersey, US        474,801
Offices...........................  Hudson, New York, US                      271,952
Warehouse/Offices.................  Harmondsworth, UK                         250,658
Warehouse.........................  Bittleswell, UK                           210,000
Offices...........................  London, UK                                152,986
Offices...........................  Harlow, UK                                 98,000
Offices...........................  Madrid, Spain                              72,839
Offices...........................  Bedford, Massachusetts, US                 64,349

EMPLOYEES

    The average number of persons employed by us during each of our last three fiscal years were as follows:

    - 18,306 in fiscal 1997,

    - 18,400 in fiscal 1998, and

    - 23,872 in fiscal 1999.

    The significant increase in the number of our employees in 1999 resulted from the Simon & Schuster acquisition in November 1998.

    We, through our subsidiaries, have entered into collective bargaining agreements with employees in various locations. Our management has no reason to believe that we would not be able to renegotiate any such agreements on satisfactory terms. We encourage employees to contribute actively to the business in the context of their particular job roles and believe that the relations with our employees are generally good. We do not employ a significant number of temporary employees.

    The table set forth below shows for 1999 the average number of persons employed in each of our operating divisions in the UK, the US, other locations and in total.

BUSINESS UNIT                                                    UK         US       OTHER      TOTAL
-------------                                                 --------   --------   --------   --------
Pearson Education...........................................   1,761       9,970     2,394      14,125
FT Group....................................................   2,158       1,034     1,790       4,982
The Penguin Group...........................................     749       1,866       614       3,229
Pearson Television..........................................     617         105       550       1,272
Other.......................................................     171          93         -         264
                                                               -----      ------     -----      ------
Continuing Operations.......................................   5,456      13,068     5,348      23,872

LEGAL PROCEEDINGS

    We and our subsidiaries are defendants in a number of legal proceedings including, from time to time, government and arbitration proceedings, which are incidental to our and their operations. We do not expect that the outcome of pending proceedings, either individually or in the aggregate, will have a significant effect on our financial position or profitability nor have any such proceedings had any such effect in the recent past. To our knowledge, there are no material proceedings in which any member of senior management or any of our affiliates is a party adverse to us or any of our subsidiaries or in respect of which any of those persons has a material interest adverse to us or any of our subsidiaries.

                                   MANAGEMENT

DIRECTORS AND SENIOR MANAGEMENT

    We are managed by our board of directors and, under the direction of the board, by the Pearson management committee. We refer to the executive director members of the board of directors, the chairman of the board of directors and the chief executives of each of the four operating divisions as our "senior management".

    The following table sets forth information concerning each of our directors and members of senior management, as of June 30, 2000.

NAME                                          AGE      POSITION
----                                        --------   --------
Lord Stevenson............................     55      Chairman

Marjorie Scardino.........................     53      Chief Executive, Director

David Bell................................     53      Director for People

John Makinson.............................     45      Finance Director

Lord Burns................................     56      Non-executive Director

Gillian Lewis.............................     56      Non-executive Director

Reuben Mark...............................     61      Non-executive Director

Vernon Sankey.............................     51      Non-executive Director

Rana Talwar...............................     52      Non-executive Director

Peter Jovanovich..........................     51      Chief Executive of Pearson Education

Stephen Hill..............................     40      Chief Executive of the FT Group

David Wan.................................     46      Chief Executive of the Penguin Group

Richard Eyre..............................     46      Chief Executive of Pearson Television

    LORD STEVENSON has been a non-executive director since 1986 and became executive chairman in 1997. He is a member of our treasury committee. He is also chairman of Halifax plc and AerFi Group plc, and a non-executive director of Manpower Inc.

    MARJORIE SCARDINO joined the board and became chief executive in January 1997. She trained and practiced as a lawyer for nine years from 1976 to 1985, and published a weekly newspaper in the US for seven years from 1978 to 1985. In 1985, she joined The Economist Group as president of its North American operations and was its chief executive from 1993 until joining us. She is also a non-executive director of America Online Inc. and of ConAgra Inc.

    DAVID BELL became a director in March 1996 and became chairman of the FT Group in 1996. He was chief executive of the FINANCIAL TIMES from 1993 to 1998. In July 1998, he was appointed our director for people with responsibility for the recruitment, motivation, development and reward of employees. He is also a non-executive director of VITEC Group plc and chairman of the Millennium Bridge Trust.

    JOHN MAKINSON became finance director in March 1996. From 1994 to 1996 he was managing director of the FINANCIAL TIMES, and prior to that he founded and managed the investor relations firm Makinson Cowell. He is also a non-executive director of George Weston Limited in Canada. He is a member of our treasury committee.

    LORD BURNS became a non-executive director in 1999 and currently serves on our audit and personnel committees. He was the UK government's chief economic advisor from 1980 until 1991 and Permanent Secretary of HM Treasury from 1991 until 1998. He is a non-executive director of Legal & General Group plc and of Queens Park Rangers Football Club.

    GILLIAN LEWIS became a non-executive director in 1992 and currently serves as the chair of our personnel committee. She has been managing partner of Heidrick & Struggles in the UK, the Republic of Ireland, Middle East and the Republic of South Africa since 1998. Prior to becoming managing partner of UK operations at Heidrick & Struggles, she was the practice managing partner for the consumer practice of Heidrick & Struggles.

    REUBEN MARK became a non-executive director in 1988 and currently serves on our audit and personnel committees. He became chief executive of the Colgate Palmolive Company in 1984, and became chairman in 1986. He has held these positions since then. He is also a director of Citigroup Inc. and of Time Warner Inc.

    VERNON SANKEY became a non-executive director in 1993 and currently serves as the chair of our audit committee and as a member of our treasury committee. He is non-executive chairman of Thomson Travel Group plc and a non-executive director of Allied Zurich plc, Zurich Allied AG and Zurich Financial Services. He is also a board member of the Food Standards Agency and a member of the International Advisory Board for Korn/Ferry International.

    RANA TALWAR became a non-executive director in March 2000. He has been chief executive of Standard Chartered plc since 1998 and a governor of the London Business School since 1999. He is also currently a governor of the Indian School of Business. He was at Citicorp from 1969 to 1997, where he held a number of senior international management roles.

    PETER JOVANOVICH became chairman and chief executive of Addison Wesley Longman in 1997. In 1998, following the Simon & Schuster acquisition, he became chief executive of Pearson Education. He also serves on the board of the Association of American Publishers and the board of the Alfred Harcourt Foundation. Prior to that he was president of McGraw-Hill's Educational and Professional Publishing Group from 1995 to 1997, and its chairman in 1997.

    STEPHEN HILL has been chief executive officer of the FT Group since 1998. From 1996 to 1998, he was the chief executive officer of the FINANCIAL TIMES. Prior to that, from June 1995, he was chief executive of Westminster Press.

    DAVID WAN became chief executive officer of the Penguin Group in January 2000. From 1998 to January 2000, he was chief financial officer of the Penguin Group. From 1989 to 1998, he was President of Simon & Schuster's US school publishing business, which we acquired in 1998.

    RICHARD EYRE became chief executive of Pearson Television in January 2000. Prior to January 2000, he was chief executive of Capital Radio from 1991 to 1997 until he became chief executive of ITV Network in 1997. On July 25, 2000, Pearson merged Pearson Television into the RTL Group. Effective on that date, Mr. Eyre ceased being a member of our senior management.

COMPENSATION OF SENIOR MANAGEMENT

    The main components of compensation for our senior management are base salary, annual bonuses, long-term incentives, pension benefits and other market specific benefits.

BASE SALARY

    Base salaries are set at levels that we believe are competitive with pay for directors and executives in similar positions in comparable companies.

ANNUAL BONUS

    Annual bonus awards for senior management and some executives can be up to 100% of their annual base salary. In order to receive the maximum bonus, an employee must meet financial targets set by the personnel committee of the board. In 1999, those targets related to our stated goals of increasing earnings per equity share, revenue growth, margin improvement and cash generation. With respect to members of our management committee who are not directors, 80% of their bonus relates to the performance of the operating division of which they are chief executive, and the remaining 20% relates to our performance overall. The bonus given to Greg Dyke, the former executive director and chief executive officer of Pearson Television, also relates to the performance of Pearson Television. The personnel committee of the board will continue to review our bonus plans and has the authority to revise the bonus limits and targets in the future. The personnel committee also may award individual discretionary bonuses. The personnel committee did not award discretionary bonuses for 1999. Bonuses are not considered pensionable earnings.

LONG-TERM INCENTIVE PLANS

    Long-term incentive plans are intended to align the interests of senior management and other employees with those of shareholders. The personnel committee reviews the operation of long-term incentive plans on a regular basis, taking into account UK legislative and regulatory developments, particularly with regard to performance targets and evolving UK best practice.

    PEARSON REWARD PLAN

    In 1999, our shareholders approved adoption of a new long-term incentive plan called the Pearson reward plan. Awards under this plan have been made in 1999 and 2000. The plan has two elements:

    - premium-priced options linked to the rise in our share price over three to seven years, and

    - our ordinary shares in the form of equity incentives, for the 1999 award linked to the three-year cumulative growth in our free cash flow.

    The personnel committee has the option to consider and specify other criteria for making awards. Recipients are not eligible for grants of conventional options under our share option plans in any year they receive an award under the Pearson reward plan. The chairman of the board of directors is not eligible for this plan.

    ANNUAL BONUS SHARE MATCHING PLAN

    In 1998, our shareholders approved a share matching plan that permits senior management and other senior executives, excluding the chairman of the board, to take up to 50% of the after-tax value of an annual bonus in the form of our ordinary shares. We will match these shares on a before-tax basis at a rate of one matching share for every two shares held for three consecutive years, with an additional share for every two shares held for a total of five consecutive years. However, we only will match if we employ the potential recipient at the time of the grant and if we experience real average growth in our adjusted earnings per share of at least 3% per year during the relevant period.

    INCENTIVE SHARE PLAN

    We introduced our incentive share plan in 1993 to reward senior management and a select group of other senior executives based on our performance over the medium to long-term, as measured by total shareholder return relative to the average of the FTSE 100 total return index. The three-year performance period for the incentive share plan awards we made in 1997 ended on

December 31, 1999. Since our total shareholder return outperformed that of the FTSE 100 by 105% over the three-year period and our adjusted earnings per equity share for 1999 were higher than those for 1996, 150% of the shares awarded in 1997 were released to the participants in 1999. There remains one outstanding award, relating to Lord Stevenson, which matures in April 2002. No new awards will be made under this plan.

    EXECUTIVE SHARE OPTION PLAN

    In 1998, our shareholders approved an executive share option plan pursuant to which options are awarded to senior management and other executives and managers, based on guidelines approved by our personnel committee. These guidelines govern the total number of options that may be granted and the frequency of awards to individual grantees. Options awarded under this plan are granted at value on the date of grant. The chairman of the board is not eligible to participate in this plan.

SPECIAL SHARE OPTION PLAN

    In 2000, we made a special award of share options to some of our key employees. In particular, we made awards to people working on our internet initiatives.

RESTRICTED SHARES

    In addition to share options and performance shares, awards of restricted shares have been granted in 2000 to certain people working on our internet initiatives.

RETIREMENT BENEFITS

    In 1999, we accrued or set aside L0.6 million for the pension, retirement or similar benefits of senior management.

NON-EXECUTIVE DIRECTORS' REMUNERATION

    The board of directors determines fees for non-executive directors with regard to market practice and within limits contained in our articles of association. The board reviews these fees annually with the assistance of an outside advisor. Non-executive directors receive no pay or benefits other than reimbursement for expenses incurred in connection with their directorships and do not participate in our annual bonus plan, incentive share plan or share option plan.

    Since January 1995, non-executive directors have received an annual fee of L25,000 each. One overseas-based director is paid a supplement of L7,000 per annum. The non-executive directors who chair the personnel and audit committees of the board each receive an additional fee of L5,000 per annum. Starting in January 2000, non-executive director fees were increased by L10,000 per annum, which may be taken in the form of our ordinary shares.

REMUNERATION OF SENIOR MANAGEMENT

    Excluding contributions to pension funds and related benefits, senior management remuneration for 1999 was as follows:

                                                                             RELEASE OF AWARDS
                                                                               MADE IN 1997
                                                                                 UNDER THE
                                                                              INCENTIVE SHARE
                                       SALARIES/FEES    BONUS     OTHER(1)         PLAN              TOTAL
                                       -------------   --------   --------   -----------------   --------------
                                                                   (IN L THOUSANDS)
CHAIRMAN
Lord Stevenson.......................        268            -         -                -                    268
EXECUTIVE DIRECTORS
Marjorie Scardino....................        465          465        54            1,533                  2,517
David Bell...........................        270          270        17              589                  1,146
Greg Dyke(2).........................        215          122        10                -                    347
John Makinson........................        310          310        15                -                    635
Senior management as a group
  (9 persons)(3).....................      2,433        1,875       110            2,122                  6,540

------------------------
(1) For Marjorie Scardino, David Bell, Greg Dyke and John Makinson, "other" includes company car and health care benefits. Also included in "other" for Marjorie Scardino is L34,180 in respect of housing costs.
(2) Greg Dyke resigned as an executive director and chief executive officer of Pearson Television in 1999.
(3) Includes the chief executives of the four operating divisions. We are not required to make public disclosure of individual compensation arrangements of non-directors in the UK and, therefore, do not include individual disclosure of the compensation paid to the chief executives of our four operating divisions in this prospectus. As stated in footnote 2 above, the senior management remuneration table also includes remuneration paid to Greg Dyke, who was a director and the chief executive officer of Pearson Television in 1999.

SHARE OPTIONS OF SENIOR MANAGEMENT

    This table sets forth for each director, and for members of senior management as a group, the number of share options held as of June 30, 2000 as well as the exercise price and the range of expiration dates of these options.

                                           OPTIONS HELD    EXERCISE PRICE (IN PENCE)
                                           -------------   -------------------------
Lord Stevenson...........................        2,243                  769(1)
                                             ---------             --------
Total....................................        2,243
                                             =========

Marjorie Scardino........................      163,300                1,090(1)
                                                 2,535                  769(1)
                                                33,557                1,537(2)
                                                33,557                1,845(2)
                                                33,557                2,152(2)
                                                33,021                2,579(2)
                                                33,021                3,095(2)
                                                33,021                3,611(2)
                                             ---------             --------
Total....................................      365,569
                                             =========

David Bell...............................       26,500                  654(1)
                                                18,300                1,090(1)
                                                 1,186                  436(1)
                                                   596                  578(1)
                                                   581                  593(1)
                                                   448                  769(1)
                                                   165                1,022(1)
                                                   181                1,599(1)
                                                16,701                1,537(2)
                                                16,701                1,845(2)
                                                16,701                2,152(2)
                                                16,684                2,579(2)
                                                16,684                3,095(2)
                                                16,684                3,611(2)
                                             ---------             --------
Total....................................      148,112
                                             =========

John Makinson............................       50,000                  635(1)
                                                18,000                  545(1)
                                                32,800                  654(1)
                                                66,000                  758(1)
                                                27,300                1,090(1)
                                                 2,984                  578(1)
                                                19,176                1,537(2)
                                                19,176                1,845(2)
                                                19,176                2,152(2)
                                                19,068                2,579(2)
                                                19,068                3,095(2)
                                                19,068                3,611(2)
                                             ---------             --------
Total....................................      311,816
                                             =========
Senior management as a group
  (8 persons)(3).........................    1,392,437

------------------------
(1) Granted under the share option plans and exercisable between 2000 and 2008.
(2) Granted under the Pearson reward plan and exercisable between 2001 and 2009.

(3) Includes the chief executives of the four operating divisions. We are not required to make public disclosure of individual compensation arrangements of non-directors in the UK and, therefore, do not include individual disclosure of the option information for the chief executives of our four operating divisions in this prospectus.

SHARE OWNERSHIP OF SENIOR MANAGEMENT

    The table below sets forth the number of ordinary shares held by each of our directors, and by members of senior management as a group, as at June 30, 2000. Additional information with respect to the share options held by, and bonus and incentive awards for, these persons is set out above in "Remuneration of Senior Management" and "Share Options of Senior Management". The total number of ordinary shares held by senior management as of June 30, 2000 was 274,312, representing less than 1% of the issued share capital on June 30, 2000.

                                                                            INCENTIVE SHARE              ANNUAL
                                                                            PLAN AND PEARSON             BONUS
                                                        OPTIONS-ORDINARY      REWARD PLAN               MATCHING
                                   ORDINARY SHARES(1)        SHARES        ORDINARY SHARES(2)          SHARES(3)
                                   ------------------   ----------------   ------------------   ------------------------
Lord Stevenson...................        70,788                 2,243             65,807                               -
Marjorie Scardino................        55,770               365,569            104,661                          40,139
John Makinson....................        17,598               311,816             59,989                          22,621
David Bell.......................        32,516               148,112             52,318                          14,406
Senior management as a group
  (8 persons)(4).................       274,312             1,392,437            382,665                         120,222

------------------------
(1) Amounts include shares acquired by individuals under the annual bonus matching plan.
(2) The number of ordinary shares shown represents the maximum number of ordinary shares, plus, in the case of the incentive share plan, accumulated share dividend ordinary shares included in the original award that may be transferred to the employee.
(3) These ordinary shares are held in trust and represent the maximum award required to provide our matching contribution of ordinary shares in respect of that part of the bonus taken in ordinary shares by each director. The ordinary shares only vest if the performance and other conditions of the plan are met.
(4) Includes the chief executives of the four operating divisions. We are not required to make public disclosure of individual compensation arrangements of non-directors in the UK and, therefore, do not include individual disclosure of the shares and share options held by the chief executives of its four operating divisions in this prospectus.

    Our executive directors, as possible beneficiaries, are also deemed to be interested in Pearson Employee Share Trust Limited, the trustee of which held 754,318 of our ordinary shares on June 30, 2000.

EMPLOYEE SHARE OWNERSHIP PLANS

PROFIT SHARING PLAN

    Since 1998, we have operated a profit sharing plan available to all employees who:

    - have worked for us for at least six months of the relevant fiscal year, and

    - we employ at the time we make payment under the plan.

    All payments made under the plan are determined in the discretion of the board after consideration of our profitability for the year. Payment under the plan may be in the form of cash and/or our ordinary shares. Payment under the plan was 3% of salary plus 15 ordinary shares for fiscal year 1998 and 2% of salary plus 10 ordinary shares for fiscal year 1999. We intend to continue the plan in fiscal year 2000.

SAVE-FOR-SHARES PLAN

    In 1998, we introduced a worldwide save-for-shares plan. Under this plan, our employees worldwide have the option to save a portion of their monthly salary over periods of three, five or seven years. At the end of this period, the employee has the option to purchase ordinary shares with the accumulated funds at a purchase price equal to 80% of the market price prevailing at the commencement of the employee's participation in the plan.

    In the US, due to restrictions under US law, stock appreciation rights are used instead of share options. The savings period is two years and the discount to the market price is 15%. This arrangement will be replaced by a stock purchase plan under Section 423 of the Internal Revenue Code of 1986 subsequent to this offering.

BOARD PRACTICES

    Our board of directors currently is comprised of four executive directors, including the chairman, who is a part-time director, and five non-executive directors. Our articles of association provide that at every annual general meeting, one-third of the board of directors, or the number nearest to one-third, shall retire from office. The directors to retire each year are the directors who have been longest in office since their last election or appointment. A retiring director is eligible for re-election. If at any annual general meeting, the place of a retiring director is not filled, the retiring director, if willing to continue, is deemed to have been re-elected, unless at or prior to such meeting it is expressly resolved not to fill the vacated office, or unless a resolution for the re-election of that director has been put to the meeting and lost.

    The board of directors has established the following committees, all of which have written terms of reference setting out their authority and duties:

AUDIT COMMITTEE

    Vernon Sankey chairs this committee and Lord Burns and Reuben Mark are members. The "terms of reference" of the committee require that its members be non-executive directors with financial and accounting experience. The committee provides the board with a vehicle to appraise our financial management and reporting and to assess the integrity of our accounting procedures and financial controls. Our internal and external auditors have direct access to the committee to raise any matter of concern and to report the results of work directed by the committee. The committee reports to the full board of directors.

PERSONNEL COMMITTEE

    Gillian Lewis chairs this committee and Lord Burns and Reuben Mark are members. They all are non-executive directors. The committee meets regularly to decide the remuneration and benefits packages of the executive directors and the chief executives of our four operating divisions. The committee also recommends the chairman's remuneration to the board of directors for its decision and reviews our management development and succession plans.

TREASURY COMMITTEE

    The members of this committee are Lord Stevenson, John Makinson and Vernon Sankey. The committee sets the policies for our treasury department and reviews its procedures on a regular basis.

                             PRINCIPAL STOCKHOLDERS

    To our knowledge, as of June 30, 2000, no person or group was the beneficial owner of 3% or more of our issued and outstanding ordinary share capital, except for Telefonica Media SA which owned 30,527,674 ordinary shares representing 4.89% of our outstanding ordinary shares.

    On July 24, 2000, 306 recordholders with registered addresses in the US held 63,907,606 ordinary shares, including those held through ADSs, which represented approximately 10% of our outstanding ordinary shares. Because some of our ordinary shares and ADSs are held by nominees, these numbers may not accurately represent the number of beneficial owners in the US.

                          DESCRIPTION OF SHARE CAPITAL

SHARE CAPITAL

    The ordinary shares, par value 25p, represent our only authorized class of share capital. The table below sets forth:

    - the number of ordinary shares authorized at the end of our 1999 fiscal year and as of June 30, 2000,

    - the number of ordinary shares issued as of June 30, 2000, and

    - a reconciliation of the number of ordinary shares issued at the beginning and end of our 1999 fiscal year and the number of ordinary shares issued as of June 30, 2000.

                                                                         NUMBER                    LM
                                                              -----------------------------   ------------
AUTHORIZED
At December 31, 1999........................................                    894,000,000           L224
As of June 30, 2000.........................................                    916,000,000            229
                                                              -----------------------------   ------------
ISSUED
At January 1, 1999..........................................                    609,554,547            152
  Issued under share option and employee share plans during
    1999....................................................                      3,115,620              1
                                                              -----------------------------   ------------
At December 31, 1999........................................                    612,670,167            153
                                                              -----------------------------   ------------
  Issued under January 2000 share placing...................                     11,500,000              3
                                                              -----------------------------   ------------
  Issued under share option and employee share plans during
    2000....................................................                      1,052,766              0
                                                              -----------------------------   ------------
As of June 30, 2000.........................................                    625,222,933           L156
                                                              =============================   ============

    The Pearson Employee Share Trust, an English trust we established to hold ordinary shares to be distributed under various executive and employee share plans and the two Pearson Employee Share Ownership Trusts established in Jersey, which contain both ordinary shares held under options and restricted shares for senior management and a selected group of other executives, together held 953,057 ordinary shares with a market value of L19 million on December 31, 1999. As of June 30, 2000, these two trusts held 3,410,317 ordinary shares with a market value of L72 million.

OUTSTANDING OPTIONS

    The table below sets forth the outstanding options for our ordinary shares as of December 31, 1999 and as of June 30, 2000:

                                          NUMBER OF          NUMBER
                                           OPTIONS         OF OPTIONS
                                         OUTSTANDING      OUTSTANDING          ORIGINAL
                                        (DECEMBER 31,      (JUNE 30,         SUBSCRIPTION
                             DATE OF        1999)            2000)              PRICE           EXERCISE
                              GRANT     (IN THOUSANDS)   (IN THOUSANDS)       (IN PENCE)         PERIOD
                             --------   --------------   --------------   ------------------   ----------
Worldwide save-for-
  shares plans                  1992            39               --                      242   1997-2000
                                1994           100               84                      509   1999-2002
                                1995           429              420                      436   2000-2003
                                1996           335              330                      578   2001-2004
                                1997           422              399                      593   2000-2005
                                1998         1,225            1,151                      769   2000-2006
                                1999         1,416            1,333              1,022-1,086   2001-2007
                                2000            --              630              1,599-1,658   2003-2008
                                            ------           ------
                              Total:         3,966            4,370
                                            ======           ======
Executive share option
  plans                         1990           148               --                  307-334   1993-2000
                                1991            59               46                  364-377   1994-2001
                                1992           100               53                  327-379   1995-2002
                                1993           125               --                      396   1996-2003
                                1994           265              198                      635   1997-2004
                                1995           438              266                      545   1998-2005
                                1996           999              511                  654-682   1999-2006
                                1997         2,410            2,208                  744-757   2000-2007
                                1998         2,971            2,815                948-1,090   2001-2008
                                1999         3,479            3,383              1,210-1,285   2002-2009
                                2000            --            5,909                    2,501   2003-2010
                                            ------           ------
                              Total:        10,994           15,389
                                            ======           ======

    The subscription prices have been rounded down to the nearest whole pence.

HISTORY OF SHARE CAPITAL

    In addition to issues under our scrip dividend plan and share option and employee share plans, we have made two issuances of additional ordinary shares during the last three years. In January 2000, we issued 11.5 million ordinary shares, representing approximately 2% of our then existing issued ordinary share capital. Those shares were subscribed for by institutional investors at a price of L22.00 per share. The proceeds of that placement were to finance further investment to expand existing and to develop new internet-related businesses. We issued 28.9 million ordinary shares in August 1998, representing approximately 5% of our then existing issued ordinary share capital. These shares were subscribed for by institutional investors at a price of L11.35 per share. The proceeds of that placement were used to provide funds for the Simon & Schuster acquisition. In addition, at our annual general meeting held on May 12, 2000, we were authorized, subject to certain conditions, to acquire up to 62 million of our ordinary shares by purchases in the open market.

MEMORANDUM AND ARTICLES OF ASSOCIATION

    We summarize below the material provisions of our memorandum and articles of association, which have been filed as an exhibit to the registration statement of which this prospectus is a part.

    We have multiple business objectives and purposes and are authorized to do such things as the board may consider to further our interests or incidental or conducive to the attainment of our objectives and purposes. We are registered with the Registrar of Companies and our entry number is 53723.

INTERESTED DIRECTORS

    A director shall not be disqualified from contracting with us by virtue of his or her office or from having any other interest, whether direct or indirect, in any contract or arrangement entered into by or on behalf of us. An interested director must declare the nature of his or her interest in any contract or arrangement entered into by or on behalf of us at the first meeting of directors at which any such contract or arrangement is discussed or the first meeting of directors after the director has obtained an interest in the contract or arrangement. If a director wishes to enter into a contract with us to sell or purchase substantial non-cash property interests (defined as being greater than L2,000 and exceeding the lesser of L100,000 or 10% of our net assets), approval by the shareholders in a general meeting is required. Directors' interests in contracts or arrangements entered into by or on behalf of us must be disclosed in the notes to our audited annual accounts. A director may not vote on any contract or arrangement or any other proposal in which he or she has, together with any interest of any person connected with him or her, an interest which is, to his or her knowledge, a material interest, otherwise than by virtue of his or her interests in shares, debentures or other securities of or otherwise in or through us. If a question arises as to the materiality of a director's interest or his or her entitlement to vote and the director does not voluntarily agree to abstain from voting, that question will be referred to the chairman of the board or, if the chairman also is interested, to a person appointed by the other directors who is not interested. The ruling of the chairman or that other person, as the case may be, will be final and conclusive. A director will not be counted in the quorum at a meeting in relation to any resolution on which he or she is prohibited from voting.

    A director will be entitled to vote, and be counted in the quorum, on any resolution concerning any of the following matters:

    - the giving of any guarantee, security or indemnity in respect of money lent or obligations incurred by him or her or by any other person at the request of or for the benefit of us or any of our subsidiaries,

    - the giving of any guarantee, security or indemnity to a third party in respect of a debt or obligation of ours or any of our subsidiaries for which he or she has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security,

    - any proposal relating to us or any of our subsidiaries where we are offering securities in which a director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which a director is to participate,

    - any proposal relating to another company, provided that he or she and any persons connected with him or her do not, to his or her knowledge, hold an interest in shares, as defined under UK law, representing 1% or more of either any class of the equity share capital, or the voting rights, in such company,

    - any proposal relating to an arrangement for the benefit of our employees or any of our subsidiaries that does not award him or her any privilege or benefit not generally awarded to the employees to whom such arrangement relates, and

    - any proposal concerning insurance that we propose to maintain or purchase for the benefit of directors or for the benefit of persons, including directors.

    Where proposals are under consideration concerning the appointment of two or more directors to offices or employment with us or any company in which we are interested, these proposals may be divided and considered separately and each of these directors, if not prohibited from voting under the proviso of the fourth clause above, will be entitled to vote and be counted in the quorum with respect to each resolution except that concerning his or her own appointment.

BORROWING POWERS

    The board of directors may exercise all powers to borrow money and incur debt. The board may restrict any borrowings in order to ensure that the aggregate amount of undischarged debt will not at any time, without our prior authorizing resolution, exceed a sum equal to twice the aggregate of the adjusted capital and reserves, as calculated in accordance with article 90 of our articles of association.

OTHER PROVISIONS RELATING TO DIRECTORS

    Under the articles of association, directors are paid out of our funds for their services as we may from time to time determine by ordinary resolution. Directors currently are not required to be qualified by owning our shares. While the Companies Act 1985 states that no director may be appointed after he reaches the age of 70, our articles of association provide for the reappointment, after retirement, of directors attaining the age of 70. This is permissible under the Companies Act 1985.

ANNUAL GENERAL MEETINGS AND EXTRAORDINARY GENERAL MEETINGS

    Shareholders' meetings may be either annual general meetings or extraordinary general meetings. However, the following matters can only be transacted at an annual general meeting:

    - sanctioning or declaring dividends,

    - consideration of the accounts and balance sheet,

    - ordinary reports of the board of directors and auditors and any other documents required to be annexed to the balance sheet,

    - as holders of ordinary shares vote for the election of one-third of the members of the board of directors at every annual general meeting, the appointment or election of directors in the place of those retiring by rotation or otherwise,

    - appointment or reappointment of, and determination of the remuneration of, the auditors, and

    - the renewal, limitation, extension, variation or grant of any authority of or to the board, pursuant to the Companies Act 1985, to allot securities.

    Business transacted at an extraordinary general meeting may also be transacted at an annual general meeting.

    We hold a general meeting as our annual general meeting within fifteen months after the date of the preceding annual general meeting, at a place and time determined by the board. The board may call an extraordinary general meeting at any time and for any reason. The board must convene an extraordinary general meeting if requested to do so by shareholders holding not less than one-tenth of our issued share capital.

    Three shareholders present in person and entitled to vote will constitute a quorum for any general meeting. If a quorum for a meeting convened at the request of shareholders is not present within fifteen minutes of the appointed time, the meeting will be dissolved. In any other case, the general meeting will be adjourned to the same day in the next week, at the same time and place, or to a time and place that the chairman fixes. If at that rescheduled meeting a quorum is not present within fifteen minutes from the time appointed for holding the meeting, the shareholders present in person or by proxy will be a quorum. The chairman or, in his absence, the deputy chairman or any other director nominated by the board, will preside as chairman at every general meeting.

ORDINARY SHARES

    Certificates representing ordinary shares are issued in registered form and, subject to the terms of issue of those shares, are issued following allotment or receipt of the form of transfer bearing the appropriate stamp duty by our registrar, Lloyds Bank Registrars, the Causeway, Worthing, West Sussex BN99 6DA, United Kingdom, telephone number +44-1903-502-541.

VOTING RIGHTS

    Every holder of ordinary shares present in person at a meeting of shareholders has one vote on a vote taken by a show of hands. On a poll, every holder of ordinary shares who is present in person or by proxy has one vote for every ordinary share of which he or she is the holder. Voting at any meeting of shareholders is by a show of hands unless a poll is properly demanded. A poll may be demanded by:

    - the chairman of the meeting,

    - at least three shareholders present in person or by proxy and entitled to vote,

    - any shareholder or shareholders present in person or by proxy representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting, or

    - any shareholder or shareholders present in person or by proxy holding shares conferring a right to vote at the meeting being shares on which the aggregate sum paid up is equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

DIVIDENDS

    Holders of ordinary shares are entitled to receive dividends out of our profits that are available by law for distribution, as we may declare by ordinary resolution, subject to the terms of issue thereof. However, no dividends may be declared in excess of an amount recommended by the board of directors. The board may pay interim dividends to the shareholders as it deems fit. We may invest or otherwise use all dividends left unclaimed for six months after having been declared for our benefit, until claimed. All dividends unclaimed for a period of twelve years after having been declared will be forfeited and revert to us.

LIQUIDATION RIGHTS

    In the event of our liquidation, after payment of all liabilities, our remaining assets would be used to repay the holders of ordinary shares the amount they paid for their ordinary shares. Any balance would be divided among the holders of ordinary shares in proportion to the nominal amount of the ordinary shares held by them.

OTHER PROVISIONS OF THE ARTICLES OF ASSOCIATION

    Whenever our capital is divided into different classes of shares, the special rights attached to any class may, unless otherwise provided by the terms of the issue of the shares of that class, be varied or abrogated, either with the written consent of the holders of three-fourths of the issued shares of the class or with the sanction of an extraordinary resolution passed at a separate meeting of these holders.

    In the event that a shareholder or other person appearing to be interested in ordinary shares fails to comply with a notice requiring him or her to provide information with respect to their interest in voting shares pursuant to section 212 of the Companies Act 1985, we may serve that shareholder with a notice of default. After service of a default notice, that shareholder shall not be entitled to attend or vote at any general meeting or at a separate meeting of holders of a class of shares or on a poll until he or she has complied in full with our information request.

    If the shares described in the default notice represent at least one-fourth of 1% in nominal value of the issued ordinary shares, then the default notice may additionally direct that in respect of those shares:

    - we will not issue shares or pay dividends, and

    - we will not register transfers of shares unless the shareholder attaches to that transfer, when presented for registration, a certificate to the effect that after due and careful inquiry, the shareholder is satisfied that no person in default is interested in any of the ordinary shares which are being transferred or the transfer is an approved transfer, as defined in our articles of association.

    No provision of our articles of association expressly governs the ordinary share ownership threshold above which shareholder ownership must be disclosed. Under the Companies Act 1985, any person who acquires, either alone or, in specified circumstances, with others:

    - a material interest in our voting share capital equal to or in excess of 3%, or

    - a non-material interest equal to or in excess of 10%,

comes under an obligation to disclose prescribed particulars to us in respect of those ordinary shares. A disclosure obligation also arises where a person's notifiable interests fall below the notifiable percentage, or where, above that level, the percentage of our voting share capital in which a person has a notifiable interest increases or decreases.

LIMITATIONS AFFECTING HOLDERS OF ORDINARY SHARES OR ADSS

    Under English law and our memorandum and articles of association, persons who are neither UK residents nor UK nationals may freely hold, vote and transfer ordinary shares in the same manner as UK residents or nationals.

    With respect to the items discussed above, applicable UK law is not materially different from applicable US law.

                   DESCRIPTION OF AMERICAN DEPOSITARY SHARES

AMERICAN DEPOSITARY SHARES

    The Bank of New York will issue the ADSs. The ownership interest in each ordinary share will be represented by one ADS. The ordinary shares or the right to receive ordinary shares will be deposited by us with a custodian, the London office of The Bank of New York. Each ADS will also represent securities, cash or other property deposited with The Bank of New York but not distributed to ADS holders. The Bank of New York's Corporate Trust office is located at 101 Barclay Street, New York, N.Y. 10286. Its principal executive office is located at One Wall Street, New York, N.Y. 10286.

    You may hold ADSs either directly or indirectly through your broker or another financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should speak to your broker or financial institution for further information about those procedures.

    The Bank of New York will actually hold the ordinary shares. You must rely on it to exercise the rights of a shareholder. The obligations of The Bank of New York are set out in an agreement among us, The Bank of New York and you, as an ADS holder. That agreement and the ADSs generally are governed by New York law.

    The following is a summary of the agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire agreement and the ADR. Directions on how to obtain copies of these are provided in the section entitled "Where You Can Find More Information".

SHARE DIVIDENDS AND OTHER DISTRIBUTIONS

    The Bank of New York has agreed to pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities after deducting its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

    CASH. The Bank of New York will convert any cash dividend or other cash distribution we pay on the shares into US dollars, if it can do so on a reasonable basis and can transfer those dollars to the US. If that is not possible or if approval of any government is needed and cannot be obtained, the agreement allows The Bank of New York to distribute sterling to those ADS holders to whom it is possible to do so. The Bank of New York will hold the sterling it cannot convert for the account of the ADS holders who have not been paid. It will not invest the sterling and it will not be liable for the interest.

    Before making a distribution, any withholding taxes that must be paid under applicable law will be deducted. See "Tax Considerations" for more information. The Bank of New York will distribute only whole US dollars and cents and will round fractional cents to the nearest whole cent. IF THE EXCHANGE RATES FLUCTUATE AT A TIME WHEN THE BANK OF NEW YORK CANNOT CONVERT THE STERLING, YOU MAY LOSE SOME OR ALL OF THE VALUE OF THE DISTRIBUTION.

    ORDINARY SHARES. The Bank of New York may distribute new ADSs representing any ordinary shares we may distribute as a dividend or free distribution, if we furnish it promptly with satisfactory evidence that it is legal for it to do so. The Bank of New York will only distribute whole ADSs. It will sell ordinary shares which would require it to use a fractional ADS and distribute the net proceeds in the same way it does cash. If The Bank of New York does not distribute additional ADSs, each ADS will also represent the new ordinary shares.

    RIGHTS TO RECEIVE ADDITIONAL ORDINARY SHARES. If we offer holders of our ordinary shares any rights to subscribe for additional shares or any other rights, The Bank of New York may, after consultation with us, make these rights available to you. We first must instruct The Bank of New York to do so and furnish it with satisfactory evidence that it is legal for it to do so. If we fail to furnish this evidence or to give these instructions, and The Bank of New York decides it is practical to sell the rights, The Bank of New York will sell the rights and distribute the proceeds in the same way it does cash. The Bank of New York may allow rights that are not distributed or sold to lapse. In that case, you would receive no value for them.

    If The Bank of New York makes rights available to you, upon instruction from you, it will exercise the rights and purchase the shares on your behalf. The Bank of New York will then deposit the ordinary shares and issue ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

    The US securities laws may restrict the sale, deposit, cancellation and transfer of the ADSs issued after the exercise of rights. For example, you may not be able to trade the ADSs freely in the United States. In this case, The Bank of New York may issue the ADSs under a separate restricted deposit agreement which will contain the same provisions as the agreement except for the changes needed to put the restrictions in place.

    OTHER DISTRIBUTIONS. The Bank of New York will send to you anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, The Bank of New York may either sell what we distributed and distribute the net proceeds in the same way it does cash or it may decide to hold what we distributed, in which case the ADSs will also represent the newly distributed property.

    The Bank of New York is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, ordinary shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, ordinary shares, rights or anything else to ADS holders. This means that you may not receive the distribution we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.

DEPOSIT, WITHDRAWAL AND CANCELLATION

    The Bank of New York will issue ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, The Bank of New York will register the appropriate number of ADSs in the names you request and will deliver the ADSs at its Corporate Trust office to the persons you request.

    You may turn in your ADSs at The Bank of New York's Corporate Trust office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, The Bank of New York will deliver the underlying ordinary shares to an account designated by you and any other deposited securities underlying the ADSs at the office of the custodian. Or, at your request, risk and expense, The Bank of New York will deliver the deposited securities at its Corporate Trust office.

VOTING RIGHTS

    You may instruct The Bank of New York to vote the ordinary shares underlying your ADSs only if we ask The Bank of New York to ask for your instructions. Otherwise, you will not be able to exercise your right to vote unless you withdraw the ordinary shares. However, you may not know about the meeting long enough in advance to withdraw the ordinary shares.

    If we ask for your instructions, The Bank of New York will notify you of the upcoming vote and arrange to deliver our voting materials to you. The materials will describe the matters to be voted on and explain how you, on a certain date, may instruct The Bank of New York to vote the ordinary shares or other deposited securities underlying your ADSs as you direct. For instructions to be valid, The Bank of New York must receive them on or before the date specified. The Bank of New York will try, as far as practical, subject to English law and the provisions of our articles of association, to vote or to have its agents vote the ordinary shares or other deposited securities as you instruct. The Bank of New York will only vote or attempt to vote as you instruct. However, if The Bank of New York does not receive your voting instructions, it will give a proxy to vote your ordinary shares to our designated representative.

    We cannot assure you that you will receive the voting materials in time to ensure that you can instruct The Bank of New York to vote your shares. In addition, The Bank of New York and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your ordinary shares are not voted as you requested.

FEES AND EXPENSES

ADS HOLDERS MUST PAY:                          FOR:
---------------------                          ---------------------------------------------
$5.00 (or less) per 100 ADSs.................  Each issue of an ADS, including as a result of a distribution of ordinary shares or
                                               rights or other property

                                               Each cancellation of an ADS, including if the
                                               agreement terminates

$.02 (or less) per ADS.......................  Any cash payment, except for distributions of cash dividends

Registration or Transfer Fees................  Transfer and registration of ordinary shares on the share register of the foreign
                                               registrar from your name to the name of The
                                               Bank of New York or its agent when you
                                               deposit or withdraw ordinary shares

Expenses of The Bank of New York.............  Conversion of sterling to US dollars

                                               Cable, telex and facsimile transmission
                                               expenses

Taxes and other governmental charges The Bank
of New York or the custodian have to pay on
any ADS or ordinary share underlying an ADS,
for example, stock transfer taxes, stamp
duty, stamp duty reserve tax or withholding
taxes........................................  As necessary

PAYMENT OF TAXES

    You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities underlying your ADSs. The Bank of New York may refuse to transfer your ADSs or allow you to withdraw the deposited securities underlying your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities underlying your ADSs to pay any taxes owed and you will remain liable for any deficiency. If it sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

RECLASSIFICATIONS, RECAPITALIZATIONS AND MERGERS

    If we change the nominal or par value of our ordinary shares; reclassify, split up or consolidate any of the deposited securities; distribute securities on the ordinary shares that are not distributed to you; or recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action, then:

    - the cash, ordinary shares or other securities received by The Bank of New York will become deposited securities and each ADS will automatically represent its equal share of the new deposited securities; and

    - The Bank of New York may, and will if we ask it to, distribute some or all of the cash, ordinary shares or other securities it received and may also issue new ADSs or ask you to surrender your outstanding ADSs in exchange for new ADSs, identifying the new deposited securities.

AMENDMENT AND TERMINATION

    We may agree with The Bank of New York to amend the agreement and the ADSs for any reason without your consent. If the amendment adds or increases fees or charges, except for taxes and other governmental charges or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses, or prejudices an important right of ADS holders, it will only become effective 30 days after The Bank of New York notifies you of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADSs, and the agreement is amended.

    The Bank of New York will terminate the agreement if we ask it to do so. The Bank of New York may also terminate the agreement if it has informed us that it would like to resign and we have not appointed a new depositary bank within 90 days. In both cases, The Bank of New York must notify you at least 30 days before termination.

    After termination, The Bank of New York and its agents will be required to do only the following under the agreement:

    - collect distributions on the deposited securities and deliver ordinary shares and other deposited securities upon cancellation of ADSs.

    At any time after the expiration of one year from the date of termination, The Bank of New York may sell any remaining deposited securities by public or private sale. After that, The Bank of New York will hold the proceeds of the sale, as well as any other cash it is holding under the agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and will have no liability for interest. The Bank of New York's only obligation will be to account for the proceeds of the sale and other cash. After termination our only obligations will be with respect to indemnification and to pay certain amounts to The Bank of New York.

LIMITATIONS ON OBLIGATIONS AND LIABILITY TO ADS HOLDERS

    The agreement expressly limits our obligations and the obligations of The Bank of New York, and it limits our liability and the liability of The Bank of New York. We and The Bank of New York:

    - are only obligated to take the actions specified in the agreement without negligence or bad faith,

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
    - are not liable if either is prevented or delayed by law or circumstances beyond our control from performing our obligations under the agreement,

    - are not liable if either exercises discretion permitted under the agreement,

    - have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the agreement on your behalf or on behalf of any other party, and

    - may rely upon any documents they believe in good faith to be genuine and to have been signed or presented by the proper party.

    In the agreement, we and The Bank of New York agree to indemnify each other under specified circumstances.

REQUIREMENTS FOR DEPOSITARY ACTIONS

    Before The Bank of New York will issue or register transfer of an ADS, make a distribution on an ADS, or withdrawal of ordinary shares, The Bank of New York may require:

    - payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities,

    - production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary, and

    - compliance with regulations it may establish, from time to time, consistent with the agreement, including presentation of transfer documents.

    The Bank of New York may refuse to deliver, transfer, or register transfers of ADSs generally when the books of The Bank of New York or we are closed, or at any time if The Bank of New York or we think it advisable to do so.

    You have the right to cancel your ADSs and withdraw the underlying ordinary shares at any time except:

    - when temporary delays arise because The Bank of New York or we have closed transfer books or the deposit of shares in connection with voting at a shareholders' meeting, or paying a dividend on the ordinary shares,

    - when you or other ADS holders seeking to withdraw ordinary shares owe money to pay fees, taxes and similar charges, or

    - when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

    This right of withdrawal may not be limited by any other provision of the agreement.

PRE-RELEASE OF ADSS

    In specified circumstances, subject to the provisions of the agreement, The Bank of New York may issue ADSs before deposit of the underlying ordinary shares. This is called a pre-release of the ADSs. The Bank of New York also may deliver ordinary shares upon cancellation of pre-released ADSs even if the ADSs are canceled before the pre-release transaction has been closed. A pre-release is closed as soon as the underlying ordinary shares are delivered to The Bank of New

York. The Bank of New York may receive ADSs instead of ordinary shares to close a pre-release. The Bank of New York may pre-release ADSs only under the following conditions:

    - before or at the time of the pre-release, the person to whom the pre-release is being made must represent to The Bank of New York in writing that it or its customer owns the ordinary shares or ADSs to be deposited,

    - the pre-release must be fully collateralized with cash or other collateral that The Bank of New York considers appropriate, and

    - The Bank of New York must be able to close out the pre-release on not more than five business days' notice.

    In addition, The Bank of New York will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although The Bank of New York may disregard the limit from time to time, if, in its judgment, it is appropriate to do so.

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
                               TAX CONSIDERATIONS

    The following is a discussion of the material US federal income tax considerations and UK tax considerations arising from the US rights offering and from the acquisition, ownership and disposition of ordinary shares and ADSs by a US holder. A US holder is:

    - an individual citizen or resident of the US,

    - a corporation created or organized in or under the laws of the US or any of its political subdivisions, or

    - an estate or trust the income of which is subject to US federal income taxation regardless of its source.

    This discussion deals only with share rights, ADS rights, ordinary shares and ADSs that are held as capital assets by a US holder, and does not address tax considerations applicable to US holders that may be subject to special tax rules, such as:

    - dealers or traders in securities or currencies,

    - financial institutions or other US holders that treat income in respect of the share rights, ADS rights, ordinary shares or ADSs as financial services income,

    - insurance companies,

    - tax-exempt entities,

    - US holders that hold the share rights, ADS rights, ordinary shares or ADSs as a part of a straddle or conversion transaction or other arrangement involving more than one position,

    - US holders that own, or are deemed for US tax purposes to own, 10% or more of the total combined voting power of all classes of our voting stock,

    - US holders that have a principal place of business or "tax home" outside the US, or

    - US holders whose "functional currency" is not the US dollar.

    For US federal income tax purposes, holders of ADSs will be treated as the owners of the ordinary shares represented by those ADSs.

    The discussion below is based upon current UK law and the provisions of the US Internal Revenue Code of 1986 and regulations, rulings and judicial decisions as of the date of this prospectus; any such authority may be repealed, revoked or modified, perhaps with retroactive effect, so as to result in tax consequences different from those discussed below. This discussion is also based on the current Income Tax Treaty between the UK and the US. UK and US tax authorities have announced the commencement of discussions to update the Income Tax Treaty. There can be no assurance, however, as to whether these discussions will come to fruition or, if so, as to the impact of any resulting changes in the Income Tax Treaty on the summary tax consequences set forth below. In addition, the following discussion assumes that The Bank of New York will perform its obligations as depositary in accordance with the terms of the depositary agreement and any related agreements.

    BECAUSE US AND UK TAX CONSEQUENCES MAY DIFFER FROM ONE HOLDER TO THE NEXT, THE DISCUSSION SET OUT BELOW DOES NOT PURPORT TO DESCRIBE ALL OF THE TAX CONSIDERATIONS THAT MAY BE RELEVANT TO YOU AND YOUR PARTICULAR SITUATION. ACCORDINGLY, YOU ARE ADVISED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE US FEDERAL, STATE AND LOCAL, UK AND OTHER, INCLUDING FOREIGN, TAX CONSEQUENCES OF THE US RIGHTS OFFERING AND OF INVESTING IN THE ORDINARY SHARES OR ADSS. THE STATEMENTS OF US AND UK TAX LAW SET OUT BELOW ARE BASED ON THE LAWS AND INTERPRETATIONS IN

FORCE AS OF THE DATE OF THIS PROSPECTUS, AND ARE SUBJECT TO ANY CHANGES OCCURRING AFTER THAT DATE.

THE US RIGHTS OFFERING

US TAXATION OF THE US RIGHTS OFFERING

    DISTRIBUTION OF SHARE RIGHTS OR ADS RIGHTS. A US holder of ordinary shares or ADSs will not be required to include any amount in income for US federal income tax purposes as a result of the distribution of share rights or ADS rights from Pearson.

    In a tax-free distribution of rights, if the fair market value of the share rights or ADS rights on the date of distribution is less than 15% of the fair market value of the ordinary shares or ADSs with respect to which the share right or ADS right was distributed, then the tax basis of the share right or ADS right will be zero, unless the US holder elects to allocate its tax basis in the underlying ordinary shares or the underlying ADSs, as the case may be, between the ordinary shares or ADSs and the share right or ADS right in proportion to the relative fair market value of each on the date of distribution of the share right or ADS right. Any such election must be made in respect of all share rights or ADS rights distributed to the US holder, must be made in the original US federal income tax return filed by the US holder for the year in which the US holder receives the share rights or ADS rights, and once made, is irrevocable. If, on the date of distribution, the fair market value of the share right or ADS right is 15% or more of the fair market value of the ordinary shares or ADSs with respect to which the share right or ADS right was distributed, then there is no election available and a US holder must allocate tax basis between the share right or ADS right and the underlying ordinary shares or underlying ADSs in proportion to their respective fair market values.

    As of the record date for the rights offering, the value of the share rights and ADS rights was approximately 13.7% of the ordinary shares or ADSs with respect to which they were distributed. We calculated this amount by dividing the excess of the L20.10 per share market price on the record date over the L10 per share subscription price for three share rights by the market price on that date of eleven ordinary shares. The value on the distribution date cannot be determined until that date.

    In a tax-free distribution of rights, the holding period of a share right or an ADS right in the hands of a US holder will include the holding period of the underlying ordinary shares or the underlying ADSs, as the case may be, with respect to which the share right or ADS right was distributed.

    SALE OR EXCHANGE OF SHARE RIGHTS OR ADS RIGHTS. On the sale or exchange of a share right or an ADS right, a US holder will recognize gain or loss in an amount equal to the difference between the amount realized upon the sale or exchange and the tax basis, if any, of the share right or the ADS right. Any gain or loss from the sale or exchange will be a capital gain or loss, and will be a long-term capital gain or loss if the combined holding period for the share right or ADS right and the ordinary share or ADS with respect to which the share right or ADS right was distributed is more than one year. Any US holder receiving cash with respect to an unexercised share right or ADS right will be treated either as if it sold the share right or ADS right for the cash received or as if it exercised the share right or ADS right and then sold the ordinary share or ADS for the cash received plus the issue price of the ordinary share or ADS.

    EXPIRATION OF SHARE RIGHTS OR ADS RIGHTS. If the share rights or ADS rights lapse, then no basis will be allocated to the rights and no loss will be recognized on their lapse. Any US holder that receives cash with respect to unexercised share rights or ADS rights will not be treated as though its share rights or ADS rights have lapsed for this purpose.

    EXERCISE OF SHARE RIGHTS OR ADS RIGHTS. A US holder will not recognize gain or loss upon exercise of a share right or an ADS right.

    TAX BASIS OF ORDINARY SHARES OR ADSS. The tax basis of each ordinary share or ADS acquired upon exercise of a share right or an ADS right will equal the sum of the issue price of the ordinary share or ADS and the tax basis, if any, for the share right or the ADS right exercised. The holding period of any ordinary share or ADS acquired through the exercise of a share right or an ADS right will begin with and include the date of exercise.

UK TAXATION OF THE US RIGHTS OFFERING

    UK CAPITAL GAINS TAX. A US holder who is not resident or, in the case of an individual, ordinarily resident in the United Kingdom will not normally be liable for UK taxation on capital gains realized on the disposal of his share rights or ADS rights unless the US holder carries on a trade in the United Kingdom through a branch or agency and such share rights or ADS rights are or have been used, held or acquired for the purposes of such trade, branch or agency. The distribution of share rights and ADS rights will not be treated as a dividend for purposes of UK taxation.

    UK ESTATE AND GIFT TAX. The same rules generally apply as set forth below with respect to ordinary shares or ADSs.

    UK STAMP DUTY AND STAMP DUTY RESERVE TAX. The general rules with respect to ordinary shares and ADSs are set out below. Stamp duty reserve tax at a rate of 1.5% of the actual consideration paid for ordinary shares will be payable on the issue of ordinary shares attributable to the exercise of ADS rights. Each holder of an ADS right must pay this amount to the ADS subscription agent with the ADS subscription price.

OWNERSHIP OF ORDINARY SHARES OR ADSS

UK INCOME TAXATION OF DISTRIBUTIONS

    Under the Income Tax Treaty, subject to certain exceptions, a US holder who is a resident of the US (and is not a resident of the UK) for purposes of the Income Tax Treaty is entitled to receive, in addition to any dividend that we pay, a payment from the Inland Revenue in respect of such dividend equal to the tax credit to which an individual resident in the UK for tax purposes would have been entitled had he received the dividend (which is currently equal to one-ninth of the dividend received), reduced by a UK withholding tax equal to an amount not exceeding 15% of the sum of the dividend paid and the UK tax credit payment. At current rates the withholding tax entirely eliminates the tax credit payment but no withholding in excess of the tax credit payment is imposed upon the US holder. Thus, for example, a US holder that receives a $100.00 dividend also will be treated as receiving from the Inland Revenue a tax credit payment of $11.11 (one-ninth of the dividend received), but the entire $11.11 payment will be eliminated by UK withholding tax, resulting in a net $100.00 distribution to the US holder.

US INCOME TAXATION OF DISTRIBUTIONS

    Distributions that we make with respect to the ordinary shares or ADSs, other than distributions in liquidation and distributions in redemption of stock that are treated as exchanges, will be taxed to US holders as ordinary dividend income to the extent that the distributions do not exceed Pearson's current and accumulated earnings and profits. The amount of any distribution will equal the sum of the cash distribution and its associated UK tax credit payment; thus, as described above under "--UK Income Taxation of Distributions", the recipient of a $100.00 cash distribution will be deemed to have received a total distribution of $111.11. Distributions, if any, in excess of our current and accumulated earnings and profits will constitute a nontaxable return of capital to a US holder and will be applied against and reduce the US holder's tax basis in its ordinary shares or ADSs. To the extent that these distributions exceed the tax basis of the US holder in its ordinary shares or ADSs, the excess generally will be treated as capital gain.

    Dividends that we pay will not be eligible for the dividends received deduction generally allowed to US corporations under Section 243 of the Code.

    In computing its US federal income tax liability, a US holder generally may elect for each taxable year to claim a deduction or, subject to the limitations on foreign tax credits generally, a US foreign tax credit for foreign income taxes withheld from any distributions paid on the ordinary shares or ADSs. The Internal Revenue Service has confirmed in a recent revenue procedure that, in the case of US holders and subject to certain limitations, a foreign tax credit may be claimed for the amount of UK withholding taxes deemed to be imposed under the Income Tax Treaty. As discussed above (see "--UK Income Taxation of Distributions"), the amount of UK withholding tax deemed to be imposed is equal to one-ninth of the associated cash distribution, or $11.11 on a $100.00 cash distribution. To qualify for this credit, a US holder must make an election on Form 8833 (Treaty-Based Return Position Disclosure), which must be filed with its tax return for the relevant taxable year, in addition to any other filings that may be required. For US foreign tax credit purposes, dividends that we pay generally will be treated as foreign-source income and as passive income, subject to the separate foreign tax credit limitation for passive income. The availability of foreign tax credits depends on your particular circumstances.

    In the case of distributions in sterling, the amount of the distributions generally will equal the US dollar value of the sterling distributed, determined by reference to the spot currency exchange rate on the date of receipt of the distribution by the US holder in the case of shares or by The Bank of New York in the case of ADSs, regardless of whether the US holder reports income on a cash basis or an accrual basis. The US holder will realize separate foreign currency gain or loss only to the extent that this gain or loss arises on the actual disposition of sterling received. For US holders claiming tax credits on a cash basis, taxes withheld from the distribution are translated into US dollars at the spot rate on the date of the distribution; for US holders claiming tax credits on an accrual basis, taxes withheld from the distribution are translated into US dollars at the average rate for the taxable year.

UK TAXATION OF CAPITAL GAINS

    Under the Income Tax Treaty, each country generally may tax capital gains in accordance with the provisions of its domestic law. Under present UK law, a US holder that is not a resident, and, in the case of an individual, not ordinarily resident, in the UK for UK tax purposes and who does not carry on a trade, profession or vocation in the UK through a branch or agency to which ordinary shares or ADSs are attributable will not be liable for UK taxation on capital gains or eligible for relief for allowable losses, realized on the sale or other disposal (including redemption) of these ordinary shares or ADSs, subject to exceptions applicable to persons who are temporarily non-resident in the UK.

US INCOME TAXATION OF CAPITAL GAINS

    Upon a sale or exchange of ordinary shares or ADSs to a person other than Pearson, a US holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale or exchange and the US holder's adjusted tax basis in the ordinary shares or ADSs. Any gain or loss recognized will be capital gain or loss and will be long-term capital gain or loss if the US holder has held the ordinary shares or ADSs for more than one year.

    Gain or loss realized by a US holder on the sale or exchange of ordinary shares or ADSs generally will be treated as US-source gain or loss for US foreign tax credit purposes.

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
ESTATE AND GIFT TAX

    The current Estate and Gift Tax Convention between the US and the UK generally relieves from UK Inheritance Tax (the equivalent of US Estate and Gift
Tax) the transfer of ordinary shares or of ADSs where the transferor is domiciled in the US, for the purposes of the Convention. This relief will not apply if the ordinary shares or ADSs are part of the business property of an individual's permanent establishment in the UK or pertain to the fixed base in the UK of a person providing independent personal services. If no relief is given under the Convention, Inheritance Tax may be charged on the amount by which the value of the transferor's estate is reduced as a result of any transfer made by way of gift or other gratuitous transfer by an individual, in general within seven years of death, or on the death of an individual. In the unusual case where ordinary shares or ADSs are subject to both UK Inheritance Tax and US Estate or Gift Tax, the Convention generally provides for tax paid in the UK to be credited against tax payable in the US or for tax paid in the US to be credited against tax payable in the UK based on priority rules set forth in the Convention.

STAMP DUTY

    No stamp duty or stamp duty reserve tax (SDRT) will be payable in the UK on the purchase or transfer of an ADS, provided that the ADS, and any separate instrument or written agreement of transfer, remain at all times outside the UK and that the instrument or written agreement of transfer is not executed in the UK. Stamp duty or SDRT is, however, generally payable at the rate of 1.5% of the amount or value of the consideration or, in some circumstances, the value of the ordinary shares, where ordinary shares are issued or transferred to a person whose business is or includes issuing depositary receipts, or to a nominee or agent for such a person.

    A transfer for value of the underlying ordinary shares will generally be subject to either stamp duty or SDRT, normally at the rate of 0.5% of the amount or value of the consideration. A transfer of ordinary shares from a nominee to its beneficial owner, including the transfer of underlying ordinary shares from the Depositary to an ADS holder, under which no beneficial interest passes is subject to stamp duty at the fixed rate of L5.00 per instrument of transfer.

CLOSE COMPANY STATUS

    We believe that the close company provisions of the UK Income and Corporation Taxes Act 1988 do not apply to us.

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
                              PLAN OF DISTRIBUTION

    We and the underwriters named in the table below have entered into a standby underwriting agreement, as amended by a supplemental agreement, with respect to the rights offering both outside and inside the US. Pursuant to the terms of this underwriting agreement, if you do not exercise your share rights or ADS rights by the end of the subscription period, the underwriters have agreed to endeavor to procure subscribers for the new ordinary shares underlying the unsubscribed rights at a price in excess of the subscription price and expenses of sale. In the event the underwriters are unable to procure subscribers for the unsubscribed ordinary shares on those terms, they have severally agreed, subject to certain conditions, to subscribe for up to 150 million of the unsubscribed ordinary shares at the L10 per share subscription price. With respect to this purchase, the underwriters will subscribe for the percentage of those underwritten ordinary shares indicated in the following table.

                                                              PERCENTAGE OF
                                                              UNSUBSCRIBED
UNDERWRITER                                                      SHARES
-----------                                                   -------------
WITH RESPECT TO THE FIRST 82,000,000 UNDERWRITTEN ORDINARY
  SHARES

Goldman Sachs International.................................      72.222%
Cazenove & Co. .............................................      27.778%

WITH RESPECT TO THE REMAINING UNDERWRITTEN ORDINARY SHARES

Goldman Sachs International.................................          50%
Cazenove & Co. .............................................          50%

    The underwriters' obligations to subscribe for any unsubscribed ordinary shares will be reduced by the number of ordinary shares that are taken up during the subscription period or sold after the subscription period ends as a result of the underwriters' efforts to procure subscribers for those ordinary shares.

    In the event that the underwriters, acting solely as our agent, procure subscribers on your behalf, the underwriters or their agents, including other broker-dealers, are entitled to receive and retain any commissions or other fees paid in connection with the resulting sales. Any proceeds in excess of these expenses and the subscription price, which will be paid to us, will be paid pro rata to the unexercising holders.

    We have agreed to pay the underwriters a commission of L7.5 million, which represents 0.5% of the aggregate subscription price of the underwritten ordinary shares, which is L1.5 billion. We will also pay the underwriters an additional commission of 0.1%, or L1.5 million, per seven-day period, or any part of that period, after August 30, 2000 until the date that is the earliest of:

    - the date on which the sub-underwriters learn the number of shares that they will sub-underwrite,

    - the third business day in London after the end of the subscription period, or

    - the date on which the underwriters' obligations under the underwriting agreement cease.

    The underwriters will pay, by reallocating a portion of their own commission, any sub-underwriters 0.4% of the aggregate subscription price of ordinary shares that each sub-underwriter sub-underwrites. The underwriters will also pay, by reallocating a portion of their own commission, to the sub-underwriters an additional commission of 0.1%, per seven-day period, or any part of that period, after August 30, 2000 until the date that is the earliest of:

    - the date on which the sub-underwriters learn the number of shares that they will sub-underwrite,

    - the third business day in London after the end of the subscription period, or

    - the date on which the underwriters' obligations under the underwriting agreement cease.

    In the event that the underwriters or sub-underwriters are required to pay us the subscription price and take up the unsubscribed ordinary shares, any resale of the unsubscribed ordinary shares by the underwriters or sub-underwriters will be for their own account and not on behalf of the unexercising holders. The proceeds from any resale will belong to them. These proceeds could be deemed underwriting compensation.

    The underwriters may distribute the ordinary shares in the US in one or more of the following types of transactions:

    - transactions, which may include block transactions, on the New York Stock Exchange,

    - exchange distributions and/or secondary distributions in accordance with the rules of the New York Stock Exchange,

    - over-the-counter market transactions,

    - negotiated transactions, or

    - a combination of any of these transactions.

    These transactions may be effected by selling the ordinary shares to or through the US selling agents of the underwriters or other dealers, at:

    - fixed prices, which may be changed,

    - prevailing market prices at the time of the sale,

    - prices related to prevailing market prices, or

    - negotiated prices.

    Dealers that engage in these transactions may receive compensation in the form of discounts, concessions or commissions from the underwriters, sub-underwriters or subsequent purchasers of the ordinary shares.

    Other terms relating to the distribution of the share rights and ADS rights, as well as the distribution of new ordinary shares and new ADSs, are described under "The US Rights Offering" above.

    We have been advised by the underwriters that they expect to make offers and sales of the unsubscribed ordinary shares outside of the US and inside the US through their respective selling agents. This prospectus may be used in connection with the offers and sales, or resales, to persons located in the US. The underwriters may distribute the unsubscribed shares in the form of ordinary shares or ADSs. A deposit of ordinary shares will be necessary to distribute ADSs, which will cause the imposition of a 1.5% UK tax on the issue price of the ordinary shares.

    In connection with the offering, the underwriters may purchase and sell ordinary shares, ADSs, share rights or ADS rights in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of any of these securities than they could be required to purchase in the offering. Stabilizing transactions consist of various bids for or purchases of any of these securities made by the underwriters in the open market prior to the completion of the offering.

    Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the ordinary shares, ADSs, share rights or ADS rights and may maintain or otherwise affect the market price of those securities. As a result, the price of those securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

    We will apply to list the ADRs representing the ADSs on the New York Stock Exchange under the symbol "PSO". We do not intend to list the ADS rights, but you may trade them in the over-the-counter market. Our ordinary shares are listed on the London Stock Exchange under the symbol "PSON". The share rights will trade on the London Stock Exchange.

    The underwriters, their US selling agents and their respective affiliates may perform investment banking services for us from time to time. Affiliates of the underwriters have advised us in connection with the NCS acquisition.

    The underwriters do not expect sales to discretionary accounts to exceed five percent of the total number of ordinary shares that may be offered.

    We estimate that our share of the total expenses, excluding the commissions paid to the underwriters or sub-underwriters, in connection with the offering will be approximately L6 million or $9 million.

    We have agreed to indemnify the underwriters and their US selling agents against liabilities under the Securities Act.

               SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

    We are a public company with limited liability incorporated under the laws of England and Wales. Most of our senior management and some of the experts named in this prospectus are not residents of the US. A substantial portion of our assets and all or a substantial portion of the assets of these named persons are or may be located outside the US. As a result, it may not be possible for investors to effect service of process within the US upon us or these persons or to enforce against us or them judgments obtained in US courts. We have been advised by our legal advisors, Freshfields Bruckhaus Deringer, that there is substantial doubt as to the enforcement in England, in original actions or in actions for enforcement of judgments of US courts, of liabilities predicated upon US federal securities laws, including civil liabilities under those laws.

    We have expressly submitted to the jurisdiction of the US federal and New York state courts sitting in The City of New York for the purpose of any suit, action or proceeding arising out of this offering, and we have appointed Pearson Inc., New York, New York, to accept service of process.

                      WHERE YOU CAN FIND MORE INFORMATION

    We have filed with the US Securities and Exchange Commission a registration statement on Form F-1 under the Securities Act with respect to the securities offered in this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information in the registration statement. Portions of the registration statement contain exhibits and schedules which have been omitted from this prospectus as permitted by the rules and regulations of the SEC. For further information about us and our ordinary shares offered in this prospectus, we refer you to the registration statement and to its exhibits and schedules. You may inspect the registration statement, including all its exhibits and schedules, without charge at the principal office of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC in Chicago, Illinois and New York, New York. You may obtain copies of this material from the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, we have applied for listing on the New York Stock Exchange. You may inspect reports and other information about us at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    Upon completion of this offering, we will be subject to the informational requirements of some US federal securities laws and, therefore, we will be required or have agreed to file periodic reports and other information with the SEC, except as described below. As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements. Additionally, our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, under the Exchange Act, we are not required to publish financial statements as frequently, as promptly or containing the same information as US companies.

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                             VALIDITY OF SECURITIES

    The validity of the ordinary shares represented by the ADSs being registered hereunder will be passed upon by Freshfields Bruckhaus Deringer, our English counsel. The validity of the ADSs will be passed upon for us by Morgan, Lewis & Bockius LLP, and for the underwriters by Sullivan & Cromwell. Morgan, Lewis & Bockius LLP and Sullivan & Cromwell may rely upon Freshfields Bruckhaus Deringer with respect to matters of English law.

                                    EXPERTS

    The financial statements as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers, independent chartered accountants, given on the authority of said firm as experts in auditing and accounting.

    The Simon & Schuster (Excluding Consumer) carve-out financial statements as of December 31, 1997, 1996 and 1995 and for each of the three years in the period ended December 31, 1997 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers, independent chartered accountants, given on the authority of said firm as experts in auditing and accounting.

                                 UK PROSPECTUS

    A copy of the UK prospectus relating to Pearson in accordance with the listing rules made under Section 142 of the UK Financial Services Act 1986 in connection with the offering of new shares and their admission to the Official List of the UK Listing Authority has been delivered to the Registrar of Companies in England and Wales for registration in accordance with Section 149 of such Act and is available for inspection at our registered office at 3 Burlington Gardens, London W1X 1LE, England. The contents of the referenced UK prospectus do not form part of, nor are they incorporated into, this prospectus.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
PEARSON PLC
Report of Independent Accountants...........................     F-2

Consolidated Profit and Loss Account........................     F-3

Consolidated Balance Sheet as at December 31, 1999..........     F-5

Consolidated Statement of Cash Flows for the Year Ended
  December 31, 1999.........................................     F-6

Statement of Total Recognized Gains and Losses for the Year
  Ended December 31, 1999...................................     F-7

Note of Historical Cost Profits and Losses for the Year
  Ended December 31, 1999...................................     F-7

Reconciliation of Movements in Equity Shareholders' Funds
  for the Year Ended December 31, 1999......................     F-7

Notes to the Accounts.......................................     F-8

Principal Subsidiaries and Associates as at December 31,
  1999......................................................    F-89

PEARSON PLC INTERIM RESULTS FOR THE SIX MONTHS TO JUNE 30,
  2000 (UNAUDITED)                                              F-91

Consolidated Profit and Loss Account........................    F-92

Consolidated Balance Sheet..................................    F-93

Statement of Total Recognized Gains and Losses..............    F-94

Reconciliation of Movements in Equity Shareholders' Funds...    F-94

Consolidated Statement of Cash Flows........................    F-95

Notes to the Interim Results................................    F-96

SIMON & SCHUSTER (EXCLUDING CONSUMER) CARVE-OUT FINANCIAL
  STATEMENTS

Report of Independent Accountants...........................   F-101

Statements of Operations....................................   F-102

Balance Sheet...............................................   F-103

Statements of Cash Flows....................................   F-104

Notes to Financial Statements...............................   F-105

                       REPORT OF INDEPENDENT ACCOUNTANTS

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF PEARSON PLC

    In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of changes in financial position (cash flows) and of changes in capital stock, reserves not available for distribution and unappropriated earnings (shareholders' equity) present fairly in all material respects, the financial position of Pearson plc and its subsidiaries at December 31, 1999 and 1998 and the results of their operations and their changes in financial position (cash flows) for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United Kingdom. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

    Accounting principles generally accepted in the United Kingdom vary in certain important (or significant) respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of consolidated net income expressed in sterling for each of the three years in the period ended December 31, 1999 and the determination of consolidated stockholders' equity and consolidated financial position also expressed in sterling at December 31, 1999 and 1998 to the extent summarised in
Note 34 to the consolidated financial statements.

PricewaterhouseCoopers
London
6 March 2000,
except for the information
presented in Notes 31 and 34,
for which the date is 12 May 2000

                                  PEARSON PLC

                      CONSOLIDATED PROFIT AND LOSS ACCOUNT

                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                                          1999                               1998                   1997
                                            --------------------------------   --------------------------------   --------
                                            OPERATING     OTHER                OPERATING     OTHER                RESTATED
                                            ACTIVITIES    ITEMS      TOTAL     ACTIVITIES    ITEMS      TOTAL      TOTAL
                                   NOTE     ----------   --------   --------   ----------   --------   --------   --------
                                                LM          LM         LM          LM          LM         LM         LM
SALES
Continuing operations..........                3,304           -      3,304       2,251           -      2,251      2,011
Acquisitions...................                   28           -         28           -           -          -          -
                                              ------      ------     ------      ------      ------     ------     ------
                                               3,332           -      3,332       2,251           -      2,251      2,011
Discontinued operations........                    -           -          -         144           -        144        282
                                              ------      ------     ------      ------      ------     ------     ------
TOTAL SALES....................        2       3,332           -      3,332       2,395           -      2,395      2,293
Cost of sales..................        3      (1,414)        (10)    (1,424)     (1,127)        (49)    (1,176)    (1,114)
                                              ------      ------     ------      ------      ------     ------     ------
GROSS PROFIT...................                1,918         (10)     1,908       1,268         (49)     1,219      1,179
Net operating expenses--before
  goodwill amortization........               (1,441)        (90)    (1,531)       (930)        (78)    (1,008)      (898)
Net operating expenses--
  goodwill amortization........        3        (130)          -       (130)        (12)          -        (12)         -
                                              ------      ------     ------      ------      ------     ------     ------
Net operating expenses.........        3      (1,571)        (90)    (1,661)       (942)        (78)    (1,020)      (898)
                                              ------      ------     ------      ------      ------     ------     ------
OPERATING PROFIT
Continuing operations--Group...                  350        (100)       250         303        (127)       176        252
Acquisitions--Group............                   (3)          -         (3)          -           -          -          -
                                              ------      ------     ------      ------      ------     ------     ------
                                                 347        (100)       247         303        (127)       176        252
Discontinued
  operations--Group............                    -           -          -          23           -         23         29
                                              ------      ------     ------      ------      ------     ------     ------
TOTAL OPERATING
  PROFIT--GROUP................                  347        (100)       247         326        (127)       199        281
                                              ------      ------     ------      ------      ------     ------     ------
Share of operating profit of
  associates:
Continuing operations..........                   24           -         24          11           -         11          -
Acquisitions--after goodwill
  amortization of L1m..........                   (1)          -         (1)          -           -          -          -
                                              ------      ------     ------      ------      ------     ------     ------
                                      13          23           -         23          11           -         11          -
Discontinued operations........       13          48           -         48          40           -         40         47
                                              ------      ------     ------      ------      ------     ------     ------
TOTAL SHARE OF OPERATING PROFIT
  OF ASSOCIATES................       13          71           -         71          51           -         51         47
                                              ======      ======     ======      ======      ======     ======     ======
Total operating profit analyzed
  between:
Operating profit before
  internet enterprises and
  goodwill amortization........        2         588        (100)       488         389        (127)       262        328
Internet enterprises...........        2         (39)          -        (39)          -           -          -          -
Goodwill amortization..........                 (131)          -       (131)        (12)          -        (12)         -
                                              ------      ------     ------      ------      ------     ------     ------
TOTAL OPERATING PROFIT.........        2         418        (100)       318         377        (127)       250        328
                                              ======      ======     ======      ======      ======     ======     ======

                                  PEARSON PLC

                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                                          1999                               1998                   1997
                                            --------------------------------   --------------------------------   --------
                                            OPERATING     OTHER                OPERATING     OTHER                RESTATED
                                            ACTIVITIES    ITEMS      TOTAL     ACTIVITIES    ITEMS      TOTAL      TOTAL
                                   NOTE     ----------   --------   --------   ----------   --------   --------   --------
                                                LM          LM         LM          LM          LM         LM         LM
Continuing operations:
Profit on sale of fixed assets
  and investments..............        4                                352                                142         23
(Loss)/profit on sale of
  businesses and associates....        5                                (44)                                50         33
Discontinued operations:
Profit/(loss) on sale of
  businesses and associates....        5                                  -                                215       (212)
                                              ------      ------     ------      ------      ------     ------     ------
                                                                        308                                407       (156)
Continuing operations:
Profit/(loss) on sale of
  businesses and associates by
  an associate.................       13                                  1                                 11         (1)
                                              ------      ------     ------      ------      ------     ------     ------
PROFIT BEFORE INTEREST.........                                         627                                668        171
Net interest payable--Group....        6                               (145)                               (36)       (37)
Net interest
  payable--associates..........       13                                 (2)                                (3)        (5)
                                              ------      ------     ------      ------      ------     ------     ------
TOTAL NET INTEREST PAYABLE.....                                        (147)                               (39)       (42)
                                              ------      ------     ------      ------      ------     ------     ------
PROFIT BEFORE TAXATION.........                                         480                                629        129
Taxation.......................        7                               (180)                              (188)       (89)
                                              ------      ------     ------      ------      ------     ------     ------
PROFIT AFTER TAXATION..........                                         300                                441         40
Equity minority interests......                                          (6)                                (4)        (2)
                                              ------      ------     ------      ------      ------     ------     ------
PROFIT FOR THE FINANCIAL
  YEAR.........................                                         294                                437         38
Dividends on equity shares.....        8                               (138)                              (126)      (112)
                                              ------      ------     ------      ------      ------     ------     ------
PROFIT/(DEFICIT) RETAINED......                                         156                                311        (74)
                                              ======      ======     ======      ======      ======     ======     ======
ADJUSTED EARNINGS PER EQUITY
  SHARE BEFORE INTERNET
  ENTERPRISES..................        9                              53.3p                              42.0p      34.9p
ADJUSTED EARNINGS PER EQUITY
  SHARE AFTER INTERNET
  ENTERPRISES..................        9                              48.5p                              42.0p      34.9p
EARNINGS PER EQUITY SHARE......        9                              48.2p                              74.1p       6.6p
DILUTED EARNINGS PER EQUITY
  SHARE........................        9                              47.5p                              73.3p       6.4p
DIVIDENDS PER EQUITY SHARE.....        8                              22.5p                              21.0p      19.5p
                                              ======      ======     ======      ======      ======     ======     ======

------------------------
Note:
1997 has been restated to reflect the adoption of FRS 9 "Associates and Joint Ventures" and FRS 14 "Earnings Per Share". There were no "other items" in 1997.

                                  PEARSON PLC

                           CONSOLIDATED BALANCE SHEET

                            AS AT DECEMBER 31, 1999

                                                                           1999       1998
                                                                NOTE     --------   --------
                                                                            LM         LM
FIXED ASSETS
Intangible assets...........................................       11      2,457      2,330
Tangible assets.............................................       12        405        435
Investments:
Associates..................................................       13        234        145
Other.......................................................       14         99        168
                                                                          ------     ------
                                                                           3,195      3,078
                                                                          ------     ------
CURRENT ASSETS
Stocks......................................................       15        691        614
Debtors.....................................................       16      1,132      1,127
Investments.................................................       17          4        153
Cash at bank and in hand....................................       18        328        345
                                                                          ------     ------
                                                                           2,155      2,239
                                                                          ------     ------
CREDITORS--AMOUNTS FALLING DUE WITHIN ONE YEAR
Short-term borrowing........................................       19        (47)       (72)
Other creditors.............................................       20     (1,441)    (1,282)
                                                                          ------     ------
                                                                          (1,488)    (1,354)
                                                                          ------     ------
NET CURRENT ASSETS..........................................                 667        885
                                                                          ------     ------
TOTAL ASSETS LESS CURRENT LIABILITIES.......................               3,862      3,963

CREDITORS--AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR
Medium and long term borrowing..............................       19     (2,276)    (2,552)
Other creditors.............................................       20        (32)       (54)
                                                                          ------     ------
                                                                          (2,308)    (2,606)
                                                                          ------     ------
PROVISIONS FOR LIABILITIES AND CHARGES
Deferred taxation...........................................       21        (21)       (20)
Other provisions for liabilities and charges................       22       (206)      (253)
                                                                          ------     ------
NET ASSETS..................................................               1,327      1,084
                                                                          ------     ------
CAPITAL AND RESERVES
Called up share capital.....................................       23        153        152
Share premium account.......................................       24        517        498
Revaluation reserve.........................................       24          -          1
Other reserves..............................................       24          -          1
Profit and loss account.....................................       24        651        396
                                                                          ------     ------
EQUITY SHAREHOLDERS' FUNDS..................................               1,321      1,048
EQUITY MINORITY INTERESTS...................................                   6         36
                                                                          ------     ------
                                                                           1,327      1,084
                                                                          ======     ======

                                  PEARSON PLC

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                                                           1999       1998       1997
                                                                NOTE     --------   --------   --------
                                                                            LM         LM         LM
NET CASH INFLOW FROM OPERATING ACTIVITIES...................  27             433        402       204
                                                                          ------     ------      ----
DIVIDENDS FROM PARTNERSHIPS AND OTHER ASSOCIATES............                  44         53        40
                                                                          ------     ------      ----
Interest received...........................................                  41         52        35
Interest paid...............................................                (182)       (88)      (72)
Debt issue costs............................................                  (5)       (21)        -
Dividends paid to minority interests........................                  (1)        (3)       (1)
                                                                          ------     ------      ----
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE.............                (147)       (60)      (38)
                                                                          ------     ------      ----
TAXATION....................................................                (156)       (80)      (75)
                                                                          ------     ------      ----
Purchase of tangible fixed assets...........................                (102)      (125)     (110)
Sale of tangible fixed assets...............................                  36         14        22
Purchase of investments.....................................                 (24)       (53)      (12)
Sale of investments.........................................  14/17          624        199       148
                                                                          ------     ------      ----
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT................                 534         35        48
                                                                          ------     ------      ----
Purchase of subsidiary undertakings.........................                (249)    (2,936)     (269)
Net cash acquired with subsidiary undertakings..............                   -         (2)        3
Purchase of associates......................................                 (54)       (13)      (67)
Sale of subsidiary undertakings.............................                  44        718        54
Net cash disposed with subsidiary undertakings..............                  (3)       (17)       (1)
Sale of associates..........................................                  12         77        46
                                                                          ------     ------      ----
ACQUISITIONS AND DISPOSALS..................................  25/26         (250)    (2,173)     (234)
                                                                          ------     ------      ----
EQUITY DIVIDENDS PAID.......................................                (132)      (113)     (106)
                                                                          ------     ------      ----
NET CASH INFLOW/(OUTFLOW) BEFORE MANAGEMENT OF LIQUID
  RESOURCES AND FINANCING...................................                 326     (1,936)     (161)
                                                                          ------     ------      ----
Disposal of asset backed securities.........................                   -          -        89
Liquid resources acquired...................................                  (9)    (1,261)     (123)
Liquid resources disposed...................................                  10      1,306       123
                                                                          ------     ------      ----
MANAGEMENT OF LIQUID RESOURCES..............................  27               1         45        89
                                                                          ------     ------      ----
Issue of equity share capital...............................                  18        344        27
Capital element of finance lease rentals....................                 (11)        (1)       (1)
Unsecured bank loans repaid.................................                   -       (141)        -
Loan facility (repaid)/advanced.............................              (1,112)     2,115         -
4.625% euro Bonds 2004 advanced.............................                 358          -         -
7% Sterling Bonds 2014 advanced.............................                 250          -         -
Loan stock repaid...........................................                   -          -       (68)
Net movement in other borrowings............................                 202       (280)      184
                                                                          ------     ------      ----
FINANCING...................................................                (295)     2,037       142
                                                                          ------     ------      ----
INCREASE IN CASH IN THE YEAR................................  27              32        146        70
                                                                          ======     ======      ====

                                  PEARSON PLC

                 STATEMENT OF TOTAL RECOGNIZED GAINS AND LOSSES

                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                 LM         LM         LM
Profit for the financial year...............................     294        437         38
Other net gains and losses recognized in reserves:
Currency translation differences............................      36         (8)       (20)
                                                               -----      -----      -----
Total recognized gains relating to the year.................     330        429         18
                                                               =====      =====      =====

                   NOTE OF HISTORICAL COST PROFITS AND LOSSES
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                 LM         LM         LM
Reported profit before taxation.............................     480        629        129
Realization of property revaluations........................       -          2          2
                                                               -----      -----      -----
Historical cost profit on ordinary activities before
  taxation..................................................     480        631        131
                                                               -----      -----      -----
HISTORICAL COST PROFIT/(LOSS) RETAINED AFTER TAXATION,
  EQUITY MINORITY INTERESTS AND DIVIDENDS...................     156        313        (72)
                                                               =====      =====      =====

           RECONCILIATION OF MOVEMENTS IN EQUITY SHAREHOLDERS' FUNDS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                 LM         LM         LM
Profit for the financial year...............................     294        437         38
Dividends on equity shares..................................    (138)      (126)      (112)
                                                               -----      -----      -----
                                                                 156        311        (74)
Other net recognized gains/(losses) relating to the year
  (see above)...............................................      36         (8)       (20)
Goodwill arising on prior year acquisitions.................       -        (16)      (402)
Goodwill written back.......................................      63        262        233
Shares issued...............................................      18        347         27
                                                               -----      -----      -----
Net movement for the year...................................     273        896       (236)
Equity shareholders' funds at beginning of the year.........   1,048        152        388
                                                               -----      -----      -----
EQUITY SHAREHOLDERS' FUNDS AT END OF THE YEAR...............   1,321      1,048        152
                                                               =====      =====      =====

                                  PEARSON PLC

                             NOTES TO THE ACCOUNTS

1 ACCOUNTING POLICIES

    Accounting policies have been consistently applied. FRS12 "Provisions, Contingent Liabilities and Contingent Assets" has been adopted.

A)  BASIS OF ACCOUNTING

    The accounts are prepared under the historical cost convention, modified by the revaluation of certain land and buildings and investments, and in accordance with applicable accounting standards. A summary of the significant accounting policies is set out below.

B)  BASIS OF CONSOLIDATION

    The consolidated accounts include the accounts of Pearson plc (the "Company") and all its subsidiary and associated undertakings (the "Group" or "Pearson") made up to December 31. Where companies have become or ceased to be subsidiary or associated undertakings during the year the Group profit includes profits for the period during which they were subsidiary or associated undertakings.

    From January 1, 1998 goodwill, being either the net excess of the cost of shares in subsidiary undertakings, partnerships and other associates over the value attributable to their net assets on acquisition or the cost of other goodwill by purchase, is capitalized and amortized through the profit and loss account over its estimated useful life not exceeding 20 years. Estimated useful life is determined after taking into account such factors as the nature and age of the business and the stability of the industry in which the acquired business operates as well as typical life spans of the acquired products to which the goodwill attaches. Goodwill is subject to an impairment review at the end of the first full year following an acquisition and at any other time if events or changes in circumstances indicate that the carrying value may not be recoverable. Goodwill arising on acquisitions before January 1, 1998 has been deducted from reserves and is charged or credited to the profit and loss account on disposal or closure of the business to which it relates.

    The profit of the Group includes the Group's share of the profit of partnerships and other associates, and the consolidated balance sheet includes the Group's interest in partnerships and other associates at the book value of attributable net tangible assets. The figures included in the financial statements have been based on audited accounts, adjusted where necessary by reference to unaudited management accounts for the subsequent period to December 31.

C)  SALES

    Sales represent the amount of goods and services, net of value added tax and other sales taxes, and excluding trade discounts and anticipated returns, provided to external customers and associated undertakings.

D)  FOREIGN CURRENCIES

    Profit and loss accounts in overseas currencies are translated into sterling at average rates. Balance sheets are translated into sterling at the rates ruling at December 31. Exchange differences arising on consolidation are taken directly to reserves. Other exchange differences are taken to the profit and loss account where they relate to trading transactions and directly to reserves where they relate to investments.

                                  PEARSON PLC

1 ACCOUNTING POLICIES (CONTINUED)
    The principal overseas currency for the Group is the US dollar. The average rate for the year against Sterling was $1.61 (1998: $1.66; 1997: $1.63) and the year end rate was $1.61 (1998: $1.66; 1997: $1.65).

E)  PENSION COSTS

    The regular pension cost of the Group's defined benefit pension schemes is charged to the profit and loss account in order to apportion the cost of pensions over the service lives of employees in the schemes. Variations arising from a significant reduction in the number of employees are adjusted in the profit and loss account to the extent that the year's regular pension cost, reduced by other variations, exceeds contributions payable for that year. Other variations are apportioned over the expected service lives of current employees in the schemes.

F)  POST-RETIREMENT BENEFITS OTHER THAN PENSIONS

    Post-retirement benefits other than pensions are accounted for on an accruals basis to recognize this obligation over the expected service lives of the employees concerned.

G)  CHANNEL 5

    The Group's share of certain Channel 5 initial costs is being amortized. These costs will be amortized by the end of the ten year licence period. The Group's share of other profits and losses is being equity accounted.

H)  TANGIBLE FIXED ASSETS

    The cost or subsequent valuation of tangible fixed assets other than freehold land and investment properties is depreciated over estimated economic lives in equal annual amounts at the rates indicated in note 12.

I)  LEASES

    Finance lease rentals are capitalized at the total amount of rentals payable under the leasing agreement (excluding finance charges) and depreciated in accordance with policy h above. Finance charges are written off over the period of the lease in reducing amounts in relation to the written down carrying cost. Operating lease rentals are expensed as incurred.

J)  FIXED ASSETS INVESTMENTS

    Fixed asset investments are stated at cost less provisions for diminution in value, or as revalued by the directors.

K)  STOCKS

    Stocks and work in progress are valued at the lower of cost and net realizable value.

                                  PEARSON PLC

1 ACCOUNTING POLICIES (CONTINUED)
L)  PRODUCT DEVELOPMENT COSTS

    Revenue investment in the development of newspaper titles consists of measures to increase the volume and geographical spread of circulation. These measures include additional editorial content, distribution and remote printing. The extra costs arising are expensed as incurred:

    - Pre-publication costs, the direct cost incurred in the development of titles prior to their publication, are included within stocks and are amortized over their estimated economic lives.

    - Advances to authors are included within debtors net of any provision required for net realizable value and are expensed at contracted rates based on sales of the related titles.

    - Television program production costs are included within stocks and are amortized over the estimated period in which the related revenue is forecast to be earned.

M) DEFERRED TAXATION

    Deferred taxation is provided, using the liability method, at the expected applicable rates, on all timing differences between accounting and taxation treatments, including those arising from the revaluation of fixed assets, which are expected to reverse in the foreseeable future.

N)  FINANCIAL INSTRUMENTS

    The Group uses derivative financial instruments to manage its exposure to interest rate and foreign exchange risks. These include interest rate swaps, currency swaps and forward currency contracts. Amounts payable or receivable in respect of interest rate derivatives are accrued with net interest payable over the period of the contract. Where the derivative instrument is terminated early the gain or loss is spread over the remaining maturity of the original instrument. Foreign currency borrowings and their related derivatives are carried in the balance sheet at the relevant exchange rates at the balance sheet date. Gains or losses in respect of the hedging of overseas subsidiary undertakings are taken to reserves. Gains or losses arising from foreign exchange contracts are taken to the profit and loss account in line with the transactions which they are hedging.

    The Company participates in offset arrangements with certain banks whereby cash and overdraft amounts are offset against each other.

O)  LIQUID RESOURCES

    Liquid resources comprise short-term deposits of less than one year and investments which are readily realizable and held on a short-term basis.

P)  RETAINED PROFITS OF OVERSEAS SUBSIDIARIES AND ASSOCIATES

    No provision is made for any additional taxation, less double taxation relief, which would arise on the remittance of profits retained where there is no intention to remit such profits.

                                  PEARSON PLC

2 A) ANALYSIS OF SALES AND OPERATING PROFIT

                                           1999                                     1998                            1997
                          --------------------------------------   --------------------------------------   --------------------
                                      OPERATING      OPERATING                 OPERATING      OPERATING
                                        PROFIT         PROFIT                    PROFIT         PROFIT
                                        BEFORE         AFTER                     BEFORE         AFTER
                                       INTERNET       INTERNET                  INTERNET       INTERNET
                                     ENTERPRISES,   ENTERPRISES,              ENTERPRISES,   ENTERPRISES,
                                       GOODWILL       GOODWILL                  GOODWILL       GOODWILL
                                     AMORTIZATION   AMORTIZATION              AMORTIZATION   AMORTIZATION              RESTATED
                                       & OTHER        & OTHER                   & OTHER        & OTHER                 OPERATING
                           SALES        ITEMS          ITEMS        SALES        ITEMS          ITEMS        SALES      PROFIT
                          --------   ------------   ------------   --------   ------------   ------------   --------   ---------
                             LM           LM             LM           LM           LM             LM           LM         LM
BUSINESS SECTORS
FT Group................     687          150            103          683          118            114          676        108
Pearson Education.......   1,725          257             36          702           99            (34)         563         60
The Penguin Group.......     565           65             64          523           48             46          525         58
Pearson Television......     355           68             67          343           61             61          247         26
                           -----          ---            ---        -----          ---            ---        -----        ---
Continuing operations...   3,332          540            270        2,251          326            187        2,011        252
Discontinued
  operations............       -           48             48          144           63             63          282         76
                           -----          ---            ---        -----          ---            ---        -----        ---
                           3,332          588            318        2,395          389            250        2,293        328
                           -----          ---            ---        -----          ---            ---        -----        ---
GEOGRAPHICAL MARKETS
  SUPPLIED
United Kingdom..........     544           46             (4)         497           38             35          487         39
Continental Europe......     518          110            103          461          109            106          382         73
North America...........   1,990          340            134        1,078          157             30          916        110
Asia Pacific............     200           29             23          161           16             11          179         23
Rest of World...........      80           15             14           54            6              5           47          7
                           -----          ---            ---        -----          ---            ---        -----        ---
Continuing operations...   3,332          540            270        2,251          326            187        2,011        252
Discontinued
  operations............       -           48             48          144           63             63          282         76
                           -----          ---            ---        -----          ---            ---        -----        ---
                           3,332          588            318        2,395          389            250        2,293        328
                           =====          ===            ===        =====          ===            ===        =====        ===

------------------------------
Note:
"Other items" comprises exceptional items of L95m (1998: L120m) and Year 2000 compliance costs of L5m (1998: L7m). Exceptional items comprise integration costs following the acquisition of Simon & Schuster in 1998. These all relate to the Pearson Education business sector. The results of Simon & Schuster are included within the Pearson Education business sector and are mainly within North America. The results of internet enterprises, the Group's discrete internet operations, are included within FT Group L36m and Pearson Education L3m. Discontinued operations arising in 1999 relate to the withdrawal of the Group from the banking business following its disposal of Lazard on March 3, 2000.

Discontinued operations arising in 1998 relate to the withdrawal of the Group from the consumer software business following its disposal of Mindscape Inc. in March 1998, the withdrawal of the Group from the consumer magazine business following its disposal of Pearson New Entertainment in April 1998 and the withdrawal of the Group from the visitor attractions business following its disposal of The Tussauds Group in October 1998.

1997 operating profit is stated after restructuring costs of L34m which were classified as exceptional within operating activities. These related to FT Group, L14m, Pearson Education, L12m, Pearson Television, L4m and discontinued businesses, L4m, and are shown mainly within United Kingdom, L16m, and North America, L17m.

Analyses of the profits of associates are shown in note 13.

                                  PEARSON PLC

2 A) ANALYSIS OF SALES AND OPERATING PROFIT (CONTINUED)

                                              1999                             1998                             1997
                                 ------------------------------   ------------------------------   ------------------------------
                                  TOTAL                            TOTAL                            TOTAL
                                    BY       INTER-                  BY       INTER-                  BY       INTER-
                                  SOURCE    REGIONAL    SALES      SOURCE    REGIONAL    SALES      SOURCE    REGIONAL    SALES
                                 --------   --------   --------   --------   --------   --------   --------   --------   --------
                                    LM         LM         LM         LM         LM         LM         LM         LM         LM
GEOGRAPHICAL SOURCE OF SALES
United Kingdom.................     820       (52)        768        728       (52)        676        703       (46)        657
Continental Europe.............     394        (6)        388        355        (6)        349        302        (7)        295
North America..................   1,991       (18)      1,973      1,108       (28)      1,080        928       (19)        909
Asia Pacific...................     159        (4)        155        129        (4)        125        144        (7)        137
Rest of World..................      50        (2)         48         22        (1)         21         13         -          13
                                  -----       ---       -----      -----       ---       -----      -----       ---       -----
Continuing operations..........   3,414       (82)      3,332      2,342       (91)      2,251      2,090       (79)      2,011
Discontinued operations........       -         -           -        144         -         144        284        (2)        282
                                  -----       ---       -----      -----       ---       -----      -----       ---       -----
                                  3,414       (82)      3,332      2,486       (91)      2,395      2,374       (81)      2,293
                                  =====       ===       =====      =====       ===       =====      =====       ===       =====

------------------------
Note:
The table above analyzes sales by the geographical region from which the products and services originate.
Inter-regional sales are those made between the Group companies in different regions.

                                  PEARSON PLC

2 B) ANALYSIS OF CAPITAL EMPLOYED

                                                                 1999         1998
                                                               CAPITAL      CAPITAL
                                                               EMPLOYED     EMPLOYED
                                                              ----------   ----------
                                                                  LM           LM
BUSINESS SECTORS
FT Group....................................................       408          143
Pearson Education...........................................     2,877        3,200
The Penguin Group...........................................       193          143
Pearson Television..........................................       (78)          39
                                                                ------       ------
Continuing operations.......................................     3,400        3,525
Discontinued operations.....................................       149          111
                                                                ------       ------
                                                                 3,549        3,636
                                                                ======       ======
GEOGRAPHICAL LOCATION
United Kingdom..............................................       (30)         129
Continental Europe..........................................       313          217
North America...............................................     3,023        3,041
Asia Pacific................................................        22           96
Rest of World...............................................        72           42
                                                                ------       ------
Continuing operations.......................................     3,400        3,525
Discontinued operations.....................................       149          111
                                                                ------       ------
                                                                 3,549        3,636
                                                                ======       ======
RECONCILIATION OF CAPITAL EMPLOYED TO NET ASSETS
Capital employed............................................     3,549        3,636
Less: deferred taxation.....................................       (21)         (20)
Less: other provisions......................................      (206)        (253)
Less: net debt..............................................    (1,995)      (2,279)
                                                                ------       ------
NET ASSETS..................................................     1,327        1,084
                                                                ======       ======

                                  PEARSON PLC

3 ANALYSIS OF CONSOLIDATED PROFIT AND LOSS ACCOUNT

                                                1999                  1998                             1997
                                              --------   ------------------------------   ------------------------------
                                                           CON-     DISCON-                 CON-     DISCON-
                                               TOTAL     TINUING     TINUED     TOTAL     TINUING     TINUED     TOTAL
                                              --------   --------   --------   --------   --------   --------   --------
                                                 LM         LM         LM         LM         LM         LM         LM
COST OF SALES...............................   (1,424)    (1,138)     (38)      (1,176)    (1,003)     (111)     (1,114)
                                               ------     ------      ---       ------     ------      ----      ------
Distribution costs..........................     (289)      (168)      (1)        (169)      (123)       (3)       (126)
Administration and other expenses...........   (1,470)      (848)     (85)        (933)      (701)     (143)       (844)
Other operating income (see below)..........       98         79        3           82         68         4          72
                                               ------     ------      ---       ------     ------      ----      ------
NET OPERATING EXPENSES......................   (1,661)      (937)     (83)      (1,020)      (756)     (142)       (898)
                                               ======     ======      ===       ======     ======      ====      ======
Analyzed as:
Net operating expenses-before exceptional
  items and goodwill amortization...........   (1,446)      (854)     (83)        (937)      (726)     (138)       (864)
Net operating expenses-exceptional items....      (85)       (71)       -          (71)       (30)       (4)        (34)
Net operating expenses-goodwill
  amortization..............................     (130)       (12)       -          (12)         -         -           -
                                               ------     ------      ---       ------     ------      ----      ------
NET OPERATING EXPENSES......................   (1,661)      (937)     (83)      (1,020)      (756)     (142)       (898)
                                               ======     ======      ===       ======     ======      ====      ======

------------------------------
Note:
The following amounts are included in the 1999 totals in respect of acquisitions: cost of sales L14m (1998: L74m; 1997: L15m) and net operating expenses L17m (1998: L95m; 1997: L13m). The exceptional expense of L95m in 1999 (1998: L120m; 1997: L34m) is included within cost of sales L10m (1998: L49m; 1997: Lnil) and administration and other expenses L85m (1998: L71m; 1997: L34m) (see note 2).

                                  PEARSON PLC

3 ANALYSIS OF CONSOLIDATED PROFIT AND LOSS ACCOUNT (CONTINUED)

                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                 LM         LM         LM
OTHER OPERATING INCOME:
Income from other investments:
Listed......................................................       -          -          2
Unlisted....................................................       3         14         13
BSBH loan stock interest....................................       1          4          4
Other operating income (mainly royalties, rights and
  commission income)........................................      94         64         53
                                                               -----      -----      -----
                                                                  98         82         72
                                                               =====      =====      =====
PROFIT BEFORE TAXATION IS STATED AFTER CHARGING:
Depreciation................................................      82         66         65
Operating lease rentals:
Plant and machinery.........................................      22         17         12
Properties..................................................      61         41         36
Other.......................................................      12          4          5
Year 2000 compliance costs..................................       5          7          -
Auditors' remuneration:
Audit.......................................................       2          2          2
Non-audit--UK (Company Lnil; 1998: Lnil, 1997: Lnil)........       2          2          2
Non-audit--Other............................................       2          2          -
                                                               =====      =====      =====

------------------------------
Note:
In addition to the non-audit fees (UK) of L2m (1998: L2m; 1997: L2m), consultancy fees of L6m (1998: L7m; 1997: L8m) have been incurred in respect of systems development. These fees have been capitalized. Fees of L2m (1998: L2m; 1997 Lnil) were also incurred in the UK in respect of acquisition and disposals. These fees have also been capitalized. Audit fees of the Company amounted to L0.1m (1998: L0.1m; 1997: L0.1m).

4 PROFIT ON SALE OF FIXED ASSETS AND INVESTMENTS

                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                 LM         LM         LM
CONTINUING OPERATIONS:
Profit on disposal of interest in BSB Holdings Ltd (BSBH)
  (see note 14).............................................     348          -          -
Profit on sale of investments in Societe Europeenne des
  Satellites................................................       -        133          -
Profit on sale in investment in Flextech plc................       -         27         24
Loss on sale of fixed assets relating to the Simon &
  Schuster acquisition......................................      (3)        (6)         -
Net profit/(loss) on other investments and property
  interests.................................................       7        (12)        (1)
                                                               -----      -----      -----
                                                                 352        142         23
                                                               =====      =====      =====
Taxation....................................................     (93)       (40)        (4)
                                                               =====      =====      =====

                                  PEARSON PLC

5 (LOSS)/PROFIT ON SALE OF BUSINESSES AND ASSOCIATES

                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                 LM         LM         LM
CONTINUING OPERATIONS:
Loss on sale of Extel research products business (see note
  26).......................................................    (19)          -          -
Profit on sale of Law & Tax publishing business.............      -          61          -
Profit on sale of 20% of Recoletos..........................      -          34          -
Loss on sale of Register group..............................      -         (20)         -
Loss on closure of Simon & Schuster businesses..............    (12)        (10)         -
Profit on sale of Churchill Livingstone.....................      -           2         30
Profit on sale of Troll Communications LLC..................      -           -         13
Net loss on sale of other businesses and associates.........    (13)        (17)       (10)
                                                                ---        ----       ----
                                                                (44)         50         33
                                                                ===        ====       ====
DISCONTINUED OPERATIONS:
Profit on sale of The Tussauds Group........................      -         157          -
Profit on sale of Pearson New Entertainment.................      -          41          -
Profit on sale of Port Aventura SA..........................      -          28          -
Loss on sale of Mindscape Inc...............................      -         (11)         -
Provision against goodwill on the sale of Mindscape Inc.....      -           -       (212)
                                                                ---        ----       ----
                                                                  -         215       (212)
                                                                ===        ====       ====
Taxation....................................................      5         (63)        (1)
                                                                ===        ====       ====

6 NET INTEREST PAYABLE--GROUP

                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                 LM         LM         LM
INTEREST PAYABLE AND SIMILAR CHARGES:
On borrowing repayable wholly within five years not by
  installments..............................................    (155)      (43)       (32)
On borrowing repayable wholly or partly after five years....     (29)      (44)       (45)
                                                                ----       ---        ---
                                                                (184)      (87)       (77)
                                                                ====       ===        ===
INTEREST RECEIVABLE AND SIMILAR INCOME:
On deposits and liquid funds................................      29        48         37
On discounted proceeds on businesses held for resale (see
  note 17)..................................................       7         -          -
Amortization of swap proceeds (see note 20).................       3         3          3
                                                                ----       ---        ---
NET INTEREST PAYABLE........................................    (145)      (36)       (37)
                                                                ====       ===        ===

                                  PEARSON PLC

7 TAXATION

                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                 LM         LM         LM
UK:
Corporation tax at 30.2% (1998: 31%; 1997: 31.5%)...........     104        134         37
Deferred taxation...........................................       6         (4)        11
Double taxation relief......................................      (1)        (1)        (1)
Tax on franked investment income............................       4          -          -
Associates..................................................       9          8          5
OVERSEAS:
Overseas taxation...........................................      52         45         30
Deferred taxation...........................................       -          1          2
Associates..................................................       6          5          5
                                                               -----      -----      -----
                                                                 180        188         89
                                                               =====      =====      =====
                                                                %          %          %
TAX RATE RECONCILIATION
UK tax rate.................................................    30.2       31.0       31.5
Effect of utilization of tax losses in the US...............    (7.7)      (2.7)      (4.3)
Other items.................................................     2.5       (0.3)       2.2
                                                               -----      -----      -----
Tax rate reflected in adjusted earnings.....................    25.0       28.0       29.4
Effect of profits/(losses) excluded from adjusted
  earnings..................................................    12.5        1.9       39.5
                                                               -----      -----      -----
TAX RATE REFLECTED IN EARNINGS..............................    37.5       29.9       68.9
                                                               =====      =====      =====

------------------------------
Note:
The Group continues to have substantial tax losses available in the US, which are not recognized in the accounts. Following the acquisition of Simon & Schuster at the end of 1998, US profits are higher in 1999 than in 1998 but are still more than offset by the available losses so reducing the Group tax rate reflected in adjusted earnings. As in 1998, relief has not been taken for the Simon & Schuster integration costs to the extent that they arose in the US, hence increasing the effective tax rate on earnings.

The 1997 tax rate has been affected by two significant factors:

- The Group has substantial tax losses in the US which have not been recognized in the accounts and more than offset 1997 profits, so reducing the Group tax rate reflected in adjusted earnings.

- There is no tax payable on the profit arising from the disposal of Television Broadcasts Limited and the tax payable on the disposal of Flextech plc is reduced by capital losses brought forward. The provision against goodwill on the sale of Mindscape Inc. has had no impact on 1997 tax.

8 DIVIDENDS

                                             1999                    1998                    1997
                                     ---------------------   ---------------------   ---------------------
                                       PENCE                   PENCE                   PENCE
                                     PER SHARE       LM      PER SHARE       LM      PER SHARE       LM
                                     ----------   --------   ----------   --------   ----------   --------
Interim paid.......................      8.6          53         8.0          47         7.5          43
Final proposed.....................     13.9          85        13.0          79        12.0          69
                                       -----       -----       -----       -----       -----       -----
DIVIDENDS FOR THE YEAR.............     22.5         138        21.0         126        19.5         112
                                       =====       =====       =====       =====       =====       =====

                                  PEARSON PLC

9 EARNINGS PER SHARE

    In order to show results from operating activities on a comparable basis two adjusted earnings per equity share are presented. First, an adjusted earnings per share is presented which excludes profits or losses on the sale of fixed assets and investments, businesses and associates (see notes 4 and 5), Year 2000 compliance costs and integration costs in respect of the acquisition of Simon & Schuster (see note 2). Goodwill amortization has also been excluded from adjusted earnings calculation following the prospective implementation of FRS10 "Goodwill and Intangible Assets" in 1998. Due to a significant level of expenditure in 1999 on new internet enterprises, a second adjusted earnings per equity share is presented in which the results of these are also excluded from earnings.

                                                                 1999                   1998                   1997
                                                         --------------------   --------------------   --------------------
                                                                    EARNINGS               EARNINGS               EARNINGS
                                                                    PER SHARE              PER SHARE              PER SHARE
                                                            LM         (P)         LM         (P)         LM         (P)
                                                         --------   ---------   --------   ---------   --------   ---------
Basis earnings........................................      294        48.2        437        74.1         38         6.6
Less:
(Profit) on sale of fixed assets and investments:
  continuing operations...............................     (352)      (57.7)      (142)      (24.1)       (23)       (4.0)
Loss/(profit) on sale of businesses and associates:
  continuing operations...............................       44         7.2        (50)       (8.5)       (33)       (5.8)
(Profit)/loss on sale of businesses and associates:
  discontinued operations.............................        -           -       (215)      (36.4)       212        37.0
(Profit)/loss on sale of businesses and associates by
  an associate: continuing operations.................       (1)       (0.2)       (11)       (1.9)         1         0.2
Add:
Internet enterprises..................................       39         6.4          -           -          -           -
Goodwill amortization.................................      131        21.5         12         2.0          -           -
Simon & Schuster integration costs....................       95        15.6        120        20.3          -           -
Year 2000 compliance costs............................        5         0.8          7         1.2          -           -
Taxation on above items...............................       70        11.5         90        15.3          5         0.9
                                                          -----       -----      -----       -----      -----       -----
Adjusted earnings before internet enterprises.........      325        53.3        248        42.0        200        34.9
                                                          =====       =====      =====       =====      =====       =====
Internet enterprises..................................      (39)       (6.4)         -           -          -           -
Taxation on internet enterprises......................       10         1.6          -           -          -           -
                                                          -----       -----      -----       -----      -----       -----
Adjusted earnings after internet enterprises..........      296        48.5        248        42.0        200        34.9
                                                          =====       =====      =====       =====      =====       =====
Earnings..............................................      294                    437                     38
Taxation on the conversion of ordinary shares.........       (1)                    (1)                    (1)
                                                          -----       -----      -----       -----      -----       -----
Diluted earnings......................................      293                    436                     37
                                                          =====       =====      =====       =====      =====       =====
Weighted average number of equity shares
  (millions)--for earnings and adjusted earnings......    610.2                  589.8                  572.8
Effect of dilutive share options......................      7.0                    5.1                    4.7
                                                          -----       -----      -----       -----      -----       -----
Weighted average number of equity shares
  (millions)--for diluted earnings....................    617.2                  594.9                  577.5
                                                          =====       =====      =====       =====      =====       =====
Adjusted earnings per equity share before internet
  enterprises.........................................    53.3p                  42.0p                  34.9p
Adjusted earning per equity share after internet
  enterprises.........................................    48.5p                  42.0p                  34.9p
Earnings per equity shares............................    48.2p                  74.1p                   6.6p
Diluted earnings per equity share.....................    47.5p                  73.3p                   6.4p
                                                          =====       =====      =====       =====      =====       =====

------------------------------
Note:
1997 weighted average number of equity shares has been restated in accordance with FRS14 "Earnings Per Share".

                                  PEARSON PLC

10 EMPLOYEE INFORMATION

                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                 LM         LM         LM
STAFF COSTS
Wages and salaries..........................................    702        476        454
Social security costs.......................................     75         54         46
Post-retirement costs.......................................     26         13         10
                                                                ---        ---        ---
                                                                803        543        510
                                                                ===        ===        ===

                                                                 UK         US       OTHER      TOTAL
                                                              --------   --------   --------   --------
AVERAGE NUMBER EMPLOYED 1999
FT Group....................................................   2,158       1,034     1,790       4,982
Pearson Education...........................................   1,761       9,970     2,394      14,125
The Penguin Group...........................................     749       1,866       614       3,229
Pearson Television..........................................     617         105       550       1,272
Other.......................................................     171          93         -         264
                                                               -----      ------     -----      ------
Continuing operations.......................................   5,456      13,068     5,348      23,872
                                                               =====      ======     =====      ======
AVERAGE NUMBER EMPLOYED 1998
FT Group....................................................   2,780         832     1,858       5,470
Pearson Education...........................................     764       3,171     1,489       5,424
The Penguin Group...........................................     989       1,728       601       3,318
Pearson Television..........................................     585         113       450       1,148
Other.......................................................     171          48         -         219
                                                               -----      ------     -----      ------
Continuing operations.......................................   5,289       5,892     4,398      15,579
Discontinued operations.....................................   2,614         131        76       2,821
                                                               -----      ------     -----      ------
                                                               7,903       6,023     4,474      18,400
                                                               =====      ======     =====      ======
AVERAGE NUMBER EMPLOYED 1997
FT Group....................................................   3,093         902     1,834       5,829
Pearson Education...........................................     818       2,498     1,279       4,595
The Penguin Group...........................................     895       1,728       582       3,205
Pearson Television..........................................     278          40       362         680
Other.......................................................     124          93         -         217
                                                               -----      ------     -----      ------
Continuing operations.......................................   5,208       5,261     4,057      14,526
Discontinued operations.....................................   3,187         424       169       3,780
                                                               -----      ------     -----      ------
                                                               8,395       5,685     4,226      18,306
                                                               =====      ======     =====      ======

                                  PEARSON PLC

10 EMPLOYEE INFORMATION (CONTINUED)

                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                 LM         LM         LM
POST-RETIREMENT COSTS
Defined benefit pension schemes
UK Group plan: regular pension cost.........................      8          8          9
UK Group plan: amortization of surplus......................     (3)        (9)       (13)
                                                                ---        ---        ---
Net pension charge/(credit).................................      5         (1)        (4)
Other defined benefit pension schemes.......................     11          6          6
Defined contribution pension schemes........................      6          5          6
Medical benefits............................................      4          3          2
                                                                ---        ---        ---
                                                                 26         13         10
                                                                ===        ===        ===

PENSION SCHEMES

    The Group operates a number of pension schemes throughout the world. The major schemes are self-administered and the schemes' assets are held independently of the Group. Pension costs are assessed in accordance with the advice of independent qualified actuaries. The principal schemes are primarily of the defined benefit type. There is also a closed defined benefit scheme in the UK, which now receives neither employers' nor members' contributions, and a number of other defined benefit and defined contribution schemes, principally overseas.

    The results of the most recent actuarial valuation performed as at January 1, 1999, using the projected unit method of valuation, of the principal funded UK scheme, and the principal assumptions are shown in the table below. The net assets of the UK Group plan at December 31, 1999 are included in the pension plan accounts at L1,192m (unaudited).

                                                              UK GROUP PLAN
                                                              --------------
Assets at market value at latest full actuarial valuation on
  January 1, 1999...........................................         L1,038m
Real return on investments per annum........................            3.9%
Real increase in earnings per annum.........................            1.9%
Real increase in pensions in payment per annum..............            0.0%
Real increase in dividends per annum........................            1.0%
Level of funding*...........................................            105%
                                                              ==============

------------------------
*Actuarial value of assets expressed as a percentage of the actuarial value of the liabilities.

    In view of these results, all employers' contributions remain suspended for the time being and the valuation surplus is being apportioned, in accordance with SSAP24, over the expected remaining service lives of the current employees.

    The total market value of the assets of the non-UK defined benefit schemes (mainly in the US), valued this year, was L64m (1998: L63m; 1997: L48m).

                                  PEARSON PLC

10 EMPLOYEE INFORMATION (CONTINUED)
OTHER POST-RETIREMENT BENEFITS

    The Group provides certain health care and life assurance benefits principally for retired US employees and their dependants. These plans are unfunded. Retirees are eligible for participation if they meet certain age and service requirements. Plans that are available vary based upon the business division in which the retiree worked. Plan choices and retiree contributions are dependent on retirement date, business unit, option chosen and length of service.

    The principal assumptions affecting the provision for other post-retirement benefits were: medical inflation rates of between 5.0% and 7.0% and a discount rate of 6.75%.

11 INTANGIBLE ASSETS

                                                              GOODWILL    GOODWILL
                                                                TOTAL       TOTAL
                                                                1999        1998
                                                              ---------   ---------
                                                                 LM          LM
COST
At December 31..............................................    2,342           -
Exchange differences........................................       71          (6)
Additions (see note 25).....................................      187       2,348
Disposals (see note 26).....................................       (1)          -
                                                                -----       -----
AT DECEMBER 31..............................................    2,599       2,342
                                                                =====       =====
AMORTIZATION
At December 31..............................................      (12)          -
Provided in the year........................................     (130)        (12)
                                                                -----       -----
AT DECEMBER 31..............................................     (142)        (12)
                                                                =====       =====
NET CARRYING AMOUNT
AT DECEMBER 31..............................................    2,457       2,330
                                                                =====       =====

                                  PEARSON PLC

12 TANGIBLE FIXED ASSETS

                                                                       1999
                                                --------------------------------------------------
                                                 FREEHOLD
                                                   AND                      ASSETS IN
                                                LEASEHOLD     PLANT AND     COURSE OF
                                                 PROPERTY     EQUIPMENT    CONSTRUCTION    TOTAL
                                                ----------   -----------   ------------   --------
                                                    LM           LM             LM           LM
COST OR AS VALUED
At December 31, 1998..........................     249           527            18           794
Exchange differences..........................       2             2             -             4
Reclassifications.............................       3             9           (12)            -
Owned by subsidiary undertakings acquired.....       -            (8)            -            (8)
Capital expenditure...........................      18            77            21           116
Disposals.....................................     (36)          (49)           (6)          (91)
Owned by subsidiary undertakings disposed.....      (1)          (21)            -           (22)
                                                   ---          ----           ---          ----
AT DECEMBER 31, 1999..........................     235           537            21           793
                                                   ===          ====           ===          ====
DEPRECIATION
At December 31, 1998..........................     (78)         (281)            -          (359)
Exchange differences..........................      (1)           (1)            -            (2)
Impairment in value...........................       -           (11)            -           (11)
Provided in the year..........................     (12)          (70)            -           (82)
Subsidiary undertakings acquired..............       -             4             -             4
Disposals.....................................      10            44             -            54
Subsidiary undertakings disposed..............       -             8             -             8
                                                   ---          ----           ---          ----
AT DECEMBER 31, 1999..........................     (81)         (307)            -          (388)
                                                   ===          ====           ===          ====
NET BOOK VALUE
At December 31, 1998..........................     171           246            18           435
                                                   ---          ----           ---          ----
AT DECEMBER 31, 1999..........................     154           230            21           405
                                                   ===          ====           ===          ====

                                  PEARSON PLC

12 TANGIBLE FIXED ASSETS (CONTINUED)

                                                                       1998
                                                --------------------------------------------------
                                                 FREEHOLD
                                                   AND                      ASSETS IN
                                                LEASEHOLD     PLANT AND     COURSE OF
                                                 PROPERTY     EQUIPMENT    CONSTRUCTION    TOTAL
                                                ----------   -----------   ------------   --------
                                                    LM           LM             LM           LM
COST OR AS VALUED
At December 31, 1997..........................      319          485            37           841
Exchange differences..........................        -            2             -             2
Reclassifications.............................        -           13           (13)            -
Owned by subsidiary undertakings acquired.....       42          205             1           248
Capital expenditure...........................       15           60            34           109
Disposals.....................................       (7)         (43)          (35)          (85)
Owned by subsidiary undertakings disposed.....     (120)        (195)           (6)         (321)
                                                   ----         ----           ---          ----
AT DECEMBER 31, 1998..........................      249          527            18           794
                                                   ====         ====           ===          ====
DEPRECIATION
At December 31, 1997..........................      (71)        (264)            -          (335)
Exchange differences..........................        -            -             -             -
Reclassifications.............................        1           (1)            -             -
Impairment in value...........................       (6)          (5)            -           (11)
Provided in the year..........................      (10)         (56)            -           (66)
Subsidiary undertakings acquired..............      (12)         (93)            -          (105)
Disposals.....................................        3           37             -            40
Subsidiary undertakings disposed..............       17          101             -           118
                                                   ----         ----           ---          ----
AT DECEMBER 31, 1998..........................      (78)        (281)            -          (359)
                                                   ====         ====           ===          ====
NET BOOK VALUE
At December 31, 1997..........................      248          221            37           506
                                                   ----         ----           ---          ----
AT DECEMBER 31, 1998..........................      171          246            18           435
                                                   ====         ====           ===          ====

FREEHOLD AND LEASEHOLD PROPERTY

    Net book value includes: freehold of L113m (1998: L133m), short leases of L41m (1998: L38m).

DEPRECIATION

    Fixed assets are depreciated over their estimated economic lives in equal annual amounts. Generally, freeholds are depreciated at 1% to 5% per annum, leaseholds at 2% per annum, or over the period of the lease if shorter, and plant and equipment at various rates between 5% and 33% per annum. Land, amounting to L32m (1998: L40m), is not depreciated.

CAPITAL COMMITMENTS

    The Group had capital commitments for fixed assets, including finance leases, already under contract amounting to L20m at December 31, 1999 (1998:
L45m).

                                  PEARSON PLC

12 TANGIBLE FIXED ASSETS (CONTINUED)
OTHER NOTES

    The net book value of Group tangible fixed assets includes L23m (1998: L20m) in respect of assets held under finance leases. Depreciation on these assets charged in 1999 was L2m (1998: L1m).

13 ASSOCIATES

                                                     1999                       1998
                                           ------------------------   ------------------------
                                           VALUATIONS   BOOK VALUE    VALUATIONS   BOOK VALUE
                                           ----------   -----------   ----------   -----------
                                               LM           LM            LM           LM
Partnership interests....................     410           149          200           111
Unlisted associates......................     426            18          189           (31)
Loans....................................      67            67           65            65
                                              ---           ---          ---           ---
                                              903           234          454           145
                                              ===           ===          ===           ===

------------------------------
Note:
Principal associates are listed on page F-90. The valuations of unlisted partnerships and other associates are at directors' valuations as at December 31, 1999. If realized at these values there would be an estimated liability for taxation, at year end rates, of L161m (1998: L68m). The Group had no capital commitments to subscribe for further capital and loan stock.

                                                         SHARE                                         TOTAL
                                                           OF                                           NET
                                              EQUITY     LOANS     RESERVES     TOTAL     GOODWILL     ASSETS
                                             --------   --------   ---------   --------   ---------   --------
                                                LM         LM         LM          LM         LM          LM
SUMMARY OF MOVEMENTS
At December 31, 1998.......................     77         65           3        145           -        145
Exchange differences.......................     (2)         -          (1)        (3)         (2)        (5)
Additions..................................     23          2           -         25          29         54
Retained profit for the year...............      -          -          41         41           -         41
Goodwill amortization......................      -          -           -          -          (1)        (1)
                                               ---        ---         ---        ---         ---        ---
AT DECEMBER 31, 1999.......................     98         67          43        208          26        234
                                               ===        ===         ===        ===         ===        ===

                                  PEARSON PLC

13 ASSOCIATES (CONTINUED)

                                                                     SHARE
                                                                       OF
                                                          EQUITY     LOANS     RESERVES     TOTAL
                                                         --------   --------   ---------   --------
                                                            LM         LM         LM          LM
SUMMARY OF MOVEMENTS
At December 31, 1997...................................     87        107           4        198
Exchange differences...................................     (2)         -           -         (2)
Additions..............................................      2         11           -         13
Goodwill written back..................................     16          -           1         17
Owned by subsidiary undertakings disposed..............      -         (6)          -         (6)
Disposals..............................................    (26)       (47)         22        (51)
Retained loss for the year.............................      -          -         (24)       (24)
                                                           ---        ---         ---        ---
AT DECEMBER 31, 1998...................................     77         65           3        145
                                                           ===        ===         ===        ===

------------------------------
Note:
During 1998 the Group sold its 40.5% share in Port Aventura SA for L56m giving rise to a profit on sale of L28m before tax estimated at L6m. This includes compensation of L18m from Port Aventura SA for the cancellation of the management agreement. During 1998 the Group also sold its 20% share in the Canadian Financial Post for L13m giving rise to a profit on sale of L8m before tax estimated at L4m.

                                           1999                     1998                     1997
                                  ----------------------   ----------------------   ----------------------
                                  OPERATING    TOTAL NET   OPERATING    TOTAL NET   OPERATING    TOTAL NET
                                    PROFIT      ASSETS       PROFIT      ASSETS       PROFIT      ASSETS
                                  ----------   ---------   ----------   ---------   ----------   ---------
                                      LM          LM           LM          LM           LM          LM
ANALYSIS OF PARTNERSHIPS AND
  OTHER ASSOCIATES
BUSINESS SECTORS
FT Group........................      14           63          15            6          16           (3)
Pearson Education...............       6            7           4            5           3            5
The Penguin Group...............       -            -           -            -           1            1
Pearson Television..............       3           15          (8)          23         (20)          49
                                      --          ---          --          ---         ---          ---
Continuing operations...........      23           85          11           34           -           52
Discontinued operations.........      48          149          40          111          47          146
                                      --          ---          --          ---         ---          ---
                                      71          234          51          145          47          198
                                      ==          ===          ==          ===         ===          ===
GEOGRAPHICAL MARKETS SUPPLIED
  AND LOCATION OF NET ASSETS
United Kingdom..................       -            2          (3)          18         (16)          40
Continental Europe..............      10           56           6            7           5            6
North America...................       8           14           5            1           6           (1)
Rest of World...................       5           13           3            8           5            7
                                      --          ---          --          ---         ---          ---
Continuing operations...........      23           85          11           34           -           52
Discontinued operations.........      48          149          40          111          47          146
                                      --          ---          --          ---         ---          ---
                                      71          234          51          145          47          198
                                      ==          ===          ==          ===         ===          ===

                                  PEARSON PLC

13 ASSOCIATES (CONTINUED)

                                                                1999       1998
                                                              --------   --------
                                                                 LM         LM
RECONCILIATION TO RETAINED PROFIT/(LOSS)
Operating profit of partnerships and other associates.......     71          51
Net interest payable of other associates....................     (2)         (3)
Profit on sale of business by an associate..................      1          11
UK taxation.................................................     (9)         (8)
Overseas taxation...........................................     (6)         (5)
Distributions receivable in respect of the year from
  partnership interests.....................................     (2)        (59)
Dividends (including tax credits) from unlisted
  associates................................................    (12)        (11)
                                                                ---        ----
RETAINED PROFIT/(LOSS) FOR THE YEAR.........................     41         (24)
                                                                ===        ====

    The aggregate of Pearson's share in its associates, excluding the interest in Lazard Partners Limited Partnership and the three Lazard Houses, is shown below.

                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                 LM         LM         LM
Sales.......................................................     299        239        225

Fixed assets................................................      98         57        130
Current assets..............................................     165        126        126
Liabilities due within one year.............................    (105)       (88)      (101)
Liabilities due after one year or more......................     (73)       (61)       (80)
                                                               -----      -----      -----
NET ASSETS..................................................      85         34         75
                                                               =====      =====      =====

    Pearson's interest in Lazard Partners Limited Partnership and the three Lazard Houses for the year ended December 31, 1999 is shown below. On March 3, 2000, Pearson sold its interests in Lazards Partners Limited Partnership and the three Lazard Houses (see note 31).

                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                 LM         LM         LM
Profit before tax...........................................       48         53         43
Taxation....................................................       (7)        (7)        (6)
Profit after taxation.......................................       41         46         37
Fixed assets................................................       26         28         48
Current assets..............................................    3,399      5,151      3,925
Liabilities due within one year.............................   (2,819)    (4,829)    (3,753)
Liabilities due after one year or more......................     (457)      (239)       (97)
                                                               ======     ======     ======

------------------------------
Note:
Pearson's indirect general partnership interest in Lazard Freres et Cie and Maison Lazard et Cie held directly and indirectly through Lazard Partners Limited Partnership was an unlimited liability interest. Pearson held these partnership interests through a subsidiary undertaking registered in England, with no other material assets. The aggregate liabilities of these partnerships included above are L511m (1998: L851m; 1997: L930m). Pearson also held direct interests in Lazard Freres & Co., a New York Limited Liability Company.

                                  PEARSON PLC

13 ASSOCIATES (CONTINUED)

                                                   COUNTRY OF      BENEFICIAL       CLASS
                                                  INCORPORATION     INTEREST         OF         SHARE CAPITAL
                                                 OR REGISTRATION       %            SHARE         MILLIONS
                                                 ---------------   ----------   -------------   -------------
INTEREST IN THE LAZARD HOUSES
Lazard Partners Limited Partnership............  US                   50.0                       Partnership
(which, with direct interest in the US and
  French partnerships gives the following
  interest in the Lazard Houses):
Lazard Brothers & Co. Ltd......................  England              29.1      Ord L1                  25.3
Lazard Brothers & Co. Ltd......................  England              80.0      Def L1                   5.0
Lazard Brothers & Co. Ltd......................  England              50.0      SFr 1                    0.4
Lazard Freres & Co. "LLC"......................  US                   11.5                              LLC*
Lazard Freres et Cie/Maison Lazard et Cie......  France                9.2                       Partnership

------------------------------
*Limited Liability Company

Note:
The beneficial percentages held for the investment banking partnership interest are interests in partnership profits.

14 OTHER FIXED ASSET INVESTMENTS

                                                      1999                      1998
                                             -----------------------   -----------------------
                                             VALUATION   BOOK VALUE    VALUATION   BOOK VALUE
                                             ---------   -----------   ---------   -----------
                                                LM           LM           LM           LM
Listed.....................................      51          16             2            1
Unlisted...................................      83          83           331          167
                                                ---          --           ---          ---
                                                134          99           333          168
                                                ===          ==           ===          ===

------------------------------
Note:
During the year the Group sold its interest in BSB Holdings Ltd for L408m which, together with the disposal of an indirect interest in BSkyB for L30m, gave rise to a profit on sale of L348m before tax estimated at L91m. If all investments were realized at valuation there would be an estimated liability for taxation, at year end rates, of L10m (1998: L49m).

                                  PEARSON PLC

14 OTHER FIXED ASSET INVESTMENTS (CONTINUED)

                                                                BSBH      OTHER      TOTAL
                                                              --------   --------   --------
                                                                 LM         LM         LM
SUMMARY OF MOVEMENTS
At December 31, 1998........................................     90         78        168
Exchange differences........................................      -         (8)        (8)
Additions...................................................      -         24         24
Transfers...................................................      -          2          2
Disposals...................................................    (90)         -        (90)
Release of provisions for permanent diminution in value.....      -          3          3
                                                                ---        ---        ---
BOOK VALUE AT DECEMBER 31, 1999.............................      -         99         99
                                                                ===        ===        ===
VALUATION AT DECEMBER 31, 1999..............................      -        134        134
                                                                ===        ===        ===

------------------------
Note:
The Pearson Employee Share Trust and Pearson plc Employee Share Ownership Trust hold 953,057 (1998: 386,977) Pearson plc ordinary shares with a market value of L19m at December 31, 1999 (1998: L5m) inclusive of accumulated scrip dividend shares. Amounts included within other fixed asset investments for own shares are L10m. In 1998, L2m was included in debtors.

                                                                BSBH      OTHER      TOTAL
                                                              --------   --------   --------
                                                                 LM         LM         LM
SUMMARY OF MOVEMENTS
At December 31, 1997........................................     90         50        140
Exchange differences........................................      -          5          5
Additions...................................................      -         53         53
Owned by businesses disposed................................      -         (5)        (5)
Disposals...................................................      -        (27)       (27)
Release of provisions for permanent diminution in value.....      -          2          2
                                                                ---        ---        ---
BOOK VALUE AT DECEMBER 31, 1998.............................     90         78        168
                                                                ===        ===        ===
VALUATION AT DECEMBER 31, 1998..............................    255         78        333
                                                                ===        ===        ===

15 STOCKS

                                                                1999       1998
                                                              --------   --------
                                                                 LM         LM
Raw materials...............................................     35         32
Work in progress............................................    159        126
Finished goods..............................................    497        456
                                                                ---        ---
                                                                691        614
                                                                ===        ===

------------------------
Note:
The replacement cost of stocks is not materially different from book value.

                                  PEARSON PLC

16 DEBTORS

                                                                1999       1998
                                                              --------   --------
                                                                 LM         LM
AMOUNTS FALLING DUE WITHIN ONE YEAR
Trade debtors...............................................     807        763
Associates..................................................      10         39
Other debtors...............................................     219        198
Prepayments and accrued income..............................      82        105
                                                               -----      -----
                                                               1,118      1,105
                                                               =====      =====
AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR
Other debtors...............................................       8         14
Prepayments and accrued income..............................       6          8
                                                               -----      -----
                                                                  14         22
                                                               -----      -----
                                                               1,132      1,127
                                                               =====      =====

17 CURRENT ASSET INVESTMENTS

                                                      1999                      1998
                                             -----------------------   -----------------------
                                             VALUATION   BOOK VALUE    VALUATION   BOOK VALUE
                                             ---------   -----------   ---------   -----------
                                                LM           LM           LM           LM
Unlisted...................................       4               4         5            5
Businesses held for resale.................       -               -       148          148
                                             ---------    ---------       ---          ---
                                                  4               4       153          153
                                             =========    =========       ===          ===

------------------------
Note:
Investments are at directors' valuations. If all investments were realized at valuation there would be no liability for taxation.

                                                                1999       1998
                                                              --------   --------
                                                                 LM         LM
SUMMARY OF MOVEMENTS
At December 31..............................................     153         8
Exchange differences........................................       5         -
Owned by businesses acquired (see note 25)..................      27       151
Disposals...................................................    (181)       (6)
                                                                ----       ---
AT DECEMBER 31..............................................      (4)      153
                                                                ====       ===

                                  PEARSON PLC

18 CASH AT BANK AND IN HAND

                                                              1999                    1998
                                                      ---------------------   ---------------------
                                                       GROUP      COMPANY      GROUP      COMPANY
                                                      --------   ----------   --------   ----------
                                                         LM          LM          LM          LM
Cash, bank current accounts and overnight
  deposits..........................................    288              -      305              -
Certificates of deposit and commercial paper........     22              -       20              -
Term bank deposits..................................     18              7       20              6
                                                        ---      ---------      ---      ---------
                                                        328              7      345              6
                                                        ===      =========      ===      =========

19 FINANCIAL INSTRUMENTS

TREASURY POLICY

    The Group holds financial instruments for two principal purposes: to finance its operations and to manage the interest rate and currency risks arising from its operations and its sources of finance. The Group finances its operations by a mixture of cash flows from operations, short-term borrowings from banks and commercial paper markets, and longer term loans from banks and capital markets. The Group borrows principally in US dollars, euros and sterling, at both floating and fixed rates of interest, using derivatives, where appropriate, to generate the desired effective currency profile and interest rate basis. The derivatives used for this purpose are principally interest rate swaps, interest rate caps and collars, currency swaps and forward foreign exchange contracts.

    The main risks arising from the Group's financial instruments are interest rate risk, liquidity and refinancing risk, counterparty risk and foreign currency risk. These risks are managed by the Group finance director under policies approved by the board which are summarized below. These policies have remained unchanged, except as disclosed, since the beginning of 1999. A treasury committee of the board receives reports on the Group's treasury activities, policies and procedures, which are reviewed periodically by a Group of external professional advisers. The treasury department is not a profit center, and its activities are subject to audit.

INTEREST RATE RISK

    The Group's exposure to interest rate fluctuations on its borrowings is managed by borrowing on a fixed rate basis and by entering into interest rate swaps, interest rate caps and forward rate agreements. In September 1998 the Group amended its policy objective to set a target proportion of its forecast borrowings (taken at the year end, net of cash) to be hedged (i.e. fixed or capped) over the next five years of 50% to 65% for the first two years, and 40% to 60% for the next three years. At the end of 1999 that ratio was 58%. On a pro forma basis, taking into account the disposal of the Group's interests in the Lazard houses, that ratio was 74%. In view of this change to the debt portfolio, the Group will manage this position in order to return to within the designated policy. On that pro forma basis, a 1% change in the Group's variable rate US dollar, euro and sterling interest rates would have a L4m effect on its profit before tax.

LIQUIDITY AND REFINANCING RISK

    The Group's objective is to procure continuity of funding at a reasonable cost. To do this it seeks to arrange committed funding for a variety of maturities from a diversity of sources. It has a

                                  PEARSON PLC

19 FINANCIAL INSTRUMENTS (CONTINUED)
policy that the weighted average maturity of its core gross borrowings (treating short-term advances as having the final maturity of the facilities available to refinance them) should be between three and eight years, and that non-bank sources should provide between 25% and 75% of such core gross borrowings.

    Between July and November 1999 the Group issued [EURO]550m of bonds due 2004 and L250m of bonds due 2014. As a result, at the end of 1999 the average maturity of gross borrowings was 5.1 years and non-banks provided 46% of them (up from 4.4 years and 18% respectively at the beginning of the year). In addition, in February 2000 the Group issued [EURO]650m of bonds due 2007. Taking these as well as the Lazards disposal into account, on a pro forma basis the average maturity was 5.8 years and the proportion provided by non-banks was 79%. These pro forma adjustments to core gross borrowings result in the Group exceeding its target range for finance provided by non-banks. Again we will manage this position in order to return to within the designated policy. The proceeds of each bond issue were used to repay part of the Group's syndicated bank facility.

    The Group believes that ready access to different funding markets also helps to reduce its liquidity risk, and that published credit ratings and published financial policies improve such access. The Group manages the amount of its net debt and the level of its net interest cover, principally by the use of a target range for net interest cover. All of the Group's credit ratings remained unchanged during the year. The long-term ratings are Baa1 from Moody's and BBB+ from Standard & Poor's, and the short-term ratings are P2 and A2 respectively. The Group continues to operate on the basis that the board will take such action as necessary to support and protect its current credit ratings. The Group also maintains undrawn committed borrowing facilities. At the end of 1999 these amounted to L517m and their weighted average maturity was 2.5 years.

COUNTERPARTY RISK

    The Group's risk of loss on deposits or derivative contracts with individual banks is managed in part through the use of counterparty limits. These limits, which take published credit limits (among other things) into account, are approved by the Group finance director. In addition, since the year end, for certain longer dated higher value derivative contracts the Group has entered into mark to market agreements whose effect is to reduce significantly the counterparty risk of the relevant transactions.

CURRENCY RISK

    Although the Group is based in the UK, it has a significant investment in overseas operations. The most significant currency for the Group is the US dollar, followed by the euro and Sterling.

    The Group's policy during the year on routine transactional conversions between currencies (for example, the collection of receivable, and the settlement of payables or interest) remained that these should be effected at the relevant spot exchange rate. As in previous years, no unremitted profits were hedged with foreign exchange contracts.

    The Group decided in 1998 to align approximately the currency composition of its core borrowings in US dollars, euros and sterling with the split between those currencies of its forecast operating profit. This policy aims to dampen the impact of changes in foreign exchange rates on

                                  PEARSON PLC

19 FINANCIAL INSTRUMENTS (CONTINUED)
consolidated interest cover and earnings. Long-term core borrowing is now limited to these three major currencies. However, the Group still borrows small amounts in other currencies, typically for seasonal working capital needs.

    At the year end the split of aggregate net borrowings in its three core currencies was US dollar 80%, euro 9% and Sterling 11%. On a pro forma basis, taking into account the Lazards disposal and the [EURO]650m bond issue, the respective percentages were US dollar 76%, euro 15% and Sterling 9%.

    Short-term debtors and creditors have been excluded from all the following disclosures, other than currency risk disclosures.

                                                              1999                    1998
                                                      ---------------------   ---------------------
                                                       GROUP      COMPANY      GROUP      COMPANY
                                                      --------   ----------   --------   ----------
                                                         LM          LM          LM          LM
MATURITY OF BORROWINGS
SHORT-TERM
Bank loans, overdrafts and commercial paper.........      47         130          72         172
                                                       -----       -----       -----       -----
Total due within one year...........................      47         130          72         172

MEDIUM AND LONG TERM
Loans or installments thereof repayable:
From one to two years...............................     155         155         151         151
From two to five years..............................   1,617         906       2,036       1,935
After five years not by installments................     504         351         365         100
                                                       -----       -----       -----       -----
Total due after more than one year..................   2,276       1,412       2,552       2,186
                                                       -----       -----       -----       -----
TOTAL BORROWINGS....................................   2,323       1,542       2,624       2,358
                                                       =====       =====       =====       =====

------------------------------
Note:
In the absence of enforceable contracts from the relevant lenders to refinance current advances as they fall due, at December 31, 1999 L547m (1998: L755m) of debt currently classified from two to five years would be repayable within one year. The short-term bank loans, overdrafts and commercial paper of the Group are lower than those of the Company because of bank offset arrangements.

                                  PEARSON PLC

19 FINANCIAL INSTRUMENTS (CONTINUED)

                                                       1999                                 1998
                                        ----------------------------------   ----------------------------------
                                                      GROUP                                 GROUP
                                         GROUP        OTHER                    GROUP        OTHER
                                        FINANCE     FINANCIAL      GROUP      FINANCE     FINANCIAL     GROUP
                                         LEASES    LIABILITIES     TOTAL      LEASES     LIABILITIES    TOTAL
                                        --------   -----------   ---------   ---------   -----------   --------
                                           LM          LM           LM          LM           LM           LM
MATURITY OF OTHER FINANCIAL
  LIABILITIES
Amounts falling due:
In one year or less or on demand......      5            -            5           9            -           9
In more than one year but not more
  than two years......................      7           11           18           5           32          37
In more than two years but not more
  than five years.....................      3            4            7           4            3           7
In more than five years...............      -            1            1           1            -           1
                                          ---          ---          ---         ---          ---         ---
                                           15           16           31          19           35          54
                                          ===          ===          ===         ===          ===         ===

                                                              1999                    1998
                                                      ---------------------   ---------------------
                                                       GROUP      COMPANY      GROUP      COMPANY
                                                      --------   ----------   --------   ----------
                                                         LM          LM          LM          LM
BORROWING BY INSTRUMENT
UNSECURED
10.75% Sterling Bonds 2002..........................     100           -         100           -
9.5% Sterling Bonds 2004............................     120           -         117           -
4.625% euro Bonds 2004..............................     345         345           -           -
10.5% Sterling Bonds 2008...........................     100         100         100         100
7% Sterling Bonds 2014..............................     251         251           -           -
7.125% US Dollar Notes 2006.........................     153           -         148           -
Bank loans and overdrafts and commercial paper......   1,254         846       2,159       2,258
                                                       -----       -----       -----       -----
TOTAL BORROWINGS....................................   2,323       1,542       2,624       2,358
                                                       =====       =====       =====       =====

                                                                1999       1998
                                                              --------   --------
                                                                 LM         LM
UNDRAWN COMMITTED BORROWING FACILITIES
Expiring within one year....................................      -          -
Expiring between one and two years..........................    155          3
Expiring in more than two years.............................    362        832
                                                                ---        ---
                                                                517        835
                                                                ===        ===

------------------------
Note:
All of the above committed borrowing facilities incur commitment fees at market rates.

                                  PEARSON PLC

19 FINANCIAL INSTRUMENTS (CONTINUED)

                                                               1999
                                   ------------------------------------------------------------
                                                                                     WEIGHTED
                                                                                      AVERAGE
                                                                        WEIGHTED    PERIOD FOR
                                                  TOTAL       TOTAL      AVERAGE    WHICH RATE
                                                 VARIABLE     FIXED     INTEREST     IS FIXED-
                                   BORROWINGS      RATE       RATE        RATE         YEARS
                                   -----------   --------   ---------   ---------   -----------
                                       LM           LM         LM           %
CURRENCY AND INTEREST RATE RISK
  PROFILE OF BORROWINGS
US dollar........................     1,795         790       1,005        6.1          4.6
Sterling.........................       280         130         150        8.5          5.0
euro.............................       248         248           -          -            -
                                      -----       -----       -----        ---          ---
                                      2,323       1,168       1,155
                                      =====       =====       =====        ===          ===

                                                               1998
                                   ------------------------------------------------------------
                                                                                     WEIGHTED
                                                                                      AVERAGE
                                                                        WEIGHTED    PERIOD FOR
                                                  TOTAL       TOTAL      AVERAGE    WHICH RATE
                                                 VARIABLE     FIXED     INTEREST     IS FIXED-
                                   BORROWINGS      RATE       RATE        RATE         YEARS
                                   -----------   --------   ---------   ---------   -----------
                                       LM           LM         LM           %
CURRENCY AND INTEREST RATE RISK
  PROFILE OF BORROWINGS
US dollar........................     1,964       1,365         599        6.0          4.6
Sterling.........................       492         372         120        9.4          6.3
Spanish peseta...................        95          95           -          -            -
French franc.....................        62          62           -          -            -
Other currencies.................        11          11           -          -            -
                                      -----       -----       -----        ---          ---
                                      2,624       1,905         719
                                      =====       =====       =====        ===          ===

------------------------
Note:
The figures shown in the tables above take into account interest rate and currency swaps entered into by the Group. Variable rate borrowings bear interest at rates based on relevant national LIBOR equivalents.

                                  PEARSON PLC

19 FINANCIAL INSTRUMENTS (CONTINUED)

                                                                            1999
                                                           --------------------------------------
                                                              OTHER                      TOTAL
                                                            FINANCIAL      TOTAL      NO INTEREST
                                                           LIABILITIES   FIXED RATE      PAID
                                                           -----------   ----------   -----------
                                                               LM            LM           LM
CURRENCY AND INTEREST RATE RISK PROFILE OF OTHER
  FINANCIAL LIABILITIES
US dollar................................................       21           14            7
Sterling.................................................        9            -            9
Other currencies.........................................        1            1            -
                                                                --           --           --
                                                                31           15           16
                                                                ==           ==           ==

                                                                         1998
                                                    ----------------------------------------------
                                                                                           TOTAL
                                                       OTHER       TOTAL                     NO
                                                     FINANCIAL    VARIABLE     TOTAL      INTEREST
                                                    LIABILITIES     RATE     FIXED RATE     PAID
                                                    -----------   --------   ----------   --------
                                                        LM           LM          LM          LM
CURRENCY AND INTEREST RATE RISK PROFILE OF OTHER
  FINANCIAL LIABILITIES
US dollar.........................................       45           -          19          26
Sterling..........................................        5           -           -           5
Spanish peseta....................................        2           2           -           -
Other currencies..................................        2           -           -           2
                                                         --         ---          --          --
                                                         54           2          19          33
                                                         ==         ===          ==          ==

------------------------
Note:
Variable rate financial liabilities bear interest at rates based on relevant national LIBOR equivalents.

                                                                           1999
                                                   -----------------------------------------------------
                                                         NET FOREIGN MONETARY ASSETS/(LIABILITIES)
                                                   US DOLLAR   STERLING     EURO      OTHER      TOTAL
                                                   ---------   --------   --------   --------   --------
                                                      LM          LM         LM         LM         LM
CURRENCY EXPOSURES
FUNCTIONAL CURRENCY OF ENTITY:
US dollar........................................       -         (4)         2          9          7
Sterling.........................................      21          -          6         14         41
Other currencies.................................       5         (3)         -          -          2
                                                      ---        ---        ---        ---        ---
                                                       26         (7)         8         23         50
                                                      ===        ===        ===        ===        ===

                                  PEARSON PLC

19 FINANCIAL INSTRUMENTS (CONTINUED)

                                                                     1998
                                       ----------------------------------------------------------------
                                                  NET FOREIGN MONETARY ASSETS/(LIABILITIES)
                                                               FRENCH    SPANISH
                                       US DOLLAR   STERLING    FRANCS     PESETA     OTHER      TOTAL
                                       ---------   --------   --------   --------   --------   --------
                                          LM          LM         LM         LM         LM         LM
CURRENCY EXPOSURES
FUNCTIONAL CURRENCY OF ENTITY:
US dollar............................        -       (133)        1          -         12        (120)
Sterling.............................       42          -         1          2         17          62
Spanish peseta.......................        -         (1)        -          -          -          (1)
Other currencies.....................       (8)        (8)        -          -          -         (16)
                                         -----      -----        --         --         --        ----
                                            34       (142)        2          2         29         (75)
                                         =====      =====        ==         ==         ==        ====

                                                                         1999
                                                     ---------------------------------------------
                                                      CASH AT      SHORT-       OTHER
                                                     BANK AND       TERM      FINANCIAL
                                                      IN HAND     DEPOSITS     ASSETS      TOTAL
                                                     ---------   ----------   ---------   --------
                                                        LM           LM          LM          LM
CURRENCY AND INTEREST RATE RISK PROFILE OF
  FINANCIAL ASSETS
US dollar..........................................     183           7            1        191
Sterling...........................................       5          17            2         24
euro...............................................      61          14            1         76
Other currencies...................................      39           2            -         41
                                                        ---          --       ---------     ---
                                                        288          40            4        332
                                                        ===          ==       =========     ===
Floating rate......................................     221           1            -        222
Fixed rate.........................................      48          35            -         83
No interest paid...................................      19           4            4         27
                                                        ---          --       ---------     ---
                                                        288          40            4        332
                                                        ===          ==       =========     ===

------------------------
Note:
Floating rate cash and deposits earn interest based on relevant national LIBID equivalents. Fixed rate cash and deposits earn interest at rates between 3% and 8.4%.

                                  PEARSON PLC

19 FINANCIAL INSTRUMENTS (CONTINUED)

                                                                         1998
                                                     ---------------------------------------------
                                                      CASH AT      SHORT-       OTHER
                                                     BANK AND       TERM      FINANCIAL
                                                      IN HAND     DEPOSITS     ASSETS      TOTAL
                                                     ---------   ----------   ---------   --------
                                                        LM           LM          LM          LM
CURRENCY AND INTEREST RATE RISK PROFILE OF
  FINANCIAL ASSETS
US dollar..........................................     123          10            2        135
Sterling...........................................      32          17            -         49
Spanish peseta.....................................      67           -            -         67
French franc.......................................      17           3            1         21
Other currencies...................................      66          10            1         77
                                                        ---          --       ---------     ---
                                                        305          40            4        349
                                                        ===          ==       =========     ===
Floating rate......................................     199           4            -        203
Fixed rate.........................................      89          36            -        125
No interest paid...................................      17           -            4         21
                                                        ---          --       ---------     ---
                                                        305          40            4        349
                                                        ===          ==       =========     ===

------------------------
Note:
Floating rate cash and deposits earn interest based on relevant national LIBID equivalents. Fixed rate cash and deposits earn interest at rates between 3% and 7.5%.

                                  PEARSON PLC

19 FINANCIAL INSTRUMENTS (CONTINUED)

                                                      1999                       1998
                                            ------------------------   ------------------------
                                            BOOK VALUE    FAIR VALUE   BOOK VALUE    FAIR VALUE
                                            -----------   ----------   -----------   ----------
                                                LM            LM           LM            LM
PRIMARY FINANCIAL INSTRUMENTS HELD OR
  ISSUED TO FINANCE THE GROUP'S OPERATIONS
Other financial assets....................         4             4            4             4
Other financial liabilities...............       (31)          (31)         (54)          (54)
Cash at bank and in hand..................       288           288          305           305
Short-term deposits.......................        40            40           40            40
Short-term borrowings.....................       (47)          (47)         (72)          (72)
Medium and long term borrowings...........    (2,276)       (2,307)      (2,552)       (2,635)
                                              ------        ------       ------        ------
DERIVATIVE FINANCIAL INSTRUMENTS HELD TO
  MANAGE THE INTEREST RATE AND CURRENCY
  PROFILE
Interest rate swaps.......................         -            23            -           (15)
Currency swaps............................         -            10            -            24
Foreign exchange swaps....................         -             1            -             -
                                              ======        ======       ======        ======

------------------------
Note:
Other financial assets, other financial liabilities, cash at bank and in hand, short-term deposits and short term borrowings: the fair value approximates to the carrying value due to the short maturity periods of these financial instruments. Medium and long term borrowings: the fair value is based on market values or, where these are not available, on the quoted market prices of comparable debt issued by other companies. Interest rate swaps: the fair value of interest rate swaps is based on market values. At December 31, 1999 the notional principal value of these swaps was L1,818m (1998: L368m). Currency swaps: the fair value of these contracts is based on market values. At
December 31, 1999 the Group had L473m (1998: L117m) of such contracts outstanding.

                                  PEARSON PLC

19 FINANCIAL INSTRUMENTS (CONTINUED)

                                                                UNRECOGNIZED
                                                       -------------------------------
                                                                             TOTAL NET
                                                                              GAINS/     DEFERRED
                                                        GAINS      LOSSES    (LOSSES)      GAINS
                                                       --------   --------   ---------   ---------
                                                          LM         LM         LM          LM
GAINS AND LOSSES ON HEDGES AT DECEMBER 31, 1998......      50       (41)          9              7
Gains and losses arising in previous years that were
  recognized in 1999.................................      (2)        -          (2)            (3)
                                                         ----       ---         ---      ---------
GAINS AND LOSSES ARISING BEFORE DECEMBER 31, 1998
  THAT WERE NOT RECOGNIZED IN 1999...................      48       (41)          7              4
Gains and losses arising in 1999 that were not
  recognized in 1999.................................       3        24          27              -
                                                         ----       ---         ---      ---------
UNRECOGNIZED GAINS AND LOSSES ON HEDGES AT DECEMBER
  31, 1999...........................................      51       (17)         34              4
                                                         ----       ---         ---      ---------
Of which: Gains & losses expected to be recognized in
  2000...............................................       2        (1)          1              3
Gains & losses expected to be recognized in 2001 or
  later..............................................      49       (16)         33              1
                                                         ====       ===         ===      =========

                                  PEARSON PLC

20 OTHER CREDITORS

                                                                1999       1998
                                                              --------   --------
                                                                 LM         LM
AMOUNTS FALLING DUE WITHIN ONE YEAR
Trade creditors.............................................     473        371
Taxation....................................................     294        299
Social security and other taxes.............................      28         33
Other creditors.............................................      74        101
Accruals and deferred income................................     482        388
Obligations under finance leases............................       5          9
Dividends...................................................      85         81
                                                               -----      -----
                                                               1,441      1,282
                                                               =====      =====
AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR
Trade creditors.............................................       2         21
Other creditors.............................................      10          7
Accruals and deferred income................................      10         16
Obligations under finance leases............................      10         10
                                                               -----      -----
                                                                  32         54
                                                               =====      =====

------------------------
Note:
Accruals and deferred income includes L4m (1998: L7m) relating to the unamortized profit arising out of the unwinding of a sterling interest rate swap in 1994. The swap was arranged in 1992 in connection with the issue of L100m 10.75% Sterling Bonds 2002. The profit is being amortized over the remaining life of the bonds. L1m (1998: L5m) is due after one year. None of the amount falls due after five years.

                                  PEARSON PLC

21 DEFERRED TAXATION

                                                                1999       1998
                                                              --------   --------
                                                                 LM         LM
SUMMARY OF MOVEMENTS
At December 31..............................................     20         37
Exchange differences........................................     (3)         1
Subsidiary undertakings acquired/(disposed).................     (2)       (14)
Net charge/(release) in the year............................      6         (3)
Transfer to current taxation................................      -         (1)
                                                                 --        ---
AT DECEMBER 31..............................................     21         20
                                                                 ==        ===

                                                                1999       1998
                                                              --------   --------
                                                                 LM         LM
DEFERRED TAXATION DERIVES FROM
Capital allowances..........................................      1          7
Taxation on unremitted overseas earnings....................     18         15
Other timing differences....................................      2         (2)
                                                                 --         --
                                                                 21         20
                                                                 ==         ==
DEFERRED TAXATION NOT PROVIDED
Relating to revalued assets and timing differences..........      4         (1)
Relating to gains subject to roll-over relief...............      1          2
                                                                 --         --
                                                                  5          1
                                                                 ==         ==

------------------------
Note:
The Group has calculated deferred tax not provided on rolled over gains in 1999 taking into account the indexation allowance which would be deductible on a disposal of the asset into which the gain was rolled. 1998 has been restated on this basis.

                                  PEARSON PLC

22 OTHER PROVISIONS FOR LIABILITIES AND CHARGES

                                                                             1999
                                                              ----------------------------------
                                                                 POST-
                                                               RETIREMENT     OTHER      TOTAL
                                                              ------------   --------   --------
                                                                   LM           LM         LM
At December 31, 1998........................................      100          153        253
Exchange differences........................................        2            3          5
Subsidiary undertakings acquired/disposed...................      (12)          (3)       (15)
Deferred consideration arising on acquisitions..............        -            4          4
Transfers...................................................        -            1          1
Released....................................................       (1)          (9)       (10)
Provided....................................................       27           24         51
Utilized....................................................      (21)         (62)       (83)
                                                                  ---          ---        ---
AT DECEMBER 31, 1999........................................       95          111        206
                                                                  ===          ===        ===

                                                                             1998
                                                              ----------------------------------
                                                                 POST-
                                                               RETIREMENT     OTHER      TOTAL
                                                              ------------   --------   --------
                                                                   LM           LM         LM
At December 31, 1997........................................       34          141        175
Exchange differences........................................        -           (1)        (1)
Subsidiary undertakings acquired/disposed...................       63           31         94
Deferred consideration arising on acquisitions..............        -            1          1
Transfers...................................................        -            7          7
Released....................................................       (1)          (1)        (2)
Provided....................................................       14           47         61
Utilised....................................................      (10)         (72)       (82)
                                                                  ---          ---        ---
AT DECEMBER 31, 1998........................................      100          153        253
                                                                  ===          ===        ===

--------------------------
Note:
Post-retirement provisions, based on actuarial assumptions, are in respect of pensions, L35m (1998: L30m) and post-retirement medical benefits, L60m (1998:
L70m). Other provisions are mainly in respect of:

a. Deferred consideration relating to the purchase of subsidiary and associated undertakings, L29m (1998: L34m). During the year L9m was utilized. Included within the year end balance is L10m which relates to the purchase of All American Communications in 1997, the utilization of which is dependent upon the performance of certain television shows over the next year.

b. Litigation, L12m (1998: L12m). During the year L6m has been utilized, L4m released, L3m provided in respect of the Simon & Schuster acquisition, and L6m provided in respect of warranty and legal claims, the amount and timings of the settlement of which is unknown.

c. Reorganization and redundancies, L27m (1998: L51m). During the year L3m has been released, L10m provided and L33m utilized mainly in respect of the integration of Simon & Schuster following its acquisition in 1998. The balance is expected to be utilized in the year ended December 31 2000 and is based on current reorganization plans.

d. Lease commitments, L27m (1998: L35m). These relate primarily to onerous lease contracts, acquired as part of the purchase of subsidiary undertakings, which have expiry dates up to 2010. The provision is based on current occupancy estimates and it has been assumed that the properties will not be sub-let. During the year L3m has been utilized, L4m charged and L2m removed through disposals.

e. Disposals and closures, L3m (1998: L6m). During the year L2m has been utilized in respect of a number of closures which are anticipated to be completed during the year ended December 31, 2000.

f. Other, L13m (1998: L15m). During the year the balance was reduced by L6m in respect of Simon & Schuster acquisition and L4m provided. The balance, which relates to a number of small items, is expected to be utilized over varying time periods.

                                  PEARSON PLC

23 SHARE CAPITAL

                                                                     1999
                                                              -------------------
                                                               NUMBER
                                                              --------   --------
                                                               ('000)       LM
AUTHORIZED
Ordinary shares of 25p each.................................  894,000      212
                                                              -------      ---
AT DECEMBER 31, 1999........................................  894,000      212
                                                              =======      ===
CALLED UP, ALLOTTED AND FULLY PAID
Ordinary shares of 25p at December 31, 1998.................  609,555      152
Issued under share option and employee share schemes........    3,115        1
                                                              -------      ---
AT DECEMBER 31, 1999........................................  612,670      153
                                                              =======      ===

                                                                     1998
                                                              -------------------
                                                               NUMBER
                                                              --------   --------
                                                               ('000)       LM
AUTHORIZED
Ordinary shares of 25p each.................................  846,000      212
                                                              -------      ---
AT DECEMBER 31, 1998........................................  846,000      212
                                                              =======      ===
CALLED UP, ALLOTTED AND FULLY PAID
Ordinary shares of 25p at December 31, 1997.................  576,772      144
Issued under share option and employee share schemes........    3,611        1
Issued under scrip dividend scheme..........................      292        -
Issued under placing........................................   28,880        7
                                                              -------      ---
AT DECEMBER 31, 1998........................................  609,555      152
                                                              =======      ===

------------------------
Note:
The ordinary shares referred to above, as defined in the memorandum and articles of association of the Company, are equivalent to equity shares as defined by FRS
4. The consideration received in respect of shares issued during the year was L18m (1998: L347m). Options granted under certain of the Company's employee share option schemes were adjusted following the demerger of Royal Doulton plc. In the case of those "Save for Share" and executive share options which were not adjustable, compensation is to take the form of additional Pearson shares distributed from an employee share trust when the options are exercised. If all these options are exercised the maximum amount of equity shares to be issued is estimated at 1,814 under the Save for Shares scheme and 15,073 under the executive schemes. Shares issued include Lnil (1998: L3m) under the scrip dividend plan.

                                  PEARSON PLC

23 SHARE CAPITAL (CONTINUED)

                                                            NUMBER OF         ORIGINAL
                                                   WHEN       SHARES        SUBSCRIPTION          EXERCISE
                                                 GRANTED      ('000)         PRICE (P)             PERIOD
                                                 --------   ----------   ------------------   ----------------
OPTIONS OUTSTANDING AT DECEMBER 31, 1999
Worldwide Save for Shares plans................     1992          39                    242          1997-2000
                                                    1994         100                    509          1999-2002
                                                    1995         429                    436          2000-2003
                                                    1996         335                    578          2001-2004
                                                    1997         422                    593          2000-2005
                                                    1998       1,225                    769          2000-2006
                                                    1999       1,416            1,022-1,086          2001-2007
                                                              ------
                                                               3,966
                                                              ======
Executive share option plans...................     1990         148                307-334          1993-2000
                                                    1991          59                364-377          1994-2001
                                                    1992         100                327-379          1995-2002
                                                    1993         125                    396          1996-2003
                                                    1994         265                    635          1997-2004
                                                    1995         438                    545          1998-2005
                                                    1996         999                654-682          1999-2006
                                                    1997       2,410                744-757          2000-2007
                                                    1998       2,971              948-1,090          2001-2008
                                                    1999       3,479            1,210-1,285          2002-2009
                                                              ------
                                                              10,994
                                                              ======

OPTIONS OUTSTANDING AT DECEMBER 31, 1998
Worldwide Save for Shares plans................     1991          64                    299          1996-1999
                                                    1992         268                    242          1997-2000
                                                    1994         478                    509          1999-2002
                                                    1995         583                    436          2000-2003
                                                    1996         455                    578          2001-2004
                                                    1997         601                    593          2000-2005
                                                    1998       1,674                    769          2000-2006
                                                              ------
                                                               4,123
                                                              ======
Executive share option plans...................     1989          10                    376          1992-1999
                                                    1990         231                307-334          1993-2000
                                                    1991          59                364-377          1994-2001
                                                    1992         275                327-379          1995-2002
                                                    1993         125                    396          1996-2003
                                                    1994         460                    635          1997-2004
                                                    1995         658                    545          1998-2005
                                                    1996       1,316                654-682          1999-2006
                                                    1997       2,605                744-757          2000-2007
                                                    1998       3,167              948-1,090          2001-2008
                                                  ------      ------     ------------------   ----------------
                                                               8,906
                                                              ======

--------------------------
Note:
The subscription prices have been rounded down to the nearest whole penny.

                                  PEARSON PLC

24 RESERVES

                                                                    1999
                                         -----------------------------------------------------------
                                           SHARE                                 PROFIT
                                          PREMIUM    REVALUATION      OTHER     AND LOSS
                                          ACCOUNT      RESERVE      RESERVES     ACCOUNT     TOTAL
                                         ---------   ------------   ---------   ---------   --------
                                            LM            LM           LM          LM          LM
SUMMARY OF MOVEMENTS
At December 31, 1998...................     498            1            1          396         896
Exchange differences...................       -           (1)          (1)          38          36
Premium on issue of 3m equity shares...      19            -            -           (2)         17
Goodwill written back (see note 26)....       -            -            -           63          63
Profit retained for the year...........       -            -            -          156         156
                                            ---           --           --          ---       -----
AT DECEMBER 31, 1999...................     517            -            -          651       1,168
                                            ===           ==           ==          ===       =====
ANALYZED AS:
Partnerships and other associates......       -            -            -           43          43
Group excluding partnerships and other
  associates...........................     517            -            -          608       1,125
                                            ===           ==           ==          ===       =====

                                                                    1998
                                        ------------------------------------------------------------
                                          SHARE                                  PROFIT
                                         PREMIUM    REVALUATION      OTHER      AND LOSS
                                         ACCOUNT      RESERVE      RESERVES     ACCOUNT      TOTAL
                                        ---------   ------------   ---------   ----------   --------
                                           LM            LM           LM           LM          LM
SUMMARY OF MOVEMENTS
At December 31, 1997..................     158               3            1       (154)         8
Exchange differences..................       -               -            -         (8)        (8)
Premium on issue of 33m equity
  shares..............................     340               -            -         (1)       339
Goodwill arising......................       -               -            -        (16)       (16)
Goodwill written back.................       -               -            -        262        262
Realization of revaluation reserve....       -              (2)           -          2          -
Profit retained for the year..........       -               -            -        311        311
                                           ---        --------     --------       ----        ---
AT DECEMBER 31, 1998..................     498               1            1        396        896
                                           ===        ========     ========       ====        ===
ANALYZED AS:
Partnerships and other associates.....       -               -            1          2          3
Group excluding partnerships and other
  associates..........................     498               1            -        394        893
                                           ===        ========     ========       ====        ===

------------------------
Note:
Cumulative goodwill relating to acquisitions made prior to 1998, which was deducted from reserves, amounts to L1,870m (1998: L1,912m). During the year L7m (1998: Lnil) of impaired goodwill was written off through the profit and loss account. During 1999 Pearson plc received L20m (1998: L17m) on the issue of shares in respect of the exercise of options awarded under various share option plans. Employees paid L18m (1998: L16m) to the Group for the issue of these shares and the balance of L2m (1998: L1m) comprised contributions to the qualifying employee share ownership trust (QUEST) from subsidiary undertakings.

                                  PEARSON PLC

25 ACQUISITIONS

    In November 1998 the Group acquired the education, reference and business & professional publishing divisions of Simon & Schuster Inc. All acquisitions have been consolidated applying acquisition accounting principles.

                                                            1999                  1998
                                                          --------   -------------------------------
                                                                      SIMON &
                                                           TOTAL     SCHUSTER     OTHER      TOTAL
                                                          --------   ---------   --------   --------
                                                             LM         LM          LM         LM
ACQUISITION ANALYSIS OF SUBSIDIARIES AND BUSINESSES
Tangible fixed assets...................................      (4)        126        17          143
Stocks..................................................      (2)        299         -          299
Debtors.................................................       9         306         5          311
Current asset investments...............................      27         151         -          151
Creditors...............................................     (20)       (236)      (22)        (258)
Provisions..............................................      10         (86)        -          (86)
Deferred taxation.......................................       1          (1)        2            1
Equity minority interests...............................      32           -         2            2
Net borrowing acquired..................................       -          (3)        1           (2)
                                                            ----      ------       ---       ------
Net assets acquired at fair value.......................      53         556         5          561
                                                            ----      ------       ---       ------
Fair value of consideration:
Cash....................................................    (267)     (2,865)      (53)      (2,918)
Deferred cash consideration.............................      (4)          -         1            1
Costs accrued...........................................      (2)         (3)       (1)          (4)
Net prior year adjustments..............................      33           -        (4)          (4)
                                                            ----      ------       ---       ------
Total consideration.....................................    (240)     (2,868)      (57)      (2,925)
                                                            ----      ------       ---       ------
GOODWILL ARISING........................................     187       2,312        52        2,364
                                                            ====      ======       ===       ======
Analyzed as:
Goodwill capitalized....................................     187       2,312        36        2,348
Goodwill written off to reserves........................       -           -        16           16
                                                            ----      ------       ---       ------
                                                             187       2,312        52        2,364
                                                            ====      ======       ===       ======

------------------------
Note:
Goodwill written off to reserves relates to acquisitions made before January 1, 1998. 1999 includes final fair value adjustments in respect of Simon & Schuster which was acquired in 1998 (see page F-47).

                                  PEARSON PLC

25 ACQUISITIONS (CONTINUED)

                                                               1999                  1998
                                                             --------   -------------------------------
                                                                         SIMON &
                                                              TOTAL     SCHUSTER     OTHER      TOTAL
                                                             --------   ---------   --------   --------
                                                                LM         LM          LM         LM
ACQUISITION GOODWILL AND FAIR VALUES
Acquisition cost...........................................    240        2,868        57       2,925
                                                               ---        -----       ---       -----
Book value of net assets acquired..........................     37          569        15         584
Simon & Schuster final fair value adjustments (see
  below)...................................................     22            -         -           -
Other fair value of adjustments............................     (6)         (13)      (10)        (23)
                                                               ---        -----       ---       -----
Fair value to the Group....................................     53          556         5         561
                                                               ---        -----       ---       -----
GOODWILL ARISING...........................................    187        2,312        52       2,364
                                                               ===        =====       ===       =====

                                           PROVISIONAL                                   FINAL
                                           FAIR VALUE                      OTHER      FAIR VALUE
                                          DEC 31, 1998    REVALUATIONS     ITEMS     DEC 31, 1999
                                          -------------   -------------   --------   -------------
                                               LM              LM            LM           LM
SIMON & SCHUSTER
Tangible fixed assets...................       126               (5)          -           121
Stocks..................................       299              (12) a        6           293
Debtors.................................       306              (12) b        9           303
Current asset investments...............       151                -          27           178
Creditors...............................      (236)               6 c        (7)         (237)
Provisions..............................       (86)              10 d         -           (76)
Deferred tax............................        (1)               -           -            (1)
Net borrowing...........................        (3)               -           -            (3)
                                              ----            -----          --          ----
NET ASSETS ACQUIRED.....................       556              (13)         35           578
                                              ====            =====          ==          ====

------------------------
Note:
Simon & Schuster was acquired at the end of 1998 and provisional fair value adjustments were made in the 1998 accounts. Final fair value adjustments have been made in 1999.

REVALUATIONS

a. In respect of obsolete product L6m of acquired finished goods and work in progress has been written off. Pre-publication expenditure has been reduced by L2m to its net realizable value.

b. Debtors have been reduced by L12m to bring them to their net realizable value. This is to increase the reserve for returns in view of actual returns experienced in 1999 in respect of pre-acquisition sales. Further provision has been made for debts acquired which could not be collected.

c. Certain excess accruals included in the acquisition balance sheet, no longer required, have been released.

                                  PEARSON PLC

25 ACQUISITIONS (CONTINUED)
d. Acquired pension and post-retirement medical benefit obligations have been reduced by L22m following actuarial valuations performed during the year. Further contractual pension liabilities of L6m have been accrued.

OTHER ITEMS

    Other items relate to the businesses of Simon & Schuster that Pearson held for resale. These businesses were included in current asset investments at the anticipated net proceeds from sale. During 1999 these businesses, except Prentice Hall Direct, were sold with net proceeds exceeding the original estimate. The net assets of Prentice Hall Direct have been reinstated in the balance sheet.

SIMON & SCHUSTER IMPAIRMENT REVIEW

    An initial impairment review has been carried out in 1999 in respect of Simon & Schuster, following its acquisition in November 1998, which compared the post-acquisition performance of the business with the pre-acquisition forecasts used to support the purchase price. This review indicated that the post-acquisition performance had met the pre-acquisition expectations. As such there has been no impairment of goodwill.

                                                                             1999
                                                              ----------------------------------
                                                                         NET ASSETS
                                                                COST      ACQUIRED     GOODWILL
                                                              --------   -----------   ---------
                                                                 LM          LM           LM
TOTAL GOODWILL ARISING ON ACQUISITIONS
Subsidiaries and businesses (see page F-46).................    240          53           187
Associates..................................................     54          25            29
                                                                ---          --           ---
                                                                294          78           216
                                                                ===          ==           ===

                                                                             1998
                                                              ----------------------------------
                                                                         NET ASSETS
                                                                COST      ACQUIRED     GOODWILL
                                                              --------   -----------   ---------
                                                                 LM          LM           LM
TOTAL GOODWILL ARISING ON ACQUISITIONS
Subsidiaries and businesses (see page F-46).................   2,925         561         2,364
Associates..................................................      13          13             -
                                                               -----         ---         -----
                                                               2,938         574         2,364
                                                               =====         ===         =====

                                  PEARSON PLC

25 ACQUISITIONS (CONTINUED)

                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                 LM         LM         LM
CASH FLOW FROM ACQUISITIONS
Cash-current year acquisitions (see page F-46)..............    267       2,918       252
Deferred payments for prior year acquisitions and other
  items.....................................................    (18)         18        17
                                                                ---       -----       ---
Net cash outflow............................................    249       2,936       269
                                                                ===       =====       ===

------------------------
Note:
Contributions to the cash flow from acquisitions in 1999 are as follows: net cash inflow from operating activities L1m (1998: L15m; 1997:L1m), returns on investments and servicing of finance Lnil (1998: L(1)m; 1997: L(1)m), taxation Lnil (1998: L(1)m; 1997: Lnil) and capital expenditure and financial investment Lnil (1998: L(7)m; 1997: Lnil).

26 DISPOSALS

                                                                1999       1998       1997
                                                              --------   --------   --------
                                                               TOTAL      TOTAL      TOTAL
                                                              --------   --------   --------
                                                                 LM         LM         LM
DISPOSAL ANALYSIS OF SUBSIDIARIES AND BUSINESSES
Intangible assets...........................................     (1)          -         -
Tangible fixed assets.......................................    (14)       (203)       (4)
Investments.................................................      -          (5)        -
Associates..................................................      -          (6)        -
Stocks......................................................     (4)        (16)      (12)
Debtors.....................................................    (20)        (66)      (14)
Creditors and taxation......................................     22          84         3
Provisions..................................................      5          (8)       (3)
Deferred taxation...........................................      1          13        (1)
Equity minority interest....................................      -         (30)        1
Net cash....................................................     (3)        (11)       (1)
                                                                ---        ----       ---
Net assets disposed of......................................    (14)       (248)      (31)
                                                                ---        ----       ---
Proceeds received...........................................     57         762        62
Deferred consideration......................................      -           2         3
Costs.......................................................    (19)        (42)       (4)
Net prior year adjustments..................................     (5)          -        (1)
                                                                ---        ----       ---
Profit on sale..............................................     19         474        29
                                                                ---        ----       ---
Goodwill written back.......................................    (63)       (245)       (9)
                                                                ---        ----       ---
NET (LOSS)/PROFIT ON SALE...................................    (44)        229        20
                                                                ===        ====       ===

------------------------
Note:
During 1999 the Group sold its Extel research products business for L19m giving rise to a loss of L19m.

During 1998 the Group sold Mindscape Inc. for L91m giving rise to a profit of L59m, Pearson New Entertainment business for L125m with a profit of L121m and The Tussauds Group for L352m generating a profit of L171m.

During 1997 the Group sold Churchill Livingstone for L57m with a profit of L30m.

                                  PEARSON PLC

26 DISPOSALS (CONTINUED)

                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                 LM         LM         LM
TOTAL GOODWILL WRITTEN BACK ON DISPOSAL
On disposal of subsidiaries.................................     63        245        221
On disposal of associates...................................      -         16         11
On disposal by associates...................................      -          1          1
                                                                 --        ---        ---
                                                                 63        262        233
                                                                 ==        ===        ===
CASH FLOW FROM DISPOSALS
Cash-current year disposals (see page F-50).................     57        762         62
Costs paid..................................................     (9)       (38)        (3)
Deferred receipts and payments from prior year disposals and
  other amounts.............................................     (4)        (6)        (5)
                                                                 --        ---        ---
NET CASH INFLOW.............................................     44        718         54
                                                                 ==        ===        ===

------------------------
Note:
Contributions to the cash flow from disposals in 1999 are as follows: net cash inflow from operating activities L4m (1998: L45m; 1997: L1m), returns on investment and servicing of finance Lnil (1998: L(3)m; 1997: L(1)m), taxation Lnil (1998: L(11)m; 1997: Lnil) and capital expenditure and financial investment Lnil (1998: L(14)m; 1997: Lnil).

                                  PEARSON PLC

27 NOTES TO CONSOLIDATED STATEMENT OF CASH FLOWS

                                              1999                             1998                             1997
                                 ------------------------------   ------------------------------   ------------------------------
                                   CON-     DISCON-                 CON-     DISCON-                 CON-     DISCON-
                                 TINUING     TINUED     TOTAL     TINUING     TINUED     TOTAL     TINUING     TINUED     TOTAL
                                 --------   --------   --------   --------   --------   --------   --------   --------   --------
                                    LM         LM         LM         LM         LM         LM         LM         LM         LM
A) RECONCILIATION OF OPERATING
  PROFIT TO NET CASH INFLOW
  FROM OPERATING ACTIVITIES
Operating profit--total........     270        48         318        187        63         250        252        76         328
Share of profit of partnerships
  and other associates.........     (23)      (48)        (71)       (11)      (40)        (51)         -       (47)        (47)
Depreciation charges...........      82         -          82         54        12          66         49        16          65
Goodwill amortization..........     130         -         130         12         -          12          -         -           -
(Increase)/decrease in
  stocks.......................     (57)        -         (57)        43         1          44          7        (2)          5
(Increase) in debtors..........     (71)        -         (71)       (67)        5         (62)      (131)       (8)       (139)
Increase/(decrease) in
  creditors....................     127         -         127        113         -         113         (8)        4          (4)
(Decrease)/increase in
  operating provisions.........     (33)        -         (33)         2         -           2         (3)       (1)         (4)
Other and non-cash items.......       8         -           8         28         -          28         (1)        1           -
                                   ----       ---        ----       ----       ---        ----       ----       ---        ----
NET CASH INFLOW FROM OPERATING
  ACTIVITIES*..................     433         -         433        361        41         402        165        39         204
                                   ====       ===        ====       ====       ===        ====       ====       ===        ====
Purchase of fixed assets and
  finance leases...............    (113)        -        (113)      (113)      (13)       (126)       (93)      (18)       (111)
Sale of operating tangible
  fixed assets.................      24         -          24         12         1          13         14         -          14
Dividends from partnerships and
  other associates.............      12        32          44         12        41          53         13        27          40
Other..........................       8         -           8         25         2          27         10         2          12
                                   ----       ---        ----       ----       ---        ----       ----       ---        ----
OPERATING CASH FLOW............     364        32         396        297        72         369        109        50         159
                                   ====       ===        ====       ====       ===        ====       ====       ===        ====

------------------------
*Net cash inflow from 1999 includes a L54m (1998: L7m; 1997: L9m) outflow relating to exceptional items charged in 1999 and a L36m (1998: L14m; 1997:
L11m) outflow relating to exceptional items charged in prior years.

                                  PEARSON PLC

27 NOTES TO CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)

                                                                           DEBT DUE     DEBT
                                                                 SHORT-     WITHIN       DUE
                                                                  TERM       ONE      AFTER ONE   FINANCE
                              CASH     OVERDRAFTS   SUB-TOTAL   DEPOSITS     YEAR       YEAR       LEASES     TOTAL
                            --------   ----------   ---------   --------   --------   ---------   --------   --------
                               LM          LM          LM          LM         LM         LM          LM         LM
B) ANALYSIS OF NET DEBT
At December 31, 1998......    305         (67)         238         40          (5)     (2,552)      (19)      (2,298)
Exchange differences......    (23)          3          (20)         1           -         (30)       (1)         (50)
Disposed with
  subsidiary*.............      -           -            -          -           -           -         1            1
Debt issue costs..........      -           -            -          -           -           5         -            5
Other non-cash items......      -           -            -          -           -          (5)       (7)         (12)
Net cash flow.............      6          26           32         (1)         (4)        306        11          344
                              ---         ---          ---        ---        ----      ------       ---       ------
AT DECEMBER 31, 1999......    288         (38)         250         40          (9)     (2,276)      (15)      (2,010)
                              ===         ===          ===        ===        ====      ======       ===       ======
At December 31, 1997......    144         (23)         121         71        (290)       (609)       (1)        (708)
Exchange differences......    (30)          1          (29)        14           -          10         -           (5)
Acquired with
  subsidiary*.............      -           -            -          -           -           -       (19)         (19)
Disposed with
  subsidiary*.............      -           -            -          -           5           1         -            6
Debt issue costs..........      -           -            -          -           -          21         -           21
Other non-cash items......      -           -            -          -           -          (1)        -           (1)
Net cash flow.............    191         (45)         146        (45)        280      (1,974)        1       (1,592)
                              ---         ---          ---        ---        ----      ------       ---       ------
AT DECEMBER 31, 1998......    305         (67)         238         40          (5)     (2,552)      (19)      (2,298)
                              ===         ===          ===        ===        ====      ======       ===       ======
At December 31, 1996......    139         (69)          70        160        (105)       (555)       (2)        (432)
Exchange differences......     (8)        (11)         (19)         -           -          (3)        -          (22)
Acquired with
  subsidiary*.............      -           -            -          -         (54)        (66)        -         (120)
Transfers.................      -           -            -          -          (8)          8         -            -
Net cash flow.............     13          57           70        (89)       (123)          7         1         (134)
                              ---         ---          ---        ---        ----      ------       ---       ------
AT DECEMBER 31, 1997......    144         (23)         121         71        (290)       (609)       (1)        (708)
                              ===         ===          ===        ===        ====      ======       ===       ======

------------------------
*Excluding cash and overdrafts

Note:
Finance leases are included within other creditors in the balance sheet (see note 20).

                                  PEARSON PLC

27 NOTES TO CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)

                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                 LM         LM         LM
C) RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT
Decrease in net debt from net cash flow.....................       32        146        70
(Increase) in net debt from management of liquid
  resources.................................................       (1)       (45)      (89)
Decrease/(increase) in net debt from other borrowings.......      302     (1,694)     (116)
Decrease in finance leases..................................       11          1         1
Acquired with subsidiary....................................        -        (19)     (120)
Disposed with subsidiary....................................        1          6         -
Debt issue costs............................................        5         21         -
Other non-cash items........................................      (12)        (1)        -
Exchange differences........................................      (50)        (5)      (22)
                                                               ------     ------      ----
Movement in net debt in the year............................      288     (1,590)     (276)
Net debt at beginning of year...............................   (2,298)      (708)     (432)
                                                               ------     ------      ----
NET DEBT AT END OF YEAR.....................................   (2,010)    (2,298)     (708)
                                                               ======     ======      ====

TAX PAID

    Includes L100m (1998: L3m; 1997: L4m of credits) relating to items excluded from operating profit.

28 COMMITMENTS UNDER LEASES

    At December 31, 1999, the Group had commitments under leases other than finance leases, to make payments in 2000 as follows:

                                                              LAND AND
                                                              BUILDINGS    OTHER
                                                              ---------   --------
                                                                 LM          LM
FOR LEASES EXPIRING:
In 2000.....................................................      6           3
Between 2001 and 2004.......................................     17          19
Thereafter..................................................     40           5
                                                                 --          --
                                                                 63          27
                                                                 ==          ==

    At December 31, 1998, the Group had commitments under leases other than finance leases, to make payments in 1999 as follows:

                                                              LAND AND
                                                              BUILDINGS    OTHER
                                                              ---------   --------
                                                                 LM          LM
FOR LEASES EXPIRING:
In 1999.....................................................      6           2
Between 2000 and 2003.......................................     25          18
Thereafter..................................................     32           6
                                                                 --          --
                                                                 63          26
                                                                 ==          ==

                                  PEARSON PLC

29 CONTINGENT LIABILITIES

    There are contingent Group and Company liabilities in respect of indemnities, warranties and guarantees in relation to former subsidiary undertakings and in respect of guarantees in relation to subsidiaries and associates. In addition there are contingent liabilities of the Group in respect of legal claims and general partnership interests (see note 13). None of these claims is expected to result in a material gain or loss to the Group.

30 RELATED PARTIES

ASSOCIATES

    Loans and equity advanced to associates during the year and at the balance sheet date are shown in note 13. Amounts falling due from partnerships and other associates are set out in note 16. Dividends receivable from partnerships and other associates are set out in note 13. Details of individually significant transactions are shown below.

CHANNEL 5 TELEVISION GROUP LTD

    The Group has a 24% economic interest in the equity of Channel 5 Television Group Ltd.

    During the year the Group provided L31m (1998: L24m) of programming to Channel 5 Broadcasting Ltd, a wholly owned subsidiary of Channel 5 Television Group Ltd, and undertook transmission to the value of L3m (1998: L2m) for Channel 5 Engineering Services Ltd, a subsidiary of Channel 5 Television
Group Ltd. At December 31, 1999 L6m was outstanding (1998: L6m). During the year the Group paid L4m (1998: L6m) for L20m consortium relief (1998: L29m).

UK TV

    The Group has a 20% interest in UK TV. During the year the Group provided programs and services to the value of Lnil (1998: L1m).

GRUNDY ASSOCIATES

    During the year the Group received L3m (1998: L3m) for management fees, format rights and royalties from a number of associates of Grundy
Worldwide Ltd, of which L2m (1998: Lnil) was outstanding at the year end. No individual transactions were material to the Group.

MAGYAR-RTL

    The Group has a 20% interest in Magyar-RTL.

    During the year the Group provided programs and services to the value of L1m (1998: L1m) none of which was outstanding at the year end (1998: Lnil).

LAZARD PARTNERSHIP

    Details of the ownership structure and profit sharing arrangements are set out in Note 13.

    The Group periodically places funds on deposit with the Lazard Houses. The investments are made on an arm's length basis and no transactions are individually material in the context of the

                                  PEARSON PLC

30 RELATED PARTIES (CONTINUED)
Group treasury transactions. The Group also uses the Lazard Houses to provide professional advice. Fees for such services for the year to December 31, 1999 totalled L1m (1998: L5m).

EUROPEAN CHANNEL MANAGEMENT LTD

    During 1998 the Group sold its 45% interest in European Channel
Management Ltd. During 1998 the Group paid L1m for L6m of tax losses. There were no transactions during 1999.

OTHER

    There were no transactions with directors and officers of the Company.

31 POST BALANCE SHEET EVENTS

    On January 26, 2000 Pearson placed 11,500,000 ordinary shares to raise approximately L250m, after expenses, to fund its existing and new internet related businesses and on February 1, 2000 Pearson issued [EURO]650,000,000 Bonds due 2007, the proceeds of which were used to repay existing bank debt.

    On February 15, 2000 Pearson increased its economic interest in Channel 5 Television Group Ltd, the UK terrestrial broadcaster, from 24% to 29.25% at a cost of L51m.

    On February 29, 2000 the merger of Pearson's asset valuation business with the Data Broadcasting Corporation, announced in November 1999, was completed.

    On March 3, 2000 the sale of Pearson's interests in the three Lazard houses, announced in June 1999, was completed with proceeds totalling L436m.

    On March 31, 2000 Pearson announced that it had made a recommended cash offer of approximately L311m for Dorling Kindersley Holdings plc, the world-wide illustrated reference publisher. This offer went unconditional on May 9, 2000.

    On April 7, 2000 Pearson announced the merger of Pearson Television with CLT-UFA, Europe's largest broadcaster, whereby following the completion of the transaction Pearson will own 22% of the enlarged company.

                                  PEARSON PLC

32 COMPANY BALANCE SHEET AS AT DECEMBER 31, 1999

                                                                           1999       1998
                                                                NOTE     --------   --------
                                                                            LM         LM
FIXED ASSETS
Investments:
Subsidiaries................................................       33      2,401      2,598
Own shares held.............................................       33          8          -
                                                                          ------     ------
                                                                           2,409      2,598
                                                                          ------     ------
CURRENT ASSETS
Debtors:
Subsidiaries--due within one year...........................               2,233      2,774
Subsidiaries--due after more than one year..................               1,403      1,268
Other debtors...............................................                   6          8
Prepayments and accrued income..............................                   1         10
Cash at bank and in hand....................................       18          7          6
                                                                          ------     ------
                                                                           3,650      4,066
                                                                          ------     ------
CREDITORS--AMOUNTS FALLING DUE WITHIN ONE YEAR
Short-term borrowing........................................       19       (130)      (172)
Subsidiaries................................................              (1,844)    (2,082)
Taxation....................................................                 (20)        (5)
Other creditors.............................................                  (4)         -
Accruals and deferred income................................       33        (30)       (28)
Dividends...................................................                 (85)       (79)
                                                                          ------     ------
                                                                          (2,113)    (2,366)
                                                                          ------     ------
NET CURRENT ASSETS..........................................               1,537      1,700
                                                                          ------     ------
TOTAL ASSETS LESS CURRENT LIABILITIES.......................               3,946      4,298

CREDITORS--AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR
Medium and long term borrowings.............................       19     (1,412)    (2,186)
Subsidiaries................................................                (280)      (225)
Accruals and deferred income................................       33         (3)        (5)
PROVISIONS FOR LIABILITIES AND CHARGES
Deferred taxation...........................................       33         (1)        (1)
Other provisions for liabilities and charges................                  (2)        (2)
                                                                          ------     ------
                                                                          (1,698)    (2,419)
                                                                          ------     ------
NET ASSETS..................................................               2,248      1,879
                                                                          ======     ======
CAPITAL AND RESERVES
Called up share capital.....................................       23        153        152
Share premium account.......................................       33        517        498
Special reserve.............................................       33        397        397
Other reserves..............................................       33         50         50
Profit and loss account.....................................       33      1,131        782
                                                                          ------     ------
EQUITY SHAREHOLDERS' FUNDS..................................               2,248      1,879
                                                                          ======     ======

                                  PEARSON PLC

33 NOTES TO THE COMPANY BALANCE SHEET

                                                                1999       1998
                                                              --------   --------
                                                                 LM         LM
TANGIBLE FIXED ASSETS (LEASEHOLD PROPERTY)
Cost........................................................      1          1
Depreciation................................................     (1)        (1)
                                                                 --         --
NET BOOK VALUE..............................................      -          -
                                                                 ==         ==

------------------------
Note:
There were no capital commitments for fixed assets at December 31, 1999 or December 31, 1998.

                                                                1999       1998
                                                              --------   --------
                                                                 LM         LM
INVESTMENT IN SUBSIDIARIES
At December 31..............................................   2,598      1,963
Acquisition from subsidiaries...............................       -         22
Subscription for additional share capital in subsidiaries...       3        700
Disposals...................................................    (195)       (89)
Revaluations................................................      (5)         2
                                                               -----      -----
AT DECEMBER 31..............................................   2,401      2,598
                                                               =====      =====

------------------------
Note:
Shares are stated at cost less provisions for diminution in value or directors' valuations.

                                                                1999       1998
                                                              --------   --------
                                                                 LM         LM
DEFERRED TAXATION
At December 31..............................................     (1)         -
Charged in the year.........................................      -         (1)
                                                                 --         --
AT DECEMBER 31..............................................     (1)        (1)
                                                                 ==         ==

------------------------
Note:
Deferred taxation derives from other timing differences.

OWN SHARES HELD

    Amounts included within own shares relate to Pearson plc ordinary shares held in respect of the Pearson Employee Share Trust and Pearson plc Employee Share Ownership Trust.

ACCRUALS AND DEFERRED INCOME

    Accruals and deferred income includes L4m (1998: L7m) relating to the unamortized profit arising out of the unwinding of a sterling interest rate swap in 1994. The swap was arranged in 1992 in connection with the issue of L100m 10.75% Sterling Bonds 2002. The profit is being

                                  PEARSON PLC

33 NOTES TO THE COMPANY BALANCE SHEET (CONTINUED) amortized over the remaining life of the bonds. L1m (1998: L5m) is due after one year. None of the amount falls due after five years.

                                              SHARE                              PROFIT
                                             PREMIUM     SPECIAL      OTHER     AND LOSS
                                             ACCOUNT     RESERVE    RESERVES     ACCOUNT     TOTAL
                                            ---------   ---------   ---------   ---------   --------
                                               LM          LM          LM          LM          LM
RESERVES
SUMMARY OF MOVEMENTS
At December 31, 1998......................     498         397         50           782      1,727
Premium on issue of 3m equity shares......      19           -          -             -         19
Profit for the financial year.............       -           -          -           487        487
Dividends.................................       -           -          -          (138)      (138)
                                               ---         ---         --         -----      -----
AT DECEMBER 31, 1999......................     517         397         50         1,131      2,095
                                               ===         ===         ==         =====      =====

                                              SHARE                              PROFIT
                                             PREMIUM     SPECIAL      OTHER     AND LOSS
                                             ACCOUNT     RESERVE    RESERVES     ACCOUNT     TOTAL
                                            ---------   ---------   ---------   ---------   --------
                                               LM          LM          LM          LM          LM
RESERVES
SUMMARY OF MOVEMENTS
At December 31, 1997......................     158         397         50          688       1,293
Premium on issue of 33m equity shares.....     340           -          -            -         340
Profit for the financial year.............       -           -          -          220         220
Dividends.................................       -           -          -         (126)       (126)
                                               ---         ---         --         ----       -----
AT DECEMBER 31, 1998......................     498         397         50          782       1,727
                                               ===         ===         ==         ====       =====

------------------------
Note:
The special reserve represents the cumulative effect of cancellation of the Company's share premium account. As permitted by Section 230(4) of the Companies Act 1985, only the Group's profit and loss account has been presented.

                                  PEARSON PLC

34 SUMMARY OF PRINCIPAL DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP"), which differ in certain material respects from generally accepted accounting principles in the United States ("US GAAP"). Such differences involve methods for measuring the amounts shown in the financial statements, as well as additional disclosures required by US GAAP.

    The following is a summary of the material adjustments to consolidated profit for the financial year and consolidated shareholders' funds that would have been required in applying the significant differences between UK and US GAAP.

RECONCILIATION OF CONSOLIDATED PROFIT FOR THE FINANCIAL YEAR

                                                                               YEAR ENDED
                                                                              DECEMBER 31
                                                                         ----------------------
                                                                           1999          1998
                                                                NOTE     --------      --------
PROFIT FOR THE FINANCIAL YEAR UNDER UK GAAP.................                 294           437

US GAAP adjustments:
  Goodwill amortization.....................................  (i)            (40)          (68)
  Intangible amortization...................................  (i)           (178)          (91)
  Gain from sale of businesses..............................  (ii)            22            97
  Restructuring costs.......................................  (iii)           (6)          (13)
  Pensions and other post-retirement benefits...............  (iv)             8            12
  Deferred taxation.........................................  (v)             32            25
  Options...................................................  (vii)           (8)           (4)
  Derivatives...............................................  (viii)          13           (22)
  Capitalized costs.........................................  (ix)             -            (3)
  Acquisition adjustments...................................  (x)             16            55
  Partnerships and associates...............................  (xi)           (15)            5
  Taxation effect of US GAAP adjustments....................  (v)             60            14
                                                                          ------        ------
Total US GAAP adjustments...................................                 (96)            7
                                                                          ------        ------
PROFIT FOR THE FINANCIAL YEAR UNDER US GAAP.................                 198           444
                                                                          ======        ======
Profit from continuing operations (less charge for
  applicable taxes 1999: L70m, 1998: L120m).................                 168           122
Profit from discontinued operations (less charge for
  applicable taxes 1999: L18m, 1998: L28m)..................                  30           322
                                                                          ------        ------
PROFIT FOR THE FINANCIAL YEAR UNDER US GAAP.................                 198           444
                                                                          ======        ======

                                  PEARSON PLC

34 SUMMARY OF PRINCIPAL DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

                                                                               YEAR ENDED
                                                                              DECEMBER 31
                                                                         ----------------------
                                                                           1999          1998
                                                                NOTE     --------      --------
PRESENTATION OF EARNINGS PER EQUITY SHARE UNDER US GAAP                    (P)           (P)
Earnings per equity share...................................  (xv)
Basic:
Continuing operations.......................................                27.5          20.7
Discontinued operations.....................................                 4.9          54.6
                                                                          ------        ------
Total.......................................................                32.4          75.3
                                                                          ======        ======
Diluted:
Continuing operations.......................................                27.2          20.5
Discontinued operations.....................................                 4.9          54.1
                                                                          ------        ------
Total.......................................................                32.1          74.6
                                                                          ======        ======

Average shares outstanding (millions).......................               610.2         589.8
Dilutive effect of stock options (millions).................                 7.0           5.1
                                                                          ------        ------
Average number of shares outstanding assuming dilution
  (millions)................................................               617.2         594.9
                                                                          ======        ======

                                  PEARSON PLC

34 SUMMARY OF PRINCIPAL DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
RECONCILIATION OF CONSOLIDATED SHAREHOLDERS' FUNDS

                                                                               YEAR ENDED
                                                                              DECEMBER 31
                                                                         ----------------------
                                                                           1999          1998
                                                                NOTE     --------      --------
                                                                            LM            LM
SHAREHOLDERS' FUNDS UNDER UK GAAP...........................               1,321         1,048
US GAAP adjustments:
  Goodwill..................................................  (i)            591           753
  Intangibles...............................................  (i)          1,322         1,194
  Goodwill amortization.....................................  (i)           (362)         (343)
  Intangible amortization...................................  (i)           (522)         (336)
  Restructuring costs.......................................  (iii)            7             9
  Pensions and other post-retirement benefits...............  (iv)             4            (4)
  Deferred taxation.........................................  (v)            464           364
  Leases....................................................  (vi)            (4)           (4)
  Derivatives...............................................  (viii)          36            23
  Capitalized costs.........................................  (ix)            (3)           (3)
  Acquisition adjustments...................................  (x)              3             5
  Partnerships and associates...............................  (xi)            (4)           11
  Ordinary dividends........................................  (xii)           85            81
  Fixed asset investments...................................  (xiii)          19             -
  Interest in shares of Pearson plc.........................  (xiv)          (10)           (2)
  Taxation effect of US GAAP adjustments....................  (v)           (332)         (328)
                                                                          ------        ------
Total US GAAP adjustments...................................               1,294         1,420
                                                                          ------        ------
SHAREHOLDERS' FUNDS UNDER US GAAP...........................               2,615         2,468
                                                                          ======        ======

    A summary of the principal differences and additional disclosures applicable to the Group are set out below:

(I) GOODWILL, INTANGIBLES AND AMORTIZATION

    Both UK GAAP and US GAAP require purchase consideration to be allocated to the net assets acquired at their fair value on the date of acquisition, with the difference between the consideration and the fair value of the identifiable net assets recorded as goodwill. Under UK GAAP for periods ending prior to January 1, 1998, the Group has written off goodwill directly to the profit and loss reserve in the year of acquisition. If a subsidiary or a business is subsequently sold or closed, previously written off goodwill which was the result of the initial acquisition is taken into account in determining the profit or loss on sale or closure.

    For the purposes of US GAAP, all goodwill written off against reserves under UK GAAP has been reinstated as an asset on the balance sheet and is being amortized using the straight line method over a range of estimated useful lives of between 5 and 20 years.

                                  PEARSON PLC

34 SUMMARY OF PRINCIPAL DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    Under UK GAAP in order to recognize an intangible asset, the Group must be able to disposed of it without disposing of the business to which it relates. Accordingly under UK GAAP no acquired intangible assets have been recognized.

    Under US GAAP, acquired assets such as publishing rights, television production and distribution rights, non-compete agreements, software, databases and advertising relationships have been recognized as intangible assets and are being amortized over a range of estimated useful lives of between 2 and 16 years.

    The identified intangibles were determined based on independent appraisal and management evaluation and analysis. The carrying value of publishing rights was L534m and L642m at December 31, 1999 and 1998 respectively.

(II) GAIN FROM SALE OF BUSINESSES

    In 1999 and 1998, gains or losses were recognized under UK GAAP on the disposal of a number of the Group's businesses. Adjustments made to reconcile US GAAP and UK GAAP have an effect on the net assets of these businesses and, accordingly, a corresponding impact on the gain or loss on disposal.

    To the extent that goodwill previously written off under UK GAAP was brought to account in the disposal calculation and, under US GAAP, a portion of that goodwill was previously amortized, the carrying value of the goodwill being disposed of will be lower on a US GAAP basis giving rise to either additional profit on disposal or a decrease in the loss on disposal under US GAAP. Additionally, under US GAAP, it is necessary to factor into the disposal calculation any cumulative translation adjustment associated with the business, whereas under UK GAAP this is not required.

(III) RESTRUCTURING COSTS

    Under UK GAAP, prior to the implementation of Financial Reporting Standard 12 (FRS 12) PROVISIONS, CONTINGENT LIABILITIES AND CONTINGENT ASSETS in 1999, the recognition of restructuring provisions was allowable when a decision was taken to restructure part of a company's operations, and no specific criteria had to be fulfilled. US GAAP requires a number of specific criteria to be met before such anticipated costs can be recognized as a liability. Costs which do not meet the specific criteria under US GAAP are recognized as liabilities when an obligation exists to pay cash or otherwise sacrifice assets. Following implementation of FRS 12 criteria similar to that set forth under US GAAP must be met before a provision may be recorded under UK GAAP. Restructuring costs are classified as an operating expense of the business.

                                  PEARSON PLC

34 SUMMARY OF PRINCIPAL DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    The following table sets out the movements in restructuring provisions under US GAAP during the year:

                                                                1999       1998
                                                              --------   --------
                                                                 LM         LM
At January 1................................................     42         19
Exchange differences........................................      1          -
Subsidiary undertakings acquired / disposed.................      1         20
Transfers...................................................      1          1
Released....................................................     (3)         -
Provided....................................................     14          7
Utilised....................................................    (31)        (5)
                                                                ---         --
At December 31..............................................     25         42
                                                                ===         ==

    The majority of the above restructuring provision relates to provisions established in respect of the integration of Simon & Schuster with our existing Education business and was established under US GAAP in purchase accounting. Included within this provision were redundancy costs related to employees in the following business functions: warehousing, administration and finance. The provision includes employee termination costs and other integration costs.

(IV) PENSIONS AND OTHER POST-RETIREMENT BENEFITS

PENSIONS

    The Group operates defined benefit pension plans for its employees and former employees throughout the world. The largest defined benefit scheme is a funded scheme operated in the UK.

    Under UK GAAP the cost of providing pension benefits is expensed over the average expected service lives of eligible employees in accordance with the provisions of Statement of Standard Accounting Practice 24 (SSAP 24) ACCOUNTING FOR PENSION COSTS. SSAP 24 aims to produce an estimate of cost based on long-term actuarial assumptions. Variations from the regular pension cost arising from, for example, experience deficiencies or surpluses, are charged or credited to the profit and loss account over the expected average remaining service lives of current employees in the schemes.

    Under US GAAP, the annual pension cost comprises the estimated cost of benefits accruing in the period as determined in accordance with Statement of Financial Accounting Standards 87 (SFAS 87) EMPLOYERS ACCOUNTING FOR PENSIONS, which requires readjustment of the significant actuarial assumptions annually to reflect current market and economic conditions. Under SFAS 87, part of the surplus (the excess of plan assets over plan liabilities), the majority of which for the Group is attributable to prior acquisitions, has been recognized in the balance sheet. The remainder of the unrecognized surplus is spread over the employees' remaining service lifetimes.

    In the UK, the majority of the pension benefits for Pearson employees are provided by the Pearson Group Pension Plan.

                                  PEARSON PLC

34 SUMMARY OF PRINCIPAL DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    In addition, in the UK, there is a closed defined benefit plan with no active members (the Westminster Press Pension Plan). Although this plan has a large surplus the Group does not believe that it will be able to gain benefit from this surplus in the future. Under UK GAAP this plan and the associated pension credit has not been recognized. US GAAP requires calculations to be carried out for all defined benefit plans regardless of the funded status and likely use of any surplus. Thus the US GAAP numbers in respect of the UK schemes include amounts in respect of the Westminster Press Pension Plan.

    In the US, the Group sponsors several defined benefit plans to which employees participate.

    In accordance with SFAS 132, EMPLOYER'S DISCLOSURES ABOUT PENSIONS AND OTHER POST-RETIREMENT BENEFITS, the components of net periodic pension cost for all Group-sponsored schemes are as follows:

                                                                       YEAR ENDED DECEMBER 31
                                                              -----------------------------------------
                                                                      UK                  NON-UK
                                                                    SCHEMES               SCHEMES
                                                              -------------------   -------------------
                                                                1999       1998       1999       1998
                                                              --------   --------   --------   --------
                                                                 LM         LM         LM         LM
Components of pension expense:
Service cost................................................     16         17         12          5
Interest cost...............................................     61         62          4          4
Expected return on plan assets..............................    (78)       (89)        (4)        (4)
Amortization of unrecognized transition asset...............     (3)        (3)         -          -
Amortization of unrecognized prior service cost.............      -          -          -          -
Amortization of unrecognized net loss.......................      3          -          -          -
                                                                ---        ---         --         --
Net periodic pension cost/(benefit).........................     (1)       (13)        12          5
Curtailment.................................................      -          -          -          -
                                                                ---        ---         --         --
Total benefit cost/(benefit)................................     (1)       (13)        12          5
                                                                ===        ===         ==         ==

                                  PEARSON PLC

34 SUMMARY OF PRINCIPAL DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    The following table sets out the benefit obligation and plan assets of the UK pension plans in accordance with US GAAP:

                                                                     UK SCHEMES
                                                                        AS AT
                                                                     DECEMBER 31
                                                              -------------------------
                                                               1999             1998
                                                               -----            -----
                                                                 LM               LM
Change in benefit obligation:
Benefit at prior measurement date...........................   1,005              912
Service cost................................................      16               17
Interest cost...............................................      61               62
Plan participants' contribution.............................       5                5
Actuarial (gain)/loss.......................................     (61)              54
Special termination benefits................................       -                -
Benefits paid...............................................     (51)             (45)
                                                               -----            -----
Benefit obligation at current measurement date..............     975            1,005
                                                               =====            =====
Change in plan assets:
Fair value of plan assets at prior measurement date.........     988            1,014
Actual return on plan assets................................     170               14
Employer contribution.......................................       -                -
Plan participants' contribution.............................       5                5
Benefits paid...............................................     (51)             (45)
                                                               -----            -----
Fair value of plan assets at current measurement date.......   1,112              988
                                                               =====            =====
Funded status...............................................     137              (17)
Unrecognized actuarial (gain)/loss..........................     (27)             129
Unrecognized transition asset...............................     (12)             (15)
Unrecognized prior service cost.............................       -                -
                                                               -----            -----
Net amount recognized.......................................      98               97
                                                               =====            =====

    As at December 31, 1999 none of the UK plans had an accumulated benefit obligation in excess of the plan assets. As at December 31, 1998 the projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for the UK pension plan with an accumulated benefit obligation in excess of plan assets were L965m, L948m and L931m respectively. For the two US plans where the accumulated benefit obligations exceeded plan assets, these amounts were L6m, L6m and Lnil, respectively (1998: L6m, L6m and Lnil)

    For the Westminster Press Pension Plan in the UK, it was assumed that there was a substantive commitment that pension benefits would increase in the future at an annual rate of 4%. For the main UK plan, pension increases are assumed to be in accordance with legal requirements. No pension increases are anticipated for the US pension plans.

                                  PEARSON PLC

34 SUMMARY OF PRINCIPAL DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    The following table sets out the benefit obligation and plan assets of the non-UK pension plans in accordance with US GAAP:

                                                                      NON-UK
                                                                      SCHEMES
                                                                       AS AT
                                                                    DECEMBER 31
                                                              -----------------------
                                                                1999           1998
                                                              --------       --------
                                                                 LM             LM
Change in benefit obligation:
Benefit at prior measurement date...........................     62             52
Adjustment due to change in measurement date................     (9)             -
                                                                ---            ---
As restated.................................................     53             52
Service cost................................................     12              5
Interest cost...............................................      4              4
Plan participants' contribution.............................      -              -
Plan amendments.............................................      -             (5)
Acquisition.................................................      -              6
Actuarial (gain)/loss.......................................     (3)             4
Foreign exchange impact.....................................      2              -
Benefits paid...............................................     (9)            (4)
                                                                ---            ---
Benefit obligation at current measurement date..............     59             62
                                                                ===            ===
Change in plan assets:
Fair value of plan assets at prior measurement date.........     47             44
Adjustment due to change in measurement date................     (1)             -
                                                                ---            ---
As restated.................................................     46             44
Actual return on plan assets................................      6              5
Employer contribution.......................................      1              2
Plan participants' contribution.............................      -              -
Foreign exchange impact.....................................      1              -
Benefits paid...............................................     (9)            (4)
                                                                ---            ---
Fair value of plan assets at current measurement date.......     45             47
                                                                ===            ===
Funded status...............................................    (14)           (15)
Unrecognized actuarial gain.................................    (12)             -
Unrecognized transition asset...............................     (1)            (1)
Unrecognized prior service cost.............................     (3)            (3)
                                                                ---            ---
Net amount recognized.......................................    (30)           (19)
                                                                ===            ===

    Plan assets are held in separately administered trusts and consist principally of listed debt and equity securities.

                                  PEARSON PLC

34 SUMMARY OF PRINCIPAL DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

    Assumptions used to determine the pension cost for the defined benefit plans under US GAAP were:

                                                                       YEAR ENDED DECEMBER 31
                                                              -----------------------------------------
                                                                   1999 (%)              1998 (%)
                                                              -------------------   -------------------
                                                                 UK       NON-UK       UK       NON-UK
                                                              --------   --------   --------   --------
Discount rate...............................................    6.50       7.25       6.25       6.75
Rate of return on assets....................................    8.00       9.00       8.00       9.00
Salary growth...............................................    4.25       4.50       4.00       4.50
Pension increases...........................................    2.75        n/a       2.50        n/a

    The Group also sponsors defined contribution pension plans covering employees in Australia, India, Mexico and certain employees in Germany. Contributions are recognized as paid and during 1999 amounted to L6m (1998:
L5m).

OTHER POST-RETIREMENT BENEFITS

    The Group also provides post-retirement health care plans for certain employees. Additional disclosures required under US GAAP are as follows:

                                                                  US POST-RETIREMENT
                                                                     MEDICAL PLANS
                                                              ---------------------------
                                                                1999               1998
                                                              --------           --------
                                                                 LM                 LM
Net periodic benefit cost:
Service cost................................................       1                  1
Interest cost...............................................       3                  2
Expected return on plan assets..............................       -                  -
Amortization of transitional obligation/(asset).............       -                  -
Amortization of prior service cost..........................       -                  -
Recognized net actuarial (gain)/loss........................       -                  -
                                                                ----               ----
Net periodic benefit cost...................................       4                  3
                                                                ====               ====
Change in benefit obligation:
Benefit obligation at beginning of year.....................      49                 14
Adjustment due to change in measurement date................       1                  -
                                                                ----               ----
As restated.................................................      50                 14
Service cost................................................       1                  1
Interest cost...............................................       3                  2
Plan participants' contributions............................       -                  -
Plan amendments.............................................       -                 (1)
Acquisition.................................................       -                 34
Actuarial gain..............................................      (3)                 -
Benefits paid...............................................      (3)                (1)
Foreign exchange impact.....................................       2                  -
                                                                ----               ----
Benefit obligation at current measurement date..............      50                 49
                                                                ====               ====

                                  PEARSON PLC

34 SUMMARY OF PRINCIPAL DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

                                                                  US POST-RETIREMENT
                                                                     MEDICAL PLANS
                                                              ---------------------------
                                                                1999               1998
                                                              --------           --------
                                                                 LM                 LM
Change in plan assets:
Fair value at beginning of year.............................       -                  -
Actual return on plan assets................................       -                  -
Acquisition.................................................       -                  -
Employer contribution.......................................       3                  1
Plan participants' contributions............................       -                  -
Foreign exchange impact.....................................       -                  -
Benefits paid...............................................      (3)                (1)
                                                                ----               ----
Fair value at current measurement date......................       -                  -
                                                                ====               ====
Funded status...............................................     (50)               (49)
Unrecognized net actuarial loss.............................       1                  3
Unrecognized transition obligation/(asset)..................       -                  -
Unrecognized prior service cost.............................      (1)                (1)
Amounts contributed to plan during fourth quarter...........       1                  -
                                                                ----               ----
Prepaid/(accrued) benefit cost..............................     (49)               (47)
                                                                ====               ====
Amount recognized in statement of financial position consist of:
Prepaid benefit cost........................................       -                  -
Accrued benefit liability...................................     (49)               (47)
Intangible asset............................................       -                  -
Accumulated other comprehensive income......................       -                  -
                                                                ----               ----
Net amount recognized.......................................     (49)               (47)
                                                                ====               ====

Assumptions used to determine the post-retirement benefit costs under
  US GAAP were:
Discount rate...............................................    7.25%              6.75%

    For measurement purposes, a 7.0% annual rate of increase in the per capita cost of covered medical benefits was assumed for 2000. The rate was assumed to decrease 0.5% annually to 5.0% in 2004 and remain at that level thereafter.

    Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in assumed health care cost trend rates would have the following effects on the results:

                                                                     1999                  1998
                                                                      LM                    LM
                                                              -------------------   -------------------
                                                                +1%        -1%        +1%        -1%
                                                              --------   --------   --------   --------
Effect on post retirement benefit obligation at December
  31........................................................     4          (4)        3          (3)

    There would be no material effect on service cost and interest cost.

                                  PEARSON PLC

34 SUMMARY OF PRINCIPAL DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
(V) DEFERRED TAXATION

    Under UK GAAP, a provision is recorded for deferred taxation under the liability method, at the expected applicable rates, to the extent that such taxation is expected to crystallise within the foreseeable future. This means that the full potential liability is not necessarily provided. Additionally, deferred tax assets are recognized only when they are expected to be recoverable within the foreseeable future.

    Under US GAAP, deferred taxation is provided for on a full liability basis. Under the full liability method, deferred taxation assets or liabilities are recognized for differences between the financial and taxation basis of assets and liabilities and for tax loss carry forwards at the statutory rate at each reporting date. A valuation allowance is established when it is more likely than not that some portion or all of the deferred taxation assets will not be realized. The reconciling items in 1998 and 1999 reflect the impact of recording the full contingent provision and deferred tax assets, net of valuation allowance.

    The following table analyzes profit before taxation on a UK GAAP basis:

                                                                1999       1998
                                                              --------   --------
                                                                 LM         LM
United Kingdom..............................................    339        467
Overseas....................................................    141        162
                                                                ---        ---
Total profit before taxation................................    480        629
                                                                ===        ===

    Classification of the Group's deferred tax (liabilities and assets) under US GAAP is as follows:

                                                                      1999
                                              ----------------------------------------------------
                                              CURRENT      CURRENT     NON-CURRENT    NON-CURRENT
                                               ASSETS    LIABILITIES      ASSETS      LIABILITIES
DEFERRED TAX ANALYSIS                         --------   -----------   ------------   ------------
                                                 LM          LM             LM             LM
Fixed asset and investment related..........      -            -            28             (55)
Receivable related..........................    106            -             -               -
Inventory related...........................     59            -             -               -
Pension provisions..........................      -            -            54               -
Other provisions and accruals...............     48            -             -               -
Undistributed earnings......................      -          (19)            -               -
Interest....................................     10           (9)            -               -
Intangibles.................................      -            -             -            (151)
Goodwill....................................      -            -             -             (11)
Tax losses..................................      -            -           183               -
Other.......................................     10          (10)            9             (57)
                                                ---          ---           ---            ----
                                                233          (38)          274            (274)
Valuation allowance.........................    (38)           -           (45)              -
                                                ---          ---           ---            ----
                                                195          (38)          229            (274)
                                                ===          ===           ===            ====

                                  PEARSON PLC

34 SUMMARY OF PRINCIPAL DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

                                                                      1998
                                              ----------------------------------------------------
                                              CURRENT      CURRENT     NON-CURRENT    NON-CURRENT
                                               ASSETS    LIABILITIES      ASSETS      LIABILITIES
DEFERRED TAX ANALYSIS                         --------   -----------   ------------   ------------
                                                 LM          LM             LM             LM
Fixed asset and investment related..........      -            -            51             (49)
Receivable related..........................     88            -             -               -
Inventory related...........................     46            -             -               -
Pension provisions..........................      -            -            34               -
Other provisions and accruals...............     52            -             -               -
Undistributed earnings......................      -          (15)            -               -
Interest....................................     26           (5)            -               -
Intangibles.................................      -            -             -            (178)
Goodwill....................................      -            -             -             (36)
Tax losses..................................      -            -           162               -
Other.......................................     10          (14)            7             (25)
                                                ---          ---           ---            ----
                                                222          (34)          254            (288)
Valuation allowance.........................    (65)           -           (72)              -
                                                ---          ---           ---            ----
                                                157          (34)          182            (288)
                                                ===          ===           ===            ====

    The movements in the valuation allowance are set out below:

                                                                1999       1998
VALUATION ALLOWANCE                                           --------   --------
                                                                 LM         LM
At January 1................................................    (137)       (87)
Change in estimate..........................................      63          -
Current year loss...........................................      (6)       (50)
Exchange....................................................      (3)         -
                                                                ----       ----
At December 31..............................................     (83)      (137)
                                                                ====       ====

    The recognized deferred tax asset is based upon the expected future utilization of tax loss carryforwards and the reversal of other temporary differences. For financial reporting purposes, the Group has recognized a valuation allowance for those benefits for which realization does not meet the more likely than not criteria.

    The valuation allowance has been recognized in respect of the tax loss carryforwards. The Group continually reviews the adequacy of the valuation allowance and is recognizing these benefits only as reassessment indicates that it is more likely than not that the benefits will be realized. The reduction in the valuation allowance in 1999 results from planned disposals (principally Lazards) which will create taxable income in 2000 against which previously recognized tax losses may be offset.

    The majority of the Group's tax losses expire within 20 years.

                                  PEARSON PLC

34 SUMMARY OF PRINCIPAL DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    Provision has only been made for UK or additional foreign taxes on undistributed earnings of foreign subsidiaries where there is an intention to remit such earnings. No provision has been made in respect of other foreign earnings because they are intended to be permanently reinvested. It is not practicable to estimate the amount of additional tax that might be payable on these other foreign earnings.

(VI) LEASES

    UK GAAP defines a finance (capital) lease as one that transfers substantially all the risks and rewards of ownership of an asset to the lessee. US GAAP sets out certain defined criteria, and if any one of the criteria are met, the lease must be treated as a capital lease. Accordingly, the Group has certain leases for which the classification is operating under UK GAAP and finance under US GAAP.

(VII) OPTIONS

    The Group maintains savings related share option schemes, a bonus matching share option scheme, a profit sharing award scheme and further share option schemes for selected employees.

ANNUAL BONUS SHARE MATCHING PLAN

    The share matching plan permits Senior Management, as well as other senior executives in Pearson, to take up to 50% of any after tax annual bonus in the form of Ordinary Shares. These shares will be matched by Pearson on a before-tax basis at a rate of one matching share for every two shares held for three years, with an additional one share for every two shares held for a total of five years. Matching is conditional upon the recipient remaining employed by Pearson at the time of grant and to real average growth in Pearson's adjusted earnings per share of at least 3% per year during the relevant period.

LONG-TERM INCENTIVE PLANS

    Long-term incentive plans are intended to align the interests of Senior Management, other senior executives, managers and other employees with those of shareholders. The Personnel Committee reviews the operation of long-term incentive plans on a regular basis, taking into account UK legislative and regulatory developments, particularly with regard to performance targets and evolving UK best practice. In 1999, the Company's shareholders approved adoption of a new long-term incentive plan called the Pearson Reward Plan in which Senior Management now participate.

    The Pearson Reward Plan has two elements: (1) Pearson Premium Options (PPOs) linked to the rise in the Pearson share price over three to seven years and
(2) Pearson shares in the form of Pearson Equity Incentives (PEIs) linked to the three-year cumulative growth in Pearson's free cash flow (operating cash flow less tax liabilities on operating activities and interest paid). To date there has been only one award under this plan (made in 1999) which award was based on free cash flow. The Personnel Committee has the option to consider and specify other measures but has not

                                  PEARSON PLC

34 SUMMARY OF PRINCIPAL DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
done so. Senior Management are not eligible for grants of conventional options under the Share Option Plan in any year in which they receive an award under the Pearson Reward Plan.

INCENTIVE SHARE PLAN

    The Company's Incentive Share Plan was introduced in 1993 to reward Senior Management based on the performance of the Company over the medium to longer term as measured by total shareholder return relative to the average of the FT-SE 100 total return index. There remains one outstanding award, which matures in April 2002. No new awards have been or will be made under this plan.

EXECUTIVE SHARE OPTION PLAN

    In 1998, the Company's shareholders approved an Executive Share Option Plan pursuant to which options at market value on the date of grant are granted to Senior Management and other senior executives based on guidelines approved by the Personnel Committee. These guidelines govern the total number of options which may be granted and the frequency of awards to individual grantees.

EMPLOYEE SHARE OWNERSHIP PLANS

PROFIT SHARING PLAN

    Pearson operates a profit sharing plan available to all employees who
(1) have worked for Pearson for at least six months of the relevant fiscal year and (2) who are employed by Pearson at the time payment under the plan is made. All payments made under the plan are determined at the discretion of the Pearson board after consideration of Pearson's profitability for the year. Payment under the plan may be in the form of cash and/or Pearson's Ordinary Shares.

SAVE-FOR-SHARES PLAN

    In 1998, Pearson introduced a Worldwide Save-for-Shares Plan. Under this plan, Pearson's employees worldwide are invited to save a portion of their monthly salary over a period from two to seven years (at the employee's option). At the end of this period, the employee has the option to purchase Ordinary Shares with the accumulated funds at a purchase price equal to 80% of the market price prevailing at the time the employee's participation in the plan commenced.

                                  PEARSON PLC

34 SUMMARY OF PRINCIPAL DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    Activity with respect to the share option schemes is as follows:

                                                             1999                   1998
                                                     --------------------   --------------------
                                                                WEIGHTED               WEIGHTED
                                                                 AVERAGE                AVERAGE
                                                                EXERCISE               EXERCISE
EXECUTIVE SHARE OPTIONS PLANS                         SHARES      PRICE      SHARES      PRICE
-----------------------------                        --------   ---------   --------   ---------
                                                      ('000)        L        ('000)        L
Outstanding at January 1...........................    8,906       8.02       8,626       6.24
Granted............................................    3,494      12.15       3,189      10.76
Exercised..........................................   (1,157)      5.94      (2,296)      5.59
Surrendered or expired.............................     (249)      9.26        (613)      7.90
                                                     -------      -----      ------      -----
Outstanding at December 31.........................   10,994       9.53       8,906       8.02
                                                     =======      =====      ======      =====
SAVE FOR SHARE PLANS
--------------------
Outstanding at January 1.                               4,123        6.03      4,702        4.42
Granted............................................    1,472      10.22       1,723       7.69
Exercised..........................................     (958)      4.43      (1,093)      2.91
Surrendered or expired.............................     (671)      7.12      (1,209)      4.86
                                                     -------      -----      ------      -----
Outstanding at December 31.........................    3,966       7.77       4,123       6.03
                                                     =======      =====      ======      =====

    Share options outstanding and exercisable at December 31, 1999 are as follows:

                                                                                 SHARE OPTIONS
                                             SHARE OPTIONS OUTSTANDING            EXERCISABLE
                                        -----------------------------------   --------------------
                                                     WEIGHTED
                                                     AVERAGE      WEIGHTED               WEIGHTED
                                                    REMAINING      AVERAGE                AVERAGE
                                                   CONTRACTUAL    EXERCISE               EXERCISE
RANGE OF EXERCISE PRICES (IN L)          SHARES        LIFE         PRICE      SHARES      PRICE
--------------------------------------  --------   ------------   ---------   --------   ---------
                                         ('000)                       L        ('000)        L
 0-3..................................      39        N/a           N/a           39       2.42
 3-6..................................   2,156     1 Year            3.85        906       4.73
 6-9..................................   4,899     4 Years           7.63      1,264       8.50
 9-12.................................   4,387     6 Years          10.60      N/a        N/a
12-15.................................   3,479     9 Years          12.15      N/a        N/a

    Under UK GAAP, the Group does not recognise compensation costs under share option schemes that have not been approved by the Inland Revenue unless the exercise price is at a discount to the open market value at date of grant. Under US GAAP, the compensation expense associated with the Pearson Incentive Share Plan, Annual Bonus Matching Plan, the Pearson Reward Plan, the Executive Share Option schemes, the Save as You Earn Scheme and the Worldwide Save for Shares Plan, in consideration for services received, is recognized in accordance with SFAS 123, ACCOUNTING FOR STOCK-BASED COMPENSATION (SFAS 123).

                                  PEARSON PLC

34 SUMMARY OF PRINCIPAL DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

    Under SFAS 123, compensation expense is determined based upon the fair value at the grant date for awards, and has been estimated using the Black Scholes model. Such compensation cost is recognized over the service life of the awards, normally the equivalent to the vesting period of such awards.

    Generally, option plans which are available to all employees and provide a discount no greater than 15% are considered non-compensatory under SFAS 123. The Save as You Earn Option Scheme and Worldwide Save for Shares Plan are considered compensatory under SFAS 123 since the discount is 20%. The total compensation cost (equal to the 20% discount) is recognized over the period beginning on the grant date.

    The following weighted-average assumptions were assumed in determining the fair value of options for the Pearson Incentive Share Plan, Annual Bonus Matching Plan, the Pearson Reward Plan, the Executive Share Option schemes, the Save as you Earn scheme and the Worldwide Save for Shares plan: exercise price is equal to the fair value of the stock on the grant date; risk-free interest rate is the gilt rate (ranging from 4.23% to 8.27%) for securities whose maturity equals the expected life of the options on the grant date; expected lives of 2 to 7 years; expected volatility ranging from 21.3% to 31.2% and a dividend yield of between 1.62% and 4.47%.

(VIII) DERIVATIVES

    The additional US GAAP derivative and financial instrument disclosures are presented below. This information should be read in conjunction with Note 19.

    Under UK GAAP, the Group's derivatives are recorded as hedging instruments. Amounts payable or receivable in respect of interest rate swaps are accrued with net interest payable over the period of the contract. Unrealized gains and losses on currency swaps and forward currency contracts are deferred and recognized when paid.

    Under US GAAP, derivative contracts, such as interest rate swaps, currency swaps and forward currency contracts are recorded at market value. All gains and losses are included in income. The instruments used to manage the risks' exposure do not meet the prescriptive criteria for hedge accounting under US GAAP, in particular SFAS 52 FOREIGN CURRENCY TRANSLATION and SFAS 80 ACCOUNTING FOR FUTURES CONTRACTS and the related literature providing guidance on these matters.

                                  PEARSON PLC

34 SUMMARY OF PRINCIPAL DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    The contract/notional principal amounts of derivative instruments that are off-balance-sheet under UK GAAP, by category and by currency, are listed below. The unrealized foreign exchange gain/loss on currency swaps are reflected in the balance sheet under UK GAAP.

INTEREST RATE SWAPS                                          MATURITY      1999       1998       1997
-------------------                                         ----------   --------   --------   --------
                                                                            LM         LM         LM
US DOLLAR
Pay variable / receive fixed..............................       2006        155      151        152
    Av fixed rate.........................................                  7.23%
    Av variable rate......................................                  7.04%

Pay fixed / receive variable..............................  2000/2009      1,006      599        267
    Av fixed rate.........................................                  6.06%
    Av variable rate......................................                  6.94%

Forward start pay fixed / receive variable................       2003        118      491         76
    Av fixed rate.........................................                  6.44%
    Av variable rate......................................                  6.99%
STERLING
Pay variable / receive fixed..............................  2002/2008        120      120        120
    Av fixed rate.........................................                  6.74%
    Av variable rate......................................                  6.83%

Pay fixed / receive variable..............................  2000/2001         70       40         40
    Av fixed rate.........................................                  6.22%
    Av variable rate......................................                  6.68%

Forward start pay variable / receive fixed................       2003        100        -          -
    Av fixed rate.........................................                  7.00%
    Av variable rate......................................                  6.45%

EURO
Pay variable / receive fixed..............................       2004        248        -          -
    Av fixed rate.........................................                  4.63%
    Av variable rate......................................                  5.75%

                                  PEARSON PLC

34 SUMMARY OF PRINCIPAL DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

                                                             MATURITY      1999       1998       1997
                                                            ----------   --------   --------   --------
                                                                            LM         LM         LM
CURRENCY AND INTEREST RATE SWAPS
Pay US dollar variable / receive sterling fixed at
  $1.61...................................................  2002/2014
    At inception of contract..............................                   375      125        125
    At balance sheet date.................................                   375      117        117
    Av fixed rate.........................................                  8.13%
    Av variable rate......................................                  7.41%

Pay US dollar variable / receive Euro fixed at $1.04......       2004
    At inception of contract..............................                    93        -          -
    At balance sheet date.................................                    97        -          -
    Av fixed rate.........................................                  4.63%
    Av variable rate......................................                  7.62%
                                                                          ------      ---        ---
FORWARD FOREIGN EXCHANGE CONTRACTS........................                   347       13         50
                                                                          ======      ===        ===

    The above financial instruments represent trading instruments which do not qualify for hedge accounting under US GAAP. The Group does not meet the designation and correlation tests criteria which are not a requirement to obtain hedge accounting under UK GAAP. In line with Pearson treasury policy, these are however not trading instruments and are transacted solely to match underlying financial exposures.

    The principal method the Group uses to manage its interest rate risk is to enter into swaps to pay a fixed rate and receive a floating rate. The majority of these contracts are US dollar denominated, and some of them have a deferred start date, in order to maintain the desired risk profile as other contracts mature. The variable rates received are normally based on 3 month LIBOR, and the dates on which these rates are set do not exactly match those of the borrowings that are being hedged. The Group believes that its portfolio of such swaps is an efficient hedge of its portfolio of variable rate borrowings.

    The Group from time to time issues bonds or other capital market instruments to refinance existing bank debt. In order to avoid undue concentration of interest expense being set by the rate on a single transaction, it is the Group's normal practice on such occasions to enter into a related derivative contract which has the effect of converting the bond transaction to the same interest rate profile as the debt which it is refinancing (i.e most often a floating rate US dollar interest rate basis). In several cases the bond issue has been in a different currency than the debt being refinanced and the Group has entered into a related interest rate and currency swap in order to maintain an unchanged borrowing risk profile.

    The Group's policy concerning the proportion of fixed rate debt in its debt portfolio is that between 50% and 65% of current core debt (i.e. year end total borrowings net of year end cash and liquid funds) should be hedged for the next two years, and that between 40% and 60% should be hedged from two years to a date five years from the present. Within these target ranges the proportion that is hedged is triggered by a formula based on historical interest rate frequencies. Taking into account the effect of all derivative contracts, the proportion of net borrowings that were

                                  PEARSON PLC

34 SUMMARY OF PRINCIPAL DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
hedged at the end of 1999 was L1,155m, representing 58% of the year-end financial liability portfolio, at an average fixed rate of 6.41%. This compares to a proforma hedged proportion of 53% in 1998.

    Of the L347m of outstanding foreign exchange contracts at December 31,1999, L279m of receive US dollars/pay Sterling contracts relate to the announced disposal of Lazard banking houses which completed on March 3, 2000 for L436m. In addition, a further L47m of receive US dollars/pay Euros contracts, with a maturity of less than one month, transferred surplus US dollar cash balances into Euros to temporarily fund the purchase of a further 20% stake in Recoletos.

    Credit risk represents the possibility that the Group would suffer a loss if a counterparty was to default on its obligations to the Group. Credit risk exposure arises primarily from the placement of surplus cash funds with financial institutions, as well as from interest rate, currency swap and foreign exchange products. For derivative financial instruments, total credit exposure consists of current and potential exposure. Current credit exposure represents the replacement cost of the transaction. Potential credit exposure is a statistically based estimate of the future replacement cost of the transaction. The Group has established policies and procedures to manage the level and composition of its credit risk on both a transaction and a portfolio basis. In managing the aggregate credit extension to individual counterparties, the Group measures the amount at risk on derivative financial instruments as the total of current and potential credit exposure. Additional financial instruments which potentially subject the Group to concentrations of credit risk consist of accounts receivable. Management believes the concentration of credit risk associated with accounts receivable is minimal due to the dispersion over many customers and different businesses.

    Financial instruments with off balance sheet credit risk consist of interest rate swaps. The maximum accounting loss the Group would incur if counterparties failed completely to perform according to the contract terms would be L38m (L22m in 1998), L10m of which is accrued interest receivable (1998: L6m). Since the year-end, for certain longer dated higher value derivative contracts the Group has entered into mark to market agreements whose effect is to reduce significantly the counterparty risk of the relevant transactions by the posting of collateral between parties on a quarterly annual basis.

    In the Group's opinion there is no significant concentration of credit risk with any individual counterparty or groups of counterparties. The greatest accounting loss if a single party failed completely to perform according to the contract terms would be L17m (L15m in 1998), which is to a AA rated financial institution.

                                  PEARSON PLC

34 SUMMARY OF PRINCIPAL DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    The following table provides a comparison by category of the carrying values under UK GAAP and the fair values of the Group's financial assets and liabilities (both on and off balance sheet).

                                                        1999       1999       1998       1998       1997       1997
                                                        BOOK       FAIR       BOOK       FAIR       BOOK       FAIR
                                                       VALUE      VALUE      VALUE      VALUE      VALUE      VALUE
PRIMARY FINANCIAL INSTRUMENTS                         --------   --------   --------   --------   --------   --------
                                                         LM         LM         LM         LM         LM         LM
Other financial assets..............................        4          4          4          4         6          6
Other financial liabilities.........................      (31)       (31)       (54)       (54)      (33)       (33)
Cash................................................      288        288        305        305       144        144
Short term deposits.................................       40         40         40         40        71         71
Short term borrowings...............................      (47)       (47)       (72)       (72)     (313)      (313)
Medium and long term borrowings.....................   (2,276)    (2,307)    (2,552)    (2,635)     (609)      (669)
                                                       ------     ------     ------     ------      ----       ----
                                                       (2,022)    (2,053)    (2,329)    (2,412)     (734)      (794)
DERIVATIVE INSTRUMENTS
Pay fix interest rate swaps.........................        -         32          -        (28)        -          -
Pay variable interest rate swaps....................        -         (9)         -         13         -         16
Currency swaps......................................        -         10          -         24         -         19
Foreign exchange contracts..........................        -          1          -          -         -          -
                                                       ------     ------     ------     ------      ----       ----
TOTAL...............................................   (2,022)    (2,019)    (2,329)    (2,403)     (734)      (759)
                                                       ======     ======     ======     ======      ====       ====

    For a discussion of the basis for estimating the fair value for each category of financial instruments, refer to Note 19.

(IX) CAPITALIZED COSTS

    The Group has capitalized certain amounts under UK GAAP for computer hardware, software and consulting services. Under US GAAP, certain of these costs cannot be capitalized and must be expensed as incurred. The resulting adjustment takes into consideration the treatment of these costs, as well as any depreciation taken in subsequent periods.

(X) ACQUISITION ADJUSTMENTS

    Acquisition adjustments principally relate to restructuring provisions recognized under US GAAP in purchase accounting for HarperCollins Educational and Simon & Schuster as a reduction of goodwill under Emerging Issues Task Force 95-3 (EITF 95-3) RECOGNITION OF LIABILITIES IN PURCHASE ACCOUNTING. Under UK GAAP these costs were treated as period costs and were recorded as exceptional items in the profit and loss account.

(XI) PARTNERSHIPS AND ASSOCIATES

    There is no difference under UK and US GAAP for the accounting for partnerships and associates. However the accounts of partnerships and associates must be adjusted from UK to US GAAP. which has an impact on the results of the partnerships and associates, as well as the carrying value of the investment in these entities. Principal differences identified with respect to the

                                  PEARSON PLC

34 SUMMARY OF PRINCIPAL DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
Group's investments in partnerships and associates include: goodwill amortization, pensions, capitalized costs, derivatives, and goodwill impairment charges.

(XII) ORDINARY DIVIDENDS

    Under UK GAAP, ordinary dividends proposed are provided for in the year in respect of which they are recommended by the Board of Directors although approval of the final dividend will not take place until the Annual General Meeting subsequent to the year-end. Under US GAAP, such dividends are provided for in the year in which they are declared and approved by the Board of Directors.

(XIII) FIXED ASSET INVESTMENTS

    Under UK GAAP, fixed asset investments are stated at cost less provisions for diminution in value, or as revalued by the directors. Under US GAAP, SFAS 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES, requires debt and equity securities with readily ascertainable market values be adjusted to market value at the end of each period. Unrealized market value gains and losses are charged to earnings if the securities are traded for short-term profit. Otherwise securities are classified as "available for sale" and unrealized gains and losses are reported as a separate component of other comprehensive income until realized.

    At December 31, 1999 and 1998 all securities covered by SFAS 115 were designated by management as available for sale. Proceeds and gross gains from the sale of available for sale securities were L28m and L27m under UK GAAP respectively for the year ended December 31, 1998. There were no sales of available for sale securities in 1999.

(XIV) INTEREST IN SHARES OF PEARSON PLC

    Under UK GAAP, shares in Pearson plc held by the employee share ownership trusts are recorded in the balance sheet within fixed asset investments at December 31, 1999 and debtors at December 31, 1998. These shares are recorded at cost including expenses. Under US GAAP, shares in Pearson plc held by the employee share ownership trusts are recorded as an offset to equity.

(XV) PRESENTATION OF EARNINGS PER EQUITY SHARE

    US GAAP requires presentation of basic and diluted earnings per equity share
(EPS) using both income from continuing operations and net income. Therefore, an entity that reports a discontinued operation, an extraordinary item or cumulative effect of an accounting change must present basic and diluted EPS for those line items. Accordingly, the Group has presented EPS for continuing and discontinued operations.

                                  PEARSON PLC

34 SUMMARY OF PRINCIPAL DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
(XVI) OTHER DISCLOSURES REQUIRED BY US GAAP

PRESENTATION IN THE FINANCIAL STATEMENTS

    Under UK GAAP, operating profit may be shown before specific costs that under US GAAP would be included within operating profit. Additionally, the presentation of earnings per share is not limited to basic and diluted earnings per share on the net profit or loss for the period attributable to ordinary shareholders. Presentation of operating profit before certain costs and additional earnings per share data is allowable when management believe that it provides useful information to an investor and presents a true and fair view of the Company's results. Under US GAAP, costs such as internet operations, goodwill amortization and other items would be included within operating profit. Earnings per share may only be presented on a basic and diluted basis for profit or loss from continuing operations, profit or loss from discontinued operations and net profit or loss for the period. Accordingly, the presentation of "operating profit before internet operations, goodwill amortization and other items" as well as "adjusted earnings per equity share after internet enterprises" and "adjusted earnings per equity share before internet enterprises" is not allowed under US GAAP.

COMPREHENSIVE INCOME

    SFAS 130 REPORTING COMPREHENSIVE INCOME requires prominent presentation of a primary statement showing total recognized gains and losses (total comprehensive income). The total gains and losses recognized in the period attributable to shareholders' comprises net income plus gains and losses recognized directly in equity, such as movements in foreign currency translation differences. The Group has opted to display comprehensive income in accordance with UK GAAP. Total gains and losses are presented in the UK GAAP primary statement under "Statement of total recognized gains and losses". The movements in shareholders' funds between the beginning of the year and the end of the year are presented in the UK GAAP primary statement "Reconciliation of movements in equity shareholders' funds". The components of equity shareholders' funds on a UK GAAP basis are shown in the following disclosure.

                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                 LM         LM         LM
Called up share capital.....................................     153        152        144
Share premium account.......................................     517        498        158
Revaluation reserve.........................................       -          1          3
Other reserves..............................................       -          1          1
Retained earnings...........................................     600        383       (175)
Cumulative currency translation difference..................      51         13         21
                                                               -----      -----       ----
EQUITY SHAREHOLDERS' FUNDS AT END OF THE YEAR...............   1,321      1,048        152
                                                               =====      =====       ====

CASH FLOW INFORMATION

    Under UK GAAP, the Consolidated Cash Flow Statements are presented in accordance with FRS 1, as revised, CASH FLOW STATEMENTS. The statements prepared under FRS 1 present

                                  PEARSON PLC

34 SUMMARY OF PRINCIPAL DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
substantially the same information as that required under US GAAP as interpreted by SFAS 95 STATEMENT OF CASH FLOWS.

    The definition of "cash flow" differs between UK and US GAAP. Cash flow under UK GAAP represents increases or decreases in "cash", which comprises cash in hand and repayable on demand and overdrafts. Under US GAAP, cash flow represents increases or decreases in "cash and cash equivalents", which include short term, highly liquid investments with original maturities of less than 90 days, and exclude overdrafts.

    Under UK GAAP, cash flows are presented for operating activities; dividends received from partnerships and other associates; returns on investments and servicing of finance; taxation; capital expenditure and financial investment; acquisitions and disposals; equity dividends paid; management of liquid resources and financing. US GAAP requires the classification of cash flows as resulting from operating, investing and financing activities.

    Cash flows under UK GAAP in respect of interest received, interest paid, investment income and taxation would be included within operating activities under US GAAP. Capital expenditure and financial investment, dividends received from partnerships and associates, and cash flows from acquisitions and disposals would be included within investing activities under US GAAP. Equity dividends paid would be included within financing activities under US GAAP. Management of liquid resources may be included within financing activities or the liquid resources may be considered a cash equivalent under US GAAP, depending on the nature of the liquid resources.

    A summary of the Group's operating, investing and financing activities, classified in accordance with US GAAP, are as follows:

                                                                1999       1998
                                                              --------   --------
                                                                 LM         LM
Net cash provided by operating activities...................     136         286
Net cash provided by/(used in) investing activities.........     328      (2,085)
Net cash (used in) / provided by financing activities.......    (460)      1,961
Foreign exchange differences................................     (22)        (30)
                                                               -----      ------
Net increase in cash and cash equivalents...................     (18)        132
Cash and cash equivalents under US GAAP at the beginning of
  the year..................................................     337         205
                                                               -----      ------
Cash and cash equivalents under US GAAP at the end of the
  year......................................................     319         337
                                                               =====      ======

SEGMENTS

    Pearson has determined that its reportable segments are those that are based on the Group's method of internal reporting, which disaggregates its business by product category. The Group's segments are strategic business units that offer different products and services.

    The Group's business units and reportable segments are as follows:

    - FT Group--publisher of daily business newspapers and provider of online business information

                                  PEARSON PLC

34 SUMMARY OF PRINCIPAL DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    - Pearson Education--publisher of educational materials, including textbooks and teaching materials, as well as electronic educational programs

    - The Penguin Group--publisher of English language fiction and non-fiction books for adults and children

    - Pearson Television--television production company involved in production of new programs and distribution of proprietary programming

    The accounting policies of the segments are the same as those described in
Note 1. The Group's management evaluates the performance of its segments and allocates resources to them based on underlying sales growth and trading margin improvement. There are no material inter-segment revenues.

    The Group's segments are the same under UK GAAP and information with respect to the segments is presented in Note 2 to the financial statements. The Group has also separately disclosed information with respect to discontinued operations.

DISCONTINUED OPERATIONS

    In 1999, discontinued operations relate to the withdrawal of the Group from the banking business following its disposal of its investment in Lazard on March 3, 2000. In 1998, discontinued operations have been restated to include the results of Lazard, as well as reflecting the withdrawal of the Group from the consumer software business following its disposal of Mindscape Inc. in March 1998, the withdrawal of the Group from the consumer magazine business following its disposal of Pearson New Entertainment in April 1998 and the withdrawal of the Group from the visitor attractions business following its disposal of The Tussauds Group in October 1998. All disposals were accomplished thruogh the sale of the various operations.

    At December 31, 1999 and 1998, the carrying value of the investment in Lazard on an UK GAAP basis was L149m and L111m, respectively. At December 31, 1998, due to the disposal dates, there were no assets and liabilities on the balance sheet associated with Mindscape, Pearson New Entertainment and The Tussauds Group. For the year ended December 31, 1999 and 1998, income from operations on an UK GAAP basis for Lazard was L48m and L53m respectively, including a profit in 1998 of L11m on the sale of a business. The gain arising on the disposal of Lazard will be recognized in the 2000 results. The proceeds on its disposal were received in 2000. For the year ended December 31, 1998 on a UK GAAP basis, Mindscape, Pearson New Entertainment and The Tussauds Group had a combined operating profit of L21m prior to disposal, and a total gain on disposal of L215m was recognized. Total proceeds of L568m were received during 1998 upon the sale of Mindscape, Pearson New Entertainment and The Tussauds Group.

    The Group analyses turnover and operating profit between continuing and discontinued operations. Under US GAAP, the operating profit from discontinued operations would be shown on a separate line in the profit and loss statement below income from continuing operations.

                                  PEARSON PLC

34 SUMMARY OF PRINCIPAL DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
SIGNIFICANT ACQUISITIONS

    During 1998, the Group acquired the Simon & Schuster educational, business & professional and reference businesses (Simon & Schuster). The following unaudited pro-forma information presents the results of operations of the Group as if the acquisition had taken place on January 1, 1998:

                                                              YEAR ENDED DECEMBER 31, 1998
                                                                      (UNAUDITED)
                                                             ------------------------------
Sales (Lm).................................................               3,368
Profit for the financial year (Lm).........................                 301
Basic earnings per equity share............................               51.0p
Diluted earnings per equity share..........................               50.4p

    The Group's 1999 results consolidate Simon & Schuster for the full year, and accordingly a pro-forma presentation is not necessary.

    The unaudited pro-forma information has been prepared for comparative purposes only and includes certain adjustments, such as additional amortization expense as a result of goodwill and an increased interest expense on acquisition debt. They do not purport to be indicative of the results of operations that actually would have resulted if the acquisition had been effective at the beginning of 1998.

REVENUE RECOGNITION

    Pearson Education: Revenues are generally recognized when goods are shipped to customers or services rendered, net of a provision for estimated returns.

    FT Group: Subscription income is recorded as revenue as earned. Deferred subscription revenue, which primarily represents amounts received from customers in advance of newspaper delivery, is included in revenue over the subscription term. Advertising revenue is recognized when the advertisement appears in the newspaper.

    Penguin: Revenues are generally recognized when goods are shipped to customers or services rendered, net of a provision for estimated returns.

    Pearson Television: Revenues from all television sources are recognized upon availability of the film for telecast and when certain other conditions are met. Television series initially produced for the networks and first-run syndication are generally licensed to domestic and foreign markets concurrently. The more successful series are later syndicated in domestic markets and in certain foreign markets. The length of the revenue cycle for television series will vary depending on the number of seasons a series remains in active production. Revenues arising from television license agreements are recognized in the period that the films or television series are available for telecast and when certain other conditions are met. License agreements for the telecast of television product in the broadcast network, syndicated television and cable television markets are routinely entered into in advance of their available date for telecast. Cash received in connection with such contractual rights for which revenue is not yet recognizable is classified as deferred revenue.

                                  PEARSON PLC

34 SUMMARY OF PRINCIPAL DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
Because deferred revenue generally relates to contracts for the licensing of television product which have already been produced, the recognition of revenue for such completed product is principally only dependent upon the commencement of the availability period for telecast under the terms of the related licensing agreement and when certain other conditions are met.

    All divisions: Online advertising revenue is recognized ratably during the period in which the advertising is displayed and obligations are satisfied.

LEASE COMMITMENTS

    The following is a summary of future minimum rental payments for all leases with terms greater than one year:

                                                              CAPITAL    OPERATING
1999                                                           LEASE       LEASE
----                                                          --------   ----------
                                                                 LM          LM
Fiscal year ending December 31,
2000........................................................      7          90
2001........................................................      5          81
2002........................................................      2          72
2003........................................................      1          64
2004........................................................      1          52
Thereafter..................................................      1         397
                                                                 --         ---
Total minimum lease payments................................     17         756
                                                                 --         ---
(Less) Interest element.....................................     (2)        N/a
                                                                 --         ---
Present value of net minimum lease payments.................     15         N/a
                                                                 ==         ===

                                                              CAPITAL    OPERATING
1998                                                           LEASE       LEASE
----                                                          --------   ----------
                                                                 LM          LM
Fiscal year ending December 31,
1999........................................................     10          89
2000........................................................      6          71
2001........................................................      3          64
2002........................................................      1          56
2003........................................................      1          52
Thereafter..................................................      -         364
                                                                 --         ---
Total minimum lease payments................................     21         696
                                                                 --         ---
(Less) Interest element.....................................     (2)        N/a
                                                                 --         ---
Present value of net minimum lease payments.................     19         N/a
                                                                 ==         ===

    The total operating lease expense for 1999 is L95m (1998: L62m).

                                  PEARSON PLC

34 SUMMARY OF PRINCIPAL DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
BORROWINGS

    The weighted average interest rate on short-term borrowings outstanding was 5.5% and 6.4% as at December 31, 1999 and 1998, respectively.

    The Group's debt matures as follows

                                                                1999
                                                              --------
                                                                 LM
Due in:
2000........................................................      47
2001........................................................     155
2002........................................................     590
2003........................................................     561
2004........................................................     466
Thereafter..................................................     504
                                                               -----
Total.......................................................   2,323
                                                               =====

    The Group was in compliance with all debt covenants as at December 31, 1999 and 1998.

FIXED ASSETS

    Fully depreciated assets still being utilised by the Group have the following historical cost values:

                                                                1999       1998
                                                              --------   --------
                                                                 LM         LM
Freehold buildings..........................................      2          5
Long lease property.........................................      1          1
Short lease property........................................      4          -
Plant & machinery...........................................     52         45
Fixtures & fittings.........................................     34         68
                                                                 --        ---
Total.......................................................     93        119
                                                                 ==        ===

    In 1998 there was one property which was not being utilised. Its net book value was L15m. There was no such facility in 1999.

                                  PEARSON PLC

34 SUMMARY OF PRINCIPAL DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
COMPUTER SOFTWARE COSTS

    The following table sets forth the amount of computer software costs capitalized in plant & machinery.

                                                                1999       1998
                                                              --------   --------
                                                                 LM         LM
Cost at December 31.........................................     89         58
Depreciation at December 31.................................    (38)       (31)
                                                                ---        ---
Net book value at December 31...............................     51         27
                                                                ===        ===
Depreciation charged in the year............................      7          5

CONSOLIDATION

    The consolidated financial statements include the accounts of the Group and majority-owned and controlled subsidiaries. Under UK GAAP, the investments in companies in which the Group is unable to exercise control but has the ability to exercise significant influence over operating and financial policies are accounted for by the equity method, which is consistent with the equity method under US GAAP. Accordingly, the Group's share of the net earnings of these companies is included in consolidated net income. The investments in other companies are carried at cost or fair value, as appropriate. Inter-company accounts and transactions are eliminated upon consolidation.

ALLOWANCE FOR DOUBTFUL RECEIVABLES

    The Group has recorded an allowance for doubtful receivables as at December 31,1999 of L463m (1998: L401m) of which L456m (1998: L392m) is in respect of receivables due within one year.

ADVERTISING COSTS

    The Group maintains an accounting policy of expensing advertising costs as incurred.

    The Group recorded advertising costs during the year ended December 31, 1999 and 1998 of L146m and L112m, respectively.

STOCKS

    Stocks are valued at the lower of cost and net realizable value. Cost is calculated on a first in first out basis by reference to the invoiced value of supplies and attributable costs of bringing stocks to their present location and condition. Net realizable value is the estimated market value less selling costs.

                                  PEARSON PLC

34 SUMMARY OF PRINCIPAL DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
EXCEPTIONAL ITEMS

    Exceptional profits or losses on the sale of fixed assets and investments, businesses and associates do not meet the definition of "extraordinary" under US GAAP and, accordingly, are classified as operating items.

TOTAL ASSETS AND TOTAL LIABILITIES

    US GAAP requires that total assets and total liabilities are disclosed. Total assets and total liabilities under UK GAAP are shown below.

                                                                1999       1998
                                                              --------   --------
                                                                 LM         LM
Total assets................................................    5,350      5,317
Total liabilities...........................................    4,029      4,269

USE OF ESTIMATES

    Management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenue and expenses. Accounting estimates have been used in these financial statements to determine reported amounts, including realizability, of useful lives of tangible and intangible assets, income taxes and other items. Actual results could differ from those estimates.

COMPANIES ACT 1985

    The Consolidated Financial Statements do not constitute "statutory accounts" within the meaning of the Companies Act 1985 of Great Britain for any of the periods presented. Statutory accounts for the years ended December 31, 1999, 1998 and 1997 have been filed with the United Kingdom's Registrar of Companies. The auditors have reported on these accounts. Their reports were unqualified and did not contain statements under Section 237 (2) or (3) of that Act.

    These Consolidated Financial Statements include all material disclosures required by generally accepted accounting principles in the United Kingdom including those Companies Act 1985 disclosures relating to the profit and loss account and balance sheet items.

RECENTLY ISSUED ACCOUNTING STANDARDS

    FRS 15 TANGIBLE FIXED ASSETS sets out the requirements for accounting for the initial measurement, valuation and depreciation of tangible fixed assets. Valuations remain optional, but if valuations are performed then all assets of the same class should be revalued and revaluation should be kept current. FRS 15 must be adopted for accounting periods ending on or after March 3, 2000, and accordingly will be adopted in Pearson's interim statement as at and for the period ending June 30, 2000. The implementation of FRS 15 is not expected to have a material impact on either the results of operations or the disclosures.

    FRS 16 CURRENT TAX discusses the recognition and disclosure of current tax, in particular withholding tax and tax credits. The most significant change introduced by FRS 16 is that dividends

                                  PEARSON PLC

34 SUMMARY OF PRINCIPAL DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
received from UK companies should no longer be grossed up for the imputed tax credit, but should instead be recorded at the amount received or receivable. The effect of applying FRS 16 for the first time should be treated as a change in accounting policy. FRS 16 must be adopted for accounting periods ending on or after March 3, 2000, and accordingly will be adopted in Pearson's interim statement as at and for the period ending June 30, 2000. The implementation of FRS 16 is not expected to have a material impact on the results of operations.

    Securities and Exchange Commission Staff Accounting Bulletin ("SAB") 101 REVENUE RECOGNITION IN FINANCIAL STATEMENTS was issued on December 6, 1999 and provides an interpretation of when the revenue recognition criteria have been met. If a transaction is within the scope of specific authoritative literature that provides revenue recognition guidance, that literature should continue to be applied. However, in the absence of authoritative literature addressing a specific arrangement or a specific industry, SAB 101 is designed to provide additional guidance as to the criteria that will be applied by the SEC. SAB 101 is to be adopted in the second quarter of the financial year beginning after December 15, 1999 (financial year 2000 for Pearson). Pearson has complied with SAB 101 for the period ending December 31, 1999.

    Statement of Financial Accounting Standards (SFAS) No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, requires that, upon adoption, all derivative instruments (including certain derivative instruments embedded in other contracts) be recognized in the balance sheet at fair value, and that changes in such fair values be recognized in earnings unless specific hedging criteria are met. Changes in the values of derivatives that meet these hedging criteria will ultimately offset related earnings effects of the hedged items; effects of certain changes in fair value are recorded in equity pending recognition in earnings. For US GAAP purposes the Group's derivative instruments did not qualify for hedge accounting in 1999 or 1998. Accordingly, the adoption of SFAS133 should not have a materially different effect than that shown in the US GAAP reconciliation.

                                  PEARSON PLC

                     PRINCIPAL SUBSIDIARIES AND ASSOCIATES

                            AS AT DECEMBER 31, 1999

SUBSIDIARIES

    The principal operating subsidiaries are listed below.

    They operate mainly in the countries of incorporation or registration, the investments are in equity share capital and they are all 100% owned unless stated otherwise.

                                                                 COUNTRY OF
                                                              INCORPORATION OR
                                                                REGISTRATION
                                                              ----------------

FT GROUP
Financial Times Group Ltd*..................................  England
Financial Times Business Ltd................................  England
Les Echos SA................................................  France
Recoletos Compania Editorial SA (99.6%).....................  Spain

PEARSON EDUCATION
Addison Wesley Longman Inc..................................  US
Addison Wesley Educational Publishers Inc...................  US
Macmillan USA Inc...........................................  US
Pearson Education Ltd.......................................  England
Prentice Hall Inc...........................................  US

THE PENGUIN GROUP
Penguin Putnam Inc..........................................  US
The Penguin Publishing Co Ltd...............................  England
Penguin Books Australia Ltd.................................  Australia

PEARSON TELEVISION
Pearson Television Ltd*.....................................  England
Pearson Television Productions Ltd..........................  England
Pearson Television North America Inc........................  US
Pearson Television International Ltd........................  England

------------------------
*Direct investment of Pearson plc

                                  PEARSON PLC

                            AS AT DECEMBER 31, 1999

ASSOCIATES

                                    COUNTRY OF
                                   INCORPORATION    BENEFICIAL     CLASS OF       SHARE     ACCOUNTING
                                  OR REGISTRATION    INTEREST        SHARE       CAPITAL     YEAR END
                                  ---------------   ----------   -------------   --------   -----------
                                                        %                           LM
FT GROUP
The Economist Newspaper Ltd.....  England                50             Ord 5p     1.1      March
                                                        100             'B' 5p     0.1
                                                        Nil             'A' 5p
                                                        Nil           Trust 5p       -

PEARSON TELEVISION
Channel 5 Television Group        England              20.0      Ord 1p voting     0.8      December
  Ltd...........................
                                                       25.0             Ord 1p     4.0
                                                                    non-voting
                                                       19.2         Preference       -
                                                        1.7           Deferred       -

    The principal partnerships are shown on page F-27.

    Subsequent to the year end, the beneficial interest in Channel 5 Television Group Ltd increased (see note 31).

                                  PEARSON PLC
              INTERIM RESULTS FOR THE SIX MONTHS TO JUNE 30, 2000
                                  (UNAUDITED)

    The financial information included on the following pages F-92 through F-100 represents the consolidated financial position of Pearson plc and its subsidiaries as of June 30, 2000 and the results of their operations and changes in their financial position (cash flows) prepared in accordance with UK GAAP. This financial information is included because it is publicly available in the UK and has been publicly distributed to shareholders in the UK and provided to the London stock exchange. This financial information has been prepared in accordance with UK GAAP and has not been reconciled to accounting principles generally accepted in the US.

                                  PEARSON PLC

                      CONSOLIDATED PROFIT AND LOSS ACCOUNT

                      FOR THE SIX MONTHS TO JUNE 30, 2000

                                  (UNAUDITED)

                                                                                       1999        1999
                                                                           2000      HALF YEAR   FULL YEAR
                                                                         HALF YEAR   RESTATED    RESTATED
                                                                NOTE     ---------   ---------   ---------
                                                                                        LM
                                                                            LM                      LM
SALES.......................................................     2
Continuing operations.......................................               1,490       1,306       3,332
Acquisitions................................................                  55           -           -
                                                                           -----       -----       -----
TOTAL SALES.................................................               1,545       1,306       3,332
OPERATING PROFIT............................................     2
Continuing operations--group................................                 (13)         13         247
Acquisitions--group.........................................                  (6)          -           -
                                                                           -----       -----       -----
Total operating (loss)/profit--group........................                 (19)         13         247
                                                                           -----       -----       -----
Share of operating profit of associates and joint ventures:
Continuing operations.......................................                   5          12          23
Acquisitions................................................                  (5)          -           -
                                                                           -----       -----       -----
                                                                               -          12          23
Discontinued operations.....................................                   8          21          48
                                                                           -----       -----       -----
TOTAL SHARE OF OPERATING PROFIT OF ASSOCIATES AND JOINT
  VENTURES..................................................                   8          33          71
                                                                           =====       =====       =====
Total operating profit analysed between:
Operating profit before internet enterprises, goodwill
  amortisation and other items..............................                 156         133         588
Internet enterprises........................................                 (84)         (7)        (39)
Goodwill amortisation.......................................                 (72)        (63)       (131)
Other items.................................................                 (11)        (17)       (100)
                                                                           -----       -----       -----
TOTAL OPERATING (LOSS)/PROFIT...............................                 (11)         46         318
Continuing operations:
Profit on sale of fixed assets and investments..............     3             2          22         349
(Loss) on sale of businesses and associates.................     4           (15)        (17)        (44)
Discontinued operations:
Profit on sale of businesses and associates.................     4           231           -           -
                                                                             218           5         305
                                                                           -----       -----       -----
Profit on sale of businesses and associates by an
  associate--continuing operations..........................                   -           -           1
PROFIT BEFORE INTEREST......................................                 207          51         624
NET FINANCE COSTS
Net interest payable--group.................................                 (67)        (70)       (145)
Net interest payable--associates and joint ventures.........                  (1)         (1)         (2)
Arrangement fee.............................................     5           (16)          -           -
                                                                           -----       -----       -----
                                                                             (84)        (71)       (147)
                                                                           -----       -----       -----
PROFIT/(LOSS) BEFORE TAXATION...............................                 123         (20)        477
Taxation....................................................     7           (32)        (18)       (177)
                                                                           -----       -----       -----
Profit/(loss) after taxation................................                  91         (38)        300
Equity minority interests...................................                  (3)         (3)         (6)
                                                                           -----       -----       -----
PROFIT/(LOSS) FOR THE FINANCIAL PERIOD......................                  88         (41)        294
DIVIDENDS ON EQUITY SHARES..................................                 (58)        (54)       (138)
                                                                           -----       -----       -----
PROFIT/(DEFICIT) RETAINED...................................                  30         (95)        156
                                                                           =====       =====       =====
ADJUSTED EARNINGS PER EQUITY SHARE BEFORE INTERNET
  ENTERPRISES...............................................     6          10.0p        7.1p       53.3p
ADJUSTED (LOSS)/EARNINGS PER EQUITY SHARE AFTER INTERNET
  ENTERPRISES...............................................     6          (0.6)p       6.3p       48.5p
EARNINGS/(LOSS) PER EQUITY SHARE............................     6          14.2p       (6.6)p      48.2p
DILUTED EARNINGS/(LOSS) PER EQUITY SHARE....................     6          13.8p       (6.5)p      47.5p
DIVIDENDS PER EQUITY SHARE..................................     8           9.2p        8.6p       22.5p
                                                                           =====       =====       =====

------------------------------

1999 has been restated to reflect the adoption of FRS16 "Current Tax".

The results for the 1999 full year are an abridged version of the full accounts which have received an unqualified audit report from the auditors and have been filed with the Registrar of Companies. First half figures are neither audited nor reviewed.

                                  PEARSON PLC

                           CONSOLIDATED BALANCE SHEET

                              AS AT JUNE 30, 2000

                                  (UNAUDITED)

                                                                2000        1999        1999
                                                              HALF YEAR   HALF YEAR   FULL YEAR
                                                              ---------   ---------   ---------
                                                                 LM          LM          LM
FIXED ASSETS
Intangible assets...........................................    3,018       2,340       2,457
Tangible assets.............................................      453         435         405
Investments:
Associates..................................................      289         208         234
Other.......................................................      191         291          99
                                                               ------      ------      ------
                                                                3,951       3,274       3,195
                                                               ------      ------      ------

CURRENT ASSETS
Stocks......................................................      945         724         691
Debtors.....................................................    1,233       1,093       1,132
Investments.................................................        3           5           4
Cash at bank and in hand....................................      369         351         328
                                                               ------      ------      ------
                                                                2,550       2,173       2,155
                                                               ------      ------      ------

CREDITORS--AMOUNTS FALLING DUE WITHIN ONE YEAR
Short-term borrowing........................................     (902)       (594)        (47)
Other creditors.............................................   (1,356)     (1,162)     (1,441)
                                                               ------      ------      ------
                                                               (2,258)     (1,756)     (1,488)
                                                               ------      ------      ------

NET CURRENT ASSETS..........................................      292         417         667
                                                               ------      ------      ------
TOTAL ASSETS LESS CURRENT LIABILITIES.......................    4,243       3,691       3,862

CREDITORS--AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR
Medium and long term borrowing..............................   (2,011)     (2,297)     (2,276)
Other creditors.............................................      (58)        (43)        (32)
                                                               ------      ------      ------
                                                               (2,069)     (2,340)     (2,308)

PROVISIONS FOR LIABILITIES AND CHARGES
Deferred taxation...........................................      (17)        (22)        (21)
Other provisions for liabilities and charges................     (213)       (222)       (206)
                                                               ------      ------      ------
NET ASSETS..................................................    1,944       1,107       1,327
                                                               ------      ------      ------

CAPITAL AND RESERVES
Called up share capital.....................................      156         153         153
Share premium account.......................................      774         504         517
Profit and loss account.....................................      901         413         651
                                                               ------      ------      ------
EQUITY SHAREHOLDERS' FUNDS..................................    1,831       1,070       1,321
EQUITY MINORITY INTERESTS...................................      113          37           6
                                                               ------      ------      ------
                                                                1,944       1,107       1,327
                                                               ======      ======      ======

                                  PEARSON PLC

                 STATEMENT OF TOTAL RECOGNIZED GAINS AND LOSSES

                      FOR THE SIX MONTHS TO JUNE 30, 2000

                                  (UNAUDITED)

                                                                2000        1999        1999
                                                              HALF YEAR   HALF YEAR   FULL YEAR
                                                              ---------   ---------   ---------
                                                                 LM          LM          LM
Profit/(loss) for the financial period......................       88         (41)        294
Other net gains and losses recognised in reserves:
Currency translation differences............................       97          71          36
                                                                -----       -----       -----
TOTAL RECOGNISED GAINS RELATING TO THE PERIOD...............      185          30         330
                                                                =====       =====       =====

           RECONCILIATION OF MOVEMENTS IN EQUITY SHAREHOLDERS' FUNDS
                      FOR THE SIX MONTHS TO JUNE 30, 2000

                                                                2000        1999        1999
                                                              HALF YEAR   HALF YEAR   FULL YEAR
                                                              ---------   ---------   ---------
                                                                 LM          LM          LM
Profit/(loss) for the financial period......................       88         (41)        294
Dividends on equity shares..................................      (58)        (54)       (138)
                                                                -----       -----       -----
                                                                   30         (95)        156
Currency translation differences............................       97          71          36
Goodwill written back.......................................      126          40          63
Shares issued...............................................      257           6          18
                                                                -----       -----       -----
Net movement for the period.................................      510          22         273
Equity shareholders' funds at beginning of the period.......    1,321       1,048       1,048
                                                                -----       -----       -----
EQUITY SHAREHOLDERS' FUNDS AT END OF THE PERIOD.............    1,831       1,070       1,321
                                                                =====       =====       =====

                                  PEARSON PLC

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                      FOR THE SIX MONTHS TO JUNE 30, 2000

                                  (UNAUDITED)

                                                                    2000        1999        1999
                                                                  HALF YEAR   HALF YEAR   FULL YEAR
                                                         NOTE     ---------   ---------   ---------
                                                                     LM          LM          LM
NET CASH (OUTFLOW)/INFLOW FROM OPERATING
  ACTIVITIES.........................................  9             (200)        (52)        433
                                                                   ------      ------      ------
DIVIDENDS FROM ASSOCIATES AND JOINT VENTURES.........                  43          31          44
                                                                   ------      ------      ------
Interest received....................................                  23          30          41
Interest paid........................................                (105)        (98)       (182)
Debt issue costs.....................................                   -           -          (5)
Dividends paid to minority interests.................                   -           -          (1)
                                                                   ------      ------      ------
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE......                 (82)        (68)       (147)
                                                                   ------      ------      ------
TAXATION.............................................                 (30)        (33)       (156)
                                                                   ------      ------      ------
Purchase of tangible fixed assets....................                 (65)        (41)       (102)
Sale of tangible fixed assets........................                   8          10          36
Purchase of investments..............................                 (90)        (19)        (24)
Sale of investments..................................                   3         108         624
                                                                   ------      ------      ------
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT.........                (144)         58         534
                                                                   ------      ------      ------
Purchase of subsidiary undertakings..................                (482)        (17)       (249)
Net debt acquired with subsidiary undertakings.......                 (19)          -           -
Purchase of associates and joint ventures............                 (88)        (48)        (54)
Sale of subsidiary undertakings......................                   3          31          44
Net cash disposed with subsidiary undertakings.......                   -          (3)         (3)
Sale of associates and joint ventures................                 394          12          12
                                                                   ------      ------      ------
ACQUISITIONS AND DISPOSALS...........................                (192)        (25)       (250)
                                                                   ------      ------      ------
EQUITY DIVIDENDS PAID................................                 (87)        (79)       (132)
                                                                   ------      ------      ------
NET CASH (OUTFLOW)/INFLOW BEFORE MANAGEMENT OF LIQUID
  FINANCING RESOURCES AND FINANCING..................                (692)       (168)        326
                                                                   ------      ------      ------
Liquid resources acquired............................                 (49)         (9)         (9)
Liquid resources disposed............................                  44          10          10
Collateral deposit placed............................                 (61)          -           -
                                                                   ------      ------      ------
MANAGEMENT OF LIQUID RESOURCES.......................                 (66)          1           1
                                                                   ------      ------      ------
Issue of equity share capital........................                 257           6          18
Capital element of finance lease rentals.............                  (4)         (5)        (11)
Loan facility repaid.................................                (676)       (326)     (1,112)
4.625% [EURO]uro Bonds 2004 advanced.................                   -           -         358
7% Sterling Bonds 2014 advanced......................                   -           -         250
6.125% [EURO]uro Bonds 2007 advanced.................                 368          --          --
Loan notes advanced..................................                 131          --          --
Net movement in other borrowings.....................                 597         525         202
                                                                   ------      ------      ------
FINANCING............................................                 673         200        (295)
                                                                   ------      ------      ------
(DECREASE)/INCREASE IN CASH IN THE PERIOD............                 (85)         33          32
                                                                   ======      ======      ======

                                  PEARSON PLC

                          NOTES TO THE INTERIM RESULTS

                      FOR THE SIX MONTHS TO JUNE 30, 2000
                                  (UNAUDITED)

1.  BASIS OF PREPARATION

    The interim results for the six months to June 30, 2000 have been prepared in accordance with the accounting policies set out in the 1999 Annual Report. FRS15 "Tangible Fixed Assets' has been adopted. FRS16 "Current Tax' has also been adopted and comparative figures have been restated to reflect that UK dividend income is now presented net of UK tax credits.

2.  SECTOR ANALYSIS

                                                                            SALES
                                                              ---------------------------------
                                                                2000        1999        1999
                                                              HALF YEAR   HALF YEAR   FULL YEAR
                                                              ---------   ---------   ---------
                                                                 LM          LM          LM
Pearson Education...........................................      647         554       1,725
FT Group....................................................      408         330         687
The Penguin Group...........................................      326         263         565
Pearson Television..........................................      164         159         355
                                                                -----       -----       -----
Continuing operations.......................................    1,545       1,306       3,332
                                                                =====       =====       =====

    Sales in respect of internet enterprises, the group's discrete internet operations, are included within the FT Group L16m (1999 half year: L2m; 1999 full year: L7m).

                                     OPERATING PROFIT                    OPERATING PROFIT
                             ---------------------------------   ---------------------------------
                               (BEFORE INTERNET ENTERPRISES,       (AFTER INTERNET ENTERPRISES,
                                 GOODWILL AMORTISATION AND           GOODWILL AMORTISATION AND
                                       OTHER ITEMS)                        OTHER ITEMS)
                             ---------------------------------   ---------------------------------
                               2000        1999        1999        2000        1999        1999
                             HALF YEAR   HALF YEAR   FULL YEAR   HALF YEAR   HALF YEAR   FULL YEAR
                             ---------   ---------   ---------   ---------   ---------   ---------
                                LM          LM          LM          LM          LM          LM
Pearson Education..........     (26)        (38)        257        (108)       (116)         36
FT Group...................     109          86         150          35          77         103
The Penguin Group..........      33          31          65          25          31          64
Pearson Television.........      32          33          68          29          33          67
                               ----        ----        ----        ----        ----        ----
Continuing operations......     148         112         540         (19)         25         270
Discontinued operations....       8          21          48           8          21          48
                               ----        ----        ----        ----        ----        ----
                                156         133         588         (11)         46         318
                               ====        ====        ====        ====        ====        ====

    The results of internet enterprises are included within Pearson Education L19m (1999 half year: Lnil; 1999 full year: L3m), within FT Group L64m (1999 half year: L7m; 1999 full year: L36m) and within Pearson Television L1m (1999 half year: Lnil; 1999 full year: Lnil).

    Other items comprises exceptional items of L11m (1999 half year L15m; 1999 full year L95m) and Year 2000 compliance costs of Lnil (1999 half year L2m; 1999 full year L5m). Exceptional items comprise integration costs of L8m (1999 half year L15m; 1999 full year L95m) following the acquisition of Simon & Schuster in 1998 which all relate to the Pearson Education business sector and integration costs of L3m following the acquisition of Dorling Kindersley in May 2000 which all

                                  PEARSON PLC

                      FOR THE SIX MONTHS TO JUNE 30, 2000
                                  (UNAUDITED)

2.  SECTOR ANALYSIS (CONTINUED)
relate to the Penguin Group business sector. Discontinued operations relate to the withdrawal of the Group from the banking business following its disposal of Lazard on March 3, 2000.

    Included in the analysis of operating profit above are the following amounts in respect of associates and joint ventures:

                                                                2000        1999        1999
                                                              HALF YEAR   HALF YEAR   FULL YEAR
                                                              ---------   ---------   ---------
                                                                 LM          LM          LM
Pearson Education...........................................        4           4           6
FT Group....................................................       (8)          7          14
Pearson Television..........................................        4           1           3
Continuing operations.......................................        -          12          23
Discontinued operations.....................................        8          21          48
                                                                -----       -----       -----
                                                                    8          33          71
                                                                =====       =====       =====

3.  PROFIT ON SALE OF FIXED ASSETS AND INVESTMENTS

                                                                2000        1999        1999
                                                              HALF YEAR   HALF YEAR   FULL YEAR
                                                              ---------   ---------   ---------
                                                                 LM          LM          LM
Profit on disposal of interest in BSB Holdings Ltd..........        -          16         345
Loss on sale of fixed assets relating to the Simon &
  Schuster acquisition......................................        -           -          (3)
Net profit on sale of other investments and property
  interests.................................................        2           6           7
                                                                -----       -----       -----
Continuing operations.......................................        2          22         349
                                                                -----       -----       -----
Taxation....................................................        -          (3)        (90)
                                                                =====       =====       =====

4.  (LOSS)/PROFIT ON SALE OF BUSINESSES AND ASSOCIATES

                                                                2000        1999        1999
                                                              HALF YEAR   HALF YEAR   FULL YEAR
                                                              ---------   ---------   ---------
                                                                 LM          LM          LM
Loss on sale of Extel research products business............        -         (16)        (19)
Loss on closure of Simon & Schuster businesses..............        -          (3)        (12)
Net (loss)/profit on sale of other businesses...............      (15)          2         (13)
                                                                -----       -----       -----
Continuing operations.......................................      (15)        (17)        (44)
                                                                -----       -----       -----
Profit on sale of Lazard--discontinued operations...........      231           -           -
                                                                -----       -----       -----
Taxation....................................................      (31)         (3)          5
                                                                =====       =====       =====

5.  ARRANGEMENT FEE

    The amortisation of an arrangement fee in respect of a borrowing facility has been accelerated due to the early redemption of the facility.

                                  PEARSON PLC

                      FOR THE SIX MONTHS TO JUNE 30, 2000
                                  (UNAUDITED)

6.  EARNINGS AND ADJUSTED EARNINGS PER EQUITY SHARE

    In order to show results from operating activities on a comparable basis two adjusted earnings per equity share are presented. Firstly, an adjusted earnings per equity share is presented which excludes profits or losses on the sale of fixed assets and investments, businesses and associates (see notes 3 and 4), Year 2000 compliance costs, integration costs in respect of the acquisitions of Simon & Schuster and Dorling Kindersley and the accelerated amortisation of a financing arrangement fee. Goodwill amortisation has also been excluded from the adjusted earnings calculation following the prospective implementation of FRS10 "Goodwill and Intangible Assets' in 1998. Due to a significant level of expenditure on new internet enterprises, a second adjusted earnings per equity share is presented in which the results of these are also excluded from earnings.

                                                                2000        1999        1999
                                                              HALF YEAR   HALF YEAR   FULL YEAR
                                                              ---------   ---------   ---------
                                                                 LM          LM          LM
Profit/(loss) for the financial period......................       88         (41)        294
Adjustments:
(Profit) on sale of fixed assets and investments: continuing
  operations................................................       (2)        (22)       (349)
Loss on sale of businesses and associates: continuing
  operations................................................       15          17          44
(Profit) on sale of businesses and associates: discontinued
  operations................................................     (231)          -
(Profit) on sale of businesses and associates by an
  associate:
Continuing Operations.......................................        -           -          (1)
Internet enterprises........................................       84           7          39
Interest on internet enterprises............................        2           -           -
Minority share of internet enterprises......................       (2)          -           -
Goodwill amortisation.......................................       72          63         131
Simon & Schuster integration costs..........................        8          15          95
Dorling Kindersley integration costs........................        3           -           -
Arrangement fee.............................................       16           -           -
Year 2000 compliance costs..................................        -           2           5
Taxation on above items.....................................        9           2          67
                                                                -----       -----       -----
Adjusted earnings before internet enterprises...............       62          43         325
                                                                -----       -----       -----
Internet enterprises........................................      (84)         (7)        (39)
Interest on internet enterprises............................       (2)          -           -
Minority share of internet enterprises......................        2           -           -
Taxation on internet enterprises............................       18           2          10
                                                                -----       -----       -----
Adjusted (loss)/earnings after internet enterprises.........       (4)         38         296
                                                                -----       -----       -----
Profit/(loss) for the financial period......................       88         (41)        294
Tax on the conversion of ordinary shares....................       (1)          -          (1)
                                                                -----       -----       -----
Diluted earnings............................................       87         (41)        293
                                                                -----       -----       -----
Weighted average number of equity shares (millions)
  --for earnings and adjusted earnings......................    620.4       609.7       610.2
Effect of dilutive share options............................      8.2         6.8         7.0
                                                                -----       -----       -----
Weighted average number of equity shares (millions)
  --for diluted earnings....................................    628.6       616.5       617.2
                                                                -----       -----       -----
Adjusted earnings per equity share before internet
  enterprises...............................................     10.0p        7.1p       53.3p
Adjusted (loss)/earnings per equity share after internet
  enterprises...............................................     (0.6)p       6.3p       48.5p
Earnings/(loss) per equity share............................     14.2p       (6.6)p      48.2p
Diluted earnings/(loss) per equity share....................     13.8p       (6.5)p      47.5p
                                                                =====       =====       =====

                                  PEARSON PLC

                      FOR THE SIX MONTHS TO JUNE 30, 2000
                                  (UNAUDITED)

7.  TAXATION

   The tax rate provided in the profit and loss account for the half year is based on the estimated effective rate for the full year and is analysed as follows:

                                                                2000        1999        1999
                                                              HALF YEAR   HALF YEAR   FULL YEAR
                                                                  %           %           %
                                                              ---------   ---------   ---------
United Kingdom tax rate.....................................     30.0        30.2        30.2
Effect of utilisation of tax losses in the USA..............     (4.5)      (10.6)       (7.7)
Other items.................................................     (0.5)        5.4         2.5
                                                                -----       -----       -----
Tax rate reflected in adjusted earnings.....................     25.0        25.0        25.0
                                                                -----       -----       -----
Effect of profits/(losses) excluded from adjusted
  earnings..................................................      1.0         n/a        12.5
                                                                -----       -----       -----
Tax rate reflected in earnings..............................     26.0         n/a        37.5
                                                                -----       -----       -----

    Taxation is analysed as:

                                                                2000        1999        1999
                                                              HALF YEAR   HALF YEAR   FULL YEAR
                                                              ---------   ---------   ---------
                                                                 LM          LM          LM
Parent and subsidiaries.....................................       28          10         162
Associates..................................................        4           8          15
                                                                -----       -----       -----
                                                                   32          18         177
                                                                =====       =====       =====

    The group continues to have substantial tax losses available in the US which are not recognised in the accounts and hence the tax rate reflected in adjusted earnings is lower than the UK tax rate.

8.  DIVIDENDS

    The directors have declared an interim dividend of 9.2p per equity share, payable on October 27, 2000 to shareholders on the register at the close of business on August 11, 2000.

                                  PEARSON PLC

                      FOR THE SIX MONTHS TO JUNE 30, 2000
                                  (UNAUDITED)

9.  NOTE TO CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                2000        1999        1999
                                                              HALF YEAR   HALF YEAR   FULL YEAR
                                                              ---------   ---------   ---------
                                                                 LM          LM          LM
RECONCILIATION OF OPERATING (LOSS)/PROFIT TO NET CASH
  (OUTFLOW)/INFLOW FROM OPERATING ACTIVITIES
Total operating (loss)/profit...............................      (11)         46         318
Share of profit of associates and joint ventures............       (8)        (33)        (71)
Depreciation charges........................................       44          41          82
Goodwill amortisation.......................................       70          63         130
(Increase) in stocks........................................     (137)        (69)        (57)
Decrease/(increase) in debtors..............................       37          46         (71)
(Decrease)/increase in creditors............................     (199)       (114)        127
(Decrease) in operating provisions..........................       (6)        (29)        (33)
Other and non-cash items....................................       10          (3)          8
                                                                -----       -----       -----
NET CASH (OUTFLOW)/INFLOW FROM OPERATING ACTIVITIES.........     (200)        (52)        433
Purchase of fixed assets and finance lease payments.........      (69)        (46)       (113)
Sale of operating tangible fixed assets.....................        5           2          24
Dividends from associates and joint ventures................       43          31          44
Other.......................................................        3           4           8
                                                                -----       -----       -----
OPERATING CASH FLOW.........................................     (218)        (61)        396
                                                                -----       -----       -----
Analysed as:

Operating cash flow before internet enterprises and other
  items.....................................................     (104)         (8)        540
Cash effect of other items..................................      (26)        (49)       (110)
Cash effect of internet enterprises.........................      (88)         (4)        (34)
                                                                -----       -----       -----
OPERATING CASH FLOW.........................................     (218)        (61)        396
                                                                =====       =====       =====

10.  EXCHANGE RATES

    Pearson earns a significant proportion of its sales and profits in overseas currencies, the most prominent being the US dollar and the Euro. The relevant rates are as follows:

                                        L VERSUS US$                        L VERSUS EURO
                              ---------------------------------   ---------------------------------
                                2000        1999        1999        2000        1999        1999
                              HALF YEAR   HALF YEAR   FULL YEAR   HALF YEAR   HALF YEAR   FULL YEAR
                              ---------   ---------   ---------   ---------   ---------   ---------
                                 LM          LM          LM          LM          LM          LM
Average for operating
  profits...................     1.56        1.61        1.61        1.65        1.50        1.53
Period end rate.............     1.51        1.58        1.61        1.58        1.53        1.61

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and

Shareholders of Viacom Inc.:

    In our opinion, the accompanying carve-out balance sheets and the related carve-out statements of operations and of cash flows presents fairly, in all material respects, the financial position of Simon & Schuster (Excluding Consumer), as defined in Note 1 to the financial statements (the "Company"), at December 31, 1997, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion expressed above.

PricewaterhouseCoopers, New York

June 17, 1998

                     SIMON & SCHUSTER (EXCLUDING CONSUMER)

                       CARVE-OUT STATEMENTS OF OPERATIONS

                                                    JANUARY 1, 1998
                                                        THROUGH                  YEAR ENDED
                                                   NOVEMBER 27, 1998            DECEMBER 31,
                                                   -----------------   ------------------------------
                                                      (UNAUDITED)        1997       1996       1995
                                                   -----------------   --------   --------   --------
                                                          $M              $M         $M         $M
Revenues.........................................         1,663          1,915      1,784      1,631
Expenses
  Operating......................................          (700)          (757)      (689)      (573)
  Selling, general and administrative............          (872)          (851)      (816)      (781)
  Depreciation and amortization (note 1).........          (142)          (145)      (135)      (126)
                                                         ------         ------     ------     ------
TOTAL EXPENSES...................................        (1,714)        (1,753)    (1,640)    (1,480)
                                                         ------         ------     ------     ------
Operating (loss)/income..........................           (51)           162        144        151

Other income/(expense)
  Net interest income/(expense)(note 3)..........             1             (6)        (5)        (6)
  Other items, net (note 9)......................           (15)            (8)         8         (1)
                                                         ------         ------     ------     ------
(Loss)/earnings before income taxes..............           (65)           148        147        144
Provision for income taxes (note 6)..............            (2)           (82)       (80)       (78)
                                                         ------         ------     ------     ------
NET (LOSS)/EARNINGS..............................           (67)            66         67         66
                                                         ======         ======     ======     ======

                  See notes to carve-out financial statements.

                     SIMON & SCHUSTER (EXCLUDING CONSUMER)

                            CARVE-OUT BALANCE SHEET

                                                   NOVEMBER 27, 1998            DECEMBER 31,
                                                   -----------------   ------------------------------
                                                      (UNAUDITED)        1997       1996       1995
                                                   -----------------   --------   --------   --------
                                                          $M              $M         $M         $M
Assets
Current assets
  Cash...........................................            41             35         31         45
  Receivables, less allowances for sales returns
    and doubtful accounts of $181 (1998), $204
    (1997), $176 (1996) and $162 (1995)..........           473            545        502        407
  Inventories (note 1)...........................           287            284        278        319
  Prepaid and other current assets...............           125             98         90         76
                                                         ------         ------     ------     ------
TOTAL CURRENT ASSETS.............................           926            962        901        847
                                                         ------         ------     ------     ------
Property and equipment, net (note 1).............           163            165        171        160
Intangibles, net (note 1)........................         2,851          2,941      3,011      3,052
Prepublication costs, net of accumulated
  amortization of $423 (1998), $312 (1997), $240
  (1996) and $187 (1995) (note 1)................           326            325        314        270
Other assets.....................................           114            124         89        105
                                                         ------         ------     ------     ------
                                                          4,380          4,517      4,486      4,434
                                                         ======         ======     ======     ======
LIABILITIES AND VIACOM EQUITY INVESTMENT
Current liabilities
  Accounts payable...............................           123            223        229        193
  Accrued expenses...............................           103             78         96         91
  Royalty payable................................            74             87         83         78
  Subscription liability.........................            44             44         43         38
  Accrued compensation...........................           227            192        183        176
  Other current liabilities......................            72             71         83        126
  Current portion of long-term debt (note 3).....            22             26          7         41
                                                         ------         ------     ------     ------
TOTAL CURRENT LIABILITIES........................           665            721        724        743

Long-term debt (note 3)..........................            23             27         22         14
Deferred income taxes (note 6)...................            14             21         19          -
Other liabilities................................            13              5         15          8
Commitments and contingencies (note 7)
Viacom equity investment (note 4)................         3,665          3,743      3,706      3,669
                                                         ------         ------     ------     ------
                                                          4,380          4,517      4,486      4,434
                                                         ======         ======     ======     ======

                  See notes to carve-out financial statements.

                     SIMON & SCHUSTER (EXCLUDING CONSUMER)

                       CARVE-OUT STATEMENTS OF CASH FLOWS

                                                           JANUARY 1, 1998
                                                               THROUGH                  YEAR ENDED
                                                          NOVEMBER 27, 1998            DECEMBER 31,
                                                          -----------------   ------------------------------
                                                             (UNAUDITED)        1997       1996       1995
                                                          -----------------   --------   --------   --------
                                                                 $M              $M         $M         $M
Operating activities
  Net earnings..........................................          (67)            66         67        66
  Adjustments to reconcile net earnings to net cash flow
    from operating activities
    Gain on sale of investment..........................            -              -         (8)        -
    Depreciation and amortization.......................          142            145        135       126
    Decrease/(increase) in receivables..................           62            (46)       (90)      (19)
    (Increase)/decrease in inventories..................           (4)           (14)        37       (98)
    (Increase)/in other assets..........................          (40)           (54)       (34)      (31)
    Increase in prepublication costs....................           (1)           (13)       (50)      (49)
    (Decrease)/increase in accounts payable and other
      liabilities.......................................          (51)           (29)        34        33
                                                                 ----           ----       ----       ---
NET CASH FLOW FROM OPERATING ACTIVITIES.................           41             55         91        28
                                                                 ----           ----       ----       ---
Investing activities
  Capital expenditures..................................          (28)           (34)       (31)      (42)
  Proceeds from dispositions............................            2             14         42        10
  Acquisitions, net of cash acquired....................            -            (13)       (49)      (54)
  Proceeds from sale of buildings and equipment.........            -             16          6         5
                                                                 ----           ----       ----       ---
NET CASH FLOW FROM INVESTING ACTIVITIES.................          (26)           (17)       (32)      (81)
                                                                 ----           ----       ----       ---
Financing activities
  Net distributions to Viacom...........................          (76)          (157)      (147)      (43)
  Amounts paid by Viacom on behalf of Publishing
    (excluding consumer)................................           75            134        116       104
  Principal payment on capital lease obligations........           (1)           (11)        (4)       (2)
  Repayments of long-term debt, net.....................           (7)             -        (38)        -
                                                                 ----           ----       ----       ---
NET CASH FLOW FROM FINANCING ACTIVITIES.................           (9)           (34)       (73)       59
                                                                 ----           ----       ----       ---
Net increase/(decrease) in cash.........................            6              4        (14)        6
Cash at beginning of year...............................           35             31         45        39
                                                                 ----           ----       ----       ---
Cash at end of year.....................................           41             35         31        45
                                                                 ====           ====       ====       ===
Noncash investing and financing activities
  Property and equipment acquired under capitalized
    leases..............................................           13             21         16        11
                                                                 ----           ----       ----       ---

                  See notes to carve-out financial statements.

                     SIMON & SCHUSTER (EXCLUDING CONSUMER)

                    NOTES TO CARVE-OUT FINANCIAL STATEMENTS

      FOR THE PERIOD JANUARY 1, 1998 THROUGH NOVEMBER 27, 1998 (UNAUDITED)
                  AND THE THREE YEARS ENDED DECEMBER 31, 1997

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Simon & Schuster (Excluding Consumer) consists of Simon & Schuster and its subsidiaries, which are wholly-owned by Viacom Inc. ("Viacom"), excluding the Consumer division (the "Company"). The Company publishes and distributes books, audiobooks, software (including CD-ROM products, educational textbooks, supplemental educational materials, multimedia curricula, and information and reference materials for schools, businesses and professionals. The Company's flagship imprints include Allyn & Bacon, Computer Curriculum Corporation, Prentice Hall, Silver Burdett Ginn and Macmillan-Registered Trademark- USA. The Company also distributes its products directly as well as through third parties and delivers content and sells products on Internet Web sites operated by various imprints or linked to individual titles. The Company operates principally in one segment of business--the production, publication and sale of educational and professional materials.

    On May 17, 1998, Viacom entered into an agreement to sell the Company to Pearson plc. for $4.6 billion in cash. Viacom will retain the Consumer division, including the Simon & Schuster name. The transaction was completed on November 27, 1998.

    The accompanying carve-out financial statements and related notes reflect the carve-out historical results of operations, financial position and cash flows of the Company. These financial statements are not necessarily indicative of results that would have occurred if the Company had been a separate stand-alone entity during the periods presented or of future results of the Company.

PRINCIPLES OF COMBINATION

    The carve-out financial statement include the accounts of the Company and all investments of more than 50% in subsidiaries. All significant intercompany transactions with combined entities have been eliminated. Investments in affiliated companies over which the Company has significant control or ownership of more than 20% but less than or equal to 50% are accounted for under the equity method. Investments of 20% or less are accounted for under the cost method. Investments in affiliates are included in Other Assets.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could subsequently differ from those estimates. The significant estimates that affect the financial statement include, but are not limited to, book returns, doubtful accounts, recoverability of advances to authors and recoverability of long-term assets such as intangibles, prepublication costs and software developed for external use.

RETURNS RESERVES

    A provision for estimated sales returns is made at time of sale is generally based upon a percentage of gross sales using historical return rates.

                     SIMON & SCHUSTER (EXCLUDING CONSUMER)

      FOR THE PERIOD JANUARY 1, 1998 THROUGH NOVEMBER 27, 1998 (UNAUDITED)
                  AND THE THREE YEARS ENDED DECEMBER 31, 1997

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
PROVISION FOR DOUBTFUL ACCOUNTS

    The provision for doubtful accounts charged to expense was $17m, $17m, $15m and $12m for the period January 1, 1998 through November 27, 1998 and for the three years ended December 31, 1997, respectively.

INVENTORIES

    Inventories, which consists principally of paper, printing costs, binding and in-bound freight costs and finished products are stated at the lower of cost (first-in, first-out) or net realizable value. Inventory is comprised of the following:

                                                         JANUARY 1, 1998
                                                             THROUGH
                                                        NOVEMBER 27, 1998            DECEMBER 31,
                                                        -----------------   ------------------------------
                                                           (UNAUDITED)        1997       1996       1995
                                                        -----------------   --------   --------   --------
                                                               $M              $M         $M         $M
Raw materials.........................................           15             16         12         24
Work-in-process.......................................           25             23         24         38
Finished goods........................................          247            245        242        257
                                                               ----           ----       ----       ----
TOTAL.................................................          287            284        278        319
                                                               ====           ====       ====       ====

PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost. Depreciation is computed principally by the straight-line basis over the estimated useful lives as follows:

Building and building improvements...........  40 years for building; 10 years for building improvements
Leasehold improvements.......................  lesser of useful life or lease term
Equipment and other..........................  3 to 10 years

                     SIMON & SCHUSTER (EXCLUDING CONSUMER)

      FOR THE PERIOD JANUARY 1, 1998 THROUGH NOVEMBER 27, 1998 (UNAUDITED)
                  AND THE THREE YEARS ENDED DECEMBER 31, 1997

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Balances of major classes of assets and allowances for depreciation and amortization are as follows:

                                                             JANUARY 1,
                                                                1998
                                                              THROUGH
                                                            NOVEMBER 27,
                                                                1998                DECEMBER 31,
                                                            ------------   ------------------------------
                                                            (UNAUDITED)      1997       1996       1995
                                                            ------------   --------   --------   --------
                                                                 $M           $M         $M         $M
Land......................................................         7            7         18         19
Building and building improvements........................        32           34         55         55
Leasehold improvements....................................        20           20         17         12
Equipment and other.......................................       250          222        178        153
                                                                ----         ----       ----       ----
TOTAL.....................................................       309          283        268        239
Less:  allowances for depreciation and amortization.......      (146)        (118)       (97)       (79)
                                                                ----         ----       ----       ----
Property and equipment, net...............................       163          165        171        160
                                                                ====         ====       ====       ====

    Maintenance and repair costs are charged to expense as incurred, and renewals and improvements that extend the useful life of the assets are capitalized. Depreciation expense, including capitalized lease and software amortization, was $52m, $46m, $37m and $30m for the period January 1, 1998 through November 27, 1998 and for the three years ended December 31, 1997.

    Property and equipment includes capital leases of $34m, $34m, $23m and $13m at November 27, 1998, December 31, 1997, 1996 and 1995, respectively, net of accumulated amortization of $32m, $18m, $8m and $4m, respectively. Amortization expense related to capital leases was $14m, $10m, $5m and $2m for the period January 1, 1998 through November 27, 1998 and for the three years ended December 31, 1998.

    In 1997, the Company sold its Englewood Cliffs, New Jersey facility resulting in a gain of $5m. In 1996, the Company sold its Paramus, New Jersey facility resulting in a gain of $2m.

                     SIMON & SCHUSTER (EXCLUDING CONSUMER)

      FOR THE PERIOD JANUARY 1, 1998 THROUGH NOVEMBER 27, 1998 (UNAUDITED)
                  AND THE THREE YEARS ENDED DECEMBER 31, 1997

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INTANGIBLES

    Intangible assets consist of the following:

                                                    JANUARY 1, 1998
                                                        THROUGH
                                                   NOVEMBER 27, 1998            DECEMBER 31,
                                                   -----------------   ------------------------------
                                                      (UNAUDITED)        1997       1996       1995
                                                   -----------------   --------   --------   --------
                                                          $M              $M         $M         $M
Goodwill.........................................         2,869          2,869      2,840      2,783
Publishing rights................................           441            441        441        441
                                                         ------         ------     ------     ------
TOTAL............................................         3,310          3,310      3,281      3,224
Less: accumulated amortization...................          (459)          (369)      (270)      (172)
                                                         ------         ------     ------     ------
Intangibles, net.................................         2,851          2,941      3,011      3,052
                                                         ======         ======     ======     ======

    Publishing rights are amortized on a straight-line basis over the estimated remaining economic life of the titles or contracts, which does not exceed
17 years.

    The cost of acquired businesses in excess of the fair value of tangible assets and liabilities acquired ("goodwill") is generally amortized using the straight-line method over estimated useful lives of up to 40 years. Amortization expense related to intangible assets was $90m, $99m, $98m and $96m for the period January 1, 1998 through November 27, 1998 and for the three years ended December 31, 1997.

PREPUBLICATION COSTS

    Prepublication costs include principally art, composition, typesetting, film, copy editing, proofreading and other nonrecurring preproduction costs related to product development. Units that publish products with life cycles longer than one year generally capitalize prepublication costs and amortize these costs over the life of the product up to 5 years. Expense related to prepublication costs, which is included in operating expenses, was $168m, $177m, $134m and $105m for the period January 1, 1998 through November 27, 1998 and for the three years ended December 31, 1997, respectively.

IMPAIRMENT EVALUATION

    In 1996, the Company adopted Statement of Financial Accounting Standards ("SFAS") 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of." SFAS 121 establishes accounting standards for the evaluation and measurement of impairment of long-lived assets, including identifiable intangibles and goodwill. There was no material effect on the financial statements from the adoption of SFAS 121 because the Company's prior impairment recognition practice was generally consistent with SFAS 121. Under the provisions of SFAS 121, impairment is indicated when expected future cash flows are less than the related assets' carrying value. Accordingly, when indicators of impairment are present, the Company

                     SIMON & SCHUSTER (EXCLUDING CONSUMER)

      FOR THE PERIOD JANUARY 1, 1998 THROUGH NOVEMBER 27, 1998 (UNAUDITED)
                  AND THE THREE YEARS ENDED DECEMBER 31, 1997

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) evaluates the carrying value of the related asset, including goodwill, in relation to the fair value and the carrying value of the underlying assets is adjusted if the fair value is lower.

REVENUE RECOGNITION

    Revenues are generally recognized in the period when merchandise is shipped.

FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS

    The Company's foreign business' assets and liabilities are translated at exchange rates in effect at the balance sheet date, while results of operations are translated at average exchange rates for the respective periods. The resulting translation gains and losses are included as part of Viacom's equity investment. Foreign currency transaction gains and losses have been included in "Other items, net".

INCOME TAXES

    Income taxes are provided based on the liability method of accounting pursuant to SFAS 109, "Accounting for Income Taxes" ("SFAS 109"). Deferred income taxes are recorded to reflect the tax benefit and consequences of future years differences between the tax bases of assets and liabilities and their financial reporting basis.

RECENT ACCOUNTING PRONOUNCEMENTS

    In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS 128, "Earnings per Share" which establishes standards for computing and presenting earnings per share and is effective for financial statements for both interim and annual periods ending after December 15, 1997. Given the nature of the capital structure of the combined entities that form the Company, earnings per share data has not been presented.

    In June 1997, the FASB issued SFAS 130, "Reporting Comprehensive Income" ("SFAS 130"), effective for fiscal years beginning after December 15, 1997.
SFAS 130 establishes standards for reporting and display of comprehensive income and its components in financial statements. The components of the Viacom Equity Investment, which include certain components required to be displayed by SFAS 130, are presented in note 4.

    In June 1997, the FASB issued SFAS 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"), effective for fiscal years beginning after December 15, 1997. SFAS 131 establishes revised standards for public companies relating to the reporting of financial and descriptive information about their operating segments in financial statements. In
February 1998, the FASB issued SFAS 132, "Employer's Disclosures about Pensions and Other Post-Retirement Benefits" (SFAS 132"), which is effective for fiscal years beginning after December 15, 1997. SFAS 132 standardizes the disclosure requirements for pension and other post-retirement benefits and requires additional information on benefit obligations and the fair value of plan assets. Given the proposed sale of the Company and the nature of these financial

                     SIMON & SCHUSTER (EXCLUDING CONSUMER)

      FOR THE PERIOD JANUARY 1, 1998 THROUGH NOVEMBER 27, 1998 (UNAUDITED)
                  AND THE THREE YEARS ENDED DECEMBER 31, 1997

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) statements as described in note 1, the Company has not made an assessment relative to the impct of SFAS 131 and SFAS 132.

    In June 1998, the FASB issued SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS 133 is effective for years beginning after June 15, 2000, as amended. Given the sale of the Company as described in note 1, no assessment relative to the impact of SFAS 133 has been made.

    There are no other recently issued accounting pronouncements that are anticipated to have a material impact on the Company.

UNAUDITED FINANCIAL INFORMATION

    The unaudited financial information for the period January 1, 1998 through November 27, 1998 has been prepared by management and includes all adjustments, consisting of recurring entries which management believes necessary to present fairly the financial position at November 27, 1998 and the results of operations and cash flows for the period January 1, 1998 through November 27, 1998. The results of operations for the period January 1, 1998 through November 27, 1998 are not necessarily indicative of the operating results to be expected for the full year.

2. ACQUISITIONS AND DISPOSITIONS

    In 1997, the Company acquired all the outstanding stock of Skylight
Training & Publishing Inc. for approximately $5m in cash and a note for $14m payable from 1998 through 2002. In 1996, the Company acquired all the outstanding stock of Invest Learning, a company which provides technology-based adult basic skills training solutions for the adult education market, for approximately $31m in cash. The acquisitions were accounted for as purchases and the net assets and results of operations are included in the Company's consolidated financial statements from the date of each respective acquisition. The costs of the acquisitions were allocated on the basis of the estimated fair market value of the assets acquired and the liabilities assumed. The goodwill associated with these acquisitions is being amortized on a straight-line basis over estimated useful lives of up to 40 years.

    In 1997, the Company disposed of Judy/Instructo, Good Apple, Fearon Teaching Aids, American Teaching Aids and Shining Star, which provide supplemental instruction manipulatives and supplemental teacher resource materials to the K-8 market. The businesses were sold for net cash consideration of $11m. Concurrent with the Asset Sale Agreement, a Transition Services Agreement and a Trademark License Agreement were entered into with the buyer, for net cash consideration of $6m. In 1995, the Company disposed of Prentice Hall Legal & Financial Services ("PHL&FS") which represented the combination of Prentice Hall Corporate Services, Infosearch, Charles E. Simon and Statewide/PH OnLine. PHL&FS was sold to two separate buyers for net cash consideration of $30m and a 35% ownership interest in one of the buyers, valued at $21m,

                     SIMON & SCHUSTER (EXCLUDING CONSUMER)

      FOR THE PERIOD JANUARY 1, 1998 THROUGH NOVEMBER 27, 1998 (UNAUDITED)
                  AND THE THREE YEARS ENDED DECEMBER 31, 1997

2. ACQUISITIONS AND DISPOSITIONS (CONTINUED) respectively. This interest was subsequently sold in 1996. The Company did not realize any material gains or losses on the above dispositions except as discussed in note 9.

    Acquisitions and divestitures noted above did not materially impact consolidated results, therefore no pro forma information is provided. The Company acquired and disposed of other businesses in the periods presented which are not considered material to the financial statements presented herein.

3. DEBT

    The Company's debt represents capital lease commitments, 7.8% promissory notes and other notes payable for acquisitions (see note 2).

    The components of debt are as follows:

                                                                                       DECEMBER 31,
                                                          NOVEMBER 27, 1998   ------------------------------
                                                             (UNAUDITED)        1997       1996       1995
                                                          -----------------   --------   --------   --------
                                                                 $M              $M         $M         $M
Current
  Obligations under capital leases......................          15             12          7          3
  Promissory notes......................................           -              7          -          -
  Notes payable.........................................           7              7          -         38
TOTAL CURRENT DEBT......................................          22             26          7         41
Long-Term
  Obligations under capital leases......................          16             20         15          7
  Promissory notes......................................           -              -          7          7
  Notes payable.........................................           7              7          -          -
                                                                 ---            ---        ---        ---
TOTAL LONG-TERM DEBT....................................          23             27         22         14
                                                                 ---            ---        ---        ---
TOTAL DEBT..............................................          45             53         29         55
                                                                 ===            ===        ===        ===

    Interest costs incurred and interest income, which also reflect amounts for certain intercompany loans between the Company and certain Viacom subsidiaries (see note 4), are summarized below:

                                                           JANUARY 1, 1998              YEAR ENDED
                                                               THROUGH                 DECEMBER 31,
                                                           NOVEMBER 27,1998   ------------------------------
                                                             (UNAUDITED)        1997       1996       1995
                                                           ----------------   --------   --------   --------
                                                                  $M             $M         $M         $M
Interest incurred........................................         (3)            (9)        (8)       (10)
Interest income..........................................          4              3          3          4
                                                                  --             --         --        ---
                                                                   1             (6)        (5)        (6)
                                                                  ==             ==         ==        ===

                     SIMON & SCHUSTER (EXCLUDING CONSUMER)

      FOR THE PERIOD JANUARY 1, 1998 THROUGH NOVEMBER 27, 1998 (UNAUDITED)
                  AND THE THREE YEARS ENDED DECEMBER 31, 1997

4. VIACOM EQUITY INVESTMENT

    An analysis of the Viacom equity investment activity is as follows:

                                                    JANUARY 1, 1998              YEAR ENDED
                                                        THROUGH                 DECEMBER 31,
                                                   NOVEMBER 27, 1998   ------------------------------
                                                      (UNAUDITED)        1997       1996       1995
                                                   -----------------   --------   --------   --------
                                                          $M              $M         $M         $M
Balance as of the beginning of the year..........         3,743          3,706      3,669      3,542
Net (loss)/earnings..............................           (67)            66         67         66
Net cash distributions to Viacom.................           (76)          (157)      (147)       (43)
Allocated charges from Viacom....................            75            134        116        104
Currency translation adjustment and other........           (10)            (6)         1          -
                                                         ------         ------     ------     ------
BALANCE AS OF THE END OF THE YEAR................         3,665          3,743      3,706      3,669
                                                         ======         ======     ======     ======

    Viacom funds the working capital requirements of its businesses based upon a centralized cash management system. The Viacom equity investment includes accumulated equity as well as any payables and receivables due to/from Viacom resulting from cash transfers and other intercompany activity. Viacom generally does not charge the Company interest on intercompany balances; however, the Company has certain loans directly with certain Viacom subsidiaries on which interest is charged. The following is a summary of the allocated charges from Viacom that are reflected in the foregoing analysis of Viacom equity investment activity:

                                                         JANUARY 1, 1998              YEAR ENDED
                                                             THROUGH                 DECEMBER 31,
                                                        NOVEMBER 27, 1998   ------------------------------
                                                           (UNAUDITED)        1997       1996       1995
                                                        -----------------   --------   --------   --------
                                                               $M              $M         $M         $M
Income and miscellaneous operating taxes..............          13              75         52         42
Salaries and benefits payments........................          44              47         53         50
Other.................................................          18              12         11         12
                                                               ---            ----       ----       ----
ALLOCATED CHARGES FROM VIACOM.........................          75             134        116        104
                                                               ===            ====       ====       ====

5. RELATED PARTY TRANSACTIONS

    Viacom provides the Company with certain general and administrative services, including insurance, legal, financial and other corporate functions. The charges for insurance and legal expenses were $3m, $5m, $5m and $7m for the period January 1, 1998 through November 27, 1998 and for the three years ended December 31, 1997, respectively, and are included in selling, general and administrative expenses. The cost of financing activities and certain other corporate functions, which did not benefit the Company, were absorbed by Viacom. See note 8 for pension plan and additional employee benefit costs charged by Viacom to the Company.

    The Company shares with the Consumer division certain general and administrative services, including warehousing and customer service functions, as well as certain other corporate functions, including purchasing, payroll, accounting and systems and technology support. The Company has

                     SIMON & SCHUSTER (EXCLUDING CONSUMER)

      FOR THE PERIOD JANUARY 1, 1998 THROUGH NOVEMBER 27, 1998 (UNAUDITED)
                  AND THE THREE YEARS ENDED DECEMBER 31, 1997

5. RELATED PARTY TRANSACTIONS (CONTINUED) charged Consumer for Consumer's share of these services in the amount of $34m, $37m, $39m and $38m for the period January 1, 1998 through November 27, 1998 and for the three years ended December 31, 1997, respectively.

    Management believes that the methodologies used to allocate charges for the services described above from Viacom and to Consumer are reasonable.

    The Company, through the normal course of business, is involved in transactions with companies owned by or affiliated with Viacom which did not have a material impact on the financial position or results of operations presented herein.

6. INCOME TAXES

    The Company has been included in consolidated federal, state and local income tax returns filed by Viacom. However, the tax expense reflected in the carve-out Statements of Operations and tax liabilities reflected in the carve-out Balance Sheets have been prepared on a separate return basis as though the Company had filed stand alone income tax returns. The current income tax liabilities for the periods presented have been satisfied by Viacom. These amounts have been reflected in the Viacom equity investment in the carve-out Balance Sheets. In connection with the transactions described in note 1, Viacom has agreed to indemnify the Company against income tax assessments, if any, arising from federal, state or local tax audits for periods in which the Company was a member of Viacom's consolidated tax group.

    Earnings accounted for under the equity method of accounting are shown net of tax on the carve-out Statements of Operations.

    Earnings before income taxes are attributable to the following jurisdictions:

                                                                                      YEAR ENDED
                                                         JANUARY 1, 1998             DECEMBER 31,
                                                             THROUGH                      $M
                                                        NOVEMBER 27, 1998   ------------------------------
                                                           (UNAUDITED)        1997       1996       1995
                                                        -----------------   --------   --------   --------
                                                               $M              $M         $M         $M
United States.........................................          (55)           114        122        113
Foreign...............................................          (10)            34         25         31
                                                               ----           ----       ----       ----
                                                                (65)           148        147        144
                                                               ====           ====       ====       ====

                     SIMON & SCHUSTER (EXCLUDING CONSUMER)

      FOR THE PERIOD JANUARY 1, 1998 THROUGH NOVEMBER 27, 1998 (UNAUDITED)
                  AND THE THREE YEARS ENDED DECEMBER 31, 1997

6. INCOME TAXES (CONTINUED)
    Components of the provision for income taxes are as follows:

                                                           JANUARY 1, 1998              YEAR ENDED
                                                               THROUGH                 DECEMBER 31,
                                                          NOVEMBER 27, 1998   ------------------------------
                                                             (UNAUDITED)        1997       1996       1995
                                                          -----------------   --------   --------   --------
                                                                 $M              $M         $M         $M
Federal
Current.................................................              -          55         34         25
Deferred................................................              3           2         29         30
State and local
Current.................................................              -          13          9         10
Deferred................................................              -           -          3          2
Foreign
Current.................................................              9          12          5         11
Deferred................................................            (10)          -          -          -
                                                              ---------         ---        ---        ---
PROVISIONS FOR INCOME TAXES ON
EARNINGS BEFORE INCOME TAXES............................              2          82         80         78
                                                              =========         ===        ===        ===

    A reconciliation of the U.S. Federal statutory tax rate to the Company's effective tax rate on earnings before income taxes is as follows:

                                                           JANUARY 1, 1998
                                                               THROUGH                  YEAR ENDED
                                                          NOVEMBER 27, 1998            DECEMBER 31,
                                                          -----------------   ------------------------------
                                                             (UNAUDITED)        1997       1996       1995
                                                          -----------------   --------   --------   --------
Statutory U.S. tax rate.................................        (35.0%)         35.0%      35.0%      35.0%
Amortization of goodwill................................         32.1           20.5       20.5       18.7
State and local taxes, net of federal tax benefit.......          0.1            5.3        5.1        5.1
Effect of foreign operations............................          3.0           (6.1)      (6.7)      (5.5)
Other, net..............................................          2.1            0.7        0.5        0.9
                                                                -----           ----       ----       ----
EFFECTIVE TAX RATE......................................          2.3%          55.4%      54.4%      54.2%
                                                                =====           ====       ====       ====

                     SIMON & SCHUSTER (EXCLUDING CONSUMER)

      FOR THE PERIOD JANUARY 1, 1998 THROUGH NOVEMBER 27, 1998 (UNAUDITED)
                  AND THE THREE YEARS ENDED DECEMBER 31, 1997

6. INCOME TAXES (CONTINUED)

    The following is a summary of the deferred tax accounts in accordance with SFAS 109.

                                                          NOVEMBER 27, 1998            DECEMBER 31,
                                                          -----------------   ------------------------------
                                                             (UNAUDITED)        1997       1996       1995
                                                          -----------------   --------   --------   --------
                                                                 $M              $M         $M         $M
Current deferred tax assets
  Sales returns and allowance...........................           46             57         50        44
  Publishing costs......................................           14             10          9        10
  Employee compensation and other related expenses......           46             35         30        28
  Net operating loss....................................           13              -          -         -
                                                                 ----           ----       ----       ---
NET CURRENT DEFERRED TAX ASSETS.........................          119            102         89        82
                                                                 ----           ----       ----       ---

Noncurrent deferred tax liabilities
  Fixed asset basis differences.........................         (120)          (107)       (83)      (52)
  Intangible asset basis differences and other
    reserves............................................          (13)           (16)       (25)      (17)
                                                                 ----           ----       ----       ---
NET NONCURRENT DEFERRED TAX LIABILITIES.................         (133)          (123)      (108)      (69)
NET DEFERRED TAX (LIABILITIES)/ASSETS...................          (14)           (21)       (19)       13
                                                                 ====           ====       ====       ===

7. COMMITMENTS AND CONTINGENCIES

    The Company has long-term noncancelable lease commitments for various real property, office space, and equipment which expire at various dates. Certain leases contain renewal and escalation clauses for a proportionate share of operating expenses.

    At November 27, 1998, minimum rental payments under noncancelable leases, net of sublease income are as follows:

                                                              OPERATING   CAPITAL
                                                              ---------   --------
                                                                 $M          $M
1999                                                              46          17
2000                                                              36          10
2001                                                              30           4
2002                                                              22           3
2003                                                              20           1
2004 and thereafter                                              142           1
                                                                ----        ----
TOTAL MINIMUM LEASE PAYMENTS................................     296          36

Less amount representing interest...........................       -          (4)
                                                                ----        ----
PRESENT VALUE OF NET MINIMUM PAYMENTS.......................     296          32
                                                                ====        ====

    Rent expense was $31m for the period January 1, 1998 through December 31, 1998 and $55m, $56m and $48m for the three years ended December 31, 1997, respectively.

                     SIMON & SCHUSTER (EXCLUDING CONSUMER)

      FOR THE PERIOD JANUARY 1, 1998 THROUGH NOVEMBER 27, 1998 (UNAUDITED)
                  AND THE THREE YEARS ENDED DECEMBER 31, 1997

7. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    The Company has entered into various purchase commitments with third party vendors in the ordinary course of business, that include cancellation penalties upon termination. Management does not consider these to be material to the Company's results of operations, financial position or liquidity.

    The Company has royalty advance commitments which are not reflected on the balance sheet as of November 27, 1998 aggregating approximately $30m. The advance commitments are primarily contingent upon delivery of finished manuscripts and or products at various stages of completion.

    The Company is involved in ordinary and routine litigation incidental to its business. Management believes that any ultimate liability resulting from those actions or claims will not have a material adverse effect on the Company's results of operations, financial position or liquidity.

    The Company has entered into various acquisitions and dispositions of businesses. These transactions include indemnification clauses in the sale and purchase agreements. There are no material indemnification claims pending against the Company.

8. PENSION PLANS AND OTHER EMPLOYEE BENEFITS

    Viacom has a noncontributory defined benefit pension plan covering substantially all of its employees, including the employees of the Company. Retirement benefits are based principally on years of service and salary. Viacom has charged the Company for pension expense of $5m, $7m, $6m and $12m for the period January 1, 1998 through November 27, 1998 and for the three years ended December 31, 1998, respectively. The related pension liability was $42m, $37m, $29m and $34m at November 27, 1998 and December 31, 1997, 1996 and 1995,
respectively.

    Viacom also provides other employee benefits to the Company's employees, including certain post employment benefits, medical and dental insurance costs and contributions to a 401(K) savings plan and medical benefits to substantially all of the retirees of the Company. Viacom charged the Company $5m, $8m, $9m and $14m for the period January 1, 1998 through November 27, 1998, and for the three years ended December 31, 1997, respectively for these benefits. The related liability for these other employee benefits was $96m, $105m, $106m and $102m at November 27, 1998 and December 31, 1997, 1996 and 1995, respectively.
December 31, 1997, 1996 and 1995, respectively.

    Management believes that the methodologies used to allocated pension and other employee benefit charges to the Company are reasonable.

9. OTHER ITEMS, NET

    "Other items, net" principally reflects foreign currency transaction losses for the periods presented and, for 1996, reflects a gain of $8m from the Company's sales of an equity investment (see note 2).

                     SIMON & SCHUSTER (EXCLUDING CONSUMER)

      FOR THE PERIOD JANUARY 1, 1998 THROUGH NOVEMBER 27, 1998 (UNAUDITED)
                  AND THE THREE YEARS ENDED DECEMBER 31, 1997

10. OPERATIONS BY GEOGRAPHIC AREA

                                                       NOVEMBER 27,
                                                           1998                DECEMBER 31,
                                                       ------------   ------------------------------
                                                       (UNAUDITED)      1997       1996       1995
                                                       ------------   --------   --------   --------
                                                            $M           $M         $M         $M
Revenues
  United States......................................      1,371        1,557      1,489      1,378
  International......................................        292          358        295        253
                                                          ------       ------     ------     ------
TOTAL REVENUES.......................................      1,663        1,915      1,784      1,631
                                                          ======       ======     ======     ======

Operating income
  United States (1)..................................        (44)         116        105        114
  International......................................         (7)          46         39         37
                                                          ------       ------     ------     ------
TOTAL OPERATING INCOME...............................        (51)         162        144        151
                                                          ======       ======     ======     ======
Identifiable assets
  United States (2)..................................      4,161        4,235      4,230      4,230
  International......................................        219          282        256        204
                                                          ------       ------     ------     ------
TOTAL IDENTIFIABLE ASSETS............................      4,380        4,517      4,486      4,434
                                                          ======       ======     ======     ======

------------------------

Intercompany transfers between geographic areas are not significant.

(1) Includes all intangible amortization.

(2) Includes all intangible assets.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                            ------------------------

                               TABLE OF CONTENTS

                                         Page
                                       --------
Presentation of Financial
  Information; Exchange Rate
  Information........................      ii
Prospectus Summary...................       1
Risk Factors.........................      11
Forward-Looking Statements...........      14
The US Rights Offering...............      15
NCS Acquisition......................      24
Use of Proceeds......................      25
Market Information...................      25
Dividends............................      26
Capitalization.......................      27
Selected Consolidated Financial
  Data...............................      28
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations......................      31
Business.............................      58
Management...........................      75
Principal Stockholders...............      83
Description of Share Capital.........      83
Description of American Depositary
  Shares.............................      89
Tax Considerations...................      95
Plan of Distribution.................     100
Service of Process and Enforcement of
  Liabilities........................     103
Where You Can Find More Information..     103
Validity of Securities...............     104
Experts..............................     104
UK Prospectus........................     104
Index to Consolidated Financial
  Statements.........................     F-1

                            ------------------------

    Through and including September 26, 2000, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

                                  PEARSON PLC

                       Rights Offering of Ordinary Shares
                         and American Depositary Shares

                              --------------------

                                   PROSPECTUS

                               ------------------

                           JOINT GLOBAL COORDINATORS

GOLDMAN SACHS   CAZENOVE
INTERNATIONAL     & CO.

                            ------------------------

GOLDMAN, SACHS   CAZENOVE
    & CO.          INC.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The follow table sets forth the expenses (other than underwriting compensation we expect to incur) in connection with the rights offering. All of these amounts (except the SEC registration fee) are estimated.

SEC registration fee........................................  $   87,516
New York and London Stock Exchange fees and related
  expenses..................................................     225,000
NASD and Blue Sky fees and expenses.........................      15,000
Printing and engraving costs................................     750,000
Legal fees and expenses.....................................   2,000,000
Accounting fees and expenses................................   3,000,000
Registrar and Depositary fees and expenses..................     300,000
Miscellaneous...............................................   2,500,000
                                                              ----------
Total.......................................................  $8,877,516
                                                              ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Subject to applicable English law, our directors and officers will be indemnified by us and/or exempted by us from all costs, charges, losses and liabilities incurred by them in the actual or purported exercise or discharge of their powers or duties. This indemnity and exemption includes any liability incurred by them in defending any civil or criminal proceedings which relate to anything done or alleged to have been done by them as our officer or employee and in which judgment is given in their favor; or where proceedings are disposed of without any finding or admission of any material breach of duty on their part; or in which they are acquitted or in respect of which relief from liability is granted.

    Our directors have the power to purchase and maintain insurance for, or for the benefit of, any persons that are or were at any time a director or officer of us or any company we control or that is part of our group (a "Relevant Company") or that are or were trustees of any pension fund or employees' share scheme in which employees of any Relevant Company are interested. Such insurance may include insurance against any liability incurred by them in respect of any act or omission in the actual or purported exercise or discharge of their powers or duties in relation to any Relevant Company, or such pension fund or employees' share scheme.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    The following information is furnished with regard to all securities issued by us within the last three years which were not registered under the Securities Act of 1933, as amended (the "Securities Act"). Also set forth is the section of the Securities Act or rule of the Securities and Exchange Commission under which exemption from registration was claimed.

ORDINARY SHARES

    In August 1998, we sold 28.9 million ordinary shares to institutional investors for an aggregate consideration of approximately L328,000,000.

    In January 2000, we sold 11.5 million ordinary shares to institutional investors for an aggregate consideration of approximately L253,000,000.

OPTIONS

    From time to time over the past three years, the Company has granted to its employees and to others options to purchase ordinary shares at a range of exercise prices. Certain of these options have been exercised and others remain outstanding. Set forth below is information regarding the grant and exercise of options within the last three fiscal years:

                                                       YEAR ENDED DECEMBER 31,
                                        -----------------------------------------------------   SIX MONTHS ENDED
                                               1997                 1998             1999        JUNE 30, 2000
                                        ------------------   ------------------   -----------   ----------------
                                                           (IN THOUSANDS)
Number of options granted.............               3,790                4,912         4,966            6,547
Number of options exercised...........               3,900                3,389         2,115              965
Options outstanding at year end.......              13,328               13,029        14,960           19,759
Exercise price range of grants
  (pence).............................             744-757            948-1,090   1,210-1,285      1,599-2,501

    The securities issued in the foregoing transactions were either (i) offered and sold pursuant to Regulation S outside the United States to persons not citizens or residents of the United States, (ii) offered and sold in reliance upon exemptions from the Securities Act registration requirements set forth in Sections 3(b) and 4(2) of the Securities Act, or any regulations promulgated thereunder, relating to sales by an issuer not involving any public offering, or
(iii) in the case of certain options to purchase ordinary shares, such offers and sales were pursuant to compensatory arrangements made in reliance upon an exemption from registration under Rule 701 of the Securities Act. No underwriters were involved in the foregoing sales of securities.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits

       EXHIBIT
       NUMBER           DESCRIPTION
       -------          -----------
         1.1            Underwriting Agreement dated 31 July 2000 between Pearson
                        plc, Goldman Sachs International and Cazenove & Co.

         1.2            Form of Amending Agreement to Underwriting Agreement between
                        Pearson plc, Goldman Sachs International and Cazenove & Co.

         3.1            Memorandum of Association

         3.2            Articles of Association

         4.1            Specimen certificate for ordinary shares of Pearson plc, 25p par value

         4.2            Form of Amended Deposit Agreement between Pearson plc and
                        The Bank of New York and Form of ADR

         4.3            Form of Rights Agency Agreement between Pearson plc and The
                        Bank of New York

         4.4            Form of Provisional Allotment Letter

         4.5            Form of American Depositary Share Warrant

         5              Opinion of Freshfields Bruckhaus Deringer

        10.1            Stock Purchase Agreement dated as of May 17, 1998 among
                        Viacom International Inc., Pearson plc and Pearson Inc. and
                        Amendment No. 1 thereto (Simon & Schuster Acquisition
                        Agreement)

        10.2            Agreement and Plan of Merger dated as of July 30, 2000 among
                        Pearson plc, PN Acquisition Subsidiary Inc. and National
                        Computer Systems, Inc.

        10.3            Amendment No. 1 to the Agreement and Plan of Merger dated as of August 4, 2000 among Pearson plc, PN Acquisition
                        Subsidiary Inc. and National Computer Systems, Inc.

        10.4            Form of Service Contract for Executive Directors

        21              List of Subsidiaries

        23.1            Consent of PricewaterhouseCoopers

        23.2            Consent of PricewaterhouseCoopers LLP*

        23.3            Consent of Freshfields Bruckhaus Deringer (contained in
                        Exhibit 5)

        24              Powers of Attorney (included on signature page)

------------------------

    * To be filed by amendment

    (b) Financial Statement Schedules

ITEM 17. UNDERTAKINGS

    The undersigned registrant hereby undertakes as follows:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) To file a post-effective amendment to the registration statement to include any financial statements required by Section 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

    (5) The undersigned registrant hereby undertakes to provide to the underwriters certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

    (6) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, on August 7, 2000.

                                                       PEARSON PLC

                                                       By:              /s/ JOHN MAKINSON
                                                            -----------------------------------------

                                                       By:                /s/ DAVID BELL
                                                            -----------------------------------------

                               POWER OF ATTORNEY

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    Each person in so signing also makes, constitutes and appoints Marjorie Scardino, John Makinson and Peter Gill, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, to execute and cause to be filed with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, any and all amendments and post-effective amendments to this registration statement, and including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his or her substitute or substitutes may do or cause to be done by virtue hereof.

                    NAME                                    TITLE                       DATE
                    ----                                    -----                       ----
                /s/ STEVENSON
    ------------------------------------       Chairman                            August 7, 2000
               Lord Stevenson

            /s/ MARJORIE SCARDINO              Chief Executive Officer,
    ------------------------------------         Director                          August 7, 2000
              Marjorie Scardino                  (principal executive officer)

              /s/ JOHN MAKINSON
    ------------------------------------       Finance Director                    August 7, 2000
                John Makinson                    (principal financial officer)

                    NAME                                    TITLE                       DATE
                    ----                                    -----                       ----
               /s/ PETER GILL
    ------------------------------------       Director, Financial Operations      August 7, 2000
                 Peter Gill                      (principal accounting officer)

               /s/ DAVID BELL
    ------------------------------------       Director                            August 7, 2000
                 David Bell

                  /s/ BURNS
    ------------------------------------       Director                            August 7, 2000
                 Lord Burns

              /s/ GILLIAN LEWIS
    ------------------------------------       Director                            August 7, 2000
                Gillian Lewis

               /s/ REUBEN MARK
    ------------------------------------       Director                            August 7, 2000
                 Reuben Mark

              /s/ VERNON SANKEY
    ------------------------------------       Director                            August 7, 2000
                Vernon Sankey

               /s/ RANA TALWAR
    ------------------------------------       Director                            August 7, 2000
                 Rana Talwar

US Authorized Representative

Pearson, Inc.

By: /s/ PHILIP HOFFMAN
    ------------------------------------

            Name: Philip Hoffman

Title:  President

                                 EXHIBIT INDEX

       EXHIBIT
       NUMBER           DESCRIPTION
       -------          -----------
         1.1            Underwriting Agreement dated 31 July 2000 between Pearson
                        plc, Goldman Sachs International and Cazenove & Co.

         1.2            Form of Amending Agreement to Underwriting Agreement between
                        Pearson plc, Goldman Sachs International and Cazenove & Co.

         3.1            Memorandum of Association

         3.2            Articles of Association

         4.1            Specimen certificate for ordinary shares of Pearson plc, 25p par value

         4.2            Form of Amended Deposit Agreement between Pearson plc and
                        The Bank of New York and Form of ADR

         4.3            Form of Rights Agency Agreement between Pearson plc and The
                        Bank of New York

         4.4            Form of Provisional Allotment Letter

         4.5            Form of American Depositary Share Warrant

         5              Opinion of Freshfields Bruckhaus Deringer

        10.1            Stock Purchase Agreement dated as of May 17, 1998 among
                        Viacom International Inc., Pearson plc and Pearson Inc. and
                        Amendment No. 1 thereto (Simon & Schuster Acquisition
                        Agreement)

        10.2            Agreement and Plan of Merger dated as of July 30, 2000 among
                        Pearson plc, PN Acquisition Subsidiary Inc. and National
                        Computer Systems, Inc.

        10.3            Amendment No. 1 to the Agreement and Plan of Merger dated as of August 4, 2000 among Pearson plc, PN Acquisition
                        Subsidiary Inc. and National Computer Systems, Inc.

        10.4            Form of Service Contract for Executive Directors

        21              List of Subsidiaries

        23.1            Consent of PricewaterhouseCoopers

        23.2            Consent of PricewaterhouseCoopers LLP*

        23.3            Consent of Freshfields Bruckhaus Deringer (contained in
                        Exhibit 5)

        24              Powers of Attorney (included on signature page)

------------------------

    * To be filed by amendment